                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     VEECO INSTRUMENTS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                             Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

/ /  No Filing Fee Required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregrate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid: transaction:
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials:.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                           PLAINVIEW, NEW YORK 11803

                                                                    July 2, 1997

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of Veeco Instruments Inc. ("Veeco") to be held at 9:30 a.m. (E.S.T.) on July 25, 1997, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York.

    At the Special Meeting, the stockholders of Veeco (the "Veeco Stockholders") will be asked to consider and vote upon the proposed merger (the "Merger") of Veeco Acquisition Corp., a newly formed, wholly-owned subsidiary of Veeco ("Acquisition"), with and into Wyko Corporation, an Arizona corporation ("Wyko"), pursuant to the Agreement and Plan of Merger, dated as of April 28, 1997 (the "Merger Agreement"), among Veeco, Acquisition and Wyko and the securityholders of Wyko. As a result of the Merger, Wyko will become a wholly-owned subsidiary of Veeco.

    The Merger Agreement provides, among other things, that each issued and outstanding share of Class A Common Stock of Wyko will be converted into the right to receive 10.182435 shares (the "Conversion Ratio") of the common stock, $.01 par value per share, of Veeco (the "Veeco Common Stock") upon consummation of the Merger. The aggregate number of shares of Veeco Common Stock to be issued to Wyko's stockholders will represent a total of 2,863,810 shares and approximately 33% of the total shares of the Veeco Common Stock anticipated to be outstanding immediately following the Merger. In addition, pursuant to the Merger Agreement, holders of currently outstanding options to acquire 13,375 shares of Wyko common stock will receive options to acquire 136,190 shares of the Veeco Common Stock, which amount was calculated on the basis of the Conversion Ratio. The Merger Agreement requires the approval of the Veeco Stockholders. Veeco's Board of Directors has unanimously approved the Merger Agreement, having determined that the acquisition of Wyko pursuant to the Merger Agreement is fair and in the best interests of Veeco and the Veeco Stockholders. Veeco's financial advisor, Montgomery Securities, has advised Veeco that in its opinion, based upon certain assumptions, the consideration to be paid to the stockholders of Wyko pursuant to the Merger Agreement is fair to the Veeco Stockholders from a financial point of view. If the Veeco Stockholders approve the Merger, it is currently anticipated that the Merger will be consummated as promptly as practicable after the satisfaction of certain conditions to the Merger. The proposed Merger is described in the accompanying Proxy Statement which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction. I urge you to review carefully the Proxy Statement and accompanying Appendices.

    At the Special Meeting, the Veeco Stockholders will also be asked to consider and vote upon (i) an amendment to Veeco's Amended and Restated Certificate of Incorporation (as amended to date, the "Certificate of Incorporation") to increase the number of shares of authorized Veeco Common Stock from 9,500,000 shares to 25,000,000 shares and (ii) an amendment to the Veeco Instruments Inc. Amended and Restated 1992 Employees Stock Option Plan (as amended to date, the "Employees' Plan") to increase the number of shares of Veeco Common Stock for which stock options may be granted pursuant to such plan from 1,226,787 shares to 1,426,787 shares.

    Your Board of Directors believes that the Merger being presented to the Veeco Stockholders is in the best interests of the Veeco Stockholders and unanimously recommends a vote "FOR" the Merger. Your Board of Directors also believes that approval of the amendment to the Certificate of Incorporation and the amendment to the Employees' Plan is in the best interests of the Veeco Stockholders and unanimously recommends a vote "FOR" each of these proposals.

    Your vote is very important. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Special Meeting, you may still revoke your proxy and vote in person. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ EDWARD H. BRAUN
                                          EDWARD H. BRAUN
                                          CHAIRMAN, CHIEF EXECUTIVE
                                          OFFICER AND PRESIDENT

                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                              PLAINVIEW, NY 11803

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 JULY 25, 1997

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Veeco Instruments Inc. ("Veeco") will be held at 9:30 a.m. (E.S.T.) on July 25, 1997, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York for the purpose of considering and acting upon the following matters as set forth in the accompanying Proxy Statement:

        1. To consider and vote on the proposed merger (the "Merger") of Veeco Acquisition Corp., a newly formed, wholly-owned subsidiary of Veeco ("Acquisition"), with and into Wyko Corporation, an Arizona corporation ("Wyko"), pursuant to the Agreement and Plan of Merger, dated as of April 28, 1997 (the "Merger Agreement"), among Veeco, Acquisition and Wyko and the security holders of Wyko. As a result of the Merger, Wyko will become a wholly-owned subsidiary of Veeco.

        2. To consider and vote upon a proposed amendment to Veeco's Amended and Restated Certificate of Incorporation, as amended to date, to increase the authorized shares of Veeco's common stock, $.01 par value per share (the "Veeco Common Stock"), from 9,500,000 shares to 25,000,000 shares.

        3. To consider and vote upon a proposed amendment to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan, as amended to date, to increase the number of shares of the Veeco Common Stock for which stock options may be granted pursuant to such plan from 1,226,787 shares to 1,426,787 shares.

        4. The transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on June 6, 1997 are entitled to notice of the Special Meeting. A certified list of stockholders entitled to vote at the Special Meeting will be available for examination, during business hours, by any stockholder for any purpose germane to the Special Meeting for a period of not less than ten days immediately preceding the Special Meeting at the offices of Veeco, Terminal Drive, Plainview, New York 11803.

                                          By order of the Board of Directors,

                                          /s/ JOHN F. REIN, JR.

                                          JOHN F. REIN, JR.
                                          SECRETARY

July 2, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP VEECO AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE SPECIAL MEETING TO BE ACTED UPON BY THE STOCKHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST 50% OF THE OUTSTANDING SHARES OF THE VEECO COMMON STOCK ARE REPRESENTED AT THE SPECIAL MEETING.

                               TABLE OF CONTENTS

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

PROXY STATEMENT..........................................................................................          1

PROPOSAL 1--THE MERGER...................................................................................          3
  Introduction...........................................................................................          3
  The Parties to the Merger..............................................................................          3
  Background of the Merger...............................................................................          3
  Reasons for the Merger.................................................................................          4
  Recommendation of Veeco's Board of Directors...........................................................          6
  Potential Effects of the Merger on the Veeco Stockholders and Veeco Stockholder Rights.................          6
  Sales of Veeco Common Stock by the Stockholders of Wyko May Have a Negative Effect on the Market for
    Veeco Common Stock...................................................................................          7
  Opinion of Financial Advisor...........................................................................          7
  Accounting Treatment...................................................................................         11
  Federal Income Tax Consequences of the Merger..........................................................         11
  Market Price for Veeco Common Stock and Related Stockholder Matters....................................         12

THE MERGER AGREEMENT.....................................................................................         12
  The Closing............................................................................................         12
  Conditions.............................................................................................         13

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA................................................         18

INFORMATION ABOUT VEECO..................................................................................         23
  Veeco's Business.......................................................................................         23
  Recent Developments....................................................................................         23
  Industry Background....................................................................................         24
  Veeco's Products.......................................................................................         26
  Ion Beam Systems.......................................................................................         26
  Surface Metrology Equipment............................................................................         27
  Industrial Measurement Equipment.......................................................................         29
  Strategic Alliances....................................................................................         30
  Sales and Service......................................................................................         32
  Customers..............................................................................................         32
  Engineering, Research and Development..................................................................         33
  Manufacturing..........................................................................................         34
  Backlog................................................................................................         34
  Competition............................................................................................         35
  Patents, Trademarks and Other Intellectual Property....................................................         35
  Environmental Matters..................................................................................         35
  Employees..............................................................................................         36
  Facilities.............................................................................................         37
  Legal Proceedings......................................................................................         37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF VEECO...........         38

INFORMATION ABOUT WYKO...................................................................................         43
  Wyko's Business........................................................................................         43
  Wyko's Products........................................................................................         43
  Micro-Structure Measurements...........................................................................         44
  Macro-Contour Measurements.............................................................................         45

                                                                                                             PAGE
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
  Angle and Distance Measurements........................................................................         46
  Sales and Service......................................................................................         46
  Customers and End Users................................................................................         46
  Engineering, Research and Development..................................................................         47
  Manufacturing..........................................................................................         47
  Backlog................................................................................................         48
  Competition............................................................................................         48
  Patents, Trademarks and Other Intellectual Property....................................................         48
  Executive Officers and Key Employees...................................................................         48
  Employees..............................................................................................         49
  Facilities.............................................................................................         49
  Legal Proceedings......................................................................................         50

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WYKO............         51

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS........................................................         54

PROPOSAL 2--AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
  VEECO COMMON STOCK.....................................................................................         62

PROPOSAL 3--AMENDMENT TO THE VEECO INSTRUMENTS INC. AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION
  PLAN...................................................................................................         63

COMPENSATION.............................................................................................         68
  Executive Compensation.................................................................................         68
  Option Grants in Last Fiscal Year......................................................................         69
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values......................         70
  Director Compensation..................................................................................         70
  Compensation Committee Interlocks and Insider Participation............................................         70
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..................................................         71
CUMULATIVE TOTAL RETURN OF VEECO, PEER GROUP AND NASDAQ MARKET INDEX.....................................         73

SECURITY OWNERSHIP.......................................................................................         74

CERTAIN TRANSACTIONS.....................................................................................         75

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT.............................................         75

INCORPORATION BY REFERENCE...............................................................................         76

OTHER MATTERS............................................................................................         76

FINANCIAL STATEMENTS OF VEECO INSTRUMENTS INC............................................................       VF-1

FINANCIAL STATEMENTS OF WYKO CORPORATION.................................................................       WF-1

APPENDIX A--AGREEMENT AND PLAN OF MERGER

APPENDIX B--OPINION OF FINANCIAL ADVISOR

APPENDIX C-- RESOLUTION APPROVING AMENDMENT
             TO CERTIFICATE OF INCORPORATION

APPENDIX D-- RESOLUTION APPROVING AMENDMENT TO VEECO INSTRUMENTS INC.
              AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION PLAN

                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                              PLAINVIEW, NY 11803

                                PROXY STATEMENT

    This Proxy Statement is being furnished to the stockholders (the "Veeco Stockholders") of Veeco Instruments Inc., a Delaware corporation ("Veeco"), in connection with the Special Meeting of Stockholders of Veeco (the "Special Meeting") to be held at 9:30 a.m. (E.S.T.) on July 25, 1997, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York. The accompanying proxy is being solicited by Veeco's Board of Directors (the "Board of Directors") to be voted at the Special Meeting and any adjournments or postponements thereof.

    The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to Veeco Stockholders is July 2, 1997.

    At the Special Meeting, the Veeco Stockholders will be asked to consider and vote upon the proposed merger (the "Merger") of Veeco Acquisition Corp., a newly formed, wholly-owned subsidiary of Veeco ("Acquisition"), with and into Wyko Corporation, an Arizona corporation ("Wyko"), pursuant to the Agreement and Plan of Merger, dated as of April 28, 1997 (the "Merger Agreement"), among Veeco, Acquisition and Wyko and the securityholders of Wyko. As a result of the Merger, Wyko will become a wholly-owned subsidiary of Veeco. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A.

    The Merger Agreement provides, among other things, that each issued and outstanding share of Class A Common Stock of Wyko will be converted into the right to receive 10.182435 shares (the "Merger Shares") of the common stock, $.01 par value per share, of Veeco (the "Veeco Common Stock") upon consummation of the Merger. The Merger Agreement also provides that each outstanding option to purchase shares of Class A Common Stock or Class B Common Stock of Wyko under Wyko's 1986 employee stock option plan, by virtue of the Merger, will be assumed by Veeco and converted into the right to receive an option to purchase 10.182435 shares of Veeco Common Stock (the "Conversion Ratio"). The number of shares of the Veeco Common Stock to be issued to stockholders of Wyko will represent a total of 2,863,810 shares and approximately 33% of the total shares of Veeco Common Stock anticipated to be outstanding immediately following the Merger; in addition, options to purchase 136,190 shares of Veeco Common Stock will be issued to Wyko's current optionholders. The Merger Agreement requires the approval of the Veeco Stockholders. On June 26, 1997, the closing price of the Veeco Common Stock on The NASDAQ National Market ("NASDAQ") was $37.125. Veeco's Board of Directors has unanimously approved the Merger Agreement, having determined that the acquisition of Wyko pursuant to the Merger Agreement is fair and in the best interests of Veeco and the Veeco Stockholders. Veeco's financial advisor, Montgomery Securities, has advised Veeco that in its opinion, based upon certain assumptions, the consideration to be paid to the stockholders of Wyko pursuant to the Merger Agreement is fair to the Veeco Stockholders from a financial point of view. Representatives of Ernst & Young LLP ("Ernst & Young"), Veeco's independent certified public accountants for the year ended December 31, 1996 and the year ending December 31, 1997, will be present at the Special Meeting and may make a statement if they so desire. They also will be available to respond to appropriate questions. If the Veeco Stockholders approve the Merger, it is currently anticipated that the Merger will be consummated as promptly as practicable after the satisfaction of certain conditions to the Merger. Other than the filings of the Certificates of Merger (as defined in the Merger Agreement) with the Secretary of State of the State of Delaware and the Arizona Corporation Commission, as applicable, and the filing of this Proxy Statement, there are no applicable federal or state regulatory requirements which must be complied with or federal or state approvals which must be obtained in connection with the Merger.

    At the Special Meeting, the Veeco Stockholders will also be asked to consider and vote upon (i) an amendment to Veeco's Amended and Restated Certificate of Incorporation (as amended to date, the "Certificate of Incorporation") to increase the number of shares of authorized Veeco Common Stock from 9,500,000 shares to 25,000,000 shares and (ii) an amendment to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (as amended to date, the "Employees' Plan") to increase the number of shares of Veeco Common Stock for which stock options may be granted pursuant to such plan from 1,226,787 shares to 1,426,787 shares.

    Accompanying this Proxy Statement is a notice of the Special Meeting and a form of proxy solicited by the Board of Directors. Proxies in the accompanying form which are properly executed and duly returned to Veeco and not revoked prior to the voting at the Special Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the shares of Veeco Common Stock represented by the enclosed proxy will be voted FOR the approval of the Merger ("Proposal 1"), FOR the approval of the amendment to Veeco's Certificate of Incorporation ("Proposal 2") and FOR the approval of the amendment to the Employees' Plan ("Proposal 3"). In addition, the shares of Veeco Common Stock represented by the enclosed proxy will be voted by the persons named therein, in such persons' discretion, with respect to any other business which may properly come before the Special Meeting or any adjournments or postponements thereof. Any Stockholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of Veeco written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting.

    The Board of Directors has fixed the close of business on June 6, 1997 as the record date for the determination of Veeco Stockholders who are entitled to receive notice of and to vote at the Special Meeting. The holders of 50% of the voting power of all issued and outstanding shares of Veeco Common Stock present in person, or represented by proxy, shall constitute a quorum at the Special Meeting. An affirmative vote by a majority of the votes cast at the Special Meeting at which a quorum is present is required for approval of each of Proposals 1 and 3. An affirmative vote of the holders of a majority of the outstanding shares of the Veeco Common Stock present, or represented by proxy, and entitled to vote at the Special Meeting at which a quorum is present is required for approval of Proposal 2.

    On June 6, 1997, the record date for the Special Meeting, Veeco had outstanding 5,972,157 shares of Veeco Common Stock. Each share of Veeco Common Stock is entitled to one vote with respect to (i) the proposed Merger (Proposal
1), (ii) the proposed amendment to the Certificate of Incorporation (Proposal
2), (iii) the proposed amendment to the Employees' Plan (Proposal 3) and (iv) any other matters to be voted upon at the Special Meeting.

    In accordance with the laws of the State of Delaware, shares represented by proxies marked as abstentions or designated as broker non-votes will be counted for purposes of determining a quorum. Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining the outcome of a vote on any matter, but will not constitute a vote "for" or "against" any matter. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

    To the extent that this Proxy Statement discusses expectations about market conditions or about market acceptance and future sales of Veeco's or Wyko's products, or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the ability of Veeco to complete the Merger, the cyclical nature of the mass memory and semiconductor industry, risks associated with the acceptance of new products by individual customers and by the marketplace, and other factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K and Annual Report to Stockholders.

                             PROPOSAL 1--THE MERGER

INTRODUCTION

    The following discussion includes summary information about the Merger Agreement, a copy of which is attached to this Proxy Statement as Appendix A. The following information summarizing the terms of the Merger Agreement is expressly qualified by reference to the full Merger Agreement set forth in Appendix A. The following summary is not a substitute for a careful reading of the Merger Agreement.

THE PARTIES TO THE MERGER

    VEECO. Veeco, which was incorporated in Delaware in 1989, acquired its business operations from a company that was founded in 1945 under the same name. Veeco is engaged in the design, manufacture, marketing and servicing of a broad line of precision ion beam systems and surface metrology equipment used to test and manufacture microelectronic products for high-growth microelectronic markets such as thin film magnetic heads and advanced semiconductor devices as well as for a broad range of industrial applications. Veeco sells its products worldwide to many of the leading data storage and semiconductor manufacturers. In addition, Veeco sells its products to companies in the flat panel display and high frequency device industries, as well as to other industries, research and development centers and universities. Veeco's manufacturing and research and development facilities are located in Plainview, New York and Santa Barbara, California. Global sales and service offices are located throughout the United States, Europe, Japan and Asia Pacific. The executive offices of Veeco are located at Terminal Drive, Plainview, New York 11803, and its telephone number is (516) 349-8300.

    WYKO. Wyko, which was incorporated in Arizona in 1982, designs, manufactures and markets high-performance, non-contact surface metrology equipment and angle and distance measurement systems for manufacturers in the data storage, semiconductor, machined surfaces, research and optics industries. Utilizing proprietary laser and optical technology combined with advanced software and electronics, Wyko instruments and systems enable manufacturers to increase product yield and improve product quality by generating precise, consistent quantitative data on product defects during and after the manufacturing process. Wyko's products are utilized in production control, failure analysis, prototype development and advanced research. Wyko's manufacturing and research and development facilities are located in Tucson, Arizona with sales offices in Santa Clara, California and Chelmsford, Massachusetts and sales representatives and distributors worldwide. The executive offices of Wyko are located at 2650 East Elvira Road, Tucson, Arizona 85706, and its telephone number is (520) 741-1044.

BACKGROUND OF THE MERGER

    From time to time, Veeco has conducted preliminary discussions with numerous merger and acquisition candidates who primarily manufacture high precision test and measurement equipment for the microelectronics industry. In September 1995, while attending Diskcon '95, a trade show, in San Jose, California, Edward H. Braun, Veeco's Chairman, Chief Executive Officer and President, and James C. Wyant, Wyko's President, exchanged general information about their businesses. Both agreed that further discussion should be pursued.

    During 1996, management of Wyko continued to meet with Mr. Braun as well as with representatives of several other companies with similar product lines to those of Veeco to discuss the possibility of a merger or acquisition. On March 25, 1996, Mr. Walter Scherr, a member of the Board of Directors and a consultant to Veeco, met with Dr. Wyant at Wyko's headquarters in Tucson, Arizona to discuss the companies' respective businesses and how they might compliment each other as part of a combined entity. These discussions were followed by a meeting in Tucson on April 10, 1996 between Mr. Braun and Dr. Wyant during which they principally discussed technological developments being worked on in the surface metrology area by each of the companies and potential synergies that could result from a merger or other business combination. The two chief executive officers next met on August 19, 1996 at Veeco's headquarters in Plainview, New York during which discussions on these topics were continued. The two then met at the Diskcon '96 trade show in San Jose, California on September 26, 1996 and discussed the markets served by the respective companies and the advantages of combining the two companies. On October 28, 1996, Mr. Braun, Mr. John F. Rein, Jr., Veeco's Vice President--Finance and Chief Financial Officer, and Brian Bristol, a representative of Veeco's financial advisor, met at Wyko's headquarters with Dr. Wyant to discuss the terms of a preliminary merger proposal proposed by Veeco in which the Wyko stockholders would receive shares of Veeco Common Stock in exchange for their shares of Class A Common Stock of Wyko. This meeting was followed by a meeting on November 16, 1996 in Las Vegas, Nevada attended by Mr. Braun, Dr. Wyant, Ms. Esther J. Davenport, a Director and Executive Vice President of Wyko, and Mr. John B. Hayes, a Director and Vice President of Wyko, at which the parties continued to discuss Veeco's preliminary proposal and developments in the businesses of the respective companies. During this period, Wyko continued to have discussions with other companies regarding a possible merger or acquisition and did not officially respond to Veeco's preliminary proposal. Although Wyko held discussions with a number of companies, it held serious discussions with one such company which were terminated when such other company announced it was to be acquired by a third party.

    In March 1997, representatives of Veeco's and Wyko's management commenced more serious discussions as to a possible merger of the two companies. On March 4, 1997, Mr. Braun and Dr. Wyant met at Veeco's headquarters to begin to refine the terms of a merger proposal. These negotiations led to a jointly developed proposal providing for Wyko to merge into Veeco in a transaction that would involve an exchange of shares and which would be accounted for in accordance with the "pooling of interests" method required by Opinion No. 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants. As a result of this proposal, on March 10, 1997, Veeco announced that it had signed a letter of intent to acquire Wyko. Subsequent to the announcement of the letter of intent, on March 14, 1997, representatives of Veeco and Wyko, including Mr. Braun, Mr. Rein, Dr. Wyant and Ms. Davenport met at Wyko's headquarters to begin negotiating the terms of the Merger Agreement and to conduct business and legal due diligence reviews. Meetings continued among the principals and their counsel throughout March and April 1997 to continue due diligence and to complete negotiations of the Merger Agreement.

    The jointly developed merger proposal resulted from the underlying conviction of management of both Veeco and Wyko that the combination of the two companies would create a very strong competitor in the various markets historically served by both companies. The managements of both companies also believe that major customers in the semiconductor and data storage industries (as well as other industries that the companies service) are more willing to do significant amounts of business with larger suppliers who are better able to provide worldwide service and support than smaller companies and that the merger will aid the combined company in this regard. The combination will also give each of the companies access to important technologies to bolster their product lines and access to the research and development efforts of the other. These mutually held convictions led to specific negotiations regarding the consideration to be paid in a business combination between the two companies. The parties jointly determined that the consideration to be received by the stockholders of Wyko would be shares of Veeco Common Stock in a transaction that would be accounted for as a pooling of interests. The final determination of the number of shares of Veeco Common Stock to be issued was based upon the parties' separate views of the value of Wyko's contribution to the combined company in the future, the consideration paid in similar business transactions in the semiconductor equipment supply industry and, ultimately, on what the stockholders of Wyko would accept in exchange for their shares. On April 24, 1997, the Board of Directors of Veeco approved the proposed transaction and authorized management to execute the Merger Agreement.

REASONS FOR THE MERGER

    The Board of Directors believes that the Merger is in the best interests of the Veeco Stockholders and that the terms of the Merger are fair from a financial point of view to all of the Veeco Stockholders. The

Board of Directors came to its conclusion based upon a number of factors including the opinion of Montgomery Securities, Veeco's financial advisor, discussed below. See "Opinion of Financial Advisor."

    The Board of Directors believes that the Merger is consistent with Veeco's objectives and strategies to gain access to new markets, technologies and products in order to maintain its competitive position and that the Merger will create a stronger company both from a financial and operational viewpoint. The Board of Directors considered a number of factors in reaching its determination that the Merger is in the best interests of the Veeco Stockholders. The Board of Directors believes that the addition of Wyko's complementary product lines, manufacturing capabilities, engineering, research and development programs, sales, marketing and management personnel will allow the combined company to expand its market share in several of its product lines and strengthen its position in the overall industry. The Board of Directors noted that the Merger will extend Veeco's current surface metrology product line to include automated, non-contact optical testing systems and thus offer Veeco's semiconductor and data storage customers a complete range of measurement technologies for yield improvement and integrated test programs. The Board of Directors based its beliefs on the rapid rate of growth in sales of Wyko's optical products and the fact that the addition of Wyko will allow for the marketing of Veeco's products to Wyko's customers and the marketing of Wyko's products to many of Veeco's customers. The Board of Directors determined that additional advantages would flow from a merger with Wyko, including: (i) improving the variety and diversity of the product line available to be sold to customers of both companies because of the diverse products produced by each Company; (ii) expansion of Veeco's worldwide customer base by the addition of Wyko's international customers; (iii) enhancement of Veeco's purchasing power with its suppliers because of its increased size and buying power; (iv) lessening the present and future dependency on major customers because of an increased customer base; (v) strengthening and expanding customer service and support; (vi) enhancement of Veeco's research and development efforts; and (vii) Wyko's human resources, with numerous years of technical experience and strong academic training, would be made available to Veeco and its customers.

    The Board of Directors also considered the potential risks and disadvantages of the Merger. The Board of Directors considered the fact that a large percentage of Wyko's sales are attributable to the mass memory industry, as is the case with Veeco. Accordingly, Veeco's dependence on the mass memory industry would increase as a result of the Merger. The mass memory industry has been characterized by cyclicality. The industry has experienced significant economic downturns at various times in the last decade, characterized by diminished product demand, accelerated erosion of average selling prices and production over-capacity. Due to increased dependence on the mass memory industry, as a result of the Merger,Veeco may experience greater period-to-period fluctuations in future operating results due to general industry conditions or events occurring in the general economy than it would otherwise experience. The Board of Directors also considered the negative impact the Merger would have on the historical earnings per share of the combined companies on a pro forma basis, but was convinced, based upon the prospects of the companies, that the Merger would have a positive impact on earnings per share in the future. The "Selected Pro Forma Combined Financial Data" included elsewhere in this Proxy Statement demonstrates that the Merger would have enhanced the earnings per share of Veeco for the quarter ended March 31, 1997.

    In addition to the reasons discussed above under "Background of the Merger", the board of directors of Wyko believes that the Merger is in the best interests of the stockholders of Wyko because it will allow Wyko to gain access to new markets, product lines and major customers (including IBM Corporation, Applied Magnetics Corp. and Texas Instruments) in the semiconductor and data storage industries. In addition, pursuant to the Merger the stockholders of Wyko will receive a publicly traded security in exchange for their shares of Class A Common Stock of Wyko.

RECOMMENDATION OF VEECO'S BOARD OF DIRECTORS

    In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors. All of the factors discussed above regarding the advisability of the Merger were carefully considered by Veeco's management and Board of Directors. Veeco entered into the Merger Agreement because its Board of Directors concluded that there are significant opportunities for growth in sales and earnings upon integrating both companies' operations and that the terms of the transaction are fair from a financial point of view to and in the best interests of the Veeco Stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE VEECO STOCKHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT.

POTENTIAL EFFECTS OF THE MERGER ON THE VEECO STOCKHOLDERS AND VEECO STOCKHOLDER
  RIGHTS

    Upon consummation of the Merger, the Veeco Stockholders will remain stockholders of Veeco, and their rights as stockholders of Veeco will continue to be governed by the Delaware General Corporation Law (the "DGCL"), Veeco's Certificate of Incorporation and Veeco's Amended and Restated By-Laws. Therefore, the rights of the Veeco Stockholders after the Merger will be identical to their current rights.

    Upon the consummation of the Merger, Edward H. Braun will continue as Chairman of the Board, Chief Executive Officer and President of Veeco. Pursuant to the Merger Agreement, Veeco will use reasonable efforts to cause James C. Wyant, President of Wyko, to be elected as a member of the Board of Directors of Veeco. It is contemplated that the employees and executive officers of Wyko will remain with Wyko following the Merger. The executive officers of Veeco will remain unchanged.

    As a result of the Merger, the stockholders of Wyko will own approximately 33% of the total shares of Veeco Common Stock anticipated to be outstanding after the Merger and the Veeco Stockholders will own the remaining 67% of such shares. The Wyko stockholders consist of three individuals, Dr. Wyant, his wife, Louise Wyant (who owns Wyko shares jointly with Dr. Wyant), and John B. Hayes, Vice President of Wyko. As a result of the Merger, James C. Wyant and Louise Wyant will jointly own approximately 24% and John B. Hayes will own approximately 9% of the total shares of Veeco Common Stock anticipated to be outstanding after the Merger and collectively such individuals will be the largest stockholders of Veeco. The Board of Directors of Veeco determined that, while a significant amount of the voting power of Veeco would be held by two individuals as a result of the Merger, this fact will also incentivize the Wyko stockholders and management to continue their focus on Wyko's growth and on Wyko's future contribution to Veeco's overall financial strength. Esther J. Davenport, Executive Vice President of Wyko, currently owns options to purchase
(i) 9,375 shares of Class A Common Stock of Wyko at an exercise price of $12.96 per share and (ii) 3,000 shares of Class B Common Stock of Wyko at an exercise price of $22.37 per share, and Roberto Constantakis, Vice President of Manufacturing of Wyko, currently owns options to purchase 1,000 shares of Class A Common Stock of Wyko at an exercise price of $22.19 per share, and are each party to the Merger Agreement. As a result of the Merger, the options held by Ms. Davenport and Mr. Constantakis, all of which are currently exercisable, will be converted into the right to receive options to purchase 126,008 shares and 10,182 shares, respectively, of Veeco Common Stock.

    The "Selected Pro Forma Combined Financial Data" included elsewhere in this Proxy Statement demonstrates that although the Merger would have had a dilutive effect on the earnings per share of Veeco for the fiscal years ended December 31, 1996, 1995 and 1994, respectively, the Merger would have enhanced the earnings per share of Veeco for the quarter ended March 31, 1997.

SALES OF VEECO COMMON STOCK BY THE STOCKHOLDERS OF WYKO MAY HAVE A NEGATIVE
  EFFECT ON THE MARKET FOR VEECO COMMON STOCK

    The 2,863,810 shares of Veeco Common Stock to be issued to the stockholders of Wyko will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), when they are issued, and will be "restricted securities" under Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of Veeco's then outstanding shares and the average weekly trading volume during the four calendar weeks prior to such sale. Sales of shares pursuant to Rule 144 may have a depressive effect on the market price of Veeco securities.

    In connection with the Merger, the stockholders of Wyko will be granted certain registration rights with respect to the shares of Veeco Common Stock they receive in the Merger. See "THE MERGER AGREEMENT--Conditions--Registration Rights." Sale by the stockholders of Wyko of shares registered for sale to the public pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "Commission") could have a depressive effect on the market price of Veeco securities. In addition, such registration rights could adversely impact the ability of Veeco to raise funds through the issuance of equity in the future.

OPINION OF FINANCIAL ADVISOR

    REVIEW AND ASSUMPTIONS. Pursuant to an engagement letter dated April 25, 1997 (the "Engagement Letter"), Veeco engaged Montgomery Securities to render an opinion to Veeco's Board of Directors as to the fairness, from a financial point of view, to the stockholders of Veeco of the consideration to be paid in the Merger. Montgomery Securities is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Veeco selected Montgomery Securities as its financial adviser on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the semiconductor and hard disk drive capital equipment and investment communities.

    Montgomery Securities delivered its written opinion to the Board of Directors of Veeco, dated as of June 4, 1997, that the consideration to be paid by Veeco pursuant to the Merger Agreement, when taken as a whole, is fair to the stockholders of Veeco from a financial point of view, as of the date of the opinion. The amount of such consideration was determined pursuant to negotiations between Veeco and Wyko and not pursuant to recommendations of Montgomery Securities. No limitations were imposed by Veeco on Montgomery Securities with respect to the investigations made or procedures followed in rendering its opinion. THE FULL TEXT OF MONTGOMERY SECURITIES' WRITTEN OPINION TO VEECO'S BOARD OF DIRECTORS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY MONTGOMERY SECURITIES, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF MONTGOMERY SECURITIES' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MONTGOMERY SECURITIES' OPINION IS ADDRESSED TO VEECO'S BOARD OF DIRECTORS ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY VEECO STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. IN FURNISHING ITS OPINION, MONTGOMERY SECURITIES DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT, OR THAT ITS OPINION IS A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN MONTGOMERY SECURITIES' OPINION. MONTGOMERY SECURITIES HAS NOT ASSUMED RESPONSIBILITY FOR PERFORMING THE LEVEL OF DILIGENCE OR INDEPENDENT VERIFICATION THAT WOULD BE REQUIRED FOR IT TO RENDER A REPORT OR VALUATION FOR PURPOSES OF SUCH ACT.

    Montgomery Securities has informed Veeco that in arriving at its opinion, Montgomery Securities, among other things: (i) reviewed certain publicly available financial and other data with respect to Veeco and Wyko including the consolidated financial statements for recent years to December 31, 1996 and the consolidated statements of income for interim periods to March 31, 1997 and certain other relevant financial and operating data relating to Veeco and Wyko made available to Montgomery Securities from published sources and from the internal records of Veeco and Wyko; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed this Proxy Statement as filed in preliminary form with the Securities and Exchange Commission on April 29, 1997; (iv) reviewed certain publicly available information concerning the trading of, and the trading market for, the Veeco Common Stock, (v) compared Wyko from a financial point of view with certain other companies in the semiconductor and hard disk drive capital equipment industry that Montgomery Securities deemed to be relevant; (vi) considered the financial terms, to the extent publicly available, of selected recent business combinations of certain other companies in the semiconductor and hard disk drive capital equipment industries that Montgomery Securities deemed to be comparable, in whole or in part, to the Merger; (vii) reviewed and discussed with representatives of the management of Veeco and Wyko certain information of a business and financial nature regarding Veeco and Wyko, furnished to Montgomery Securities by Veeco and Wyko, including financial forecasts and related assumptions of Wyko, and reviewed and discussed with representatives of the management of Veeco financial forecasts of Veeco prepared by Montgomery Securities on the basis of assumptions provided by and with the assistance of such representatives; (viii) made inquiries regarding and discussed this Proxy Statement, the Merger and the Merger Agreement and other matters related thereto with Veeco's counsel; and (ix) performed such other analyses and examinations as Montgomery Securities deemed appropriate.

    In preparing its opinion, Montgomery Securities assumed and relied upon the accuracy and completeness of all financial and other information reviewed by it for purposes of its opinion and did not assume responsibility for independent verification of any of such information. With respect to the financial forecasts for Wyko provided to Montgomery Securities by its management and the financial forecasts for Veeco prepared on the basis of assumptions provided by and with the assistance of its management, Montgomery Securities assumed for purposes of its opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Veeco's and Wyko's managements at the time of preparation as to the future financial performance of Veeco and Wyko and that they provide a reasonable basis upon which Montgomery Securities can form its opinion. Montgomery Securities also assumed that there were no material changes in Veeco's or Wyko's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Montgomery Securities. Montgomery Securities relied on advice of counsel to Veeco as to all legal matters with respect to Veeco, the Merger, the Proxy Statement and the Merger Agreement. In addition, Montgomery Securities did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Veeco or Wyko and was not furnished with any such appraisals. Further, Montgomery Securities' opinion was based on economic, monetary and market conditions existing as of June 4, 1997 and on the assumption that the Merger Agreement will be consummated in accordance with the terms thereof, without any amendments thereto, and without waiver by Veeco of any of the conditions to its obligations thereunder.

    Set forth below is a brief summary of selected analyses underlying Montgomery Securities' opinion.

    COMPARABLE COMPANY ANALYSIS. Using public and other available information, Montgomery Securities determined a range of implied equity values for Wyko based on the multiples of the latest twelve months ("LTM") and estimated 1997 revenues and earnings before interest and taxes ("EBIT") and 1996 and estimated 1997 and 1998 net income at which the following selected semiconductor and hard disk drive capital equipment companies were traded at June 3, 1997: Applied Materials, Inc., Cyberoptics Corporation, Electro Scientific Industries, Inc., General Scanning Inc., Intevac, Inc., KLA Instruments

Corporation, Micrion Corporation, Speedfam International, Inc., Ultratech Stepper, Inc., Uniphase Corporation, and Zygo Corporation (the "Comparable Companies"). In its analysis, Montgomery Securities deemed Zygo Corporation ("Zygo") to be the company most comparable to Wyko, based on the similarity of the two companies' businesses and financial models. The June 3, 1997 stock prices of the Comparable Companies reflected the following multiple ranges:
1.0--9.5x LTM revenues; 0.9--6.5x estimated 1997 revenues; 5.8--66.1x LTM EBIT; 5.5--36.1x estimated 1997 EBIT; 11.7--74.4x 1996 net income; 13.5-- 47.2x estimated 1997 net income; and 10.4--30.2x estimated 1998 net income. The June 3, 1997 stock price of Zygo reflected the following multiples: 4.4x LTM revenues; 3.0x estimated 1997 revenues; 17.8x LTM EBIT; 14.9x estimated 1997 EBIT; 28.5x 1996 net income; 21.8x estimated 1997 net income; and 17.0x estimated 1998 net income. Montgomery Securities applied the foregoing multiples to the applicable statistics for Wyko, excluded implied equity values that, in their judgment, did not adequately reflect the historical and potential profitability and growth for Wyko, and relied more heavily on the multiples for Zygo, the most comparable company, resulting in an assessed equity valuation range for Wyko of between $80.0 and $140.0 million.

    COMPARABLE TRANSACTIONS ANALYSIS. Montgomery Securities reviewed the consideration paid in the following acquisitions involving semiconductor and hard disk drive capital equipment companies: Advanced Technology Materials, Inc./Lawrence Semiconductor Laboratories, Inc.; Novellus Systems, Inc./ Varian Associates, Inc. (Thin Films Systems Unit); Advanced Technology Materials, Inc./Advanced Delivery & Chemical Systems Nevada, Inc.; Lam Research Corporation/OnTrak Systems, Inc.; KLA Instruments Corporation/Tencor Instruments Inc.; Millipore Corporation/Tylan General, Inc.; Applied Materials, Inc./ Opal, Inc.; Applied Materials, Inc./Orbot Instruments Ltd.; Zygo Corporation/Technical Instruments Company; Plasma & Materials Technologies, Inc./Electrotech Equipments Limited; General Scanning Inc./ View Engineering, Inc.; Pacific Scientific Company/Met One, Inc.; Teradyne Corporation/Megatest Corporation; FSI International, Inc./Applied Chemical Solutions; Credence Systems Corporation/EPRO; Hewlett-Packard Company/Versatest, Inc.; and Tencor Instruments/Prometrix Corporation. Montgomery Securities analyzed the consideration in such transactions as a multiple of the target companies' revenues, EBIT and net income for the latest twelve months ("LTM"). Such analysis yielded the following ranges of multiples: 0.9--4.6x LTM revenues, 8.3--23.8x LTM EBIT, and 14.0--35.4x LTM net income. Montgomery Securities then applied the foregoing multiples to Wyko's revenues, EBIT and net income for the LTM ended March 31, 1997 and excluded values for transactions involving companies that, in their judgment, were less comparable to Wyko, resulting in an assessed equity valuation range for Wyko of between $60.0 and $120.0 million.

    DISCOUNTED CASH FLOW ANALYSIS. Montgomery Securities applied a discounted cash flow analysis of Wyko's financial forecasts for 1997 through 2001 prepared by Wyko's management. In conducting such analysis, Montgomery Securities assumed that Wyko would perform in accordance with such forecasts. First, Montgomery Securities calculated the estimated future streams of free cash flows that Wyko would produce through 2001. Second, Montgomery Securities estimated Wyko's terminal value at the end of 2001 by applying multiples, derived in part from the current LTM multiples of the Comparable Companies, ranging from 15.0x to 20.0x Wyko's estimated net income for 2001 and multiples ranging from 11.0x to 15.0x Wyko's estimated EBIT for 2001. Such cash flow streams and terminal values were discounted to present values using discount rates ranging from 20.0% to 30.0%, chosen to reflect different assumptions regarding Wyko's cost of capital. Based upon this analysis, Montgomery Securities assessed a range of equity values for Wyko of between $100.0 and $150.0 million.

    PRICE/EARNINGS TO GROWTH ANALYSIS. Montgomery Securities reviewed the 1997 and 1998 price/earnings ("P/E") multiples as a percentage of the forecasted three-to-five year earnings growth rate ("secular growth rate") for each of the Comparable Companies to determine the implied P/E multiple for Wyko based on an assumed secular growth rate. Such analysis yielded an average P/E multiple as a percentage of growth rate for the Comparable Companies of 75.0% for 1997 and 55.6% for 1998. Montgomery Securities then applied the foregoing percentages to an assumed secular growth rate for Wyko of 30.0% to yield implied P/E multiples for Wyko of 22.5x for 1997 and 16.7x for 1998 and applied such multiples to Wyko's estimated net income for 1997 and 1998. Montgomery Securities also performed a sensitivity analysis using assumed growth rates ranging from 20.0% to 35.0%. Based upon this analysis, Montgomery Securities assessed a range of equity values for Wyko of between $110.0 and $140.0 million.

    CONTRIBUTION ANALYSIS. Wyko stockholders will receive approximately 33% of the total shares outstanding of the combined companies after the Merger is completed. To compare this ownership percentage to the relative contribution made to the combined company, Montgomery Securities analyzed the contribution of each of Veeco and Wyko to certain income statement items for the combined company on a pro forma basis. This analysis showed, among other things, that, assuming no revenue enhancements or cost savings arising from the combination of the two companies, Wyko would contribute 17.6%, 20.5% and 20.9%, respectively, to LTM, estimated 1997 and estimated 1998 revenues, and 31.0%, 36.6% and 34.1%, respectively, to LTM, estimated 1997 and estimated 1998 net income, and would be accretive to Veeco's estimated 1997 net income and estimated 1998 net income by 5.8% and 1.8%, respectively.

    No company or transaction used in the analyses described under the headings "Comparable Company Analysis," "Comparable Transactions Analysis" or "Price/Earnings to Growth Analysis" as a comparison is identical to Wyko or the Merger. Accordingly, an analysis of the results of the foregoing is not simply mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies, transactions and other factors that could affect the public trading value of the companies and transactions to which Wyko and the Merger are being compared.

    The summary set forth above does not purport to be a complete description of the analyses performed by Montgomery Securities in connection with the rendering of its opinion. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Montgomery Securities believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all such analyses and factors, would create an incomplete view of the analyses performed by Montgomery Securities in connection with rendering its opinion. In addition, Montgomery Securities may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis should not be taken to be Montgomery Securities' view of the actual value of Veeco, Wyko or the combined company.

    In performing its analyses, Montgomery Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Veeco or Wyko. The analyses performed by Montgomery Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery Securities' analysis of the fairness, from a financial point of view, to Veeco of the consideration to be paid in the Merger and were provided to Veeco's Board of Directors in connection with the delivery of Montgomery Securities' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Montgomery Securities used in its analyses various projections of future performance prepared by the managements of Veeco and Wyko. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

    FEES AND OTHER ARRANGEMENTS. Pursuant to the Engagement Letter, Montgomery Securities will receive a fee of $175,000 for the delivery of Montgomery Securities' opinion. No portion of Montgomery Securities' fee is contingent upon consummation of the Merger. Veeco has also agreed to reimburse Montgomery Securities for its reasonable out-of-pocket expenses. The Engagement Letter also provides that, for a period of one year after the date of the Engagement Letter, Montgomery Securities has the right of first refusal to act as a managing underwriter or placement agent of a public offering or private placement of debt or equity securities of Veeco. Pursuant to a separate letter agreement, Veeco has agreed to indemnify Montgomery Securities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

    In the ordinary course of its business, Montgomery Securities actively trades securities of Veeco for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT

    It is intended that the Merger will be accounted for as a pooling of interests for accounting and financial reporting purposes. The assets and liabilities of Veeco and Wyko will be carried forward at their historical book values. The reported income of Veeco and Wyko for prior periods will be combined and restated as income for the combined company. As a result, financial statements will be presented on a single combined basis on both a prospective and historical basis. Ernst & Young has delivered a letter to Veeco, dated the date of this Proxy Statement, regarding its concurrence with the conclusions of the managements of Veeco and Wyko, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement. The receipt of this letter is a condition to the obligations of Veeco, Acquisition and Wyko to consummate the Merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    It is a condition to the obligations of Veeco and Acquisition under the Merger Agreement that Veeco shall have received the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP dated the Closing Date, and it is a condition to the obligations of Wyko under the Merger Agreement that Wyko shall have received the opinion of Morrison & Foerster LLP dated the Closing Date, in each case to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and (ii) Veeco, Acquisition and Wyko will each be a party to a reorganization within the meaning of Section 368(b) of the Code. Consistent with these opinions, (i) no gain or loss will be recognized by Veeco, the Veeco Stockholders, Acquisition or Wyko as a result of the Merger, (ii) no gain or loss will be recognized by the stockholders of Wyko upon the conversion of their shares of Class A Common Stock of Wyko into shares of Veeco Common Stock, except in respect of cash, if any, received in lieu of fractional share interests,
(iii) the basis to the stockholders of Wyko of the shares of Veeco Common Stock received pursuant to the Merger will be the same as that of the Class A Common Stock of Wyko exchanged therefor, reduced by any basis allocable to any fractional share interest in Veeco Common Stock treated as sold or exchanged under Section 302 of the Code, as described in clause (v) below, (iv) the holding period for the shares of Veeco Common Stock received by the stockholders of Wyko pursuant to the Merger, including any fractional share interests, will include the period for which the shares of Class A Common Stock of Wyko exchanged therefor were held, provided that such shares were held as capital assets at the time of the exchange and (v) any cash received by a stockholder of Wyko in lieu of any fractional share interest in Veeco Common Stock will be treated as follows: (A) such Wyko stockholder will be deemed to have received solely shares of Veeco Common Stock, including fractional shares, for his or her Class A Common Stock of Wyko, and then (B) the cash received will be treated as received in a distribution in redemption of the fractional share interest in Veeco Common Stock deemed issued to the Wyko stockholder, subject to the provisions of Section 302 of the Code. Accordingly, a stockholder of Wyko generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the basis of any fractional share interest in Veeco Common Stock deemed surrendered in exchange therefor (provided such Wyko stockholder held the surrendered Class A Common Stock of Wyko as a capital asset).

MARKET PRICE FOR VEECO COMMON STOCK AND RELATED STOCKHOLDER MATTERS

    The Veeco Common Stock is quoted on NASDAQ under the symbol "VECO". The 1997, 1996 and 1995 high and low closing prices are as follows:

                                                                           1997                  1996                  1995
                                                                   --------------------  --------------------  --------------------
                                                                     HIGH        LOW       HIGH        LOW       HIGH        LOW
                                                                   ---------  ---------  ---------  ---------  ---------  ---------
First Quarter....................................................  $   31.38  $   21.88  $   15.63  $   11.13  $   15.00  $    7.75
Second Quarter...................................................      41.50*     25.75*     19.25      12.50      20.25      12.75
Third Quarter....................................................     --         --          15.00       9.88      30.00      15.25
Fourth Quarter...................................................     --         --          22.00      11.38      27.00      13.50

------------------------

* Information through June 26, 1997.

    On March 7, 1997, the trading day preceding its public announcement of the proposed Merger, the high and low sale prices for the Veeco Common Stock on NASDAQ were $25.00 and $24.50, respectively. On June 26, 1997, the closing price for the Veeco Common Stock on NASDAQ was $37.125. As of June 6, 1997, Veeco had approximately 97 stockholders of record.

    Veeco has not paid dividends on its Common Stock. Veeco intends to retain future earnings, if any, for the development of its business and, therefore, does not anticipate that the Board of Directors will declare or pay any dividends on Veeco Common Stock in the foreseeable future. In addition, the provisions of Veeco's current credit facility limit Veeco's ability to pay dividends. The Board of Directors will determine future dividend policy based on Veeco's results of operations, financial condition, capital requirements and other circumstances.

                              THE MERGER AGREEMENT

    The Merger will be consummated in accordance with the terms and conditions set forth in the Merger Agreement. The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference.

THE CLOSING

    The closing of the Merger (the "Closing") is scheduled to occur on the second business day following the day on which the last of the conditions to the obligations of the parties to consummate the transaction are fulfilled or waived or such other date as the parties to the Merger Agreement determine, but in no event later than September 30, 1997, or such later date as the parties to the Merger Agreement may agree (the "Closing Date").

    It is anticipated that immediately prior to the Merger there will be 281,250 shares of Wyko capital stock issued and outstanding which will be converted into the right to receive 2,863,810 shares of Veeco Common Stock.

    The total of 2,863,810 shares to be issued pursuant to the Merger Agreement will represent approximately 33% of the total shares of Veeco Common Stock anticipated to be outstanding after the

Merger. The stockholders of Wyko consist of three individuals, James C. Wyant, President of Wyko, his wife, Louise Wyant (who owns 206,250 shares of Class A Common Stock of Wyko jointly with Mr. Wyant), and John B. Hayes, Vice President of Wyko (who owns 75,000 shares of Class A Common Stock of Wyko). As a result of the Merger, James C. Wyant and Louise Wyant will jointly own 2,100,127 shares of Veeco Common Stock and John B. Hayes will own 763,683 shares of Veeco Common Stock or approximately 24% and 9%, respectively, of the total shares of Veeco Common Stock anticipated to be outstanding after the Merger. Esther J. Davenport, Executive Vice President of Wyko, currently owns options to purchase
(i) 9,375 shares of Class A Common Stock of Wyko at an exercise price of $12.96 per share (the "Davenport Class A Options") and (ii) 3,000 shares of Class B Common Stock of Wyko at an exercise price of $22.37 per share (the "Davenport Class B Options"), and Roberto Constantakis, Vice President of Manufacturing of Wyko, currently owns options to purchase 1,000 shares of Class A Common Stock of Wyko at an exercise price of $22.19 per share (the "Constantakis Options"), and are each party to the Merger Agreement. As a result of the Merger, the Davenport Class A Options, the Davenport Class B Options and the Constantakis Options will be converted into the right to receive options to purchase 95,461 shares, 30,547 shares and 10,182 shares, respectively, of Veeco Common Stock, at exercise prices of $1.27 per share, $2.20 per share and $2.18 per share, respectively. The share amounts were calculated on the same basis as the Conversion Ratio. The exercise prices of the options to purchase shares of Veeco Common Stock were calculated to make them substantially economically equivalent to the exercise prices of the Davenport Class A Options, the Davenport Class B Options and the Constantakis Options, respectively. The options to purchase shares of Veeco Common Stock will represent the right to purchase approximately 1.54% of the total shares of Veeco Common Stock anticipated to be outstanding after the Merger (including the shares to be issued upon exercise of such options). The Conversion Ratio (10.182435 for 1) was based on arm's length negotiations between Wyko and Veeco. Based on an assumed market price of $37.125 for each share of Veeco Common Stock (the closing price of the Veeco Common Stock on NASDAQ on June 26, 1997), the 3,000,000 shares to be issued to Wyko securityholders in the Merger (including the shares issuable upon exercise of the options referred to above) would have a value of $111,375,000.

CONDITIONS

    CONDITIONS TO OBLIGATIONS OF VEECO AND ACQUISITION. The obligation of Veeco and Acquisition to consummate the Merger is subject to the fulfillment or waiver by Veeco, on or prior to the Closing Date, of the following conditions, among others: (i) the representations and warranties, as set forth in the Merger Agreement, made by Wyko shall have been true in all material respects on and as of the Closing Date; (ii) each of Wyko's obligations under the Merger Agreement shall have been performed in all material respects on or prior to the Closing Date; (iii) no investigation, suit, action or injunction or final judgment relating thereto shall be pending or threatened by any public authority or private person before any court, agency or administrative body in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Merger Agreement or the consummation of the transactions contemplated thereby; (iv) except as otherwise provided in the Merger Agreement, no holder of options to purchase Wyko's Class A Common Stock or Class B Common Stock (collectively, the "Wyko Common Stock") shall have the right to acquire any interest in Wyko, Acquisition or Veeco after the effective time of the Merger; (v) all licenses and other consents or approvals of governmental entities or third parties necessary for consummation of the Merger shall have been obtained; (vi) on or prior to the date on which this Proxy Statement is first mailed to Veeco Stockholders, a fairness opinion to the effect that the Merger is fair from a financial point of view to the Veeco Stockholders shall have been provided by Montgomery Securities and such firm shall not have withdrawn such fairness opinion (which condition has been fulfilled); (vii) on or prior to the date on which this Proxy Statement is first mailed to Veeco Stockholders, Veeco shall have received a letter from Ernst & Young, dated the date of this Proxy Statement, regarding its concurrence with the conclusions of the managements of Veeco and Wyko, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if the

Merger is consummated in accordance with the Merger Agreement (which condition has been fulfilled); (viii) no holder of outstanding Wyko Common Stock shall have validly elected, pursuant to Arizona law, to demand an appraisal; (ix) no material adverse change shall have occurred, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change, in the assets, properties, condition (financial or otherwise), prospects or results of operations of Wyko's business from the date of the Merger Agreement to the Closing Date; (x) the approval of the Merger Agreement and the Merger by the Veeco Stockholders and the stockholders of Wyko shall have been obtained;
(xi) Veeco shall have been reasonably satisfied with its due diligence review of Wyko's assets, liabilities, business, contracts, financial statement and information, cash flow and prospects which condition shall be deemed fulfilled unless written notice is given to Wyko by Veeco on or prior to the date on which this Proxy Statement is first mailed to the Veeco Stockholders (which condition has been fulfilled); (xii) an opinion of Morrison & Foerster LLP shall have been delivered to Veeco and Acquisition; (xiii) each of the affiliates of Wyko (as defined in the Merger Agreement) shall have entered into an affiliates agreement; (xiv) Veeco shall have received an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco, Acquisition and Wyko will each be a party to a reorganization within the meaning of Section 368(b) of the Code; and (xv) each of the Certificates of Merger (as defined in the Merger Agreement) shall have been accepted for filing by the Arizona Corporation Commission and the Secretary of State of the State of Delaware, as applicable.

    Veeco has no present intention of waiving any of the conditions to the obligations of Veeco and Acquisition to consummate the Merger. However, if Veeco decides to waive any such condition and management of Veeco believes that the failure to satisfy such condition would have a material adverse economic impact on the Veeco Stockholders, Veeco would resolicit proxies from Veeco Stockholders.

    CONDITIONS TO OBLIGATIONS OF WYKO. The obligation of Wyko to consummate the Merger is subject to the fulfillment or waiver, on or prior to the Closing Date, of the following conditions, among others: (i) Veeco's and Acquisition's representations and warranties, as set forth in the Merger Agreement, shall have been true in all material respects on and as of the Closing Date; (ii) each of Veeco's and Acquisition's obligations under the Merger Agreement shall have been performed in all material respects on or prior to the Closing Date; (iii) no investigation, suit, action or injunction or final judgment relating thereto shall be pending or threatened by any public authority or private person before any court, agency or administrative body in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Merger Agreement or the consummation of the transactions contemplated thereby; (iv) all licenses and other consents or approvals of governmental entities or third parties necessary for consummation of the Merger shall have been obtained; (v) on or prior to the date on which this Proxy Statement is first mailed to Veeco Stockholders, Veeco shall have received a letter from Ernst & Young, dated the date of this Proxy Statement, regarding its concurrence with the conclusions of the managements of Veeco and Wyko, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement (which condition has been fulfilled); (vi) no material adverse change shall have occurred, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change, in the assets, properties, condition (financial or otherwise), prospects or results of operation of Veeco's business from the date of the Merger Agreement to the Closing Date; (vii) the approval of the Merger Agreement and the Merger by the Veeco Stockholders and the stockholders of Wyko shall have been obtained; (viii) Wyko shall have been reasonably satisfied with its due diligence review of Veeco's assets, liabilities, business, contracts, financial statement and information, cash flow and prospects which condition shall be deemed fulfilled unless written notice is given to Veeco by Wyko on or prior to the date on which this Proxy Statement is first mailed to the Veeco Stockholders (which condition has been fulfilled); (ix) Veeco shall have entered into a registration rights agreement with the stockholders of Wyko; (x) each of the affiliates of Veeco (as defined in the Merger Agreement) shall have entered into an affiliates agreement; (xi) Wyko shall have received an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP; (xii) Wyko shall have received an opinion of Morrison & Foerster LLP, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco, Acquisition and Wyko will each be a party to a reorganization within the meaning of Section 368(b) of the Code; and (xiii) each of the Certificates of Merger (as defined in the Merger Agreement) shall have been accepted for filing by the Arizona Corporation Commission and the Secretary of State of the State of Delaware, as applicable.

    REGISTRATION RIGHTS. In connection with the Merger, the stockholders of Wyko will receive certain piggyback and demand registration rights with respect to the Merger Shares. During the first year following the Closing, the stockholders of Wyko will be entitled to exercise their piggyback registration rights and prohibited from exercising their demand registration rights. Thereafter, the stockholders of Wyko will be permitted to exercise both their piggyback and demand registration rights. The Wyko stockholders may require Veeco to effect one (1) "demand" registration. With respect to the demand registration rights, the Wyko stockholders will be permitted to offer for public sale, an amount equal to 25% of the Merger Shares held at such time by all of the Wyko stockholders. At any time after January 1, 1998, the Wyko stockholders may also request that Veeco use its best efforts to file with the Commission a "shelf" registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of up to 1,500,000 Merger Shares (which registration statement may become effective after the date on which the audited financial statements of Veeco and its subsidiaries for the fiscal year ended December 31, 1997 are issued, and continuing in effect for a period of up to 90 days thereafter). Veeco will bear all expenses incident to the registration of such shares, excluding underwriters' discounts and commissions.

    CERTAIN COVENANTS. Wyko has agreed that, prior to the Closing, it will, among other things: (i) permit reasonable access to, and investigation of, its properties and books and records; (ii) conduct its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as theretofore conducted, to pay and to cause its subsidiaries to pay debts and tax when due, to preserve its and its subsidiaries' business organization and to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it or its subsidiaries; (iii) except as permitted by the Merger Agreement, abstain from taking any action, other than in the ordinary course of business, as a result of which it is reasonably likely that, among other things, (a) Wyko's authorized or issued capital stock will change, (b) Wyko's Certificate of Incorporation or By-Laws will be amended, (c) salary, benefits or compensation to any stockholder, director, officer or employee will be paid or increased, (d) any Wyko benefit plan will be adopted, amended or payments thereunder increased, (e) any asset or property of Wyko will be destroyed, (f) any material contract with Wyko will be materially amended, renewed or terminated, (g) a material asset or property of Wyko will be sold, leased or otherwise disposed, (h) long-term debt of Wyko will be incurred or assumed in excess of $10,000, (h) a claim, liability or obligation of Wyko will be paid, discharged or satisfied other than in the ordinary course, (i) any material claims or rights of Wyko will be cancelled or waived, (j) any accounting method used by Wyko will materially change or (k) Wyko will merge or consolidate with or into any other person; (iv) not (a) declare or pay any dividends or make any other distributions in respect of its capital stock, (b) accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or (c) take any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests; (v) use its best efforts to obtain consents of all persons and governmental entities necessary for the consummation of the Merger; (vi) comply in a timely fashion with the requirements of all environmental laws applicable to the transfer of its business; (vii) file or cause to be filed on a timely basis all tax returns of Wyko and each of its subsidiaries; (viii) notify Veeco of (a) any event, condition or circumstance that would constitute a violation or breach of the Merger Agreement or would constitute the non-satisfaction of the conditions set forth in the Merger Agreement if the same were to continue to exist as of the Closing Date or (b) any event, occurrence or transaction that would have been required to be disclosed in any schedule or statement delivered under the Merger Agreement had such occurrence existed as of the date of the Merger Agreement; (ix) cause all indebtedness owed to Wyko by any affiliate (as defined in the Merger

Agreement) (other than wholly-owned subsidiaries) to be paid in full prior to Closing; (x) not (a) solicit or entertain any third-party offers relating to the acquisition of any Wyko capital stock or all or any substantial portion of Wyko's business or (b) participate in any discussions or negotiations with any third party relating thereto; (xi) terminate and not grant any additional options under the Wyko employee stock option plan; (xii) provide Veeco with an affiliates agreement from each affiliate of Wyko (as defined in the Merger Agreement) on or before May 5, 1997; and (xiii) use its best efforts to do all things necessary to consummate the Merger.

    Veeco has agreed that, prior to the consummation of the Merger, it will, among other things: (i) conduct its business in the usual, regular and ordinary course in substantially the same manner as theretofore conducted, to pay and to cause its subsidiaries to pay debts and tax when due, to preserve its and its subsidiaries' business organization and to preserve its relationship with customers, suppliers, distributors, licensors, licensees and others having business dealings with it or its subsidiaries; (ii) not do, cause or permit it or any of its subsidiaries to do, cause or permit (a) subject to the matters contemplated by this Proxy Statement, any amendments to its Certificate of Incorporation or By-Laws, (b) issue, deliver or authorize any shares of its capital stock, (c) declare or pay any dividends or make any other distributions in respect of its capital stock, (d) subject to the matters contemplated by this Proxy Statement, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or (e) take any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests; (iii) use its best efforts to obtain consents of all persons and governmental entities necessary for the consummation of the Merger; (iv) file or cause to be filed on a timely basis all tax returns of Veeco and each of its subsidiaries; (v) notify Wyko of
(a) any event, condition or circumstance that would constitute a violation or breach of the Merger Agreement or would constitute the non-satisfaction of the conditions set forth in the Merger Agreement if the same were to continue to exist as of the Closing Date or (b) any event, occurrence or transaction that would have been required to be disclosed in any schedule or statement delivered under the Merger Agreement had such occurrence existed as of the date of the Merger Agreement; (vi) take all action necessary to hold a meeting of its stockholders to consider and vote upon the Merger and prepare and file a proxy statement to be used in connection therewith; (vii) use its reasonable efforts to cause James Wyant to be elected as a member of the Board of Directors of Veeco; (viii) take all necessary steps to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Veeco Common Stock in connection with the Merger; (ix) file with NASDAQ a Notification Form for Listing of Additional Shares; (x) as promptly as practicable after the Closing Date, file a registration statement on Form S-8 under the Securities Act relating to the Veeco Common Stock to be issued upon the exercise of options received by the optionholders pursuant to the Merger Agreement and use its best efforts to cause such registration statement to become effective; (xi) provide Wyko with an affiliates agreement from each affiliate of Veeco (as defined in the Merger Agreement) on or before May 5, 1997; and (xii) use its best efforts to do all things necessary to consummate the Merger.

    INDEMNIFICATION. Pursuant to the Merger Agreement, the Wyko stockholders have agreed to jointly and severally indemnify and hold harmless Veeco, Acquisition and each of its respective directors, officers, employees, agents, representatives, controlling persons and affiliates (the "Veeco Indemnitees") against and from all losses incurred by the Veeco Indemnitees to the extent any such loss arises out of (i) any inaccuracy in any representation or warranty of Wyko contained in the Merger Agreement; provided, the Veeco Indemnitees shall not be entitled to indemnification until all such damages exceed $500,000 and then only for such damages in excess of such amount; (ii) any failure by Wyko to perform or comply with any covenant or agreement contained in the Merger Agreement; (iii) any claim for brokerage or finder's fees or similar payments in connection with the Merger other than brokers, finders or investment bankers retained by Veeco; (iv) any claim asserted against Wyko by any direct or indirect holder or former holder of capital stock or other securities of Wyko; or (v) Veeco's enforcement of these indemnification provisions. Damages shall not exceed the product of 275,000 shares of Veeco Common Stock multiplied by the average of the closing bid prices on NASDAQ for one (1) share of Veeco Common Stock for the twenty (20) trading days ending on the trading day immediately preceding the Closing Date; provided that such limitations shall not apply to any Wyko stockholder to the extent of damages arising from fraud on the part of such Wyko stockholder.

    Pursuant to the Merger Agreement, Veeco has agreed to indemnify and hold harmless the Wyko stockholders from all losses incurred by them to the extent any such loss arises out of (i) any inaccuracy in any representation or warranty by Veeco or Acquisition contained in the Merger Agreement; provided, that the Wyko stockholders, as a group, shall not be entitled to indemnification until all such damages exceed $500,000 and then only for such damages in excess of such amount; (ii) any failure by Veeco to perform or comply with any covenant or agreement contained in the Merger Agreement; (iii) any claim for brokerage or finder's fees or similar payments in connection with the Merger other than brokers, finders or investment bankers retained by Wyko; or (iv) the Wyko stockholders' enforcement of these indemnification provisions. Damages shall not exceed the product of 275,000 shares of Veeco Common Stock multiplied by the average of the closing bid prices on NASDAQ for one (1) share of Veeco Common Stock for the twenty (20) trading days ending on the trading day immediately preceding the Closing Date; provided that such limitations shall not apply to Veeco to the extent of damages arising from fraud on the part of Veeco.

    Notwithstanding the foregoing, neither Veeco nor the Wyko stockholders will have any liability for indemnification for any claim that is not asserted on or before the date upon which the audited financial statements of Veeco and its subsidiaries for the fiscal year ended December 31, 1997 are issued.

    TERMINATION; AMENDMENT. The Merger Agreement may be terminated at any time prior to the Closing: (i) by mutual written consent of the parties; (ii) by either party if any governmental entity shall have issued an order, decree, injunction, judgment or taken any other action restraining or otherwise prohibiting the Merger and such order or other action is final and nonappealable; (iii) by either party on or after September 30, 1997, or such later date as the parties to the Merger Agreement may agree; and (iv) by either party if the satisfaction of any condition to the obligations of the terminating party has been rendered impossible.

    The Merger Agreement may be amended by action taken by the respective Boards of Directors of Veeco and Wyko at any time; provided, however that following approval by stockholders no amendment may be made which under the Arizona Business Corporation Act or the DGCL would require the further approval of the stockholders without obtaining such approval.

    APPRAISAL RIGHTS. Under Section 262 of the DGCL, appraisal rights are available for the holder of shares of any class or series of stock of a constituent corporation in a merger who dissents from the merger, provided, however, that no such appraisal rights shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders. Because the Veeco Common Stock is quoted on NASDAQ, holders of Veeco Common Stock are not entitled to appraisal rights.

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

    The selected historical consolidated data of Veeco as of and for the years ended December 31, 1992 through 1996 have been derived from its audited historical consolidated financial statements and notes thereto, which as of and for the years ended December 31, 1994 through 1996 are included elsewhere herein, and should be read in conjunction with such financial statements and notes thereto. The selected historical consolidated data of Veeco as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 have been derived from its unaudited historical consolidated financial statements and notes thereto, which are included elsewhere herein, and should be read in conjunction with such financial statements and notes thereto. The selected historical consolidated data of Wyko as of and for the years ended December 31, 1992, 1993 and 1994 and as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 have been derived from its unaudited historical consolidated financial statements and notes thereto (as applicable), which as of March 31, 1997, for the year ended December 31, 1994 and for the three months ended March 31, 1996 and 1997 are included elsewhere herein, and should be read in conjunction with such financial statements and notes thereto. The selected historical consolidated data of Wyko as of and for the years ended December 31, 1995 and 1996 have been derived from its audited historical consolidated financial statements and notes thereto, which are included elsewhere herein, and should be read in conjunction with such financial statements and notes thereto.

    The selected unaudited pro forma combined financial data give effect to the proposed Merger under the pooling of interests method of accounting. The unaudited pro forma combined financial data are based on the historical consolidated financial statements of Veeco and Wyko. The unaudited pro forma combined balance sheet assumes that the Merger took place on March 31, 1997 and combines Veeco's March 31, 1997 unaudited consolidated balance sheet with Wyko's March 31, 1997 unaudited consolidated balance sheet. The unaudited pro forma combined statements of operations assume that the Merger took place as of the beginning of the periods presented and combine Veeco's consolidated statements of operations for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1996 and 1997 with Wyko's for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1996 and 1997, respectively. This presentation is consistent with the fiscal years expected to be combined after the date of the closing of the Merger.

    The unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The unaudited pro forma combined financial data is derived from the unaudited pro forma combined financial statements included elsewhere herein and should be read in conjunction with those statements and notes thereto. See "Unaudited Pro Forma Combined Financial Statements."

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         THREE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31                        MARCH 31
                                                -----------------------------------------------------  ----------------------
                                                  1996       1995       1994       1993       1992        1997        1996
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
STATEMENT OF OPERATIONS DATA(1):
    Net sales.................................  $  96,832  $  72,359  $  49,434  $  43,149  $  36,346   $  29,551   $  20,644
    Cost of sales.............................     54,931     39,274     28,940     25,736     21,847      16,642      11,437
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Gross profit..............................     41,901     33,085     20,494     17,413     14,499      12,909       9,207
    Costs and expenses........................     29,719     24,289     16,511     15,482     13,081       8,768       6,522
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Operating income..........................     12,182      8,796      3,983      1,931      1,418       4,141       2,685
    Interest (income) expense--net............       (678)      (391)     2,620      2,341      3,006        (105)       (200)
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Income (loss) before income taxes and
      extraordinary item......................     12,860      9,187      1,363       (410)    (1,588)      4,246       2,885
    Income tax provision (benefit)............      4,822      2,395       (795)    --         --           1,609       1,075
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Income (loss) before extraordinary item...      8,038      6,792      2,158       (410)    (1,588)      2,637       1,810
    Extraordinary (loss), net of $355 tax
    benefit...................................     --         --           (679)    --         --          --          --
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Net income (loss).........................  $   8,038  $   6,792  $   1,479  $    (410) $  (1,588)  $   2,637   $   1,810
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
EARNINGS PER SHARE:
    Income (loss) before extraordinary item...  $    1.36  $    1.24  $    0.87  $   (0.22) $   (0.84)  $    0.43   $    0.31
    Extraordinary (loss)......................     --         --          (0.27)    --         --          --          --
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Net income (loss).........................  $    1.36  $    1.24  $    0.60  $   (0.22) $   (0.84)  $    0.43   $    0.31
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Shares used in computing earnings per
    share.....................................      5,906      5,484      2,472      1,874      1,897       6,150       5,893
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------


                                                                                                          AS OF
                                                                  AS OF DECEMBER 31                     MARCH 31
                                                -----------------------------------------------------  -----------
                                                  1996       1995       1994       1993       1992        1997
                                                ---------  ---------  ---------  ---------  ---------  -----------
BALANCE SHEET DATA(1):
    Cash and cash equivalents.................  $  21,209  $  17,568  $   2,279  $     386  $   1,063   $  24,819
    Working capital...........................     43,454     37,461     16,122      6,666      7,264      44,591
    Excess of cost over net assets acquired...      4,448      4,579      4,710      4,840      4,835       4,433
    Total assets..............................     80,327     67,380     40,931     32,596     31,464      88,053
    Long-term debt and capital leases
      (including current installments)........     --         --             39     24,934     25,150      --
    Shareholders' equity (deficit)............     57,970     49,751     28,289     (1,681)    (1,226)     60,456

------------------------

(1) Veeco completed an initial public offering (the "IPO") on December 6, 1994 in which $24,290,000 of net proceeds were received by Veeco. The net proceeds were used to repay the Company's outstanding debt and for working capital and other general corporate purposes. Prior to the IPO, the Company was highly leveraged with approximately $23,700,000 of debt and accrued interest outstanding. Veeco completed an additional public offering on July 31, 1995 (the "Follow-On Offering") in which $14,460,000 of net proceeds were received by Veeco. The net proceeds have been used for general corporate purposes. Prior to the completion of the IPO, Veeco incurred significant interest expense on its outstanding debt. Since the completion of the IPO and the Follow-On Offering, Veeco has earned net interest income.

                                WYKO CORPORATION

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                         THREE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31                        MARCH 31
                                                -----------------------------------------------------  ----------------------
                                                  1996       1995       1994       1993       1992        1997        1996
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
STATEMENT OF OPERATIONS DATA:
    Net sales.................................  $  18,210  $  13,466  $  10,597  $   9,088  $   7,886   $   8,203   $   3,782
    Cost of sales.............................      7,270      5,392      4,734      3,827      3,030       3,603       1,636
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Gross profit..............................     10,940      8,074      5,863      5,261      4,856       4,600       2,146
    Costs and expenses........................      6,447      5,479      5,063      5,381      5,122       2,170       1,526
    Legal fees and claims related to
    litigation(1).............................         --         --      2,051        995        401          --          --
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Operating income (loss)...................      4,493      2,595     (1,251)    (1,115)      (667)      2,430         620
    Interest (income) expense - net...........       (120)       239        379        326         47          17          31
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Income (loss) before income taxes.........      4,613      2,356     (1,630)    (1,441)      (714)      2,413         589
    Income tax provision (benefit)............      1,816        (89)        87        (20)      (287)        945         227
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
    Net income (loss).........................  $   2,797  $   2,445  $  (1,717) $  (1,421) $    (427)  $   1,468   $     362
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------


                                                                                                       AS OF MARCH
                                                                  AS OF DECEMBER 31                        31
                                                -----------------------------------------------------  -----------
                                                  1996       1995       1994       1993       1992        1997
                                                ---------  ---------  ---------  ---------  ---------  -----------
BALANCE SHEET DATA:
    Cash and cash equivalents.................  $   2,256  $     957  $   1,146  $   1,148  $     990   $   1,380
    Working capital...........................      5,907      1,846        561      3,607      4,641       7,488
    Total assets..............................     16,470     12,230      9,885     10,625     10,370      18,736
    Long-term debt and capital leases
    (including current installments)..........      2,669      2,766      2,800      2,800      2,800       2,644
    Shareholders' equity......................      8,300      5,503      3,058      4,775      6,196       9,768

------------------------

(1) See Note 8 to the Wyko Corporation and Subsidiaries Consolidated Financial Statements included elsewhere herein for a description of legal fees and claims related to litigation.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                              THREE MONTHS ENDED
                                                                               YEARS ENDED DECEMBER 31             MARCH 31
                                                                           --------------------------------  --------------------
                                                                              1996       1995       1994       1997       1996
                                                                           ----------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
  Net sales..............................................................  $  115,042  $  85,825  $  60,031  $  37,754  $  24,426
  Cost of sales..........................................................      62,201     44,666     33,674     20,245     13,073
                                                                           ----------  ---------  ---------  ---------  ---------
  Gross profit...........................................................      52,841     41,159     26,357     17,509     11,353
  Costs and expenses.....................................................      36,166     29,768     21,574     10,938      8,048
  Legal fees and claims related to litigation............................      --         --          2,051     --         --
                                                                           ----------  ---------  ---------  ---------  ---------
  Operating income.......................................................      16,675     11,391      2,732      6,571      3,305
  Interest (income) expense--net.........................................        (798)      (152)     2,999        (88)      (169)
                                                                           ----------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes and extraordinary item...............      17,473     11,543       (267)     6,659      3,474
  Income tax provision (benefit).........................................       6,638      2,306       (708)     2,554      1,302
                                                                           ----------  ---------  ---------  ---------  ---------
  Income before extraordinary item.......................................  $   10,835  $   9,237  $     441  $   4,105  $   2,172
                                                                           ----------  ---------  ---------  ---------  ---------
                                                                           ----------  ---------  ---------  ---------  ---------

EARNINGS PER SHARE:
  Income before extraordinary item.......................................  $     1.22  $    1.09  $    0.08  $    0.45  $    0.24
                                                                           ----------  ---------  ---------  ---------  ---------
                                                                           ----------  ---------  ---------  ---------  ---------

  Shares used in computing earnings per share(1).........................       8,906      8,484      5,472      9,150      8,893
                                                                           ----------  ---------  ---------  ---------  ---------
                                                                           ----------  ---------  ---------  ---------  ---------


                                                                             AS OF
                                                                           MARCH 31,
                                                                              1997
                                                                           ----------
BALANCE SHEET DATA:
  Cash and cash equivalents.......................................................................................    $   26,199
  Working capital.................................................................................................        49,329
  Excess of cost over net assets acquired.........................................................................         4,433
  Total assets....................................................................................................       106,789
  Long-term debt and capital leases (including current installments)..............................................         2,644
  Shareholders' equity............................................................................................        67,474

------------------------

(1) Shares used in computing pro forma combined earnings per share is based upon the pro forma weighted average number of outstanding common and equivalent shares, if dilutive, of Veeco and Wyko for each period at the exchange ratio of 10.182435 shares of Veeco Common Stock for each share of Wyko Common Stock.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table sets forth certain historical per share data of Veeco and Wyko and unaudited pro forma combined per share data of Veeco and unaudited equivalent pro forma per share data of Wyko, in each case after giving effect to the Merger on a pooling of interests basis at the Conversion Ratio (10.182435 shares of Veeco Common Stock for each share of Class A Common Stock of Wyko). This data should be read in conjunction with the selected historical consolidated financial data, the pro forma combined financial statements and the historical consolidated financial statements of each of Veeco and Wyko and the notes thereto which are included elsewhere in this Proxy Statement. The pro forma combined and equivalent pro forma financial data are not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the beginning of the periods presented and should not be construed as indicative of future operations. Neither Veeco nor Wyko has ever declared or paid cash dividends on their respective shares of capital stock.

                                                                                                    THREE MONTHS
                                                                   YEARS ENDED DECEMBER 31         ENDED MARCH 31
                                                               -------------------------------  --------------------
                                                                 1996       1995       1994       1997       1996
                                                               ---------  ---------  ---------  ---------  ---------
HISTORICAL VEECO:
Income before extraordinary item (1).........................  $    1.36  $    1.24  $    0.87  $    0.43  $    0.31
Book value per share (2).....................................       9.93     --         --          10.30     --
HISTORICAL WYKO:
Income (loss) before extraordinary item (3)..................       9.49       8.30      (5.83)      4.98       1.23
Book value per share (4).....................................      29.51     --         --          34.73     --
PRO FORMA COMBINED:
Income before extraordinary item (5).........................       1.22       1.09       0.08       0.45       0.24
Book value per share (6).....................................       7.33     --         --           7.72     --
EQUIVALENT PRO FORMA WYKO:
Income before extraordinary item (7).........................      12.42      11.10       0.81       4.58       2.44
Book value per share (8).....................................      74.64     --         --          78.61     --

------------------------

(1) The historical income before extraordinary item of Veeco per share is based upon the weighted average number of common and equivalent shares of Veeco outstanding for each period.

(2) The historical book value of Veeco per share is computed by dividing shareholders' equity by the number of shares of Veeco Common Stock outstanding at the end of each period.

(3) The historical income (loss) before extraordinary item of Wyko per share is based upon the weighted average number of common and equivalent shares of common stock of Wyko, if dilutive, outstanding for each period.

(4) The historical book value of Wyko per share is computed by dividing shareholders' equity by the number of shares of common stock of Wyko outstanding at the end of the period.

(5) Pro forma combined income before extraordinary item per share is based upon the pro forma weighted average number of common and equivalent shares of (i) Veeco outstanding for each period and (ii) Wyko outstanding for each period multiplied by the Conversion Ratio.

(6) The pro forma combined book value per share is computed by dividing pro forma shareholders' equity by the number of shares of common stock of (i) Veeco outstanding at the end of the period and (ii) Wyko outstanding at the end of the period multiplied by the Conversion Ratio.

(7) Equivalent pro forma income before extraordinary item of Wyko per share is computed by multiplying pro forma combined income before extraordinary item by the Conversion Ratio.

(8) The equivalent pro forma book value of Wyko per share is computed by multiplying the pro forma combined book value per share by the Conversion Ratio.

                            INFORMATION ABOUT VEECO

VEECO'S BUSINESS

    Veeco is a leader in the design, manufacture, marketing and servicing of a broad line of precision ion beam systems and surface metrology systems used to test and manufacture microelectronic products. Demand for Veeco's products has been driven by the increasing miniaturization of microelectronic components and the need for manufacturers to meet reduced time-to-market schedules while ensuring the quality of those components. The ability of Veeco's products to precisely etch sub-micron patterns, deposit precise thin films and measure critical surface conditions in these components enables manufacturers to achieve high yields and assure quality in the fabrication of advanced microelectronic devices.

    Veeco sells its products worldwide to many of the leading data storage and semiconductor manufacturers, including Seagate Technology, Inc. ("Seagate"), Read-Rite Corp. ("Read-Rite"), IBM Corporation ("IBM"), Motorola, Inc. ("Motorola"), Applied Magnetics Corp. ("AMC"), Mitsubishi Semiconductor ("Mitsubishi") and Quantum Corp. ("Quantum"). In addition, Veeco sells its products to companies in the flat panel display and high frequency device industries, as well as to other industries, research and development centers and universities.

    Veeco acquired its business operations from a company that was founded in 1945 under the same name (the "Predecessor"). In August 1989, Edward H. Braun, Veeco's Chairman, Chief Executive Officer and President, who was then the Executive Vice President and Chief Operating Officer of the Predecessor, incorporated Veeco Instruments Acquisition Corp. with certain other members of Veeco's senior management for the purpose of acquiring a substantial portion of the assets used in the Predecessor's industrial equipment product group business (the "Equipment Group"). In January 1990, Veeco Instruments Acquisition Corp. completed its acquisition of these assets (the "Acquisition") for approximately $29,200,000 and the assumption of substantially all of the liabilities of the Equipment Group relating to such assets. In connection with the Acquisition, the Predecessor changed its name to "Lambda Electronics Inc." and Veeco Instruments Acquisition Corp. changed its name to "Veeco Instruments Inc."

    On December 6, 1994, Veeco completed an initial public offering (the "IPO") whereby 2,500,000 shares of Veeco Common Stock were issued and sold at $11.00 per share. The net proceeds were used to repay Veeco's debt and for working capital and other general corporate purposes.

    On July 31, 1995, Veeco completed a public offering (the "Public Offering") in which 2,300,000 shares of Veeco Common Stock were sold, 800,000 of which were sold by Veeco and 1,500,000 of which were sold by certain selling stockholders, at the public offering price of $20.00 per share. The unused net proceeds received by Veeco will be used for working capital and general corporate purposes, including potential acquisitions.

RECENT DEVELOPMENTS

    In April 1997, Veeco acquired certain assets of the Media and Magnetics Applications Division ("MMA") of Materials Research Corporation. Such assets were previously employed by MMA in developing a line of high performance physical vapor deposition sputtering equipment (the "PVD Equipment") used in advanced MR/GMR thin film head and magnetic disk fabrication. MR/GMR beta site systems are currently undergoing process evaluation at several United States and Japanese thin film head manufacturers. Veeco believes that the acquisition of MMA will provide Veeco customers a wide selection of deposition technologies to address MR/GMR applications. The PVD Equipment will broaden Veeco's process and product capability which currently includes Ion Beam Etch, Diamond Like Carbon, Secondary Ion Beam Deposition and Ion Assisted Deposition. As a result of the acquisition, Veeco will be capable of handling up to twenty-three etch and deposition process steps required in a typical MR head fabrication. In connection with purchased research and development acquired by Veeco as part of the acquisition, Veeco will incur certain one-time charges to earnings in the second quarter of 1997 which are expected to range between $0.35 and $0.45 per share on an after-tax basis.

INDUSTRY BACKGROUND

    MICROELECTRONICS MANUFACTURING PROCESS. Semiconductor devices (e.g., integrated circuits) and mass memory data storage devices are fabricated by performing a complex series of process steps on a silicon substrate or wafer. The three primary categories of wafer processing steps are deposition, photolithography and etching. During deposition, layers of conductive or insulating films are deposited on an unpatterned wafer. During photolithography (also known as "patterning"), the wafer is covered with light-sensitive material called photoresist, which is then exposed to light projected in patterns which form integrated circuit components. During etching (which may be accomplished by several processes, including ion beam etching), certain areas of the patterned (metal or insulating) film are removed to leave the desired circuit pattern. Each of these steps is typically repeated several times during the fabrication process, with alternating layers of conducting and insulating films being deposited each time to create a multi-layered structure.

    The resulting finished wafer consists of many integrated circuits. Depending on the specific design of a given integrated circuit, a variety of film thickness and a number of layers and film types will be used to achieve desired performance characteristics. Surface metrology systems are used repeatedly throughout the fabrication process to monitor process accuracy by measuring critical dimensions and other physical properties such as film thickness, line width, step height, sidewall angle and surface roughness.

    PRECISION ETCHING, DEPOSITION AND SURFACE METROLOGY MARKET REQUIREMENTS. Veeco sells its ion beam systems and surface metrology products to manufacturers of microelectronic devices (primarily in the data storage and semiconductor industries), which in turn supply the broader worldwide electronics markets, as well as to industrial and other customers. As the range of end products has expanded to include items such as hand-held and lap-top computers and consumer cellular telecommunications products, the performance and complexity of semiconductor and data storage devices have expanded as well. Fabrication of these miniaturized components requires increasing numbers of manufacturing process steps. (For example, a typical one megabyte DRAM with a smallest feature size of one micron is manufactured using approximately 200 manufacturing steps. In comparison, a 64 megabyte DRAM is currently being manufactured in volume with a smallest feature size of .35 micron using approximately 500 manufacturing steps.) The increased number of manufacturing steps includes greater use of precise etching and deposition equipment and surface metrology systems to ensure critical process control and semiconductor product quality. Growth in the etching, deposition and surface metrology markets is driven by end-users' requirements for greater performance capabilities, and by the increasing miniaturization of components, which has resulted in a demand for equipment capable of etching and measuring sub-micron features (i.e., below one micron).

    Manufacturers base their purchases of metrology systems on a variety of criteria, including resolution, accuracy, repeatability and ease of use, total cost of ownership (which depends upon factors including system cost, throughput, reliability, operating costs, up-time and service response time), and the value of the data produced, which depends on the accuracy and speed with which the measurement parameter (for example, step height or film thickness) can be determined. In addition, as metrology systems are incorporated into the production process, automated features such as cassette-to-cassette wafer handling and pattern recognition have become increasingly important, as has the ability of a system to communicate with other systems within the manufacturing process.

    ION BEAM SYSTEMS. The fabrication of integrated circuits and thin film magnetic heads (for the hard drive industry) requires some form of etching to create the pattern of either an electrical circuit or a mechanical feature. Historically, the industry has utilized several older etching techniques, including chemical wet etching and plasma etching, which offer limited control of critical dimensions, require the use of reactive chemistries, and produce undesired isotropic etching results.

    As device geometries have decreased and the need for sub-micron features etched with accurate side wall angles has increased, the use of collimated ion beam etching has expanded. Compared with other etching technologies, ion beam etching permits precise sub-micron, low temperature, low pressure anisotropic (highly directional) etching of any material, including many multi-layered films which cannot be etched by known reactive chemical processes.

    With ion beam etching, a precisely controlled, highly collimated broad ion beam removes material from a substrate by physically sputtering any material not protected by a finely patterned photo resist mask. Examples of ion beam etched products include high density thin film magnetic heads, high frequency telecommunication devices, infrared detectors, ferroelectric memory devices, and microsensors. Veeco's ion beam etch equipment is used in multiple fabrication process steps in the production of thin film magnetic heads, for both circuit patterning and micromachining. As the demand for multi-layer, integrated circuits and microsensors with sub-micron features grows, Veeco believes the demand for its ion beam etching systems will increase.

    Ion beam systems are also increasingly important for the deposition of thin films. Historically these films have been deposited either by electro-chemical processes or cathodic sputtering. Ion beam deposition offers greater control of deposition rate, film morphology and minimized contaminants than do the historical processes. In addition to thin film magnetic heads, applications include tribological coatings for magnetic media, protective coatings for plastic and glass lenses, passivation layers for optoelectronics, and interference coatings and mirrors for precision optics.

    SURFACE METROLOGY SYSTEMS. Microelectronic device manufacturers use surface metrology systems to measure critical dimensions and physical properties such as film thickness, line width, step height, sidewall angle and surface roughness to ensure that products are being manufactured to increasingly demanding specifications. Surface metrology systems are used throughout the manufacturing process to monitor the accuracy of the manufacturing process.

    Metrology systems capable of measuring dimensions above one micron include stylus surface profilers, scanning electron microscopes ("SEMs") and optical measurement systems. In response to decreasing geometries and increasingly complex processes and specifications, a demand has grown for new surface measurement systems which permit measurement of sub-micron features on a three-dimensional basis. To meet this demand, Veeco offers the SXM Workstation which incorporates atomic force microscopy ("AFM") technology including non-contact, non-destructive scanning features with the ability to measure critical dimensions as small as 0.25 microns. Veeco believes that demand for products incorporating non-contact AFM technology will grow, as product complexities continue to increase and as component geometries continue to decrease.

    INDUSTRIAL MEASUREMENT PRODUCTS. Thickness measurement systems measure the thickness and composition of metals used in printed circuit boards and electronic components, as well as in the general metal finishing industries. Products in this category rely on a variety of measurement technologies, including Beta Backscatters, resistivity probes, Hall-Effect, eddy-current and electromagnetic-induction, as well as XRF-based products. XRF systems operate by generating a collimated X-Ray beam which is directed at a sample, causing the sample to emit characteristic X-Ray fluorescence. A proportional counter detects the X-Ray fluorescence and generates corresponding electrical impulses, which are used to calculate and display the plating thickness or alloy composition of the sample. Veeco believes that the XRF market will continue to grow, as increased accuracy and advances in measurement technology, together with on-line production and lower cost systems, bring XRF technology into new applications.

    Leak detectors, which provide a non-destructive precise identification of the size and location of leaks in sealed components, are used in a broad range of electronic, aerospace and transportation products with applications in the production of automotive airbags, semiconductor devices, air conditioning and refrigeration, chemical valves, medical devices and fiber optic cable production.

VEECO'S PRODUCTS

    Veeco's products encompass equipment and systems used in the manufacture of microelectronics products. The following table summarizes Veeco's major products in each of its product lines and the principal industries to which it offers such products:

                                                                               VEECO PRODUCT OFFERINGS
                                                                   -----------------------------------------------
                                                                        SEMI-           DATA         FLAT PANEL
  PRODUCT                                                             CONDUCTOR        STORAGE         DISPLAY
-----------------------------------------------------------------  ---------------  -------------  ---------------
ION BEAM SYSTEMS
  ETCHING SYSTEMS:
  Microetch Air to Air Batch Systems.............................             x               x
  Microetch Cluster Systems......................................             x               x

  DEPOSITION SYSTEMS:
  Secondary Ion Beam Sputtering Systems..........................             x               x
  Direct Ion Beam (Diamond Like Coating)
    Deposition Systems...........................................                             x

SURFACE METROLOGY PRODUCTS
  Dektak Stylus Profilers........................................             x               x               x
  Dektak FPD Surface Profilers...................................                                             x
  Dektak Atomic Force Microscope.................................             x               x
  TMS Microroughness Scatterometers..............................             x               x

Industrial Measurement Products
  XRF-Series X-Ray Fluorescence Measurement
    Systems......................................................             x
  SEA-Series Micro X-Ray Fluorescence Measurement Systems........             x               x
  Portable Mass Spectrometer Leak Detectors......................             x               x
  Console Mass Spectrometer Leak Detectors.......................             x               x
  Industrial Mass Spectrometer Leak Detectors....................


                                                                     UNIVERSITY AND
                                                                      RESEARCH AND
                                                                       INDUSTRIAL
  PRODUCT                                                              DEVELOPMENT
-----------------------------------------------------------------  -------------------
ION BEAM SYSTEMS
  ETCHING SYSTEMS:
  Microetch Air to Air Batch Systems.............................               x
  Microetch Cluster Systems......................................               x
  DEPOSITION SYSTEMS:
  Secondary Ion Beam Sputtering Systems..........................               x
  Direct Ion Beam (Diamond Like Coating)
    Deposition Systems...........................................
SURFACE METROLOGY PRODUCTS
  Dektak Stylus Profilers........................................               x
  Dektak FPD Surface Profilers...................................               x
  Dektak Atomic Force Microscope.................................               x
  TMS Microroughness Scatterometers..............................               x
Industrial Measurement Products
  XRF-Series X-Ray Fluorescence Measurement
    Systems......................................................               x
  SEA-Series Micro X-Ray Fluorescence Measurement Systems........               x
  Portable Mass Spectrometer Leak Detectors......................               x
  Console Mass Spectrometer Leak Detectors.......................               x
  Industrial Mass Spectrometer Leak Detectors....................               x

ION BEAM SYSTEMS

    Veeco develops and produces ion beam systems, sold under the Microetch brand name. These systems can etch precise, complex features and deposit thin films for use primarily by data storage and semiconductor manufacturers in the fabrication of discrete and integrated microelectronic devices. Veeco believes that it holds the leadership position in the overall market for ion beam etching systems, and believes that it is the leading seller of ion beam systems utilized for production of thin film magnetic heads. Since the Acquisition, Veeco has sold over 200 ion beam systems.

    Ion beam deposition provides greater control of precise deposition rate, film morphology and incorporated contaminants than traditional processes used in the manufacture of semiconductors or mass memory storage devices. Ion beams can be used two ways to deposit films. Beams can directly deposit material by braking down a feed gas and accelerating non-volatile components at the substrate in a controlled manner (e.g., diamond like carbon coatings for thin film magnetic head slider coatings); or, a beam can be directed at a material target of the required element or alloy, and have an ion beam sputtered film precisely deposited on the substrate (e.g., giant magneto-resistive read elements in thin film magnetic heads).

    Ion beam etching permits precise submicron low temperature etching of any material, including many which cannot be etched by other processes, and has emerged as a leading fabrication process in the thin film magnetic head (hard drive) industry for both circuit patterning and micromachining. This technology is utilized in multiple steps of the advanced thin film magnetic head fabrication process. In addition, as the demand for integrated circuits and microsensors with sub-micron features grows, Veeco believes the demand for ion beam etching systems will increase.

    Veeco's ion beam etching product line has progressed from use principally in research and development applications to automated systems used in production. This evolution was driven by the incorporation of features such as automated wafer handling, advanced substrate cooling technique and load-locked process control which increases throughput and wafer yield.

    Sales of ion beam systems were approximately $53,213,000, $33,184,000, $20,984,000, $17,898,000 and $9,620,000 and accounted for approximately 54.9%,
45.9%, 42.4%, 60.6% and 46.6% of Veeco's net sales for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively.

    The ion beam systems product line consists of the following:

    MICROETCH AIR TO AIR BATCH ION BEAM ETCHING SYSTEMS. The RF-1201 is an air-to-air system for high throughput batch processing for deep trench (long etch) feature applications. These systems feature an RF ion source that provides higher etch rates and increased time between maintenance. Sales prices for Veeco's Air to Air Batch Systems range from $450,000 to $550,000.

    MICROETCH CLUSTER ION BEAM ETCHING AND DEPOSITION SYSTEMS. The Cluster System has been developed for next-generation requirements of sub-micron etching and deposition. The system can be configured for up to three etch or deposition process modules on a common platform and provides maximum throughput with the advantage of single wafer etching and deposition for process control and uniformity. The system is targeted at advanced next-generation thin film magnetic head memory and high frequency device customers. The Cluster System utilizes Veeco's enhanced control system and patented "Flowcool" substrate cooling technology. Sales prices for Veeco's Cluster Systems range from $1,000,000 to $2,500,000.

    SECONDARY ION BEAM SPUTTERING SYSTEMS. Secondary ion beam sputtering systems utilize the process module concept of the etching systems, allowing the deposition module to be mated to Veeco's Cluster System platform to allow either parallel or sequential etch/deposition processes. These systems are available as automatic load locked cassette to cassette system or as automatic single substrate systems. Sales prices for Veeco's Secondary Ion Beam Sputtering Systems range from $750,000 to $2,000,000.

    DIRECT ION BEAM DEPOSITION SYSTEMS. Veeco's ion beam direct deposit diamond like carbon deposition system has been developed to deposit tribological coatings on advanced thin film head sliders. The system consists of a single substrate carrier vacuum load lock and a high vacuum processing chamber with two ion beam sources. Sales prices of these systems range from approximately $600,000 to $1,000,000.

SURFACE METROLOGY EQUIPMENT

    Veeco's surface metrology product line, which includes stylus surface profilers, the non-contact atomic force microscope workstation and laser based scatterometers, offers a wide range of innovative products to customers in the semiconductor, data storage and flat panel display industries, as well as in other industries.

    Sales of Veeco's surface metrology equipment were approximately $23,902,000, $20,830,000, $13,184,000, $6,610,000 and $5,678,000 and accounted for approximately 24.7%, 28.8%, 26.7%, 22.4% and 27.5% of Veeco's net sales for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively.

    STYLUS SURFACE PROFILERS

    Veeco's stylus surface profiler systems are manufactured by its subsidiary Sloan Technology Corp. ("Sloan") at its facility in Santa Barbara, California. Sloan's line of stylus surface profiler systems all utilize the same principle of operation. A stage moves the wafer, or sample, beneath a diamond tipped stylus. As the sample moves under the stylus, surface variations cause vertical translation of the stylus, which is tracked and measured. This data is then used to produce cross-sectional representations and/or a magnified contour map, which is displayed on a video monitor. Stylus surface profilers' applications include height, width, pitch and roughness measurements of features on semiconductor devices, magnetic and optical storage media (e.g., hard drives), flat panel displays, and hybrid circuits. Veeco believes that its stylus surface profiler products are recognized for their accuracy, repeatability, ease of use and technology features, as well as features designed for industry specifications and customer needs. Each of Veeco's stylus surface profilers incorporates a proprietary software package. Since the Acquisition, Veeco has sold over 1,100 stylus surface profiler systems.

    Veeco's stylus surface profiler products include:

    DEKTAK STYLUS PROFILERS. The Dektak line of stylus profilers permits testing of wafers, disks, hybrids, optics and other precision surfaces. In July 1996, Veeco surface metrology introduced the V300SI, the first model of its new Series V stylus profiler product line which includes the V300SL, V200SI and V200SL as well. The Series V product line is the next generation of stylus profilers which incorporates leading edge performance and features such as photo-like 3D rendering software, the LIH2 low inertia / low force stylus head, high precision stage control and positioning, host communication software and mini-environment compatible design for operation in fully automated lab environments. The V300SI is a 300mm profiler designed specifically for next generation 300mm wafer labs, and is the industry's first 300mm stylus profiler. The Dektak stylus profilers can sample up to 65,000 points per scan, which is particularly important for applications such as hard disk substrates and optics analysis. The Dektak D(3) and D(3)ST models are designed for measuring fine geometries on 150mm and smaller samples. These systems are used for both thick-film hybrid and thin film microelectronic applications. Sales prices of the Dektak stylus profilers range from approximately $30,000 to $205,000.

    DEKTAK FLAT PANEL DISPLAY PROFILERS. The Dektak FPD Surface Profilers are designed to measure deposition thickness and surface roughness during manufacture of flat panel display. These advanced surface profilers are capable of precise measurements of step heights, line widths and surface texture of flat panel substrate up to 720mm x 720mm. In addition, this product line offers a cassette-to-cassette wafer handling option and pattern recognition for fully automated operation. Sales prices of the Dektak FPD Surface Profilers range from approximately $100,000 to $300,000.

    NON-CONTACT ATOMIC FORCE MICROSCOPE WORKSTATION

    Veeco is IBM's exclusive worldwide sales and marketing representative to market, sell and service the IBM-manufactured SXM Workstation to the semiconductor industry and data storage industries. The AFM technology used in the SXM Workstation is a variation of a technique invented by two IBM scientists who shared the Nobel Prize in Physics in 1986 for their invention.

    The SXM Workstation is an automated, in-line manufacturing inspection tool which is capable of non-contact, non-destructive nanometer scale three dimensional measurement and imaging of sub-micron structures in ambient conditions. (A nanometer is equal to one-billionth of a meter.) By scanning a probe tip across a surface at a distance of approximately 30 angstroms, extremely precise measurements of sub-microscopic features can be produced, with resolution down to three angstroms. These measurements include height, width, roughness and sidewall angle characteristics. A "critical dimension" (CD) option permits the user to profile vertical sidewalls, measure sidewall angles and obtain true width measurements of sub-micron lines and trenches. Unlike alternative technologies, the SXM Workstation has the unique ability to make precise three dimensional measurements without damaging or breaking the wafer, which at the time of measurement may have a manufacturing cost of between $10,000 and $100,000.

    Veeco believes that the SXM Workstation represents a significant extension of the stylus surface profiler instrument line produced by Sloan. By permitting measurements on features with dimensions as small as 0.25 microns, Veeco believes that the SXM Workstation provides the precise measurements that semiconductor and data storage manufacturers require in their current and next generation products. See "--Strategic Alliances."

    Sales prices of the SXM Workstation range from approximately $600,000 to $1,000,000. Since its introduction in the third quarter of 1993, Veeco has sold 33 SXM Workstations.

    Veeco and IBM are jointly developing a new lower cost SXM product which will be manufactured by IBM for sale by Veeco. See "--Strategic Alliances".

    LASER BASED SCATTEROMETER

    Veeco is Schmitt Measurement Systems' ("SMS") exclusive distributor for the Texture Measurement System ("TMS") product line for all regions of the world excluding Japan. The TMS products are laser based scatterometers which directly measure microroughness using a technique referred to as Total Integrated Scatter or T.I.S. The TMS products quickly and repeatably measure microroughness as small as a few angstroms for applications such as disk texture for the hard drive industry as well as backside/ frontside roughness of bare silicon wafers. The TMS product line includes the TMS 2000 for hard drive disks, the TMS 2000W for wafers up to 200mm in diameter and the TMS 3000W for 300mm wafers. Pricing of these systems ranges from $65,000 to $110,000.

INDUSTRIAL MEASUREMENT EQUIPMENT

    Veeco's industrial measurement products include X-Ray fluorescence thickness measurement systems as well as leak detection/vacuum equipment. These products have applications in a wide range of industries including electronic, aerospace, transportation and semiconductor. Sales of industrial measurement equipment were approximately $19,717,000, $18,345,000, $15,266,000, $5,043,000 and $5,346,000
and accounted for approximately 20.4%, 25.3%, 30.9%, 17.0% and 25.9% of Veeco's net sales, respectively, for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively.

    UPA TECHNOLOGY X-RAY FLUORESCENCE THICKNESS MEASUREMENT SYSTEMS

    Veeco believes that its XRF systems incorporate an advanced technology for non-destructive thickness and composition measurement of plated parts, providing high accuracy and precision on a cost-effective basis. As industries increase their emphasis on tighter process control manufacturing specifications (e.g., ISO 9000), XRF technology has become important due to its speed, repeatability, accuracy and non-destructive measurement capability. Due to increased miniaturization of components in the microelectronics industry and the increased need for on-line production testing, Veeco believes that the XRF market will continue to grow and that XRF technology will be brought into new applications, such as fine-pitch printed circuit board production and the measurement of multi-layered microelectronic and metal finishing corrosion resistant coatings. Veeco's XRF products incorporate Veeco's XPert software package, which operates in an MS-DOS or Microsoft Windows environment and offers features including advanced user-friendly interface and sophisticated statistical data analysis.

    Veeco's XRF product line includes the following products:

    XRF SERIES. The XRF Series is an advanced XRF product line designed to measure plating thickness and composition for the high-end circuit board and microelectronics applications. The XRF Series has a small diameter beam, automated servo driven staging and laser focus capability. The software, which operates in the Microsoft Windows environment, features a real-time video window, a user configurable interface, and point and shoot sample positioning. Sales prices for the XRF Series range from approximately $15,000 to $60,000.

    SEA SERIES. The SEA Series, produced by Seiko Instruments and marketed in North America and Europe by Veeco, features micro XRF measurement capabilities for deposition thickness, composition and uniformity of thin film magnetic pole structures, hard disks and microelectronic devices. It also provides the ability to analyze the constituent elements of a bulk sample-elemental analysis. Sales prices of these products range from approximately $50,000 to $170,000. See "--Strategic Alliances."

    LEAK DETECTION/VACUUM EQUIPMENT

    For over 50 years, Veeco (and its predecessors) have produced mass spectrometry leak detection equipment used for the non-destructive precise identification of the size and location of leaks in sealed components. Leak detectors are used in a broad range of electronic, aerospace and transportation products, with applications in the production of automotive airbags, semiconductor devices, air conditioning and refrigeration components, chemical valves, medical devices such as pacemakers, and fiber optic cable production. Since the Acquisition, Veeco has sold more than 1,000 leak detectors throughout the world and services an installed base of approximately 5,000 units, including portable and console units. Veeco also produces vacuum components, including vacuum pumping stations and gauges, which are sold primarily to research and university customers.

    Veeco's leak detection product line includes the following products:

    AUTOMATIC PORTABLE LEAK DETECTORS. Fully automatic low-cost portable leak detectors provide gross and fine leak detection for a wide range of applications, including use in semiconductor cleanrooms. They feature automatic tuning and calibrating and require minimal operator training. Sales prices of the portable leak detectors range from approximately $20,000 to $30,000.

    CONSOLE LEAK DETECTORS. Designed for production use, Veeco's line of console leak detectors feature an automatic monitor display and a unique dual mass spectrometer for high resolution and accuracy. Sales prices of the console leak detectors range from approximately $30,000 to $40,000.

    ILD-4000 INDUSTRIAL LEAK DETECTION SYSTEMS. The ILD-4000's are industrial leak detection systems for high production, in-line process testing applications. Sales prices of the industrial leak detectors range from approximately $60,000 to $200,000.

STRATEGIC ALLIANCES

    Veeco's overall business strategy includes the formation of alliances with strategic partners with complementary products or businesses, to assist Veeco in gaining access to new markets, technologies and products.

    IBM AGREEMENT. As part of its strategic alliance strategy, Veeco is party to an agreement with IBM (as amended, the "IBM Agreement") with respect to the IBM-manufactured SXM Workstation and the new IBM-manufactured SXM 200M (Manual) which is in the development phase. Pursuant to the IBM Agreement, Veeco has been appointed exclusive worldwide sales and marketing representative to market, service and sell the SXM Workstation and the SXM 200M (Manual) to customers in the semiconductor and data storage industries. With respect to the SXM Workstation, the IBM Agreement expires in October 1998 and Veeco, at its option, may extend the agreement to October 2000. With respect to the SXM 200M (Manual), the IBM Agreement expires three years from the product completion date (which Veeco anticipates to be in January 1998) or around January 2001 and Veeco, at its option, may extend the agreement for an additional two years. Pursuant to the IBM Agreement, Veeco has agreed to purchase a minimum number of SXM Workstations and SXM 200M (Manual) instruments. At May 31, 1997, Veeco's purchase commitment under this agreement was approximately $3,480,000 with respect to the SXM Workstation and $600,000 with respect to the SXM 200M (Manual). In addition, with respect to the SXM 200M (Manual), Veeco is required to pay a fee of $1,400,000 to IBM in consideration for access to IBM's source code, exclusive marketing rights of the product and a license to manufacture the product under certain circumstances; such fee is payable over a seven month period.

    Pursuant to the IBM Agreement, in the event that IBM (a) discontinues production of the SXM Workstation or the SXM 200M (Manual), (b) is unable to provide sufficient production of the SXM Workstation or the SXM 200M (Manual), or (c) fails to provide required support for the SXM Workstation or the SXM 200M (Manual), IBM has agreed to grant Veeco an exclusive worldwide license to manufacture the SXM Workstation or the SXM 200M (Manual), as the case may be, for sale to the semiconductor and data storage industries. In such event, the parties have agreed to negotiate a mutually agreeable royalty and license agreement.

    In the event of such a discontinuance, Veeco's ability to manufacture and distribute the SXM Workstation or the SXM 200M (Manual) on a timely basis could be disrupted until such time as Veeco's production operations for the SXM Workstation or the SXM 200M (Manual) are established and the parties conclude the royalty and license agreement. IBM is obligated to ship products for which orders have been accepted by IBM prior to the effective date of such discontinuance, and to provide Veeco with an opportunity to purchase additional quantities of the SXM Workstation and SXM 200M (Manual) instruments to meet Veeco's requirements. Under the IBM Agreement, IBM would not be liable for any lost profits or other consequential damages (including damages based upon third-party claims) incurred by Veeco as a result of IBM's actions (or inactions) with respect to the IBM Agreement.

    Pursuant to the IBM Agreement, IBM may, and has in the past, licensed intellectual property rights relating to AFM technology to third parties.

    VEECO/SEIKO INSTRUMENTS AGREEMENTS. In July 1993, Veeco entered into agreements with Seiko Instruments (the "Veeco/Seiko Instruments Agreements"), pursuant to which, among other things, Veeco became the exclusive sales agent and servicer of Seiko Instruments' XRF products in North America, South America and Europe, and Seiko Instruments became Veeco's distribution, marketing and servicing representative in Japan and other parts of Asia. The Veeco/Seiko Instruments Agreements, in addition to providing Veeco with enhanced access to the Japanese and other Asian markets for its XRF products, also give Veeco access to Seiko Instruments' large installed customer base in the United States and broadens Veeco's product line.

    Under the Veeco/Seiko Instruments Agreements, Veeco is required to purchase for sale in North America, South America and Europe a minimum of Seiko Instruments' XRF products (measured by sales volume), and Seiko Instruments is required to purchase for sale in Japan and other parts of Asia a minimum of the UPA Technology XRF products (measured by sales volume). These minimum requirements are to be re-negotiated by Veeco and Seiko Instruments for each twelve-month period during the term of the agreements; if the parties fail to timely agree on minimum sales requirements for a twelve-month period, the applicable agreement will terminate. Failure by either party to achieve minimum sales levels will give the other party the right to terminate the applicable agreement upon 60 days' notice. Each of the Veeco/Seiko Instruments Agreements is for a three-year term, which is automatically extended for additional one-year terms unless either party provides the other with notice of its desire to terminate an agreement. In April 1993, Seiko Instruments was appointed by Veeco as the exclusive distributor in Japan of Veeco's ion beam systems product line.

    OTHER STRATEGIC ALLIANCES. Since 1968, Ulvac has been the exclusive distributor of Veeco's (and its predecessors) stylus surface profiler products in Japan and in 1993, Ulvac was appointed as the exclusive distributor of the SXM Workstation in Japan. The current Distribution Agreement between Veeco and Ulvac was initially entered into on December 15, 1974 and will remain in effect until either party gives the other 90 days' prior notice of its intention to terminate such Agreement. In 1994, Sloan introduced the Dektak FPD-650, a flat panel display profiler developed by Veeco to meet product specifications defined by Ulvac in response to the specific needs of flat panel display manufacturers in Japan. Ulvac is also the exclusive distributor of Veeco's Dektak FPD-650 in South Korea and Taiwan.

    On September 18, 1996, Sloan entered into a Distribution Agreement (the "Schmitt Distribution Agreement") with Schmitt Measurement Systems, Inc. ("Schmitt"), pursuant to which Sloan was appointed the worldwide exclusive distributor for certain products of Schmitt (with certain exceptions). Under the Schmitt Distribution Agreement, Sloan will market, sell and service Schmitt's current product line as well as assist in engineering and automating Schmitt products for volume production applications. The term of the Schmitt Distribution Agreement ends on September 17, 1998, and is automatically renewed for consecutive one-year periods unless either party notifies the other of its intention to terminate the Agreement six months prior to the expiration of the then current term.

    Veeco believes that these strategic alliances enable Veeco to continue to access new technologies and introduce innovative products in a cost-efficient manner and will expand Vecco's worldwide customer base. Future strategic arrangements may take the form of joint ventures or joint research and development projects, as well as acquisitions or other business combinations.

SALES AND SERVICE

    SALES. Veeco sells its products worldwide through a combination of direct (i.e., Veeco-employed) sales representatives and independent distributors, whose territories do not overlap within a product line. Veeco believes that the size, location and expertise of its sales organization represents a competitive advantage in the markets it serves. Veeco employs approximately 56 sales professionals in its worldwide sales organization, with sales offices located in Milpitas, California; Santa Barbara, California; Tustin, California; Plainview, New York; Minneapolis, Minnesota; Dourdan, France; Munich, Germany; Watford, England; Hong Kong; and Tokyo, Japan. In addition to Ulvac and Seiko, Veeco has entered into exclusive distribution agreements with several independent distributors throughout the world. Other than Ulvac, none of these independent distributors accounted for more than 10% of Veeco's sales during the year ended December 31, 1996. See "--Customers."

    Independent distributors typically carry a full line of Veeco's products within a product line, and some distributors, such as Seiko Instruments, distribute products from more than one of Veeco's product lines. Most distributors also provide product support and servicing for the Veeco products sold by them. As previously described, in 1993 Veeco entered into exclusive distributorship arrangements in Japan with Seiko Instruments with respect to the ion beam systems product line.

    See Note 8 to the Veeco Consolidated Financial Statements for data pertaining to Veeco's net sales to unaffiliated customers by geographic area and for Veeco's United States operations export sales.

    SERVICE. Veeco believes that its field service organization is a significant factor in Veeco's success. Veeco provides worldwide customer service from five service centers in the United States, three in Europe (Dourdan, France; Watford, England; and Munich, Germany) and four in Asia (Tokyo, Japan; Hong Kong; Bangkok, Thailand and Penang, Malaysia). In addition, most distributors provide service and technical support for the Veeco products they sell. Because of the large installed base of its ion beam systems, surface metrology, X-ray fluorescence measurement systems and mass spectrometry leak detection products, its multiple service centers and its responsiveness to customer needs, Veeco believes that its service organization provides Vecco with opportunities for future sales to existing customers.

    Veeco provides service pursuant to warranty, service contract or on a service-call basis. Veeco's products typically carry a one-year warranty, which includes labor costs and replacement of defective parts. Veeco also offers enhanced warranty coverage.

    Veeco offers several types of service contracts, including preventative maintenance plans, on-call, on-site service-call plans and other comprehensive service arrangements. Veeco provides training for its customers and employees and consultation services, including a 24-hour hotline service, for certain products.

    Approximately 23% of Veeco's 1996 net sales were generated from service and support and the sale of spare parts and components.

CUSTOMERS

    Veeco sells its products to many of the world's major data storage, semiconductor, and flat panel display manufacturers, and to customers in other industries, research centers and universities. For the year ended December 31, 1996 and for the three months ended March 31, 1997, approximately 55.5% and 63.3%, respectively, of Veeco's total net sales were to customers in the data storage industry; approximately 27.4% and 23.3%, respectively, were sales to customers in the semiconductor industry; approximately 3.8% and 2.2%, respectively, were sales to customers in the flat panel display industry; and the remaining approximately 13.3% and 11.2%, respectively, of net sales were to other industry customers and to universities and research centers.

    Sales to Read-Rite, which utilizes products primarily from Veeco's ion beam system product line totaled $16,682,000, $6,631,000, $893,000, $7,117,000 and
$3,294,000 representing 17.2%, 9.2%, 1.8%, 24.1% and 16.0% of Veeco's net sales for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively.

    Sales to Seagate, which also utilizes products primarily from Veeco's ion beam system product line, totaled $15,469,000, $16,768,000, $13,499,000,
$7,010,000 and $4,151,000 representing 16.0%, 23.2%, 27.3%, 23.7% and 20.1% of
Veeco's net sales for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively. According to industry reports, Seagate is one of the world's largest disk drive manufacturers.

    Excluding sales to Read-Rite and Seagate, sales to the next five top customers accounted for 22.9%, 22.7%, 23.7%, 15.7% and 31.0%, in the aggregate, of total net sales of Veeco for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively.

    End-users of Veeco's products in each of the following categories include:

           SEMICONDUCTOR                          DATA STORAGE                       FLAT PANEL DISPLAY
------------------------------------  ------------------------------------  ------------------------------------
  AMD                                 Applied Magnetics                     Applied Komatsu
  AT & T                              Headways Technology                   Casio Computer
  CNET/SGS Thomson                    IBM                                   Dai Nippon Print
  DEC                                 Komag                                 Dai Nippon Screen
  Harris Semiconductor                Mitsumi                               IBM Japan
  Hewlett Packard Company             Quantum                               Samsung
  Hyundai                             Read-Rite                             Sumitomo Corp.
  Micron                              SAE Magnetics                         Toshiba Corp.
  Mitsubishi                          Seagate
  Motorola                            Sony
  National Semiconductor
  NEC
  Philips
  Samsung
  Seiko Instruments Inc.
  Siemens
  Texas Instruments
  Toshiba
  VLSI Technology, Inc.

ENGINEERING, RESEARCH AND DEVELOPMENT

    Veeco believes that continued and timely development of new products and enhancements to existing products are necessary to maintain its competitive position and relies on a combination of its own internal expertise and strategic alliances with other companies to enhance its research and development efforts. Veeco utilizes information supplied by its distributors and customers to design and develop new products and product enhancements and to reduce time-to-market for these products. Through its strategic alliances, Veeco has obtained the rights to sell additional products on a timely and cost efficient basis. See "--Strategic Alliances."

    Veeco's engineering, research and development programs are organized by product line; new products have been introduced into each of Veeco's product lines in each of 1996, 1995 and 1994. During 1996, Veeco added 13 new products to its product lines: the RF-350S, the Reactive Secondary Ion Beam Sputtering Deposition System, and the Multitarget Secondary Ion Beam Deposition System to its ion beam systems line; the Dektak 300 SI, 300 SL, 200 SI and 200 SL Series V Stylus profilers, the Dektak TMS-2000, TMS-2000W, and TMS-3000W Optical Scatterometers (developed by Schmitt Measurement Systems) and the High Definition SXM Atomic Force Microscope to its surface metrology line; and the MS-50 Console Leak Detector and MS-50 Dual Port Console Leak Detector to its industrial measurement line.

    Engineering research and development expenses of Veeco were approximately $9,804,000, $7,101,000, $5,096,000, $2,952,000 and $2,004,000 or 10.1%, 9.8%,
10.3%, 10.0% and 9.7% of net sales, for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively. These expenses consisted primarily of salaries, project material and other product development and enhancement costs.

MANUFACTURING

    Veeco's principal manufacturing activities, which consist of design, assembly and test operations, take place at its Plainview, New York headquarters, where ion beam systems, XRF and leak detection/vacuum equipment product lines are produced, and in Santa Barbara, California, at the headquarters of Veeco's Sloan subsidiary, where the stylus surface metrology system product line is produced. The SXM workstation sold by Veeco is manufactured by IBM at its Boca Raton, Florida facility.

    Veeco's manufacturing and research and development functions have been organized by product line. Veeco believes that this organizational structure allows each product line manager to more closely monitor the products for which he is responsible, resulting in more efficient sales, marketing, manufacturing and research and development. Veeco has also implemented a Total Quality Management program, which seeks to emphasize customer responsiveness, customer service, high quality products and a more interactive management style. By implementing these management philosophies, Veeco believes that it has increased its competitiveness and positioned itself for future growth.

    Certain of the products sold by Veeco are obtained from single sources pursuant to written agreements. Veeco relies upon IBM for manufacture of the SXM Workstation, and termination of Veeco's agreement with IBM or other disruptions in the supply of product could have an adverse effect on Veeco's results of operations. In addition, certain of the components and sub-assemblies included in Veeco's other products are obtained from a single source or a limited group of suppliers. Although Veeco does not believe it is dependent upon any supplier of the components and sub-assemblies referred to in the previous sentence as a sole source or limited source for any critical components (other than as set forth above), the inability of Veeco to develop alternative sources, if required, or an inability to meet a demand or a prolonged interruption in supply or a significant increase in the price of one or more components could adversely affect Veeco's operating results.

BACKLOG

    Veeco's backlog consists generally of product orders for which a purchase order has been received and which are scheduled for shipment within twelve months. Because a large percentage of Veeco's orders require products to be shipped in the same quarter in which the order was received, and due to possible changes in delivery schedules, cancellations of orders and delays in shipment, Veeco does not believe that the level of backlog at any point in time is an accurate indicator of Veeco's performance.

COMPETITION

    Veeco faces substantial competition from established competitors in each of the markets that it serves, some of which have greater financial, engineering, manufacturing and marketing resources than Veeco. In addition, to a lesser extent many of Veeco's product lines face competition from alternative technologies, some of which are better established than those used by Veeco in its products. Significant marketing factors for surface metrology and ion beam systems include system performance, accuracy, repeatability, ease of use, reliability, cost of ownership, and technical service and support. Veeco believes it competes favorably on the basis of these factors in each of Veeco's served markets for such products. None of Veeco's competitors competes with Veeco across Veeco's product lines.

    Veeco's ion beam systems compete with other ion beam system manufacturers such as Commonwealth Scientific Corporation, Hitachi and Nordiko.

    In the market for surface metrology systems, Veeco competes with several companies. The SXM Workstation competes with AFM products produced by other manufacturers such as Digital Instruments as well as with high-end SEM equipment produced by manufacturers such as Hitachi, Ltd. In the surface profiler market, Veeco competes primarily with Tencor Instruments.

    In the XRF market, Veeco competes with other manufacturers of XRF products, including Twin City International, Inc., CMI International, and Fischer, Inc. In the leak detector/vacuum equipment market, Veeco competes primarily with Varian Associates, Inc., Leybold A.G. and Alcatel, NV.

PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

    Veeco's success depends in part on its proprietary technology. Although Veeco attempts to protect its intellectual property rights through patents, copyrights, trade secrets and other measures, there can be no assurance that Veeco will be able to protect its technology adequately or that competitors will not be able to develop similar technology independently.

    Veeco has more than 50 patents covering its various products which Veeco believes provides it with a competitive advantage. Veeco has a policy of seeking patents when appropriate on inventions concerning new products and improvements as part of its on-going research, development and manufacturing activities. Veeco believes that there are no patents which are critical to Veeco's operations, and that the success of its business depends primarily on the technical expertise, innovation, creativity and marketing and distribution ability of its employees.

    Veeco also relies upon trade secret protection for its confidential and propriety information. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Veeco's trade secrets or disclose such technology or that Veeco can meaningfully protect its trade secrets.

    Veeco is the licensee of certain intellectual property owned by IBM which is associated with the SXM Workstation, including "SXM," which is a registered trademark owned by IBM. See "--Strategic Alliances."

ENVIRONMENTAL MATTERS

    In October 1993, the California Regional Water Quality Control Board, Central Coast Region (the "RWQCB") issued a Cleanup and Abatement Order ("CAO") for the site (the "Site") of a facility which was leased by a predecessor of Sloan ("Old Sloan") in Santa Barbara, California. The CAO declared that Lambda Electronics Inc. ("Lambda"), Veeco and certain other parties had caused or permitted certain hazardous waste to be discharged into waters of the State at the Site where they create, or threaten to create, a condition of nuisance. (Veeco is named as a "discharger" in the CAO because it acquired the assets and liabilities of Old Sloan pursuant to the Acquisition; in addition, Veeco may be required to indemnify Lambda for obligations incurred by Lambda as a result of Old Sloan's operations.)

    In compliance with the CAO, Veeco submitted a corrective action plan for remediating contaminated soils at the Site, by excavating them, spreading them, tilling them, and then refilling the excavated areas with these soils. The RWQCB approved this corrective action plan on June 6, 1994 and on November 29, 1994, the Santa Barbara County Air Pollution Control District exempted the corrective action activities from the District's air permit requirements. The soil remediation was completed in September 1995. Veeco is currently performing post soil remediation groundwater monitoring.

    Reports prepared by consultants hired by Veeco and by owners of the Site indicate elevated levels of certain contaminants in samples of groundwater underneath the Site. Veeco's consultants have recommended that additional groundwater assessment activities and the preparation of a groundwater corrective action workplan, as required by the CAO, should await the results of groundwater testing conducted by other parties near the Site. Until that time, Veeco (with the acquiescence of the RWQCB) is monitoring groundwater contamination levels at the Site on a quarterly basis, and is reviewing the results of third party groundwater assessment and monitoring activities being conducted in the vicinity of the Site. Veeco cannot predict the extent of groundwater contamination and cannot determine at this time whether any or all of the groundwater contamination may be attributable to the activities of neighboring parties. Veeco may be held responsible for the costs of remediating any groundwater contamination under or in the vicinity of the Site but Veeco cannot predict the potential scope of such costs at this time.

    Pursuant to the Acquisition, Veeco is required to pay, and has paid for each of the past seven years, up to $15,000 per year of the expenses incurred in connection with the operation of certain equipment used in connection with the monitoring and remediation of certain environmental contamination at Veeco's Plainview, New York facility. Veeco may under certain circumstances also be obligated to pay up to an additional $250,000 in connection with the implementation of a comprehensive plan of environmental remediation at the Plainview facility; pursuant to the terms of the Acquisition, Lambda (as well as its corporate parent, Unitech, and certain of Lambda's subsidiaries) are required to pay all other costs and expenses relating to any such plan of environmental remediation. Because no such comprehensive plan of remediation has been required to date, Veeco is not in a position to estimate more precisely what any actual liability might be.

    Veeco is aware that petroleum hydrocarbon contamination has been detected in the soil at the site of the facility leased by Sloan in Santa Barbara, California (the "Sloan Building"). For 18 months after the Acquisition, Veeco owned all of the outstanding capital stock of a company which held title to the Sloan Building, and a leasehold in the property on which the Sloan Building is located. In July 1991, the capital stock of such company was transferred to Lambda, pursuant to provisions in the agreement relating to the Acquisition. Although there appears to be no evidence that the petroleum constituents found in the soil are associated with any activities of Sloan at the Sloan Building, under Federal and California environmental statutes, current "owners and operators" and "owners and operators" at the time of disposal of hazardous substances may be deemed liable for removal and remediation of contamination at a facility. In connection with the Acquisition, Lambda and Unitech plc agreed to indemnify Veeco for liabilities incurred by Veeco which arise from the environmental contamination at the site, and any costs and expenses relating to the remediation thereof.

EMPLOYEES

    At March 31, 1997, Veeco had approximately 357 full time employees, including 111 in manufacturing and testing, 56 in sales and marketing, 64 in service and support, 79 in engineering, research and development, and 47 in general administration and finance. The success of Veeco's future operations depends in large part on Veeco's ability to recruit and retain engineers, technicians and other highly-skilled professionals who are in considerable demand. There can be no assurance that Veeco will be successful in retaining or recruiting key personnel. None of Veeco's employees is represented by a labor union and Veeco has never experienced a work stoppage, slowdown or strike. Veeco considers its employee relations to be good.

    None of Veeco's senior management or key employees is subject to an employment agreement; in addition, none of such individuals is subject to an agreement not to compete with Veeco. However, Mr. Scherr, a director of Veeco, is party to a consulting agreement with Veeco.

FACILITIES

    Veeco's headquarters, principal manufacturing and research and development facilities are located in an 80,000 square foot building in Plainview, New York, which is owned by Veeco. In addition, Veeco leases the Sloan Building from Lambda. The Sloan Building, located in Santa Barbara, California, is a 30,000 square foot building which serves as the administrative, sales, manufacturing and research and development facility of Sloan. The lease expires in June 1998.

    Veeco also leases two facilities located in Milpitas, California and Tustin, California, for use as sales and service centers for certain of its products. Subsidiaries of Veeco lease space for use as sales and service centers in Dourdan, France; Munich, Germany; Watford, England; Hong Kong and Tokyo, Japan.

    Veeco believes that it will be able to either renew the lease for the Sloan Building on satisfactory terms or find a suitable substitute for such facility. Based on the foregoing, Veeco believes its facilities are adequate to meet its current needs.

    Certain levels of environmental contamination have been detected at the Plainview, New York and Santa Barbara, California facilities of Veeco. See "Business--Environmental Matters."

LEGAL PROCEEDINGS

    See "Business--Environmental Matters". Except as described therein, there are no material legal proceedings involving Veeco or any of its subsidiaries.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF VEECO

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, the relationship (in percentages) of selected items of Veeco's consolidated statements of operations to its total net sales:

                                                                                                                 THREE
                                                                                                                 MONTHS
                                                                                                                 ENDED
                                                                             YEARS ENDED DECEMBER 31           MARCH 31,
                                                                         -------------------------------  --------------------
                                                                           1996       1995       1994       1997       1996
                                                                         ---------  ---------  ---------  ---------  ---------
Net sales..............................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of sales..........................................................       56.7       54.3       58.5       56.3       55.4
                                                                         ---------  ---------  ---------  ---------  ---------
Gross profit...........................................................       43.3       45.7       41.5       43.7       44.6
Operating expenses:
  Research and development.............................................       10.1        9.8       10.3       10.0        9.7
  Selling, general and administrative..................................       20.2       23.3       22.6       19.5       21.2
  Amortization.........................................................         .2         .2         .7         .2         .3
  Other--net...........................................................         .2         .2        (.2)    --             .4
                                                                         ---------  ---------  ---------  ---------  ---------
Total operating expenses...............................................       30.7       33.5       33.4       29.7       31.6
                                                                         ---------  ---------  ---------  ---------  ---------
Operating income.......................................................       12.6       12.2        8.1       14.0       13.0
Interest (income) expense..............................................        (.7)       (.5)       5.3        (.4)      (1.0)
                                                                         ---------  ---------  ---------  ---------  ---------
Income before income taxes and extraordinary item......................       13.3       12.7        2.8       14.4       14.0
Income tax provision (benefit).........................................        5.0        3.3       (1.6)       5.5        5.2
                                                                         ---------  ---------  ---------  ---------  ---------
Income before extraordinary item.......................................        8.3        9.4        4.4        8.9        8.8
Extraordinary (loss), net of tax.......................................     --         --           (1.4)    --         --
                                                                         ---------  ---------  ---------  ---------  ---------
Net income.............................................................        8.3%       9.4%       3.0%       8.9%       8.8%
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------  ---------

THREE MONTHS ENDED MARCH 31, 1997 AND 1996

    Net sales for three months ended March 31, 1997 increased by approximately $8,907,000 or 43% over the comparable 1996 period. The increase principally reflects continuing growth in ion beam system sales. Sales in the US increased approximately 53%, while international sales included an approximately 45% decrease in Japan, a 31% decrease in Europe and a 400% increase in Asia-Pacific. The Company believes that there will continue to be quarter to quarter variations in the geographic concentration of sales. However, there appears to be a trend of increasing sales demand in Asia-Pacific attributable to the expansion of hard drive and semiconductor industries in that region.

    Sales of ion beam systems for the first quarter of 1997 of approximately $17,898,000 increased by approximately $8,278,000 or 86% over the comparable period in 1996, driven principally by increased demand from the data storage industry for high-density hard drives. Of this increase, approximately 73.8% was due to growth in volume, with the balance of the increase due to an approximately 30.7% higher average selling price of a system resulting from a shift in customer demand to multi-process modules with increased automation. Sales of surface metrology products for the first quarter of 1997 of approximately $6,610,000 increased by approximately $933,000 or 16% over the comparable 1996 period, reflecting increased SXM product sales as a result of the semiconductor industry's investment in next generation sub-0.35 micron and smaller-featured device production. Of this increase, approximately 39.1% was due to growth in volume, with the balance of the increase due to an approximately 17.2% higher average selling price of surface metrology products. Sales of industrial measurement products for the first quarter of 1997 of approximately $5,043,000 decreased by approximately $304,000 or 6% compared to the comparable period in 1996, as the result of a decrease in leak detection equipment sales.

    Veeco booked approximately $31,399,000 of orders in the first quarter of 1997 compared to approximately $25,449,000 of orders in the first quarter of 1996, reflecting both the increased demand for high density hard drives and the continued industry transition to the next generation MR thin film magnetic heads and increasing orders for SXM products.

    Gross profit for the first quarter of 1997 of approximately $12,909,000 represents an increase of approximately $3,702,000 or 40% over the comparable 1996 period. Gross profit as a percentage of net sales decreased to 43.7% for the first quarter of 1997 from 44.6% for the first quarter of 1996. This decline was principally due to changes in product mix.

    Research and development expense in the first quarter of 1997 increased by approximately $948,000 or by 47% compared to the first quarter of 1996, principally driven by the increased R&D investment in ion beam systems.

    Selling, general and administrative expenses in the first quarter of 1997 increased by approximately $1,392,000 or by 32% compared to the first quarter of 1996. The increase was primarily due to approximately $1,065,000 of additional selling expense comprised of sales commissions related to the higher sales volume, as well as increased sales and sales support compensation and travel expense.

    Operating income increased to approximately $4,141,000 or 14% of net sales for the first quarter of 1997 compared to approximately $2,685,000 or 13% of net sales for the first quarter of 1996, due to the above noted factors.

    Income taxes for the first quarter of 1997 amounted to approximately $1,609,000 or 38% of income before income taxes in 1997 compared to approximately $1,075,000 or 37% of income before taxes for the same period in 1996.

YEARS ENDED DECEMBER 31, 1996 AND 1995

    Net sales were $96,832,000 for the year ended December 31, 1996 representing an increase of approximately $24,473,000, or 33.8%, for the fiscal year ended December 31, 1996 as compared to 1995. The increase reflects growth in all three of Veeco's product lines--ion beam systems, surface metrology and industrial measurement. Sales in the U.S. increased approximately 38.6%, while international sales included a 37.8% increase in Asia Pacific and a 56.2% increase in Japan and a 3% decrease in Europe.

    Sales of ion beam systems increased by 60.3% to approximately $53,213,000 in 1996 compared to 1995. Of this increase, approximately 55.9% is due to growth in volume, with the balance of the increase attributable to an approximately 27.7% higher average selling price of a system resulting from a shift in customer demand to multi-process modules with increased automation. This growth was principally driven by increased demand for mass memory storage due to the capacity ramp up in both magnetoresistive and inductive thin film magnetic heads required in high density hard drives.

    Sales of surface metrology products increased by 14.6% to approximately $23,902,000 in 1996 compared to 1995 principally as a result of increased sales of SXM Workstations for semiconductor applications.

    Sales of industrial measurement products increased by 7.7% to approximately $19,717,000 in 1996 compared to 1995 as a result of increased volume due to the introduction of new products in the leak detection product line, while the average sales price of a product was comparable in 1996 and 1995.

    Gross profit increased to approximately $41,901,000, or 43.3% of net sales for 1996, compared to $33,085,000, or 45.7% of net sales for 1995. The decline in gross margin percentage was principally due to product and geographic mix changes in surface metrology and industrial measurement products lines. The lower gross profit percentage attributable to product mix resulted from increased sales of the SXM Workstation and other products distributed for other manufacturers, which historically have had lower gross margins, as well as for increases in sales of newly introduced products, the costs of which are generally higher than for mature products. Export sales, which generally have higher sales discounts and service and distribution costs, increased by 46.0%, which negatively impacted gross margins.

    Research and development expense increased by approximately $2,703,000 to approximately $9,804,000, or 10.1% of net sales in 1996 compared to approximately $7,101,000 or 9.8% of sales in 1995, as Veeco increased its R&D investment in each of its product lines with particular emphasis on ion beam products.

    Selling, general and administrative expenses increased by approximately $2,714,000 to 20.2% of net sales in 1996 from 23.3% for 1995. Selling expense increased $2,353,000 principally comprised of sales commissions related to higher sales volume, as well as increased compensation and travel expense as a result of additional sales and service personnel required to support Veeco's growth. Veeco received approximately $107 million of orders in 1996 compared to approximately $84 million of orders in 1995 for a 27.9% increase. This resulted in a book to bill ratio of 1.11 to 1 for 1996.

    Operating income increased to approximately $12,182,000 or 12.6% of net sales for 1996 compared to $8,796,000 or 12.2% of net sales for 1995, due to the above noted factors. Veeco incurred an operating loss in its foreign operations for the year ended December 31, 1996 of approximately $300,000 compared to operating income of approximately $257,000 for the year ended December 31, 1995, principally as a result of an approximately $253,000 unfavorable change in foreign exchange transactions, a sales volume decline and the sale of additional SXM Workstations at lower gross profit margins than Veeco's other product lines.

    Income taxes amounted to $4,822,000 or 37.5% of income before income taxes and extraordinary item for 1996 as compared to $2,395,000 or 26.1% of income before income taxes and extraordinary item for 1995. Veeco's effective tax rate in 1995 was lower as a result of Veeco recognizing previously unrecognized deferred tax assets.

YEARS ENDED DECEMBER 31, 1995 AND 1994

    Net sales increased by approximately $22,925,000, or 46.4%, for the fiscal year ended December 31, 1995 to approximately $72,359,000 as compared to 1994. The increase reflects growth in all three of Veeco's product lines--ion beam systems, surface metrology and industrial measurement. Sales in the U.S. increased approximately 48%, while international sales included an approximately 44% increase in European sales and an approximately 47% increase in Asia Pacific sales including Japan.

    Sales of ion beam systems increased by 58.1% to approximately $33,184,000 in 1995 compared to 1994. This increase was principally attributable to an increase in volume while the average sales price of a system was comparable in 1995 and 1994. This increase was driven by increased demand from mass memory storage and telecommunications markets.

    Sales of surface metrology products increased by 58.0% to approximately $20,830,000 in 1995 compared to 1994 as a result of increased sales of SXM Workstations for semiconductor applications and increased sales of surface profilers in Asia Pacific and Europe. This increase was principally attributable to an increase in volume while the average sales price of a system was comparable in 1995 and 1994.

    Sales of industrial measurement products increased by 20.2% to approximately $18,345,000 in 1995 compared to 1994 as a result of the introduction of new products in both the leak detection and XRF thickness measurement systems product lines. This increase was principally attributable to an increase in volume while the average sales price of a system was comparable in 1995 and 1994.

    Gross profit increased to approximately $33,085,000, or 45.7% of net sales, for 1995 compared to $20,494,000, or 41.5% of net sales for 1994. This improvement was due to the sales volume increases described above, product mix changes and improved operating efficiencies. Product mix favorably impacted gross margins in 1995 as compared to 1994 due to the increase in sales of ion beam systems and stylus profilers which generate higher gross margins than Veeco's industrial measurement products. Operating efficiencies were obtained in 1996 compared to 1995 by reduction in cycle times and higher throughput.

    Research and development expense increased by approximately $2,005,000 to approximately $7,101,000, or 9.8% of net sales in 1995 compared to approximately $5,096,000 or 10.3% of sales in 1994, as Veeco increased its R&D investment in each of its product lines.

    Selling, general and administrative expenses increased by approximately $5,651,000 to 23.3% of net sales in 1995 from 22.6% for 1994. Selling expense increased $4,150,000 principally comprised of sales commissions related to higher sales volume, as well as increased compensation and travel expense as a result of additional sales and service personnel required to support Veeco's growth. Veeco received approximately $84 million of orders in 1995 compared to approximately $55 million of orders in 1994.

    Operating income increased to approximately $8,796,000 or 12.2% of net sales for 1995 compared to $3,983,000 or 8.1% of net sales for 1994, due to the above noted factors.

    As a result of the repayment of all outstanding debt in December 1994 from the proceeds of the IPO and the investment of the net proceeds from the Public Offering completed in July 1995, Veeco had $391,000 of interest income in 1995 compared to $2,620,000 of interest expense in 1994.

    Income taxes amounted to $2,395,000 or 26.1% of income before income taxes and extraordinary item for 1995. Veeco's effective tax rate is lower than the statutory tax rate as a result of Veeco recognizing previously unrecognized deferred tax assets. It is anticipated that Veeco's effective tax rate in 1996 will approach the statutory tax rate.

LIQUIDITY AND CAPITAL RESOURCES

    Net cash provided by operations totaled approximately $4,718,000 for the first three months of 1997 compared to approximately $133,000 for the comparable 1996 period. This increase reflects an increase in net income for the first quarter of 1997 of approximately $827,000 over the comparable 1996 period coupled with favorable changes in operating assets and liabilities. Net cash provided by operations totaled $7,173,000 for the fiscal year ended December 31, 1996 compared to $1,980,000 for 1995, due primarily to net income of $8,038,000 in 1996 compared to net income of $6,792,000 in 1995. Cash flow in 1995 was also impacted by an increase of approximately $6,072,000 in accounts receivable. Net cash provided by operations of $1,980,000 for the fiscal year ended December 31, 1995 compared to $808,000 for 1994 primarily due to net income of $6,792,000 in 1995 compared to net income of $1,479,000 in 1994 partially offset by changes in operating assets and liabilities.

    Accounts receivable increased by approximately $843,000 at December 31, 1996 to $19,826,000 from $18,983,000 at December 31, 1995, due primarily to increased sales. Accounts receivable increased by approximately $6,291,000 to $18,983,000 at December 31, 1995 from $12,692,000 at December 31, 1994, primarily due to the increased sales.

    Inventories increased by approximately $5,468,000 at December 31, 1996 to $21,263,000 from $15,795,000 at December 31, 1995. The increase was principally due to purchases required for the increased level of sales orders. Inventories increased by approximately $5,101,000 at December 31, 1995 to $15,795,000 at December 31, 1995 from $10,694,000 at December 31, 1994 principally due to purchases required for the introduction of new products and increased level of sales orders.

    Accounts payable increased by $2,467,000 at December 31, 1996 to $11,196,000 from $8,729,000 at December 31, 1995 due to a higher level of purchases associated with the increased sales volume. Accounts payable increased by $1,316,000 at December 31, 1995 to $8,729,000 from $7,413,000 as a result of purchases required for the introduction of new products.

    Accrued expenses increased by $2,441,000 at December 31, 1996 to $9,964,000 from $7,523,000 at December 31, 1995 as a result of increased customer deposits and payroll-related liabilities.

    Working capital totaled approximately $43,454,000 at December 31, 1996 compared to approximately $37,461,000 at December 31, 1995. Cash increased to approximately $21,209,000 at December 31, 1996 as a result of cash from operations partially offset by approximately $3,766,000 of capital expenditures. Working capital was approximately $37,461,000 at December 31, 1995 compared to approximately $16,122,000 at December 31, 1994. Cash increased to approximately $17,568,000 at December 31, 1995 from $2,279,000 at December 31, 1994 as a result of cash from operations and Veeco's Public Offering.

    Veeco made capital expenditures of approximately $1,266,000 for the three months ended March 31, 1997 compared to approximately $439,000 in the comparable 1996 period. Capital expenditures in the first quarter of 1997 principally reflect investments in building improvements, laboratory tools and business information systems. Veeco made capital expenditures of $3,766,000 for fiscal year 1996, principally for manufacturing facilities, laboratory and test equipment and computer system upgrades, as compared to $965,000 of capital expenditures for 1995. Veeco's capital expenditures for 1995 related primarily to the purchase of laboratory and test equipment and manufacturing facility improvements. Veeco expects that capital expenditures will increase in the next year as it improves its manufacturing facilities and acquires additional equipment for its ion beam deposition systems business.

    Relative to the acquisition in April 1997 of the Media and Magnetics Applications business of Materials Research Corporation, Veeco believes that it will expend approximately $10,000,000 of cash during the last nine months of 1997 for the purchase of this business as well as for future capital expenditures and working capital requirements. The expected time-frame for developing the acquired technology into commercially viable products is approximately 12 months from the acquisition date and it is anticipated that during this time-frame between $2,000,000 and $3,000,000 of expense will be incurred in connection with the technical and research and development efforts necessary to develop these products.

    In July 1996, Veeco entered into a new credit facility (the "Credit Facility") with Fleet Bank, N.A. and The Chase Manhattan Bank. The Credit Facility, which may be used for working capital, acquisitions and general corporate purposes, provides Veeco with up to $30 million of availability. The Credit Facility bears interest at the prime rate of the lending banks, but is adjustable to a maximum rate of 3/4% above the prime rate in the event Veeco's ratio of debt to cash flow exceeds a defined ratio. A LIBOR based interest rate option is also provided. As of March 31, 1997 there were no amounts outstanding under the Credit Facility. As of March 31, 1997, Veeco's availability under the Credit Facility was reduced by approximately $1,000,000 as a result of outstanding letters of credit, which consist of a standby letter of credit in the amount of $365,000 in favor of IBM established pursuant to the IBM Agreement and letters of credit in an aggregate amount of $635,000 to support foreign purchases. The Credit Facility is secured by substantially all of Veeco's personal property, as well as the stock of its Sloan subsidiary.

    Pursuant to a sales and marketing agreement with IBM, Veeco has agreed to purchase a minimum number of IBM-manufactured SXM Workstations, and the new IBM-manufactured SXM 200M (Manual) which is in the development phase, for sale by Veeco to customers in the semiconductor and data storage industries. As of May 31, 1997, Veeco's purchase commitment for SXM Workstations under this agreement was approximately $3,480,000, of which $1,230,000 in products are required to be purchased prior to July 1997 and $2,250,000 in products are required to be purchased prior to a date to be determined. As of May 31, 1997, Veeco's purchase commitment for SXM 200M (Manual) instruments under this agreement was approximately $600,000; as this product is still being developed, the date by which such purchases must be made has yet to be determined. Also under the IBM Agreement, Veeco is required to pay a $1,400,000 fee with respect to the SXM 200M (Manual) over a period of seven months. In addition, Veeco has minimum purchase obligations pursuant to agreements with certain other suppliers. See "Strategic Alliances."

    Veeco believes that the cash generated from operations, funds available from the Credit Facility described above and existing cash balances will be sufficient to meet Veeco's projected working capital and other cash flow requirements for at least the next 24 months.

                             INFORMATION ABOUT WYKO

WYKO'S BUSINESS

    Wyko was founded in December 1982 to design and develop non-contact, high-precision test and measurement equipment. Wyko designs, manufactures, markets and services a broad line of high performance, non-contact surface metrology equipment. Using laser and white light optical technology combined with advanced software and electronics, Wyko instruments assist manufacturers in increasing product yield and improving new product design by generating precise, consistent quantitative data on the surface structure of critical components. Wyko's customers are predominately large manufacturers in the mass memory, semiconductor, machined surfaces and optics industries. Current customers include Hewlett Packard Company, Hughes Missile Systems, IBM, Lawrence Livermore National Laboratory, Quantum, Seagate, Read-Rite, and SAE Magnetics. Wyko also sells its products to other industries, research and development centers, national standards laboratories, and universities.

    Historically, test and measurement equipment consisted of contact profiling devices and visual, qualitative inspection systems. Advancing technologies allow manufacturers in a variety of industries to produce smaller devices, requiring more precise tolerances and intricate design geometries. For example, read-write heads currently produced for computer hard drives are one-third the size of read-write heads manufactured five years ago. This trend toward miniaturization and tighter tolerances creates new challenges for manufacturers, as they are required to handle, measure and test increasingly smaller components. High performance, non-contact metrology instruments are an enabling technology for the mass memory, semiconductor and other high technology industries to produce these smaller components.

    Instrumentation is increasingly used to accurately measure the conformity of parts to their specifications, detect defects directly on the manufacturing line, and provide statistical feedback to improve process control. As the mass memory, semiconductor, and micro-electronic device manufacturing industries install more sophisticated production and assembly processes, these industries are adding measurement and defect detection instruments to improve production control, yield and product quality.

    Substantially all Wyko instruments are designed to make non-contact surface measurements using interferometry technology. Wyko instruments employ either white light or laser sources to measure surface roughness and shape by creating interference patterns from the optical path difference between the test surface and a reference surface. Using a combination of phase shifting interferometry and vertical scanning interferometry, Wyko instruments are designed to rapidly and precisely measure and characterize a range of surface sizes and shapes.

WYKO'S PRODUCTS

    Wyko products are currently used in the data storage, semiconductor, micro-machined devices, optics and research industries for production control, failure analysis, prototype development and advanced research. The following table summarizes Wyko's current principal products and the principal industries to which it offers such products.

                                                                                                               UNIVERSITY AND
                                                      SEMI-         DATA         MICRO-        OPTICS           RESEARCH AND
PRODUCT                                             CONDUCTOR      STORAGE      MACHINED      INDUSTRY     INDUSTRIAL DEVELOPMENT
------------------------------------------------  -------------  -----------  -------------  -----------  -------------------------
MICRO-STRUCTURE MEASUREMENTS
  NT 2000.......................................        x                           x             x                   x
  HD 2000.......................................                      x
MACRO-CONTOUR MEASUREMENTS
  Wyko 400......................................                      x                           x                   x
  Wyko 6000.....................................                                                  x                   x
ANGLE AND DISTANCE MEASUREMENTS
  Static Attitude Test Inspection System
    (SATIS).....................................                      x                                               x

MICRO-STRUCTURE MEASUREMENTS

    Wyko pioneered the use of phase shifting interferometry (PSI), developed in 1983, and vertical scanning interferometry (VSI), developed in 1992, to measure surfaces as smooth as .03 nanometers or as rough as 2 millimeters. Interferometry, coupled with microcomputers and state of the art software, is a powerful method of rapidly measuring and characterizing surface microstructure on a variety of surface types.

    Wyko's current principal micro-structure surface measurement equipment products consist of:

    NT 2000. Manufacturers of precision parts and components use the NT 2000 line of microstructure measurement instruments to measure surface roughness, heights, and shapes. Customers use the Wyko systems because they are non-contact, offer both areal measurements and high-resolution linear profiles and provide high-precision, quantitative results with extensive software analysis.

    The NT 2000 incorporates both phase-shifting and vertical-scanning interferometry to obtain measurement results on surfaces as smooth as 0.3 nanometers or as rough as 2 millimeters. This combination of technologies provides the basis for a broad range of applications in many industries.

    The semiconductor industry uses these instruments to measure wafer roughness, CMP polishing pad surfaces, and wafer edges. For advanced packaging applications, Wyko has developed a specialized version of the NT 2000 (identified as the Bump Measurement Profiler System--BMPS) for measuring bump connections. This profiler measures surface height, bump volume and diameter and bump coplanarity on silicon wafers and ceramic substrates. This instrument provides greater accuracy than traditional laser scanning techniques which may miss peaks, underestimate heights, and are often less determinate in focusing with coatings. The BMPS instrument accommodates 4 to 8 inch wafers without any hardware change. The fully-automated BMPS system integrates a vertical scanning interference microscope (based on the NT 2000) with precision robotic wafer handling and Wyko's measurement and analysis software. The BMPS instrument provides rapid, accurate and repeatable measurements of surfaces at the bump, die, wafer, substrate and lot level and reports bump statistics in accordance with pre-configured computerized instructions on bump location and pass/fail criteria. Measurements are compared to the customer's drawings, which disclose bump locations to automatically determine missing, bridged and extra bumps.

    Manufacturers in semiconductor-related industries use the NT 2000 for measuring probe card patterns, IC patterns, microsensors, magnetic ink, detector arrays and micro-machined devices in silicon. As an engineering research and development instrument, or a failure analysis tool used by quality engineering departments, the data generated during measurement may be analyzed by the Wyko

Vision-TM-proprietary software package that includes statistical analysis, image processing, database options and graphical displays.

    Wyko has also developed special packaging and software applications to extend the NT 2000 technology nationally and internationally to a broad industry base. Extensions include applications for automotive engine cylinder measurements and analox roll testing in the print industry.

    HD 2000. The HD 2000 instruments are a line of microstructure measurement equipment used by manufacturers of mass memory components including manufacturers of heads, disks, drives and suspensions. Manufacturers of mass memory components use the HD 2000 to measure surface roughness, heights, and shape. These customers use the Wyko systems because they are non-contact, fast, repeatable, and offer both areal measurement and high-resolution linear profiles and provide high-precision, quantitative results with extension software analysis specific to this industry. HD 2000 instruments are used for research and development, production control, process improvement, final parts inspection, incoming parts inspection, and field failure analysis.

    The HD 2000 is designed for high-throughput, dedicated testing. The instrument may be purchased to operate with manual controls or full automation. Many customers from this industry elect to purchase fully automated instruments to eliminate operator variability. With diminished feature sizes in the head and suspensions, the HD 2000 is a reliable tool for measuring whether manufacturing processes yield parts that meet critical specifications.

    The Wyko proprietary software for the HD 2000 provides a number of benefits to Wyko customers including immediate feedback on new head design parameters, reduction in the product design cycle, and a reduction in the time required to transfer new product designs from engineering to manufacturing.

MACRO-CONTOUR MEASUREMENTS

    Macro-contour measurement equipment is designed to obtain measurements of surface figure of part sizes ranging from less than one inch to 24 inches. Wyko instruments used to measure surface figure are typically of Fizeau or Twyman-Green interferometry designs. Incorporating algorithms for phase ramping, phase stepping, phase unwrapping, data reduction and analysis, Wyko macro-contour measurement instruments are currently used by leading manufacturers and laboratories world-wide including, among others, National Institute of Standard Technology ("NIST"), Commonwealth Scientific and Industrial Research Organization ("CSIRO"), Lawrence Livermore National Laboratories, Mitsubishi, Quantum, Seagate, Hughes Missile Systems and Lockheed Martin.

    A primary application for the macro-contour instruments is in the measurement of hard disk shape in the mass memory market. Wyko macro-contour instruments measure the flatness and performance parameters of disks at each stage in the manufacturing process. Manufacturers use these instruments to measure disks made of a range of substrates including metals, glass and ceramics.

    Wyko macro-contour instruments are used to monitor performance throughout the production process, including unpolished disk blanks, in-process disks during polishing, and disks assembled in drives. All macro-contour instruments include Wyko proprietary software for analyzing shape, runout, velocity and acceleration. Data may be analyzed graphically in three dimensions, two-dimensional profiles, and contour plots.

    Macro-contour measurement equipment is also used in the optics industry to measure optical surface figure and transmitted wavefront accuracy.

ANGLE AND DISTANCE MEASUREMENTS

    In 1994, Wyko introduced the Static Attitude Test probe (SAT). In collaboration with its leading customers, Wyko combined laser triangulation and auto-collimation to produce an instrument to accurately measure the position and angular orientation of the surface of the suspensions used in magnetic head production. With the Static Attitude Test Inspection System ("SATIS"), a sophisticated fixture properly references the position of the suspension relative to its mounting boss and elevator point positions. In manual mode, an operator uses a micrometer to set the offset distance while monitoring the distance on a computer screen. The measurement is made in less than one fifth of a second. Software provides rapid data analysis. Wyko customers for these products include Hutchinson Technology, Inc., Read-Rite, SAE Magnetics, and Quantum.

SALES AND SERVICE

    SALES. Wyko sells its products in the United States through direct sales employees and internationally through independent distributors. In the United States, Wyko employs approximately nine direct sales engineers with sales offices located in Tucson, Arizona, Chelmsford, Massachusetts and Santa Clara, California. International sales are made through twelve distributors, covering sales and service in more than sixteen countries including Japan, China, Hong Kong, Malaysia, Singapore, Thailand, Philippines, Indonesia, Korea, Taiwan, United Kingdom, Ireland, Germany, Italy, and France. International sales are managed through Wyko's headquarters in Tucson, Arizona. Wyko employees train and provide technical guidance to Wyko distributors. Wyko distributors directly sell to international customers and provide product installation and field support services.

    SERVICE. Wyko believes that a strong commitment to service is essential to customer satisfaction. Wyko recruits professional sales and service engineers to support Wyko's more than 300 customers and 1,200 installations of instruments worldwide. The customer service and applications department installs Wyko products, provides a minimum of one day training in the field, conducts customer training classes, and provides on-going software consulting services. Wyko provides a one year parts and labor warranty and makes available post warranty service agreements for the hardware and software updates and preventive maintenance.

CUSTOMERS AND END USERS

    Wyko sells its instruments to many of the world's large manufacturers in the data storage, semiconductor, research, micro-machined devices and optics industries. Examples of end users of Wyko products in these categories include:

                                                              MICRO-MACHINED
DATA STORAGE                        SEMICONDUCTOR              AND RESEARCH               OPTICS
--------------------------  ------------------------------  ------------------  ---------------------------
Hoya                        Hewlett Packard Company         3M                  CSIRO
Hutchinson Technology       Lucent Technology               AMP                 Hughes Missile Systems
IBM                         MEMC                            Ciena               Lawrence Livermore
Komag                       Motorola                        Eastman Kodak       National Laboratory
Maxtor                      NEC                             JPL                 Lockheed Martin
Quantum                     Mitsubishi Silicon              Rockwell            Los Almos
Read-Rite                   Sumitomo Corp.                  Rosemont            NIST
SAE Magnetics               Texas Instruments               Siecor              Schott Glass
Seagate                                                                         Vistakon
Yamaha

Sales to one of Wyko's distributors, AMAC Corporation, totaled approximately $2,700,000, $1,600,000, $2,000,000, $1,000,000 and $700,000 representing 15%,
12%, 19%, 12% and 19% of Wyko's net sales for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively. Sales to another distributor of Wyko, DYMEK ASIA Company, totaled approximately $2,500,000, $1,000,000, $700,000, $1,700,000 and $200,000 representing 14%, 7%, 7%, 21% and 5% of Wyko's net sales for the years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively.

    In January 1996, Wyko entered into an agreement (as amended to date, the "Livermore Agreement") with University of California Lawrence Livermore National Laboratory ("Livermore"). Pursuant to the Livermore Agreement, Wyko has agreed to deliver certain instruments to Livermore for a total purchase price of $2,734,735. In April 1997, Wyko entered into a further agreement with Livermore (the "Blanket Purchase Agreement"), pursuant to which Wyko is required to deliver certain additional instruments to Livermore for a total purchase price of $792,850. The term of the Blanket Purchase Agreement expires at the end of February 1999 (and may be extended for an additional year at the option of Livermore).

    In December 1995, Wyko entered into an agreement with China Xiao Feng Technology and Equipment Co. ("China Xiao Feng"), pursuant to which Wyko has agreed to deliver certain instruments to China Xiao Feng for a total purchase price of $910,000.

ENGINEERING, RESEARCH AND DEVELOPMENT

    Wyko believes that continued and timely development of new products and enhancements to existing products that meet customer needs for quality and reliability are necessary to maintain its competitive position. Wyko uses information supplied by its sales engineers and customers to design and develop new products and product enhancements. The location of Wyko's headquarters in Tucson, Arizona has led to a strong association with the University of Arizona's Optical Sciences Center for the recruiting of qualified candidates for Wyko's engineering department. The State of Arizona has also designated Tucson as the nucleus of the "Optics Cluster", a forum for the exchange of innovative ideas and programs related to optics development.

    Wyko's engineering departments develop and support the manufacture of current and future products. Wyko has developed expertise in optical, electrical, mechanical and software engineering. New products have been introduced into each of Wyko's product lines in 1996, 1995, and 1994. During 1996, Wyko added six new products to its product lines.

    Engineering research and development expenses of Wyko were approximately $2,660,000, $2,056,000, $1,958,000, $737,000 and $525,000 or 14.6%, 15.3%,
18.4%, 9.0% and 13.9% of net sales for the years ended December 31, 1996, 1995, and 1994, and for the three months ended March 31, 1997 and 1996, respectively. These expenses consist primarily of salaries, project material and other product development and enhancement costs.

MANUFACTURING

    Wyko's manufacturing activities are conducted at its Tucson, Arizona headquarters. Manufacturing functions for its products consist of design, assembly and test operations. Some components are supplied by third party vendors and integrated into Wyko's finished products. Many of these components are standard products, although some are made to Wyko specifications.

    Certain components and sub-assemblies are obtained from a limited group of suppliers. Wyko uses a computerized management information system to track parts on order, estimate future requirements, and maintain inventory control. Although Wyko does not believe it is dependent upon any one supplier as a sole source for critical components, an interruption in supply could result in delays of product shipments.

BACKLOG

    Wyko's backlog consists generally of product orders for which a purchase order has been received and which are scheduled for shipment within twelve months. Because a large percentage of Wyko's orders require products to be shipped in the same quarter in which the order was received, and due to possible changes in delivery schedules, cancellation of orders and delays in shipment, Wyko does not believe that the level of backlog at any point in time is an accurate indicator of Wyko's performance. At March 31, 1997, Wyko's firm backlog was approximately $12,000,000, all of which Wyko expects to fill in 1997. At March 31, 1996, Wyko's firm backlog was approximately $4,600,000.

COMPETITION

    Wyko faces substantial competition from established competitors in each of the markets it serves, some of which have greater financial, engineering, manufacturing and marketing resources than Wyko. In addition, to a lesser extent, many of Wyko's product lines face competition from alternative technologies, some of which are longer established than those used by Wyko in its products. Significant competitive factors for Wyko's products include system performance, accuracy, repeatability, ease of use, reliability, and technical service and support. Wyko believes it competes favorably on the basis of these factors in each of Wyko's served markets for such products.

    Wyko's micro-structure surface measurement systems compete with manufacturers such as Zygo Corporation, Digital Instruments, Tencor and View Engineering, Inc. Wyko's macro-contour measurement systems compete with manufacturers such as Zygo Corporation, Olympus and Tropel. Wyko's angle and distance measurement equipment compete with CyberOptics Corporation, Brumko Magnetics Corporation and Advanced Imaging.

PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

    Wyko's success depends in part on its proprietary technology. Wyko has more than 30 patents covering its various products which Wyko believes provide it with a competitive advantage. Wyko has a policy of seeking patents when appropriate on inventions concerning new products and improvements as part of its on-going research, development and manufacturing activities. Wyko believes that there are no patents that are critical to Wyko's operations, and that the success of its business depends primarily on the technical expertise, innovation, creativity and marketing ability of its employees. Although Wyko attempts to protect its intellectual property rights through patents, copyrights, trade secrets and other measures, there can be no assurance that Wyko will be able to protect its technology adequately or that competitors will not be able to develop similar technology independently.

    Wyko also relies upon trade secret protection for its confidential and proprietary information. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Wyko's trade secrets or disclose such technology or that Wyko can meaningfully protect its trade secrets.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information concerning the executive officers and key employees of Wyko:

                    NAME                           AGE                        POSITION                      EMPLOYEE SINCE
---------------------------------------------      ---      ---------------------------------------------  -----------------
James C. Wyant...............................          54   Director and President                                  1984
John B. Hayes................................          44   Director and Vice President                             1985
Esther J. Davenport..........................          46   Director and Executive Vice President                   1988
Roberto Constantakis.........................          59   Vice President of Manufacturing                         1988
Stephen Martinek.............................          45   Vice President of International Sales                   1986

    James C. Wyant has been the President of Wyko since 1984. Prior to 1984, Dr. Wyant was a Professor of Optical Sciences at the University of Arizona since 1974. Dr. Wyant joined the faculty after serving six years as manager of advanced optical techniques at Itek Corporation.

    John B. Hayes has been Vice President of Wyko since 1990. Dr. Hayes joined Wyko in 1985 after completing the requirements for his graduate degree at the University of Arizona. Dr. Hayes had prior experience with the Los Alamos National Laboratory in New Mexico.

    Esther J. Davenport has been Executive Vice President of Wyko since 1994. Ms. Davenport joined Wyko in 1988 and previously held the position of Vice President of Finance and Administration. Prior to joining Wyko, Ms. Davenport served in various management positions in the financial and strategic planning areas at IBM.

    Roberto Constantakis has been Vice President of Manufacturing at Wyko since 1990. Mr. Constantakis joined Wyko in 1988 and previously held the position of Manufacturing Manager. Prior to joining Wyko, Mr. Constantakis served in various management positions in operations and production at Vega Corporation and Millipore Corporation.

    Stephen Martinek has been Vice President of International Sales at Wyko since 1994. Mr. Martinek joined Wyko in 1986 and previously held the positions of production engineer, development engineer and customer services manager. Prior to joining Wyko, Mr. Martinek held various positions at TRW and Pacific Sierra Research Corporation.

EMPLOYEES

    On March 31, 1997, Wyko had approximately 118 employees, including 30 in manufacturing, 27 in sales and service, 47 in engineering, and 14 in general administration. The success of Wyko's future operations depends in large part on Wyko's ability to recruit and retain engineers, technicians and other highly skilled professionals who are in considerable demand. There can be no assurance that Wyko will be successful in retaining or recruiting key personnel. None of Wyko's employees is represented by a labor union and Wyko has never experienced a work stoppage, slowdown or strike. Wyko considers its employee relations to be good.

    None of Wyko's senior management or key employees is subject to employment agreements; in addition, none of such individuals is subject to an agreement not to compete with Wyko.

FACILITIES

    Wyko's headquarters, principal manufacturing and research and development facilities, customer service, applications laboratory and demonstration equipment are located in a 110,000 square foot building in Tucson, Arizona. The facility is owned by Wyko, subject to a mortgage, which at March 31, 1997, had an outstanding balance of $2,644,000. Approximately 69,335 square feet of this facility is leased to Intuit, a California corporation specializing in personal tax and financial accounting software. The Intuit lease initially expires on August 31, 1998 (plus one option to extend for an additional period of 5 years).

    Wyko also leases two facilities for use as product sales and service centers. Wyko leases a 1,865 square foot space located in Santa Clara, California. The Santa Clara lease expires on March 31, 1999. Wyko's other sales and service center is a 978 square foot space located in Chelmsford, Massachusetts. The Chelmsford lease expires on November 30, 1998.

    Wyko believes that its facilities are adequate to meet its current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of Wyko's operations.

LEGAL PROCEEDINGS

    Wyko is a defendant in a patent infringement lawsuit filed in June 1988 in the United States District Court for the District of Arizona, titled ZYGO CORPORATION V. WYKO CORPORATION (Number CIV 88-454 TUC JLQ). The suit alleged that certain Wyko products infringed Zygo's patents, and sought monetary damages and an injunction. The case was decided adversely to Wyko in June 1994. Wyko appealed the decision which was partially reversed by a decision of the Court of Appeals, ZYGO CORP. V. WYKO CORP., 79 F.3d 1563 (Fed. Cir. 1996), with an opinion determining that only certain Wyko products made in 1988 and 1989 infringed a patent. The case has been remanded to the District Court for a redetermination of damages. Wyko has been ordered to establish and fund an escrow account in the amount of $1,500,000 until a final decision is reached. Wyko believes this escrow amount exceeds the amount sought in final recovery by the plaintiff. See Note 8 to the Wyko Corporation and Subsidiaries Consolidated Financial Statements included elsewhere in this Proxy Statement.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS OF WYKO

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, the relationship (in percentages) of selected items of Wyko's consolidated statements of operations to its total net sales:

                                                                                               THREE MONTHS
                                                              YEARS ENDED DECEMBER 31         ENDED MARCH 31
                                                          -------------------------------  --------------------
                                                            1996       1995       1994       1997       1996
                                                          ---------  ---------  ---------  ---------  ---------
Net sales...............................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of sales...........................................       39.9       40.0       44.7       43.9       43.3
                                                          ---------  ---------  ---------  ---------  ---------
Gross profit............................................       60.1       60.0       55.3       56.1       56.7
Operating expenses:
  Research and development..............................       14.6       15.3       18.4        9.0       13.9
  Selling, general and administrative...................       23.0       26.5       30.7       18.8       29.1
  Legal fees and claims related to litigation...........     --         --           19.4         --         --
  Other--net............................................       (2.2)      (1.1)      (1.4)      (1.3)      (2.7)
                                                          ---------  ---------  ---------  ---------  ---------
Total operating expenses................................       35.4       40.7       67.1       26.5       40.3
                                                          ---------  ---------  ---------  ---------  ---------
Operating income (loss).................................       24.7       19.3      (11.8)      29.6       16.4
Interest (income) expense--net..........................        (.7)       1.8        3.6         .2         .8
                                                          ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.......................       25.4       17.5      (15.4)      29.4       15.6
Income tax provision (benefit)..........................       10.0        (.7)        .8       11.5        6.0
                                                          ---------  ---------  ---------  ---------  ---------
Net income (loss).......................................       15.4%      18.2%     (16.2)%      17.9%       9.6%
                                                          ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------

THREE MONTHS ENDED MARCH 31, 1997 AND 1996

    Net sales were approximately $8,203,000 for the three months ended March 31, 1997, representing an increase of approximately $4,421,000 or 116.9% as compared to the three months ended March 31, 1996. The increase reflects growth in demand for instruments used in the mass memory, semiconductor and micro-electronics industries. Of this increase, approximately 82.0% was due to growth in volume, with the balance of the increase attributable to an approximately 25.0% higher average selling price of a system. Sales in the U.S. increased approximately 105%, while international sales increased nearly 130 %. Wyko received approximately $7,205,000 million of orders in the first quarter of 1997 compared to approximately $5,713,000 million of orders in the comparable period of 1996 or an increase of 26.1%. This resulted in a book to bill ratio of 0.9 to 1 for the first quarter of 1997.

    Gross profit increased to approximately $4,600,000 or 56.1% of net sales for the first quarter of 1997, compared to $2,146,000 or 56.7% of net sales for the first quarter of 1996. The decrease in gross profit as a percentage of net sales was principally caused by changes in product mix. The shipment of several new products in the first quarter led to an increase in the warranty reserve (thereby decreasing profit margins), while established products had higher margins due to improvements in cost from higher volumes.

    Research and development expense increased by approximately $212,000 to approximately $737,000, or 9.0% of net sales in the first quarter of 1997 compared to approximately $525,000 or 13.9% of net sales in the first quarter of 1996, as Wyko increased its R&D investment in its core technologies, automation, and software.

    Selling, general and administrative expenses increased by approximately $439,000 for the three months ended March 31, 1997 from the three months ended March 31, 1996, but decreased as a percentage of net sales to 18.8% for the three months ended March 31, 1997 from 29.1% for the three months ended March 31, 1996. Sales and customer service expenses increased due to sales commissions related to higher sales volume, as well as increased service personnel required to support Wyko's growth.

    Operating income increased to approximately $2,430,000 or 29.6% of net sales for the first quarter of 1997 as compared to $620,000 or 16.4% of net sales for the first quarter of 1996, due to the above-noted factors.

    Income taxes amounted to $945,000 or 39.2% of income before income taxes for the first quarter of 1997 as compared to $227,000 or 38.5% of income before income taxes for the first quarter of 1996.
YEARS ENDED DECEMBER 31, 1996 AND 1995

    Net sales were approximately $18,210,000 for the year ended December 31, 1996 representing an increase of approximately $4,744,000 or 35.2% for the fiscal year ended December 31, 1996 as compared to 1995. The increase reflects growth in demand for instruments used in the mass memory, semiconductor and micro-electronics industries. Of this increase, approximately 96.4% was due to growth in volume, with the balance of the increase attributable to an approximately 6.8% higher average selling price of a system. Sales in the U.S. increased approximately 19%, while international sales increased nearly 60%. International sales have increased significantly because customers for Wyko products have rapidly increased their demand for equipment in their overseas production facilities. The data storage industry has significantly increased production in Malaysia, China, Thailand and Indonesia. Wyko received approximately $28 million of orders in 1996 compared to approximately $15 million of orders in 1995 for an 87% increase. This resulted in a book to bill ratio of 1.5 to 1 for 1996.

    Gross profit increased to approximately $10,940,000 or 60.1% of net sales for 1996, compared to $8,074,000 or 60.0% of net sales for 1995.

    Research and development expense increased by approximately $604,000 to approximately $2,660,000, or 14.6% of net sales in 1996 compared to approximately $2,056,000 or 15.3% of net sales in 1995, as Wyko increased its R&D investment in its core technologies, automation, and software.

    Selling, general and administrative expenses increased by approximately $607,000 in 1996 from 1995, but decreased as a percentage of net sales to 23.0% in 1996 from 26.5% in 1995. Sales and customer service expenses increased due to sales commissions related to higher sales volume, as well as increased service personnel required to support Wyko's growth.

    Operating income increased to approximately $4,493,000 or 24.7% of net sales for 1996 as compared to $2,595,000 or 19.3% of net sales for 1995, due to the above-noted factors.

    Income taxes amounted to $1,816,000 or 39.4% of income before income taxes for 1996 as compared to an $89,000 benefit for 1995. Wyko recorded a net income tax benefit in 1995 as a result of Wyko recognizing previously unrecognized deferred tax assets.

YEARS ENDED DECEMBER 31, 1995 AND 1994

    Net sales were approximately $13,466,000 for the fiscal year ended December 31, 1995 representing an increase of approximately $2,869,000 or 27.1% for the fiscal year ended December 31, 1995 as compared to 1994. This increase reflects growth in demand for non-contact measurement and test equipment. Of this increase, approximately 86.5% was due to growth in volume, with the balance of the increase attributable to an approximately 5.5% higher average selling price of a system. Sales in the U.S. increased approximately 40%, while international sales increased approximately 11%. Wyko received approximately $15 million of orders in 1995 compared to approximately $10 million of orders in 1994 for a 50% increase.

    Gross profit increased to approximately $8,074,000 or 60.0% of net sales for 1995 compared to $5,863,000 or 55.3% of net sales for 1994, due to improved efficiencies and product mix. The increase in gross profit margin was due to the volume impact on the absorption of fixed overhead, improved margins for specially engineered products and favorable product mix.

    Research and development expense increased by approximately $98,000 to approximately $2,056,000 or 15.3% of net sales in 1995 compared to approximately $1,958,000 or 18.4% of net sales in 1994.

    Selling, general and administrative expenses increased by approximately $367,000 in 1995 from 1994, but decreased as a percentage of net sales to 26.5% from 30.7%. Selling expenses increased principally due to increased commissions for sales and increased staffing for customer services and applications support. The decrease in expenses as a percentage of net sales resulted from operating and cost efficiencies achieved by better utilization of space, equipment and personnel and improved prices from vendors.

    In 1994 Wyko accrued $1,500,000 related to a patent lawsuit and incurred legal and other costs of $551,000, as described in footnote 8 to the Wyko consolidated financial statements.

    Operating income increased to approximately $2,595,000 or 19.3% of net sales for 1995 compared to an operating loss of $1,517,000 or 14.3% of net sales for 1994, due to the above noted factors.

    A net income tax benefit of $89,000 was recorded in 1995 as a result of Wyko recognizing previously unrecognized deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

    Net cash used in operations totaled approximately $821,000 for the three months ended March 31, 1997, principally due to an increase in accounts receivable of approximately $2,818,000 partially offset by net income of approximately $1,468,000 and changes in other operating assets and liabilities. Net cash provided by operations totaled approximately $2,000,000 for the fiscal year ended December 31, 1996 compared to $4,000 for 1995. The increase in cash provided by operations in 1996 compared to 1995 is principally due to making $1,170,000 of escrow deposits in 1995 and receiving $1,320,000 in escrow refunds in 1996. Net cash provided by operations of $4,000 for the fiscal year ended December 31, 1995 compared to a use of $311,000 for 1994 was primarily due to net income of $2,445,000 in 1995 compared to a net loss of $1,717,000 in 1994, partially offset by changes in operating assets and liabilities.

    Accounts receivable increased by approximately $1,602,000 at December 31, 1996 to $4,288,000 from $2,686,000 at December 31, 1995, due primarily to increased sales. Accounts receivable decreased by approximately $224,000 to $2,686,000 at December 31, 1995 from $2,910,000 at December 31, 1994.

    Inventories increased by approximately $2,032,000 at December 31, 1996 to $4,088,000 from $2,056,000 at December 31, 1995. The increase was principally due to purchases required for the increased level of sales orders. Inventories increased by approximately $302,000 at December 31, 1995 to $2,056,000 at December 31, 1996 from $1,754,000 at December 31, 1994 principally due to purchases required for the introduction of new products and increased level of sales orders.

    Accounts payable increased by $403,000 at December 31, 1996 to $679,000 from $276,000 at December 31, 1995 due to a higher level of purchases associated with the increased sales volume. Accounts payable increased by $111,000 at December 31, 1995 to $276,000 from $165,000 at December 31, 1994.

    Working capital totaled approximately $7,488,000 at March 31, 1997, representing an increase of approximately $1,581,000 compared to December 31, 1996. Cash and cash equivalents of approximately $1,380,000 at March 31, 1997 decreased by approximately $876,000 from December 31, 1996 principally due to cash used in operations. Working capital totaled approximately $5,907,000 at December 31, 1996 compared to approximately $1,846,000 at December 31, 1995. Cash and cash equivalents increased to approximately $2,256,000 at December 31, 1996 as a result of cash from operations. Working capital was approximately $1,846,000 at December 31, 1995 compared to approximately $561,000 at December 31, 1994.

    Wyko made capital expenditures of $117,000 for fiscal year 1996, compared to $190,000 of capital expenditures for 1995.

    During 1996, Wyko entered into a revolving credit agreement (the "Credit Facility") with Northern Trust Bank of Arizona, N.A., which replaced its previous credit facility. The working capital Credit Facility enables Wyko to borrow up to $1,500,000. Borrowings under the Credit Facility bear interest at a rate based on the prime rate of the lending bank, adjustable to a maximum rate of 3/4% above the prime rate. The Credit Facility expires October 20, 1997. The Credit Facility is secured by accounts receivable and finished goods inventories. The Credit Facility also contains certain restrictive covenants which, among other things, impose limitations with respect to changes in ownership. Wyko is also required to satisfy certain financial tests, including the maintenance of a specified consolidated tangible net worth and maintaining certain net worth and current ratios. As of March 31, 1997 and December 31, 1996 and 1995, no borrowings were outstanding under Wyko's credit facilities. It is contemplated that the Credit Facility will be terminated prior to the consummation of the Merger.

    Long-term debt consists of a mortgage note, which at March 31, 1997, had an outstanding balance of $2,644,000. The mortgage note, which bears interest at a rate of 8.5% and will mature on October 14, 2002, is collateralized by land and a building.

    Wyko believes that the cash generated from operations, funds available from the Credit Facility and existing cash balances will be sufficient to meet Wyko's projected working capital and other cash flow requirements for at least the next 12 months. However, in the event that the Merger is consummated, working capital requirements which would have been funded from the Credit Facility will be funded by Veeco.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the proposed Merger between Veeco and Wyko under the pooling of interests method of accounting. The unaudited pro forma combined financial statements are based on the respective historical consolidated financial statements and notes thereto (as applicable) of Veeco and Wyko which are included elsewhere herein. The unaudited pro forma combined balance sheet assumes that the Merger took place on March 31, 1997 and combines Veeco's March 31, 1997 consolidated balance sheet with Wyko's March 31, 1997 consolidated balance sheet. The unaudited pro forma combined statements of operations assume that the Merger took place as of the beginning of 1994 and combine Veeco's consolidated statements of income for the fiscal years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996 with Wyko's consolidated statements of operations for the fiscal years ended December 31, 1996, 1995 and 1994 and for the three months ended March 31, 1997 and 1996, respectively. This presentation is consistent with the fiscal years expected to be combined after the date of the closing of the Merger.

    The unaudited pro forma combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods.

    Veeco and Wyko estimate that they will incur direct transaction costs of approximately $2,750,000 associated with the Merger which will be charged to operations in the fiscal quarter in which the Merger is consummated. This amount is a preliminary estimate only and is therefore subject to change. There can be no assurance that Veeco will not incur additional charges in subsequent quarters to reflect costs associated with the Merger.

    These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Veeco and Wyko, which are included elsewhere herein.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               AT MARCH 31, 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       HISTORICAL              PRO FORMA
                                                                  --------------------  ------------------------
                                                                    VEECO      WYKO     ADJUSTMENTS   COMBINED
                                                                  ---------  ---------  -----------  -----------
ASSETS
Current assets:
    Cash and cash equivalents...................................  $  24,819  $   1,380                $  26,199
    Short-term investments......................................         --        484                      484
    Accounts and trade receivables..............................     20,276      7,106                   27,382
    Inventories.................................................     23,619      4,437                   28,056
    Prepaid expenses and other current assets...................        808         --                      808
    Deferred income taxes.......................................      1,987        511                    2,498
                                                                  ---------  ---------  -----------  -----------
Total current assets............................................     71,509     13,918          --       85,427

Property, plant and equipment...................................     10,792      3,306                   14,098
Excess of cost over net assets acquired, net....................      4,433         --                    4,433
Escrow deposit..................................................         --      1,500                    1,500
Other assets....................................................      1,319         12                    1,331
                                                                  ---------  ---------  -----------  -----------
Total assets....................................................  $  88,053  $  18,736          --    $ 106,789
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable............................................  $  13,901  $     905                $  14,806
    Accrued expenses............................................     11,015      4,390   $   2,750       18,155
    Income taxes payable........................................      2,002      1,029                    3,031
    Current portion of long-term debt...........................         --        106                      106
                                                                  ---------  ---------  -----------  -----------
Total current liabilities.......................................     26,918      6,430       2,750       36,098

Deferred income taxes...........................................        257         --                      257
Other liabilities...............................................        422         --                      422
Long-term debt..................................................         --      2,538                    2,538

Shareholders' Equity:
    Common stock (9,500,000 shares authorized,
      5,871,959 actual shares and 8,735,769 pro
      forma shares issued and outstanding)......................         59         --          29           88
    Common stock, Class A, voting, no par value
      (5,000,000 shares authorized, 281,250 actual
      shares and no pro forma shares issued and
      outstanding)..............................................         --          2          (2)          --
    Common stock, Class B, nonvoting, no par
      value (5,000,000 shares authorized, no shares
      issued or outstanding)....................................         --         --                       --
  Additional paid-in capital....................................     47,993         --         (27)      47,966
  Retained earnings.............................................     12,246      9,766      (2,750)      19,262
  Cumulative translation adjustment.............................        158         --                      158
                                                                  ---------  ---------  -----------  -----------
Total shareholders' equity......................................     60,456      9,768      (2,750)      67,474
                                                                  ---------  ---------  -----------  -----------
Total liabilities and shareholders' equity......................  $  88,053  $  18,736          --    $ 106,789
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

  See accompanying notes to unaudited pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         HISTORICAL               PRO FORMA
                                                                    --------------------  -------------------------
                                                                      VEECO      WYKO      ADJUSTMENTS    COMBINED
                                                                    ---------  ---------  -------------  ----------
  Net sales.......................................................  $  29,551  $   8,203                 $   37,754
  Cost of sales...................................................     16,642      3,603                     20,245
                                                                    ---------  ---------                 ----------
  Gross profit....................................................     12,909      4,600                     17,509
  Costs and expenses..............................................      8,768      2,170                     10,938
                                                                    ---------  ---------                 ----------
  Operating income................................................      4,141      2,430                      6,571
  Interest income.................................................       (105)        17                        (88)
                                                                    ---------  ---------                 ----------
  Income before income taxes......................................      4,246      2,413                      6,659
  Income tax provision............................................      1,609        945                      2,554
                                                                    ---------  ---------                 ----------
  Net income......................................................  $   2,637  $   1,468                 $    4,105
                                                                    ---------  ---------                 ----------
                                                                    ---------  ---------                 ----------

Earnings per share................................................  $    0.43                            $     0.45
                                                                    ---------                            ----------
                                                                    ---------                            ----------

  Shares used in computing earnings per share.....................      6,150                   3,000         9,150
                                                                    ---------                   -----    ----------
                                                                    ---------                   -----    ----------

  See accompanying notes to unaudited pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           HISTORICAL               PRO FORMA
                                                                      --------------------  --------------------------
                                                                        VEECO      WYKO      ADJUSTMENTS    COMBINED
                                                                      ---------  ---------  -------------  -----------
  Net sales.........................................................  $  20,644  $   3,782                  $  24,426
  Cost of sales.....................................................     11,437      1,636                     13,073
                                                                      ---------  ---------                 -----------
  Gross profit......................................................      9,207      2,146                     11,353
  Costs and expenses................................................      6,522      1,526                      8,048
                                                                      ---------  ---------                 -----------
  Operating income..................................................      2,685        620                      3,305
  Interest income...................................................       (200)        31                       (169)
                                                                      ---------  ---------                 -----------
  Income before income taxes........................................      2,885        589                      3,474
  Income tax provision..............................................      1,075        227                      1,302
                                                                      ---------  ---------                 -----------
  Net income........................................................  $   1,810  $     362                  $   2,172
                                                                      ---------  ---------                 -----------
                                                                      ---------  ---------                 -----------
Earnings per share..................................................  $    0.31                             $    0.24
                                                                      ---------                            -----------
                                                                      ---------                            -----------
  Shares used in computing earnings per share.......................      5,893                   3,000         8,893
                                                                      ---------                   -----    -----------
                                                                      ---------                   -----    -----------

  See accompanying notes to unaudited pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         HISTORICAL               PRO FORMA
                                                                    --------------------  -------------------------
                                                                      VEECO      WYKO      ADJUSTMENTS    COMBINED
                                                                    ---------  ---------  -------------  ----------
  Net sales.......................................................  $  96,832  $  18,210                 $  115,042
  Cost of sales...................................................     54,931      7,270                     62,201
                                                                    ---------  ---------                 ----------
  Gross profit....................................................     41,901     10,940                     52,841
  Costs and expenses..............................................     29,719      6,447                     36,166
                                                                    ---------  ---------                 ----------
  Operating income................................................     12,182      4,493                     16,675
  Interest income.................................................       (678)      (120)                      (798)
                                                                    ---------  ---------                 ----------
  Income before income taxes......................................     12,860      4,613                     17,473
  Income tax provision............................................      4,822      1,816                      6,638
                                                                    ---------  ---------                 ----------
  Net income......................................................  $   8,038  $   2,797                 $   10,835
                                                                    ---------  ---------                 ----------
                                                                    ---------  ---------                 ----------
Earnings per share................................................  $    1.36                            $     1.22
                                                                    ---------                            ----------
                                                                    ---------                            ----------
  Shares used in computing earnings per share.....................      5,906                   3,000         8,906
                                                                    ---------                   -----    ----------
                                                                    ---------                   -----    ----------

  See accompanying notes to unaudited pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         HISTORICAL               PRO FORMA
                                                                    --------------------  -------------------------
                                                                      VEECO      WYKO      ADJUSTMENTS    COMBINED
                                                                    ---------  ---------  -------------  ----------
  Net sales.......................................................  $  72,359  $  13,446                 $   85,825
  Cost of sales...................................................     39,274      5,392                     44,666
                                                                    ---------  ---------                 ----------
  Gross profit....................................................     33,085      8,074                     41,159
  Costs and expenses..............................................     24,289      5,479                     29,768
                                                                    ---------  ---------                 ----------
  Operating income................................................      8,796      2,595                     11,391
  Interest (income) expense--net..................................       (391)       239                       (152)
                                                                    ---------  ---------                 ----------
  Income before income taxes......................................      9,187      2,356                     11,543
  Income tax provision (benefit)..................................      2,395        (89)                     2,306
                                                                    ---------  ---------                 ----------
  Net income......................................................  $   6,792  $   2,445                 $    9,237
                                                                    ---------  ---------                 ----------
                                                                    ---------  ---------                 ----------

Earnings per share................................................  $    1.24                            $     1.09
                                                                    ---------                            ----------
                                                                    ---------                            ----------

  Shares used in computing earnings per share.....................      5,484                   3,000         8,484
                                                                    ---------                   -----    ----------
                                                                    ---------                   -----    ----------

  See accompanying notes to unaudited pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         HISTORICAL               PRO FORMA
                                                                    --------------------  -------------------------
                                                                      VEECO      WYKO      ADJUSTMENTS    COMBINED
                                                                    ---------  ---------  -------------  ----------
  Net sales.......................................................  $  49,434  $  10,597                 $   60,031
  Cost of sales...................................................     28,940      4,734                     33,674
                                                                    ---------  ---------                 ----------
  Gross profit....................................................     20,494      5,863                     26,357
  Costs and expenses..............................................     16,511      5,063                     21,574
  Legal fees and claims related to litigation.....................     --          2,051                      2,051
                                                                    ---------  ---------                 ----------
  Operating income................................................      3,983     (1,251)                     2,732
  Interest expense................................................      2,620        379                      2,999
                                                                    ---------  ---------                 ----------
  Income (loss) before income taxes and extraordinary item........      1,363     (1,630)                      (267)
  Income tax provision (benefit)..................................       (795)        87                       (708)
                                                                    ---------  ---------                 ----------
  Income (loss) before extraordinary item.........................  $   2,158  $  (1,717)                $      441
                                                                    ---------  ---------                 ----------
                                                                    ---------  ---------                 ----------

Earnings per share:
  Income before extraordinary item................................  $     .87                            $      .08
                                                                    ---------                            ----------
                                                                    ---------                            ----------

  Shares used in computing earnings per share.....................      2,472                   3,000         5,472
                                                                    ---------                   -----    ----------
                                                                    ---------                   -----    ----------

  See accompanying notes to unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. PERIODS COMBINED

    The Veeco consolidated balance sheet as of March 31, 1997 has been combined with the Wyko consolidated balance sheet as of March 31, 1997.

    The Veeco consolidated statements of income for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 have been combined with the Wyko consolidated statements of operations for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.

2. MERGER COSTS

    Veeco and Wyko estimate they will incur direct transaction costs of approximately $2,750,000 associated with the Merger, consisting of fees for investment banking, legal, accounting, financial printing and other related charges which will be charged to operations in the fiscal quarter in which the Merger is consummated. The pro forma balance sheet includes the effect of such costs.

3. EXCHANGE OF STOCK

    Entry reflects the reclassification to additional paid-in capital of Wyko resulting from the issuance of Veeco Common Stock.

4. PRO FORMA EARNINGS PER SHARE

    The unaudited pro forma combined earnings per share and equivalent share is based upon the weighted average number of outstanding common and equivalent shares, if dilutive, of Veeco and Wyko for each period at the exchange ratio of
10.182435 shares of Veeco Common Stock for each share of Wyko Common Stock.

                          PROPOSAL 2--AMENDMENT TO THE
                    CERTIFICATE OF INCORPORATION TO INCREASE
             THE NUMBER OF AUTHORIZED SHARES OF VEECO COMMON STOCK

    The Certificate of Incorporation authorizes the issuance of up to 9,500,000 shares of Veeco Common Stock. As of June 6, 1997, there were 5,972,157 shares of Veeco Common Stock issued and outstanding and no shares of Veeco Common Stock held in Veeco's treasury. As of May 31, 1997, there were 1,366,680 shares of Veeco Common Stock reserved for issuance upon exercise of stock options which have been granted or may be granted pursuant to the Employees' Plan and Veeco's Amended and Restated 1994 Stock Option Plan for Outside Directors (as amended to date, the "Directors Plan") and reserved for issuance under Veeco's Employees Stock Purchase Plan. As of May 31, 1997, options to purchase 756,019 shares of Veeco Common Stock pursuant to the Employees' Plan and the Directors Plan were outstanding.

    At the Special Meeting, the Veeco Stockholders will be asked to consider and vote upon a proposal, recommended by the Board of Directors, to amend Article 4 of the Certificate of Incorporation, in order to increase the number of shares of Veeco Common Stock that Veeco has authority to issue from 9,500,000 shares to 25,000,000 shares. The purpose of the amendment is to provide Veeco with additional shares of Veeco Common Stock which may be used in connection with future acquisitions, for stock splits and stock dividends and for other corporate purposes, including the raising of additional capital, at times when the Board of Directors, in its discretion, deems it advantageous to do so.

    If the Merger is consummated, 2,863,810 shares of Veeco Common Stock will be issued to the stockholders of Wyko. In view of the foregoing, it is anticipated that Veeco will have approximately 760,000 authorized and unissued shares of Veeco Common Stock after the Merger to use for the purposes set forth above. If the amendment is approved by the Veeco Stockholders, this number would increase to approximately 16,260,000 shares of Veeco Common Stock, which the Board of Directors would be able to authorize for issuance for the foregoing purposes, at any time, without obtaining further authorization from the holders of Veeco Common Stock, unless such authorization is required by applicable law, regulation or the rules of any stock exchange on which shares of Veeco's Common Stock may then be listed. Except as described above, no specific use of the additional shares is presently contemplated, although Veeco has considered additional acquisitions from time to time and reserves the right to use any additional authorized shares in the discretion of the Board of Directors. Holders of shares of Veeco Common Stock have no preemptive rights in connection with the issuance of additional shares of Veeco Common Stock. A VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION SHOULD NOT BE DEEMED TO BE A VOTE TO APPROVE THE MERGER.

    The issuance of additional shares of Veeco Common Stock may dilute the present equity ownership position of Veeco Stockholders. The issuance of additional shares of Veeco Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing Veeco Stockholders and may adversely affect the market price of the Veeco Common Stock.

    The availability for issuance of additional shares of Veeco Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of Veeco. The additional shares also could be utilized to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the Veeco Stockholders. Veeco is not aware of any pending or threatened efforts to obtain control of Veeco.

    THE FULL TEXT OF THE PROPOSED RESOLUTION AMENDING THE CERTIFICATE OF INCORPORATION IS SET FORTH IN APPENDIX C HERETO AND THE DESCRIPTION OF THE PROPOSED AMENDMENT HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH APPENDIX C.

    The affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon will be required to amend Veeco's Certificate of Incorporation to increase the number of authorized shares of Veeco Common Stock.

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO VEECO'S CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF VEECO AND THE VEECO STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF VEECO COMMON STOCK AS DESCRIBED ABOVE AT THE SPECIAL MEETING AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY AND NOT DESIGNATED AS BROKER NON-VOTES WILL BE SO VOTED. IN THE EVENT THAT PROPOSAL 2 IS NOT APPROVED BY THE VEECO STOCKHOLDERS AT THE SPECIAL MEETING, THE CERTIFICATE OF INCORPORATION IN EFFECT AS OF THE DATE HEREOF WILL REMAIN IN FULL FORCE AND EFFECT.

                            PROPOSAL 3--AMENDMENT TO
                THE VEECO INSTRUMENTS INC. AMENDED AND RESTATED
                       1992 EMPLOYEES' STOCK OPTION PLAN

    The Board of Directors has determined that it would be in the best interests of Veeco to further amend the Employees' Plan to provide that the number of shares of Veeco Common Stock for which stock options (the "Stock Options") may be granted pursuant to such plan be increased from 1,226,787 shares to 1,426,787 shares. Pursuant to the Employees' Plan, no employee may be granted Stock Options to purchase more than 100,000 shares, in the aggregate, of stock in any calendar year. As of May 31, 1997, Stock Options to purchase 705,022 shares, in the aggregate, granted pursuant to such plan were outstanding, and Stock Options to purchase 327,412 shares remained available for future grant thereunder. The proposed amendment would make 200,000 additional shares available for issuance upon exercise of Stock Options granted under the Employees' Plan. The Board of Directors believes that an increase in the number of Stock Options available for grant pursuant to the Employees' Plan is necessary in order to provide Vecco with an effective incentive to attract and retain key employees, including the additional employees to be employed by Veeco if the Merger is consummated. A VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE EMPLOYEES' PLAN SHOULD NOT BE DEEMED TO BE A VOTE TO APPROVE THE MERGER.

    Section 1.6 of the By-Laws of Veeco provides that corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders. Therefore, the approval of the amendment to the Employees' Plan requires the affirmative vote of a majority of the votes cast at the Meeting.

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEES' PLAN IS IN THE BEST INTERESTS OF VEECO AND THE VEECO STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEES' PLAN AS DESCRIBED ABOVE AT THE SPECIAL MEETING AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY AND NOT DESIGNATED AS BROKER NON-VOTES WILL BE SO VOTED. IN THE EVENT THAT PROPOSAL 3 IS NOT APPROVED BY THE VEECO STOCKHOLDERS AT THE SPECIAL MEETING, THE EMPLOYEES' PLAN IN EFFECT AS OF THE DATE HEREOF WILL REMAIN IN FULL FORCE AND EFFECT.

VEECO INSTRUMENTS INC. AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION PLAN

    The following is a summary description of the Employees' Plan in effect as of the date hereof. The Employees' Plan was adopted and approved by the Board of Directors and the Veeco Stockholders in 1992, and became effective on April 15, 1992 (the "Effective Date"). The first amendment and restatement of the Employees' Plan was approved and adopted by the Board of Directors and the Veeco Stockholders on October 15, 1994. The Employees' Plan was further restated in January 1995, further amended and restated in June 1995 and May 1996, and further amended in May 1997.

    The principal features of the Employees' Plan (as in effect as of the date hereof) are summarized below:

    The Employees' Plan provides for the granting of Stock Options to purchase shares of Veeco Common Stock to certain key employees (each an "Optionee") of Veeco and its subsidiaries, as such term is defined in Section 425 of the Code. The total number of shares of Veeco Common Stock for which Stock

Options may be granted under the Employees' Plan may not exceed, in the aggregate 1,226,787 shares, and no employee may be granted Stock Options to purchase more than 100,000 shares, in the aggregate, in any calendar year. (If Proposal 3 is adopted by the Veeco Stockholders at the Special Meeting, then the Employees' Plan will be amended to increase the number of shares of Veeco Common Stock for which Stock Options may be granted to 1,426,787.)

    The Employees' Plan is intended to provide an incentive to certain key employees and its subsidiaries in order to encourage them to remain in the employ of Veeco or any subsidiary and contribute to Veeco's success by granting them Stock Options.

    The Compensation Committee, in its sole discretion, at any time prior to April 15, 2002, may authorize the granting of Stock Options to such of the officers, managerial or supervisory personnel and other key employees of Veeco and its subsidiaries as it may select (approximately 100 employees as of March 31, 1997), and in such amounts as it shall designate, subject to the provisions of the Employees' Plan.

    Each Stock Option granted to an Optionee is evidenced by a written agreement (a "Stock Option Agreement") containing such provisions as approved by the Compensation Committee not inconsistent with the Employees' Plan and which need not be identical in respect of each Optionee. Stock Options granted under the Employees' Plan will have the following terms:

        (a) EXERCISE PRICE. The exercise price (the "Exercise Price") of a Stock Option equals the Fair Market Value (as defined below) per share of the Veeco Common Stock covered by the Stock Option at the time that the Stock Option is granted. "Fair Market Value" per share of Common Stock as of a particular date means, unless otherwise determined by the Compensation Committee, the closing price per share of the Veeco Common Stock as reported by NASDAQ for the last preceding date on which a sale was reported. The closing price per share of the Veeco Common Stock on June 26, 1997 as reported by NASDAQ was $37.125 per share.

        (b) TERM. No Stock Option may be exercised later than ten years from the date such Stock Option was granted and a Stock Option may terminate at an earlier date, as described below. No Stock Option may be transferred by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Stock Option is exercisable only by such Optionee or, in the case of disability, by such Optionee's personal representative.

        (c) VESTING. Unless otherwise provided in any Stock Option Agreement, Stock Options granted pursuant to the Employees' Plan become exercisable as follows:

           (i) with respect to one-third of the shares of the Veeco Common Stock covered by the Stock Option, on the first anniversary date of the grant of such Stock Option;

           (ii) with respect to an additional one-third of the shares of the Veeco Common Stock covered by the Stock Option, on the second anniversary date of the grant of such Stock Option; and

           (iii) with respect to the remaining one-third of the shares of the Veeco Common Stock covered by the Stock Option, on the third anniversary date of the grant of such Stock Option.

    For purposes of the Employees' Plan and this Proxy Statement, the term "Vested Options" means, with respect to any particular Optionee, those Stock Options which have become exercisable; and the term "Vested Shares" shall mean, with respect to any particular Optionee, those shares of the Veeco Common Stock subject to one or more Vested Options.

        (d) TERMINATION OF EMPLOYMENT. In the event (i) of a termination by Veeco of an Optionee's employment (other than for Cause, as defined in the applicable Stock Option Agreement), (ii) an Optionee voluntarily leaves the employ of Veeco or (iii) an Optionee dies or becomes disabled (as defined in the Employees' Plan) while the Optionee is employed by Veeco, such Optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise the Optionee's Vested Options for a period of 90 days following the date of such termination, voluntary departure, death or disability. In the event that an Optionee's employment with Veeco is terminated by Veeco for Cause (as defined in the applicable Stock Option Agreement), such Optionee's right to exercise Vested Options will immediately terminate and all of such Optionee's Stock Options, whether or not vested, will be rendered null, void and unexercisable. Upon the occurrence of any of the termination events set forth above, non-Vested Options will terminate and be rendered null, void and unexercisable. Non-Vested Options which are so terminated may be reissued by Veeco pursuant to the Employees' Plan.

    The aggregate purchase price for the Veeco Common Stock to be issued upon the exercise of any Vested Options must be paid in full on the date of purchase. Payment may be made either in cash or in such other consideration as the Compensation Committee deems appropriate, including, but not limited to, the Veeco Common Stock already owned by the Optionee or the Veeco Common Stock to be acquired by the Optionee upon the exercise of Vested Options having a total fair market value, as determined by the Compensation Committee, equal to the aggregate purchase price, or a combination of cash and Veeco Common Stock having a total fair market value as so determined, equal to the aggregate purchase price.

    The total number of shares of the Veeco Common Stock which may be issued under the Employees' Plan, the number of shares of the Veeco Common Stock which may be purchased upon the exercise of Stock Options and the Exercise Price of such Stock Options will be adjusted for any increase or decrease in the number of outstanding shares of the Veeco Common Stock resulting from the payment of a Veeco Common Stock dividend on the Veeco Common Stock, a subdivision or combination of shares of the Veeco Common Stock or a reclassification of the Veeco Common Stock and in the event of a consolidation or a merger in which Veeco is the surviving corporation. After any merger of one or more corporations into Veeco in which Veeco is the surviving corporation, or after any consolidation of Veeco and one or more other corporations, each Optionee will be entitled, at no additional cost, upon any exercise of his Stock Options, to receive (subject to any required action by Veeco Common Stockholders), in lieu of the number of shares as to which such Stock Options will then be so exercised, the number and class of shares of the Veeco Common Stock or other securities to which such Optionee would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of record of a number of shares of the Veeco Common Stock equal to the number of shares to which such Optionee's Stock Options may have then been so exercised. Comparable rights will accrue to each Optionee in the event of successive mergers or consolidation of the character described above.

    In the event of any sale of all or substantially all of the assets of Veeco, or any merger of Veeco into another corporation, or any dissolution or liquidation of Veeco or, in the discretion of the Board of Directors, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any Stock Options, all Stock Options granted under the Employees' Plan and not previously exercised will become exercisable by Optionees who are at such time in the employ of Veeco, commencing ten days before the scheduled closing of such event, and will terminate unless exercised at least one business day before the scheduled closing of such event; provided, however, that the Board of Directors may, in its discretion, require instead that all Stock Options granted under the Employees' Plan and not previously exercised be assumed by such other corporation on the basis provided in the preceding paragraph.

    Stock Options granted under the Employees' Plan are intended to be "nonqualified stock options" that will not be governed by the special tax treatment applicable to "incentive stock options" described in Sections 421 and 422 of the Code. The following is a summary description of the Federal income tax consequences of the Employees' Plan.

    The grant of a Stock Option under the Employees' Plan is not taxable to the Optionee at the time of grant. Upon the exercise of a Stock Option,

        (1) the Optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the Veeco Common Stock acquired on the date of exercise over the Exercise Price;

        (2) Veeco will be entitled to a deduction at the same time and in the same amount as the Optionee recognizes income; and

        (3) upon a sale of the Stock so acquired, the Optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the Veeco Common Stock sold.

    If payment of the Exercise Price is made entirely in cash, the tax basis of the Common Stock will be equal to its fair market value on the date of exercise, but not less than the Exercise Price, and the holding period will begin on the day after the date of exercise. If, with the consent of the Compensation Committee, the Optionee uses previously owned Veeco Common Stock to pay all or part of the Exercise Price, the transaction will not be considered to be a taxable disposition of the previously owned Veeco Common Stock. The Optionee's tax basis and holding period of the previously owned Veeco Common Stock will be carried over to the equivalent number of shares of Veeco Common Stock received on exercise. The tax basis of the additional shares of the Veeco Common Stock received upon exercise will be the fair market value of the Veeco Common Stock on the date of exercise, but not less than the amount of cash used in payment, and the holding period for such additional shares of the Veeco Common Stock will begin on the day after the date of exercise.

    Veeco does not impose restrictions on the resale of shares of the Veeco Common Stock obtained pursuant to the Employees' Plan; however, certain Optionees may be subject to restrictions on resale imposed by federal or state securities laws or by contract.

    The Employees' Plan is administered by the Compensation Committee. The Board of Directors may at any time terminate, amend or modify the Employees' Plan; provided, however, that no such action of the Board of Directors, without the approval of the Veeco Stockholders, may (i) effectuate any change for which stockholder approval is required to qualify under Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) subject to certain exceptions, effectuate any change inconsistent with the qualifications of Stock Options as "performance based" under Section 162(m) of the Code; and provided, further, that no amendment, modification or termination of the Employees' Plan may in any way affect any Stock Option theretofore granted under the Employees' Plan without the consent of the then holder of the Stock Option.

    THE FULL TEXT OF THE PROPOSED RESOLUTION AMENDING THE EMPLOYEES' PLAN IS ATTACHED HERETO AS APPENDIX D.

    Future grants of Stock Options under the Employees' Plan are not currently determinable. The table below, however, sets forth the Stock Options granted under the Employees' Plan to the Named Officers and groups indicated during 1996 and a value of such Stock Options (all of which are currently unexercisable).

                                                                                     DOLLAR VALUE      NUMBER OF
NAME & POSITION                                                                           (1)        STOCK OPTIONS
----------------------------------------------------------------------------------  ---------------  -------------
Edward H. Braun...................................................................    $    90,000         12,000
  Chairman, Chief Executive Officer and President
John F. Rein, Jr..................................................................    $    75,000         10,000
  Vice President-Finance, Chief Financial Officer, Treasurer and Secretary
Francis Steenbeke.................................................................    $    60,000          8,000
  Vice President-International Sales and Marketing
Emmanuel N. Lakios................................................................    $    90,000         12,000
  Vice President and General Manager-Ion Beam Systems
Dr. Timothy J. Stultz.............................................................    $    75,000         10,000
  Vice President and General Manager-Surface Metrology Products
Executive Group...................................................................    $   480,000         64,000
Non-Executive Director Group......................................................    $    75,000         10,000
Non-Executive Officer Employee Group(2)(3)........................................    $   785,813         88,625

------------------------

(1) Represents the positive spread between the respective exercise prices ($10.25 to $17.75) of such Stock Options and the closing price ($22.00) of the Veeco Common Stock on December 31, 1996, as reported by NASDAQ.

(2) Does not include Stock Options to purchase 10,000 shares of the Veeco Common Stock granted to Walter J. Scherr, a current director of Veeco who at the time of such grant was an employee of Veeco, pursuant to the Employees' Plan on April 23, 1996; such Stock Options are included in the total for the Non-Executive Director Group.

(3) Does not include Stock Options which have been canceled.

                                  COMPENSATION

EXECUTIVE COMPENSATION

    The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer of Veeco and each of the four most highly compensated executive officers (as defined in Rule 3b-7 promulgated under the Securities Exchange Act) of Veeco (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1996 was in excess of $100,000 (collectively, the "Named Officers"):

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                       ANNUAL COMPENSATION             -------------
                                             ----------------------------------------   SECURITIES
                                                                       OTHER ANNUAL     UNDERLYING      ALL OTHER
                                    YEAR     SALARY(1)    BONUS(2)   COMPENSATION(3)    OPTIONS(#)    COMPENSATION
                                  ---------  ----------  ----------  ----------------  -------------  -------------
Edward H. Braun.................  1996 1995  $  288,950  $   55,000    $     10,200         12,000      $   1,800(4)
Chairman, Chief Executive              1994     274,918     108,000          10,200         25,000          1,800(4)
  Officer and President                         250,024      20,000           4,250         --              1,152(4)

John F. Rein, Jr................  1996 1995     151,186      30,000           8,400         10,000          2,259(4)(5)(6)
Vice President-Finance, Chief          1994     140,150      60,000           8,400         20,000          1,926(4)(5)(6)
  Financial Officer, Treasurer                  130,000      13,000           8,400         --              1,399(4)(6)
  and Secretary

Francis Steenbeke (7)...........  1996 1995     142,910      40,000        44,400(8)         8,000         --
Vice President-International           1994     148,828      60,000        36,663(8)        15,000         --
  Sales and Marketing                           123,832      10,000          17,313         --             --

Emmanuel N. Lakios..............  1996 1995     143,720     242,033           8,400         12,000          2,094(4)(5)(6)
Vice President and General             1994     125,650     165,500           8,400         35,000          6,981(4)(5)(6)
  Manager-Ion Beam Systems                      103,000     127,500         --               3,333             62(4)

Dr. Timothy J. Stultz...........  1996 1995     165,769      25,000        70,090(9)        10,000          2,365(4)(5)(6)
Vice President and General             1994     147,663      60,000        24,214(9)        15,000          1,679(4)(5)(6)
  Manager-Surface Metrology                     140,138      14,000         5,886(9)        20,000            313(4)
  Products

------------------------

(1) Amounts shown include the dollar value of base salary (cash and non-cash) earned and received by the Named Officers.

(2) With respect to bonuses listed for 1996, includes bonuses for the year ended December 31, 1996, all or part of which were paid in February 1997. With respect to bonuses listed for 1995, includes bonuses for the year ended December 31, 1995, all or part of which were paid in February 1996. With respect to bonuses listed for 1994, includes bonuses for the year ended December 31, 1994, all or part of which were paid in 1995.

(3) Unless otherwise described in other notes to this table, reflects reimbursement for automobile-related expenses. Does not include any discount a Named Officer received on the purchase of Veeco Common Stock from Veeco under the Employees' Plan since full-time employees generally are eligible to participate in such plan.

(4) Reflects payments by Veeco of premiums for group term life insurance.

(5) Reflects contributions by Veeco to Veeco's 401(k) Plan.

(6) Reflects payments by Veeco of premiums for supplemental long-term disability insurance.

(7) Certain components of Mr. Steenbeke's compensation have been paid in French Francs. In 1996, Mr. Steenbeke was paid 813,156 French Francs in salary and 227,600 French Francs in bonus. In 1995, Mr. Steenbeke was paid 742,560 French Francs in salary, 302,200 French Francs in bonus and 90,525 French Francs as a portion of his other annual compensation. In 1994, Mr. Steenbeke was paid 686,775 French Francs in salary, 55,400 French Francs in bonus and 96,019 French Francs in other annual compensation.

(8) For 1996, includes an $8,400 car allowance and a $36,000 housing allowance paid to Mr. Steenbeke. For 1995, includes a $15,000 housing allowance and a $21,663 automobile allowance (the equivalent of $18,163 of which was paid in French Francs) paid to Mr. Steenbeke. The 1996 allowances and 1995 allowances (other than the $18,163 (or 90,525 French Francs) automobile allowance) were provided because Mr. Steenbeke was required to perform services for Veeco in the United States for the entire year in 1996 and for five months during 1995.

(9) In addition to a reimbursement of $4,900 in 1994 and $8,400 in each of 1995 and 1996 for automobile-related expenses, Dr. Stultz was paid, in connection with his relocation to Santa Barbara, California, a housing allowance of $986 in 1994, $15,814 in 1995 and $61,690 in 1996. See also "Certain
    Transactions".

    The following table sets forth certain information concerning individual grants of stock options made during 1996 to the Named Officers. Also reported are potential realizable values of each such stock option at assumed annual rates of stock price appreciation for the term of the option representing the product of (a) the difference between: (i) the product of the closing price per share of Veeco Common Stock as reported by NASDAQ on the date of the grant ($14.50 on April 23, 1996) and the sum of one plus the adjusted stock price appreciation rate (5% and 10%) compounded annually over the term of the option (10 years) and (ii) the exercise price of the option ($14.50); and (b) the number of shares of Veeco Common Stock underlying the option grant at December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF STOCK
                                                                                                                 PRICE
                                                                                                            APPRECIATION FOR
                                                                 INDIVIDUAL GRANTS                           OPTION TERM($)
                                             ----------------------------------------------------------  ----------------------
                                              NUMBER OF     % OF TOTAL
                                             SECURITIES       OPTIONS
                                             UNDERLYING     GRANTED TO        EXERCISE
                                               OPTIONS     EMPLOYEES IN       PRICE PER     EXPIRATION
NAME                                         GRANTED(1)     FISCAL YEAR      SHARE($)(2)      DATE(3)        5%         10%
-------------------------------------------  -----------  ---------------  ---------------  -----------  ----------  ----------
Edward H. Braun............................      12,000           7.27%       $   14.50       04/23/06   $  109,440  $  290,820
John F. Rein, Jr...........................      10,000           6.06%           14.50       04/23/06       91,200     242,350
Francis Steenbeke..........................       8,000           4.85%           14.50       04/23/06       72,960     193,880
Emmanuel N. Lakios.........................      12,000           7.27%           14.50       04/23/06      109,440     290,820
Dr. Timothy J. Stultz......................      10,000           6.06%           14.50       04/23/06       91,200     242,350

------------------------

(1) On April 23, 1996, pursuant to the Employees' Plan, options to acquire an aggregate of 128,025 shares of Veeco Common Stock were granted to certain employees of Veeco, including the Named Officers. The options granted to the Named Officers become exercisable as follows: (i) for one-third of the shares covered thereby, on April 23, 1997; (ii) for an additional one-third of the shares covered thereby, on April 23, 1998; and (iii) for the remaining shares covered thereby, on April 23, 1999. See "Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan."

(2) Represents the closing price per share of the Veeco Common Stock as reported by NASDAQ on the last date preceding the date of grant on which a sale was reported. See "Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan."

(3) Options may terminate at an earlier date upon the occurrence of certain events. See "Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan."

    The following table sets forth certain information concerning the number of shares of Veeco Common Stock acquired upon the exercise of options by the Named Officers during 1996 and the value realized upon such exercises determined by calculating the positive spread between the exercise price of the options exercised and the closing price of the Veeco Common Stock on the date of exercise. Also reported are the number of options to purchase Veeco Common Stock held by the Named Officers as of December 31, 1996 and values for "in-the-money" options that represent the positive spread between the exercise price of the outstanding options ($0.69 to $14.50) and the closing price ($22.00) of the Veeco Common Stock on December 31, 1996 as reported by NASDAQ.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                       NUMBER
                                         OF                                                  VALUE OF UNEXERCISED
                                     SECURITIES                 NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                      ACQUIRED                OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END
                                         ON          VALUE    --------------------------  --------------------------
NAME                                  EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -------------  ---------  -----------  -------------  -----------  -------------
Edward H. Braun...................       --           --           8,333        28,667     $  71,875    $   233,750
John F. Rein, Jr..................       --           --          36,667        23,333       627,500        190,000
Francis Steenbeke.................       --           --           5,000        18,000        43,125        146,250
Emmanuel N. Lakios................                                15,556        35,333       194,409        330,000
Dr. Timothy J. Stultz.............        5,000(1) $  41,250      20,000        20,000       305,625        161,250

------------------------

(1) On August 7, 1996, Dr. Stultz exercised 5,000 options with an exercise price of $4.50. The closing price of the Veeco Common Stock on such date as reported by NASDAQ was $12.75.

DIRECTOR COMPENSATION

    Directors, other than those who are employees of Veeco, receive a per meeting fee of $2,000 for attendance at Board of Directors and committee meetings. In addition, each of the current non-employee directors received 16,999 options, in the aggregate, to purchase Veeco Common Stock pursuant to the Directors Plan, and under such plan each non-employee director who meets the eligibility criteria for such plan will receive an annual grant of 7,000 options. Mr. Braun, the Chairman, Chief Executive Officer and President of Veeco, receives no compensation for his service as a director.

    Veeco is party to an agreement with Walter J. Scherr, a director of Veeco, pursuant to which he is employed as a consultant to Veeco with respect to acquisition and new business opportunities, as well as other matters. During 1996, Mr. Scherr received $72,568 pursuant to such consulting arrangement. In addition, Mr. Scherr received a $40,000 bonus in 1996 for his employment by Veeco during 1995 as an executive officer. On April 23, 1996, Mr. Scherr also received options to purchase 10,000 shares of Veeco Common Stock at an exercise price of $14.50 per share pursuant to Employees' Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Veeco's Compensation Committee is comprised of Messrs. D'Amore, Elftmann and Low.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The Compensation Committee of the Board of Directors is comprised of three outside, non-employee directors. The Committee reviews and approves all of Veeco's executive compensation programs. The Compensation program is based on the following principles:

        1) Executive officers' compensation should be tied to annual performance goals that maximize Veeco Stockholder value.

        2) Veeco emphasizes variable incentive compensation in order to ensure continuously improving corporate performance and to align the interests of executive officers with those of Veeco Stockholders.

        3) Compensation must be competitive in order to attract, motivate and retain the management talent needed to achieve Veeco's business objectives.

    In determining competitive levels, the committee reviews information of comparative companies from both independent survey data and public company filings.

COMPONENTS OF COMPENSATION

    Veeco's executive compensation program consists of three principal elements:

        1) Base Salary--Base salaries have been set within salary ranges based on compensation reports published by Radford Associates and Alexander and Alexander Consulting Group on comparable size and type manufacturing companies. Individual salary increases are based on the officer's contribution to Veeco and the relationship of current pay to the current value of the job.

        2) Annual Incentive Awards--Annual incentive awards are based on performance against objectives in the calendar year and are ordinarily payable in the first quarter of the succeeding year. Incentive awards for executive officers are a percentage of base salary. The percentage can range to up to 40% of base salary for achievement of 110% of business plan objectives. In exceptional circumstances, when Veeco or a business unit exceeds 110% of planned objectives, the Compensation Committee may selectively make incentive awards at a higher level. Annual incentive awards are based on selected financial criteria tied to the annual business plan. In 1996, this plan was objectively based on operating income criteria and subjectively on the ability of executive management to strategically position Veeco for growth.

        3) Stock Option Grants--Stock option grants are awarded as a recognition of exceptional current performance and an expectation of continued high quality contribution to enhancing Veeco Stockholder value. The committee believes that stock options encourage officers to relate their long-term economic interests to those of other Veeco Stockholders. Stock options are granted at fair market value on the date of grant and vest over three years. The options have an exercise period of ten years from the date of grant.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The compensation of Veeco's Chief Executive Officer, Edward H. Braun, is determined by the Compensation Committee in accordance with the policies described above relating to all executive officers' compensation. In particular, the Compensation Committee established Mr. Braun's base salary after an evaluation of his personal performance and the committee's objective to have his base salary comparable with salaries being paid to similarly situated chief executive officers. Mr. Braun's bonus was based upon Veeco's operating income achieved compared with the 1996 business plan, as well as development of and progress in Veeco's long-term goals and strategies.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Code limits to $1,000,000 per year Veeco's tax deduction for compensation paid to each of the Named Officers, unless certain requirements are met. The Compensation Committee believes it unlikely in the short term that such limitation will affect Veeco. The Compensation Committee's present intention is to structure executive compensation so that it will be fully deductible, while maintaining flexibility to take actions which it deems to be in the best interest of Veeco and the Veeco Stockholders but which may result in Veeco paying certain items of compensation that may not be fully deductible.

                    Submitted by the Compensation Committee:

                               Richard A. D'Amore

                                  Paul R. Low

                                Joel A. Elftmann

                            CUMULATIVE TOTAL RETURN
                  OF VEECO, PEER GROUP AND NASDAQ MARKET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             VEECO INSTRUMENTS,
                    INC.            PEER GROUP    NASDAQ MARKET INDEX
11/29/94                  $100.00       $100.00                $100.00
12/31/94                    92.57         86.68                 100.09
3/31/95                    128.00        112.90                 103.04
6/30/95                    153.14        160.56                 112.73
9/30/95                    240.00        178.42                 125.61
12/31/95                   132.57        129.09                 124.60
3/31/96                    137.14        109.50                 130.35
6/30/96                    129.14         96.85                 140.01
9/30/96                    132.57         92.02                 143.87
12/31/96                   201.14        120.29                 150.64

                             VEECO
   QUARTERLY PERIOD       INSTRUMENTS                    NASDAQ
        ENDING               INC.        PEER GROUP   MARKET INDEX
----------------------  ---------------  -----------  -------------
       11/29/94             100.00         100.00        100.00
       12/31/94              92.57          86.68        100.09
       3/31/95              128.00         112.90        103.04
       6/30/95              153.14         160.56        112.73
       9/30/95              240.00         178.42        125.61
       12/31/95             132.57         129.09        124.60
       3/31/96              137.14         109.50        130.35
       6/30/96              129.14          96.85        140.01
       9/30/96              132.57          92.02        143.87
       12/31/96             201.14         120.29        150.64

------------------------

    Information is presented beginning with November 29, 1994, the date on which the Common Stock was registered under Section 12 of the Exchange Act, and assumes $100 invested on November 29, 1994 and reinvestment of dividends, if any.

    The peer group chosen by Veeco consists of the following corporations:
Applied Materials, Inc., FSI International, Inc., KLA Instruments Corp., LAM Research Corp., Mattson Technology, Inc., Novellus Systems, Inc., Silicon Valley Group, Inc., Tencor and Ultratech Stepper, Inc.

                               SECURITY OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of Veeco Common Stock as of May 31, 1997 (unless otherwise specified below) by (i) each person known by Veeco to own beneficially more than five percent of the outstanding shares of Veeco Common Stock, (ii) each director of Veeco, and (iii) all executive officers and directors of Veeco as a group. Unless otherwise indicated, Veeco believes that each of the persons or entities named in the table exercises sole voting and investment power over the shares that each of them beneficially owns, subject to community property laws where applicable.

                                                                                      SHARES OF COMMON STOCK
                                                                                      BENEFICIALLY OWNED(1)
                                                                                     ------------------------
                                                                                                 PERCENT OF
                                                                                                TOTAL SHARES
NAME OF BENEFICIAL OWNER                                      SHARES    OPTIONS(2)     TOTAL     OUTSTANDING
-----------------------------------------------------------  ---------  -----------  ---------  -------------
Putnam Investments, Inc.(3)................................    666,500      --         666,500         11.2%
J.&W. Seligman & Co. Incorporated(4).......................    624,800      --         624,800         10.5
Edward H. Braun............................................    223,019      20,667     243,686          4.1
Walter J. Scherr...........................................     --          --          --                *
Richard A. D'Amore.........................................     16,701      16,999      33,700            *
Paul R. Low................................................     --          16,999      16,999            *
Joel A. Elftmann(5)........................................      2,000      16,999      18,999            *
John F. Rein, Jr...........................................        941      46,667      47,608            *
Francis Steenbeke..........................................     74,339      --          74,339          1.2
Emmanuel N. Lakios.........................................        304       5,222       5,526            *
Dr. Timothy J. Stultz......................................     --          13,333      13,333            *
All Executive Officers and Directors
  as a Group (12 persons)..................................    328,506     152,220     480,726          7.8%

------------------------

*   Denotes less than a 1% interest.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of May 31, 1997 upon the exercise of warrants and/or stock options. Each person's percentage ownership is determined by assuming that warrants and stock options held by such person (but not those held by any other person) which are exercisable within 60 days of May 31, 1997 have been exercised.

(2) Represents stock options exercisable within 60 days of May 31, 1997.

(3) This information is based solely on a Schedule 13G filed with the Commission in March 1997. Putnam Investment Management, Inc., a Massachusetts corporation, holds shared dispositive power over 613,700 shares of the Veeco Common Stock. The Putnam Advisory Company, Inc. holds shared voting power over 44,400 shares of the Veeco Common Stock, and shared dispositive power over 52,800 shares of the Veeco Common Stock. Both of these entities are wholly owned by Putnam Investments, Inc. Putnam OTC & Emerging Growth Fund, a Massachusetts business trust, holds 375,000 shares, or 6.4%, as part of the 613,700 shares held by Putnam Investment Management, Inc. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(4) This information is based solely on a Schedule 13G filed with the Commission in April 1997. J.&W. Seligman & Co. Incorporated beneficially owns and holds sole dispositive and voting power over 624,800 shares of the Veeco Common Stock. The address of J.&W. Seligman & Co. Incorporated is 100 Park Avenue, New York, New York 10017.

(5) Includes 2,000 shares of the Veeco Common Stock held by the Elftmann Family Limited Partnership, a family limited partnership of which Mr. Elftmann is the general partner.

                              CERTAIN TRANSACTIONS

    On April 23, 1996, options to purchase shares of the Veeco Common Stock were issued to each of the following executive officers and significant employees in the following amounts pursuant to the Employees' Plan, all at an exercise price of $14.50 per share (the fair market value at the date of grant): Edward H. Braun, options to purchase 12,000 shares; John F. Rein, Jr., options to purchase 10,000 shares; Francis Steenbeke, options to purchase 8,000 shares; Emmanuel N. Lakios, options to purchase 12,000 shares; Robert P. Oates, options to purchase 5,000 shares; Dr. Timothy J. Stultz, options to purchase 10,000 shares; and John
P. Kiernan, options to purchase 2,000 shares. Also on such date, options to purchase 10,000 shares at an exercise price of $14.50 per share were issued to Walter J. Scherr under the Employees' Plan.

    On January 17, 1997, options to purchase shares of the Veeco Common Stock were issued to each of the following executive officers and significant employees in the following amounts pursuant to the Employee's Plan, all at an exercise price of $24.875 per share (the fair market value at the date of grant): Edward H. Braun, options to purchase 20,000 shares; John F. Rein, Jr., options to purchase 12,000 shares; Francis Steenbeke, options to purchase 10,000 shares; Emmanuel N. Lakios, options to purchase 12,000 shares; Robert P. Oates, options to purchase 10,000 shares; Dr. Timothy J. Stultz, options to purchase 10,000 shares; and John P. Kiernan, options to purchase 2,000 shares. On April 24, 1997, options to purchase shares of the Veeco Common Stock were issued to each of the following executive officers in the following amounts pursuant to the Employees' Plan, all at an exercise price of $31.00 per share (the fair market value at the date of grant): Edward H. Braun, options to purchase 40,000 shares; John F. Rein, Jr., options to purchase 30,000 shares; Emmanuel N. Lakios, options to purchase 20,000 shares; and Dr. Timothy J. Stultz, options to purchase 10,000 shares. Also on April 24, 1997, options to purchase 10,000 shares at an exercise price of $31.00 per share were issued to Walter J. Scherr under the Employees' Plan.

    In August 1996 and in May 1997, 9,999 options, in the aggregate, and 21,000 options, in the aggregate, respectively, were granted to the non-employee directors pursuant to the Directors Plan.

    An involuntary petition for relief under Chapter 7 of Title 11 of the United States Code was filed against Peak Systems, Inc. (case no. 93-48654) in the United States Bankruptcy Court for the Northern District of California on December 10, 1993, and an Order for Relief was granted by the Court to the petitioning creditors on January 13, 1994. As of May 15, 1997, such case remained open. Dr. Timothy J. Stultz, Veeco's Vice President and General Manager--Surface Metrology Products, was President and Chief Executive Officer of Peak Systems, Inc. from September 1983 to November 1993.

    In May 1996, Veeco made a loan to Dr. Timothy J. Stultz to finance the purchase of his home in the principal sum of $100,000, with simple interest on unpaid principal at the rate of 5% per annum. Interest is payable annually, on each January 5 during the term of the loan. The $100,000 principal and all accrued but unpaid interest will be due in full in one lump sum on January 5, 2001. The loan is secured by a second mortgage on the property.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Exchange Act requires Veeco's officers and directors, and persons who own more than ten percent of a registered class of Veeco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation of the Commission to furnish Veeco with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Forms 5 were required for those persons, Veeco believes that during the fiscal year ended December 31, 1996, Veeco's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                           INCORPORATION BY REFERENCE

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. This Proxy Statement incorporates the following documents by reference:

    1. Veeco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

    2. Veeco's Current Report on Form 8-K, dated March 5, 1997.

    3. Veeco's Quarterly Report on Form 10-Q for the quarter ended March 31,
1997.

    All documents filed by Veeco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement.

    Veeco hereby undertakes to provide, without charge, upon written or oral request, a copy of the documents incorporated by reference listed above. Such requests should be directed to Veeco at Terminal Drive, Plainview, NY 11803, telephone: (516) 349-8300, Attention: Investor Relations.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to come before the Special Meeting. Should any other business properly come before the Special Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

    The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by Veeco. Veeco has retained Shareholder Communications Corp. ("SCC") to solicit proxies. SCC may contact the Veeco Stockholders by mail, telephone, telex, telegraph and personal interviews. SCC will receive from Veeco a fee of $15,000 for such services, plus reimbursement of out-of-pocket expenses, and Veeco has agreed to indemnify SCC against certain liabilities and expenses in connection with such solicitation, including liabilities under the federal securities laws. Some personal solicitation also may be made by directors, officers and employees without special compensation, other than reimbursement for expenses.

    Proposals which the Veeco Stockholders wish to include in Veeco's proxy materials relating to the 1998 Annual Meeting of Stockholders must be received by Veeco no later than December 10, 1997. Any such proposals will comply with the requirements of the Commission's proxy solicitation rules.

    PLEASE PROMPTLY COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

                                          By order of the Board of Directors,

                                                   [LOGO]

                                          JOHN F. REIN, JR.

                                          Secretary

Plainview, New York

July 2, 1997

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

I. DECEMBER 31 FINANCIAL STATEMENTS

  Report of Independent Auditors....................................................  VF-2
  Consolidated Balance Sheets at December 31, 1996 and 1995.........................  VF-3
  Consolidated Statements of Income for the Years Ended December 31, 1996, 1995 and
    1994............................................................................  VF-4
  Consolidated Statements of Shareholders' Equity for the Years Ended December 31,
    1996, 1995 and 1994.............................................................  VF-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995
    and 1994........................................................................  VF-6
  Notes to Consolidated Financial Statements........................................  VF-7
  Schedule II--Valuation and Qualifying Accounts....................................  VF-18

II. MARCH 31 FINANCIAL STATEMENTS

  Condensed Consolidated Statements of Income for the Three Months Ended March 31,
    1997 and 1996...................................................................  VF-19
  Condensed Consolidated Balance Sheets at March 31, 1997 and December 31, 1996.....  VF-20
  Condensed Consolidated Statements of Cash Flows for the Three Months Ended March
    31, 1997 and 1996...............................................................  VF-21
  Notes to Condensed Consolidated Financial Statements..............................  VF-22

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and The Board of Directors
Veeco Instruments Inc.

    We have audited the accompanying consolidated balance sheets of Veeco Instruments Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule included elsewhere herein. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Veeco Instruments Inc. and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                               /s/ ERNST & YOUNG LLP

Melville, New York
February 7, 1997

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                                  DECEMBER 31
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $  21,209  $  17,568
  Accounts and trade notes receivable, less allowance for doubtful accounts of $482 in 1996
    and $517 in 1995........................................................................     19,826     18,983
  Inventories...............................................................................     21,263     15,795
  Prepaid expenses and other current assets.................................................        858        923
  Deferred income taxes.....................................................................      1,937      1,221
                                                                                              ---------  ---------
Total current assets........................................................................     65,093     54,490

Property, plant and equipment at cost, net..................................................      9,761      7,381
Excess of cost over net assets acquired, less accumulated amortization of $910 in 1996 and
    $779 in 1995............................................................................      4,448      4,579
Other assets--net...........................................................................      1,025        930
                                                                                              ---------  ---------
Total assets................................................................................  $  80,327  $  67,380
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................................................  $  11,196  $   8,729
  Accrued expenses..........................................................................      9,964      7,523
  Income taxes payable......................................................................        479        777
                                                                                              ---------  ---------
Total current liabilities...................................................................     21,639     17,029
Deferred income taxes.......................................................................        257        118
Other liabilities...........................................................................        461        482
Shareholders' equity:
  Common stock (9,500,000 shares authorized, 5,836,021 and 5,787,214 shares issued and
    outstanding at December 31, 1996 and 1995, respectively)................................         58         58
  Additional paid-in capital................................................................     47,638     47,353
  Retained earnings.........................................................................      9,609      1,571
  Cumulative translation adjustment.........................................................        665        769
                                                                                              ---------  ---------
Total shareholders' equity..................................................................     57,970     49,751
                                                                                              ---------  ---------
Total liabilities and shareholders' equity..................................................  $  80,327  $  67,380
                                                                                              ---------  ---------
                                                                                              ---------  ---------

          See accompanying notes to consolidated financial statements.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       YEARS ENDED DECEMBER 31
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Net sales........................................................................  $  96,832  $  72,359  $  49,434
Cost of sales....................................................................     54,931     39,274     28,940
                                                                                   ---------  ---------  ---------
Gross profit.....................................................................     41,901     33,085     20,494
Costs and expenses:
  Research and development expense...............................................      9,804      7,101      5,096
  Selling, general and administrative expense....................................     19,536     16,822     11,171
  Amortization expense...........................................................        236        202        344
  Other--net.....................................................................        143        164       (100)
                                                                                   ---------  ---------  ---------
                                                                                      29,719     24,289     16,511
                                                                                   ---------  ---------  ---------

Operating income.................................................................     12,182      8,796      3,983
Interest (income) expense--net...................................................       (678)      (391)     2,620
                                                                                   ---------  ---------  ---------
Income before income taxes and extraordinary item................................     12,860      9,187      1,363
Income tax provision (benefit)...................................................      4,822      2,395       (795)
                                                                                   ---------  ---------  ---------
Income before extraordinary item.................................................      8,038      6,792      2,158
                                                                                   ---------  ---------  ---------
Extraordinary (loss) on prepayment of debt, net of $355 tax benefit..............     --         --           (679)
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $   8,038  $   6,792  $   1,479
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Earnings per share:
  Income before extraordinary item...............................................  $    1.36  $    1.24  $     .87
  Extraordinary (loss)...........................................................     --         --           (.27)
                                                                                   ---------  ---------  ---------
  Net income.....................................................................  $    1.36  $    1.24  $     .60
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Shares used in computing earnings per share......................................      5,906      5,484      2,472
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                                                                   PREFERRED
                                                                                                                   TREASURY
                                             COMMON STOCK           PREFERRED STOCK      ADDITIONAL    RETAINED      STOCK
                                        -----------------------  ----------------------    PAID-IN     EARNINGS    ---------
                                          SHARES      AMOUNT       SHARES      AMOUNT      CAPITAL     (DEFICIT)    SHARES
                                        ----------  -----------  -----------  ---------  -----------  -----------  ---------
Balance at December 31, 1993..........                             1,846,154  $   4,354   $     316    $  (6,700)    (85,128)

Conversion of Preferred Stock.........   1,761,026   $      18    (1,846,154)    (4,354)      4,277                   85,128
Exercise of outstanding warrants......     337,449           3                                  112
Conversion of Series B Subordinated
  debt and accrued interest...........     313,878           3                                3,450
Stock issued for prepayment penalty...      36,364           1                                  399
Net proceeds from initial public
  offering............................   2,500,000          25                               24,265
Translation adjustment................
Net income............................                                                                     1,479
                                        ----------         ---   -----------  ---------  -----------  -----------  ---------
Balance at December 31, 1994..........   4,948,717          50       --          --          32,819       (5,221)     --

Exercise of stock options.............      38,497      --                                       82
Net proceeds from public offering.....     800,000           8                               14,452
Translation adjustment................
Net income............................                                                                     6,792
                                        ----------         ---   -----------  ---------  -----------  -----------  ---------
Balance at December 31, 1995..........   5,787,214          58       --          --          47,353        1,571      --

Exercise of stock options and stock
  issuances under stock purchase
  plan................................      48,807      --                                      285
Translation adjustment................
Net income............................                                                                     8,038
                                        ----------         ---   -----------  ---------  -----------  -----------  ---------
Balance at December 31, 1996..........   5,836,021   $      58       --       $  --       $  47,638    $   9,609      --
                                        ----------         ---   -----------  ---------  -----------  -----------  ---------
                                        ----------         ---   -----------  ---------  -----------  -----------  ---------


                                                      CUMULATIVE
                                                      TRANSLATION
                                          AMOUNT      ADJUSTMENT      TOTAL
                                        -----------  -------------  ---------
Balance at December 31, 1993..........   $     (59)    $     408    $  (1,681)
Conversion of Preferred Stock.........          59                     --
Exercise of outstanding warrants......                                    115
Conversion of Series B Subordinated
  debt and accrued interest...........                                  3,453
Stock issued for prepayment penalty...                                    400
Net proceeds from initial public
  offering............................                                 24,290
Translation adjustment................                       233          233
Net income............................                                  1,479
                                               ---         -----    ---------
Balance at December 31, 1994..........      --               641       28,289
Exercise of stock options.............                                     82
Net proceeds from public offering.....                                 14,460
Translation adjustment................                       128          128
Net income............................                                  6,792
                                               ---         -----    ---------
Balance at December 31, 1995..........      --               769       49,751
Exercise of stock options and stock
  issuances under stock purchase
  plan................................                                    285
Translation adjustment................                      (104)        (104)
Net income............................                                  8,038
                                               ---         -----    ---------
Balance at December 31, 1996..........   $  --         $     665    $  57,970
                                               ---         -----    ---------
                                               ---         -----    ---------

          See accompanying notes to consolidated financial statements.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Operating activities
Net income.......................................................................  $   8,038  $   6,792  $   1,479
Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization..............................................      1,599      1,200      1,425
      Deferred income taxes......................................................       (577)       147     (1,250)
      Loss on debt prepayment....................................................         --         --      1,034
      Other......................................................................         11         --        (28)
      Changes in operating assets and liabilities:
        Accounts receivable......................................................     (1,062)    (6,072)    (3,355)
        Inventories..............................................................     (5,560)    (4,948)    (2,071)
        Accounts payable.........................................................      2,485      1,291      3,492
        Accrued expenses and other current liabilities...........................      2,460      2,984         (2)
        Income taxes payable.....................................................       (298)       686         92
        Other--net...............................................................         77       (100)        (8)
                                                                                   ---------  ---------  ---------
Net cash provided by operating activities........................................      7,173      1,980        808

Investing activities
Capital expenditures.............................................................     (3,766)      (965)      (364)
Patents..........................................................................        (17)        --       (165)
                                                                                   ---------  ---------  ---------
Net cash used in investing activities............................................     (3,783)      (965)      (529)

Financing activities
Net proceeds from public stock offering..........................................         --     14,460     24,290
Net repayments under revolving credit agreement..................................         --         --     (8,786)
Long-term debt repayments........................................................         --         --    (13,459)
Deferred financing costs.........................................................       (195)       (85)      (201)
Exercise of stock options and issuance of stock under stock purchase plan........        285         82         --
Other............................................................................         --        (39)         9
                                                                                   ---------  ---------  ---------
Net cash provided by financing activities........................................         90     14,418      1,853
Effect of exchange rate changes on cash and cash equivalents.....................        161       (144)      (239)
                                                                                   ---------  ---------  ---------
Net increase in cash and cash equivalents........................................      3,641     15,289      1,893
Cash and cash equivalents at beginning of year...................................     17,568      2,279        386
                                                                                   ---------  ---------  ---------
Cash and cash equivalents at end of year.........................................  $  21,209  $  17,568  $   2,279
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Veeco Instruments Inc. ("Veeco" or the "Company") designs, manufactures, markets and services a broad line of precision ion beam systems, surface metrology systems, and industrial measurement equipment used in the manufacture of microelectronic products. The Company sells its products worldwide to many of the leading semiconductor and data storage manufacturers. In addition, the Company sells its products to companies in the flat panel display and high frequency device industries, as well as to other industries, research and development centers and universities.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Veeco and its subsidiaries. Intercompany items and transactions have been eliminated in consolidation.

    REVENUE

    Revenue is recognized when title passes to the customer, generally upon shipment. Service and maintenance contract revenues are recorded as deferred income, which is included in other accrued expenses, and recognized as income on a straight-line basis over the service period of the related contract. The Company provides for (1) the estimated costs of fulfilling its installation obligations and (2) warranty costs at the time the related revenue is recorded.

    CASH FLOWS

    The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Interest paid during 1996, 1995 and 1994 was approximately $70,000, $113,000 and, $2,661,000, respectively. Taxes paid in 1996 and 1995 were approximately $5,226,000 and $916,000, respectively. No significant tax payments were made in 1994.

    INVENTORIES

    Inventories are stated at the lower of cost (principally first-in, first-out method) or market.

    DEPRECIABLE ASSETS

    Depreciation and amortization are generally computed by the straight-line method and are charged against income over the estimated useful lives of depreciable assets. Amortization of equipment recorded under capital lease obligations is included in depreciation of property, plant and equipment.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTANGIBLE ASSETS

    Excess of cost of investment over net assets of business acquired is being amortized on a straight-line basis over 40 years. Other intangible assets, principally patents, software licenses and deferred finance costs, of $892,000 and $880,000 at December 31, 1996 and 1995, respectively, are net of accumulated amortization of $577,000 and $312,000. Other intangible assets are amortized over periods ranging from 3 to 17 years.

    ENVIRONMENTAL COMPLIANCE AND REMEDIATION

    Environmental compliance costs include ongoing maintenance, monitoring and similar costs. Such costs are expensed as incurred. Environmental remediation costs are accrued when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated.

    FOREIGN OPERATIONS

    Foreign currency denominated assets and liabilities are translated into U.S. dollars at the exchange rates existing at the balance sheet date. Resulting translation adjustments due to fluctuations in the exchange rates are recorded as a separate component of shareholders' equity. Income and expense items are translated at the average exchange rates during the respective periods.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are charged to expense as incurred and include expenses for development of new technology and the transition of the technology into new products or services.

    ADVERTISING EXPENSE

    The cost of advertising is expensed as of the first showing. The Company incurred $1,819,000, $1,155,000 and $638,000 in advertising costs during 1996, 1995 and 1994, respectively.

    STOCK-BASED COMPENSATION

    At December 31, 1996, the Company has three stock-based compensation plans, which are described in Note 5 to the consolidated financial statements. The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of the Company's employee stock options granted equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    RECLASSIFICATIONS

    Certain amounts in the 1994 and 1995 financial statements have been reclassified to conform with the 1996 presentation.

    EARNINGS PER SHARE

    Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the year. The Company completed an initial public offering (the

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
"IPO") on December 6, 1994, pursuant to which 2,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock") were issued and sold at $11 per share. As a consequence of the IPO and pursuant to the requirements of the Securities and Exchange Commission, stock issued by the Company during the twelve months immediately preceding the IPO, plus the number of equivalent shares issuable pursuant to the grant of options during the same period, have been included in the number of shares used in the calculation of earnings per share for 1994 as if they were outstanding (using the treasury stock method and the IPO price). In addition, the calculation of the shares used in computing earnings per share for 1994 also includes the outstanding convertible preferred stock which automatically converted into 1,761,026 shares of Common Stock upon the closing of the IPO as if they were converted to Common Stock on the respective original dates of issuance.

2. BALANCE SHEET INFORMATION

                                                                                DECEMBER 31
                                                                        ----------------------------
                                                                            1996           1995
                                                                        -------------  -------------
Inventories:
  Raw materials.......................................................  $   9,546,000  $   4,349,000
  Work in process.....................................................      4,909,000      4,222,000
  Finished goods......................................................      6,808,000      7,224,000
                                                                        -------------  -------------
                                                                        $  21,263,000  $  15,795,000
                                                                        -------------  -------------
                                                                        -------------  -------------

                                                                                DECEMBER 31            ESTIMATED
                                                                        ----------------------------    USEFUL
                                                                            1996           1995          LIVES
                                                                        -------------  -------------  -----------
Property, plant and equipment:
  Land................................................................  $   1,400,000  $   1,400,000
  Buildings and improvements..........................................      4,965,000      4,776,000     30 years
  Machinery and equipment.............................................      9,749,000      6,376,000   3-10 years
  Leasehold improvements..............................................        150,000        147,000   3-10 years
                                                                        -------------  -------------
                                                                           16,264,000     12,699,000

  Less accumulated depreciation and amortization......................      6,503,000      5,318,000
                                                                        -------------  -------------
                                                                        $   9,761,000  $   7,381,000
                                                                        -------------  -------------
                                                                        -------------  -------------

                                                                                DECEMBER 31
                                                                        ----------------------------
                                                                            1996           1995
                                                                        -------------  -------------
Accrued expenses:
  Deferred service contract revenue...................................  $     401,000  $     670,000
  Customer deposits and advance billings..............................      3,540,000      1,842,000
  Payroll and related benefits........................................      1,836,000      2,046,000
  Other...............................................................      4,187,000      2,965,000
                                                                        -------------  -------------
                                                                        $   9,964,000  $   7,523,000
                                                                        -------------  -------------
                                                                        -------------  -------------

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. FINANCING ARRANGEMENTS

    In July 1996, the Company entered into a new credit facility (the "Credit Facility") with Fleet Bank, N.A. and The Chase Manhattan Bank. The Credit Facility, which is to be used for working capital, acquisitions and general corporate purposes provides the Company with up to $30 million of availability. The Credit Facility bears interest at the prime rate of the lending banks, but is adjustable to a maximum rate of 3/4% above the prime rate in the event the Company's ratio of debt to cash flow exceeds a defined ratio. A LIBOR based interest rate option is also provided. The Credit Facility expires July 31, 1999, but under certain conditions is convertible into a term loan, which would amortize quarterly through July 31, 2002.

    The Credit Facility is secured by substantially all of the Company's personal property as well as the stock of its subsidiary Sloan Technology Corporation. The Credit Facility also contains certain restrictive covenants, which among other things, impose limitations with respect to incurrence of certain additional indebtedness, incurrence of liens, payments of dividends, long-term leases, investments, mergers, consolidations and specified sales of assets. The Company is also required to satisfy certain financial tests including maintaining specified consolidated tangible net worth and maintaining certain interest coverage and capitalization ratios.

    As of December 31, 1996 and 1995, no borrowings were outstanding under the Company's credit facilities. Letters of credit of approximately $931,000 and $1,900,000 were outstanding at December 31, 1996 and 1995, respectively, reducing the Company's availability under its credit facilities.

4. SHAREHOLDERS' EQUITY

    The Company completed the IPO on December 6, 1994, whereby 2,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock") were issued and sold at $11 per share. The net proceeds were used to prepay debt in the amount of $23,700,000 and for working capital and other general corporate purposes.

    The prepayment of the Company's debt and the conversion of the Senior Subordinated Series B Notes into Common Stock in December 1994, resulted in an extraordinary charge of $679,000, net of $355,000 of income tax benefit. The extraordinary charge is principally comprised of a prepayment penalty and the writeoff of unamortized deferred finance costs.

    On July 31, 1995, the Company completed a public offering (the "Public Offering") in which 2,300,000 shares of Common Stock were sold, 800,000 of which were sold by the Company and 1,500,000 of which were sold by certain selling stockholders, at the public offering price of $20 per share.

    As of December 31, 1996, the Company has reserved 805,959 and 233,524 shares of common stock for issuance upon exercise of stock options and issuance of shares pursuant to the Stock Purchase Plan, respectively.

5. STOCK COMPENSATION PLANS

    Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123, "Accounting for Stock-Based Compensation" which requires that the information be determined as if the Company has accounted for its stock options granted subsequent to December 31, 1994 under the

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. STOCK COMPENSATION PLANS (CONTINUED)
fair value method of that Statement. The fair value for these options, was estimated at the date of grant using a Black-Scholes option pricing model. The Company's pro forma information follows:

                                                                           DECEMBER 31
                                                                    --------------------------
                                                                        1996          1995
                                                                    ------------  ------------
Pro forma net income..............................................  $  7,540,000  $  6,444,000
Pro forma earnings per share......................................  $       1.30  $       1.20

    Because Statement 123 is applicable only to options granted subsequent to December 31, 1994 and employee stock options granted vest over a three-year period, its effect will not be fully reflected in pro forma net income until 1997.

    FIXED OPTION PLANS

    The Company has two fixed option plans. The Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (the "Stock Option Plan") provides for the grant to officers and key employees of up to 826,787 options (264,245 options available for future grants as of December 31, 1996) to purchase share of Common Stock of the Company. Stock options granted pursuant to the Stock Option Plan become exercisable over a three-year period following the grant date and expire after ten years. The Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (as amended, the "Directors' Option Plan") provides for the automatic grants of stock options to each member of the Board of Directors of the Company who is not an employee of the Company. The Directors' Option Plan provides for the grant of up to 50,000 options (20,003 options available for future grants as of December 31, 1996) to purchase shares of Common Stock of the Company. Such options granted are exercisable immediately and expire after ten years.

    The fair values of these options at the date of grant was estimated with the following weighted-average assumptions for 1996 and 1995: risk-free interest rate of 6.3%, no dividend yield, volatility factor of the expected market price of the Company's common stock of 50% and a weighted-average expected life of the option of four years.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. STOCK COMPENSATION PLANS (CONTINUED)
    A summary of the status of the Company's two fixed stock option plans as of December 31, 1994, 1995 and 1996, and changes during the years ending on those dates is presented below:

                                                   1994                            1995                            1996
                                      ------------------------------  ------------------------------  ------------------------------
                                                        OPTION                          OPTION
                                        SHARES           PRICE          SHARES           PRICE          SHARES     WEIGHTED-AVERAGE
                                         (000)         PER SHARE         (000)         PER SHARE         (000)      EXERCISE PRICE
                                      -----------  -----------------  -----------  -----------------  -----------  -----------------
Outstanding at beginning of year....         124   $   .69 to $ 3.00         175   $   .69 to $11.00         441       $   11.10
Granted.............................          56      4.50 to  11.00         314      9.50 to  22.75         175           13.68
Exercised...........................      --              --                 (38)      .69 to   4.50         (32)           2.68
Forfeited...........................          (5)      .69 to   4.50         (10)      .69 to  13.38         (62)          19.14
                                             ---   -----------------         ---   -----------------         ---          ------
Outstanding at end of year..........         175   $   .69 to  11.00         441   $   .69 to  22.75         522       $   11.50
                                             ---   -----------------         ---   -----------------         ---          ------
                                             ---   -----------------         ---   -----------------         ---          ------

Options exercisable at
  year-end..........................          91   $   .69 to $ 4.50         104   $   .69 to $13.38         188       $    8.74
Weighted-average fair value of
  options granted during the year...                                                          $ 6.62               $         6.24

    The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                                                    OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
                                -----------------------------------------------------------  ------------------------------------
                                     NUMBER                                                       NUMBER
                                   OUTSTANDING                                                  OUTSTANDING
                                       AT            WEIGHTED-AVERAGE         WEIGHTED-             AT
           RANGE OF               DECEMBER 31,           REMAINING             AVERAGE         DECEMBER 31,     WEIGHTED-AVERAGE
        EXERCISE PRICE                1996           CONTRACTUAL LIFE      EXERCISE PRICE          1996          EXERCISE PRICE
------------------------------  -----------------  ---------------------  -----------------  -----------------  -----------------
                                      (000)                                                        (000)
$  .69 to $ 5.00..............            101                  7.2years       $    3.46                 88          $    3.32
  5.01 to  10.00..............             24                  8.0                 9.50                  8               9.50
 10.00 to  15.00..............            387                  8.9                13.45                 82              12.99
 15.00 to  21.50..............             10                  8.5                21.32                 10              21.50
                                                                --
                                          ---                                    ------                ---             ------
$  .69 to $21.50..............            522                  8.5            $   11.50                188          $    8.74
                                                                --
                                                                --
                                          ---                                    ------                ---             ------
                                          ---                                    ------                ---             ------

    EMPLOYEE STOCK PURCHASE PLAN

    Under the Veeco Instruments Inc. Employees Stock Purchase Plan (the "Plan"), the Company is authorized to issue up to 250,000 shares of Common Stock to its full-time domestic employees, nearly all of whom are eligible to participate. Under the terms of the Plan, employees can choose each year to have up to 6% of their annual base earnings withheld to purchase the Company's Common Stock. The purchase price of the stock is 85% of the lower of its beginning-of-year or end-of-year market price. Under the Plan, the Company granted 14,278 shares and 16,476 shares to employees in 1996 and 1995, respectively. The fair value of the employees' purchase rights were estimated using the following assumptions for 1996 and 1995, respectively: no dividend yield for both years; an expected life of one year and six months; expected volatility of 70% and 64%; and risk-free interest rates of 5.2% and 5.7%. The weighted-average fair value of those purchase rights granted in 1996 and 1995 was $5.20 and $4.40 respectively.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1996 and 1995 are as follows:

                                                                           DECEMBER 31
                                                                   ---------------------------
                                                                       1996          1995
                                                                   ------------  -------------
Deferred tax liabilities:
  Tax over book depreciation.....................................  $    257,000  $     118,000
                                                                   ------------  -------------
Total deferred tax liabilities...................................       257,000        118,000
                                                                   ------------  -------------
Deferred tax assets:
  Inventory valuation............................................     1,620,000      1,122,000
  Foreign net operating loss carryforwards.......................       795,000      1,276,000
  Research tax credit carryforward...............................       --             277,000
  Other..........................................................       317,000        459,000
                                                                   ------------  -------------
Total deferred tax assets........................................     2,732,000      3,134,000
Valuation allowance..............................................      (795,000)    (1,913,000)
                                                                   ------------  -------------
Net deferred tax assets..........................................     1,937,000      1,221,000
                                                                   ------------  -------------
Net deferred taxes...............................................  $  1,680,000  $   1,103,000
                                                                   ------------  -------------
                                                                   ------------  -------------

    For financial reporting purposes, income before income taxes and extraordinary item includes the following components:

                                                             YEARS ENDED DECEMBER 31
                                                    -----------------------------------------
                                                        1996           1995          1994
                                                    -------------  ------------  ------------
Domestic..........................................  $  13,157,000  $  8,926,000  $  2,064,000
Foreign...........................................       (297,000)      261,000      (701,000)
                                                    -------------  ------------  ------------
                                                    $  12,860,000  $  9,187,000  $  1,363,000
                                                    -------------  ------------  ------------
                                                    -------------  ------------  ------------

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. INCOME TAXES (CONTINUED)
    Significant components of the provision (benefit) for income taxes for income before extraordinary item are presented below.

                                                                                  YEARS ENDED DECEMBER 31
                                                                         -----------------------------------------
                                                                             1996          1995          1994
                                                                         ------------  ------------  -------------
Current:
  Federal..............................................................  $  4,712,000  $  3,226,000  $   1,067,000
  Foreign..............................................................       129,000       379,000        217,000
  State................................................................       835,000       260,000        180,000
  Utilization of research tax credits..................................      (277,000)     (909,000)      --
  Utilization of net operating losses..................................       --           (708,000)    (1,294,000)
                                                                         ------------  ------------  -------------
                                                                            5,399,000     2,248,000        170,000
Deferred:
  Federal..............................................................      (525,000)      335,000       (965,000)
  Foreign..............................................................       --            (90,000)      --
  State................................................................       (52,000)      (98,000)      --
                                                                         ------------  ------------  -------------
                                                                             (577,000)      147,000       (965,000)
                                                                         ------------  ------------  -------------
                                                                         $  4,822,000  $  2,395,000  $    (795,000)
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

    The reconciliation of income taxes attributable to income before extraordinary item computed at U.S. federal statutory rates to income tax expense is:

                                                                                  YEARS ENDED DECEMBER 31
                                                                         -----------------------------------------
                                                                             1996          1995          1994
                                                                         ------------  ------------  -------------
Tax at U.S. statutory rates............................................  $  4,501,000  $  3,123,000  $     463,000
State income taxes (net of federal benefit)............................       334,000        74,000        119,000
Goodwill amortization..................................................        46,000        44,000         44,000
Nondeductible expenses.................................................        39,000        42,000         31,000
Recognition of previously unrecognized deferred tax assets, net........       --           (314,000)      (639,000)
Operating losses not currently realizable..............................       225,000       212,000        456,000
Operating losses currently realizable..................................       --           (708,000)    (1,294,000)
Other..................................................................      (323,000)      (78,000)        25,000
                                                                         ------------  ------------  -------------
                                                                         $  4,822,000  $  2,395,000  $    (795,000)
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

    Several of the Company's foreign subsidiaries have net operating loss carryforwards for foreign tax purposes of approximately $2.0 million at December 31, 1996, a portion of which expires in years 1997 through 2001 and a portion for which the carryforward period is unlimited.

7. COMMITMENTS AND CONTINGENCIES AND OTHER MATTERS

    The Company has an agreement with IBM pursuant to which the Company is IBM's exclusive worldwide sales and marketing representative for the SXM Workstation to the semiconductor and data storage industries. Under this agreement, the Company has agreed to purchase a minimum number of SXM Workstations by July 1997. At December 31, 1996 such purchase commitment amounted to

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES AND OTHER MATTERS (CONTINUED) approximately $2.25 million. IBM has the right to discontinue production at any time upon written notice to the Company, in which event IBM has agreed to grant to the Company an exclusive worldwide license to manufacture the SXM Workstation for sale to the semiconductor and data storage industries pursuant to a royalty and license agreement to be negotiated at such time.

    Minimum lease commitments as of December 31, 1996 for property and equipment under operating lease agreements (exclusive of renewal options) are payable as follows:

1997............................................................  $ 737,000
1998............................................................    489,000
1999............................................................    223,000
2000............................................................     98,000
2001............................................................     36,000
Thereafter......................................................     98,000
                                                                  ---------
                                                                  $1,681,000
                                                                  ---------
                                                                  ---------

    Rent charged to operations amounted to $870,000, $772,000 and $825,000 in 1996, 1995 and 1994, respectively. In addition, the Company is obligated under the leases for certain other expenses, including real estate taxes and insurance.

    In compliance with a Cleanup and Abatement Order ("CAO") issued by the California Regional Water Quality Control Board, Central Coast Region, the Company completed soil remediation of a site which was leased by a predecessor of the Company in September 1995. The cost of the soil remediation was approximately $35,000. The Company is currently performing post-soil remediation groundwater monitoring at the site. Reports prepared by consultants indicate certain contaminants in samples of groundwater underneath the site. The Company cannot predict the extent of groundwater contamination at the site and cannot determine at this time whether any or all of the groundwater contamination may be attributable to activities of neighboring parties. The Company cannot predict whether any groundwater remediation will be necessary or the costs, if any, of such remediation.

    The Company may, under certain circumstances, be obligated to pay up to $250,000 in connection with the implementation of a comprehensive plan of environmental remediation at its Plainview facility. The Company has been indemnified for any liabilities it may incur in excess of $250,000 with respect to any such remediation. No comprehensive plan has been required to date. Despite such indemnification, the Company does not believe that any material loss or expense is probable in connection with any remediation plan that may be proposed.

    The Company is aware that petroleum hydrocarbon contamination has been detected in the soil at the site of a facility leased by the Company in Santa Barbara, California. The Company has been indemnified for any liabilities it may incur which arise from environmental contamination at the site. Despite such indemnification, the Company does not believe that any material loss or expense is probable in connection with any such liabilities.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES AND OTHER MATTERS (CONTINUED)
    The Company's business depends in large part upon the capital expenditures of data storage, semiconductor and flat panel display manufacturers which accounted for the following percentages of the Company's net sales:

                                                                             DECEMBER 31
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Data storage.....................................................       55.5%      40.2%      38.1%
Semiconductor....................................................       27.4       36.4       33.2
Flat panel display...............................................        3.8        6.1        7.3

    The Company cannot predict whether the growth experienced in the microelectronics industry in the recent past will continue.

    Sales to one customer accounted for approximately 17%, 9% and 2% and sales to another customer accounted for approximately 16%, 23% and 27% of the Company's net sales during the years ended December 31, 1996, 1995 and 1994, respectively.

    The Company manufactures and sells its products to companies in different geographic locations. The Company performs periodic credit evaluations of its customers' financial condition, generally does not require collateral, and where appropriate, requires that letters of credit be provided on foreign sales. Receivables generally are due within 30 days. The Company's accounts receivable are concentrated in the following geographic locations:

                                                                         DECEMBER 31
                                                                 ----------------------------
                                                                     1996           1995
                                                                 -------------  -------------
United States..................................................  $  10,699,000  $  10,892,000
Europe.........................................................      3,161,000      5,008,000
Far East.......................................................      5,729,000      3,069,000
Other..........................................................        237,000         14,000
                                                                 -------------  -------------
                                                                 $  19,826,000  $  18,983,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. FOREIGN OPERATIONS AND GEOGRAPHIC AREA INFORMATION

    Information as to the Company's foreign operations and geographic area information (assets not specifically identified to Europe and the Far East are included in the United States) is summarized below:

                                           NET SALES
                                    UNAFFILIATED CUSTOMERS              OPERATING INCOME                   TOTAL ASSETS
                                -------------------------------  -------------------------------  -------------------------------
                                  1996       1995       1994       1996       1995       1994       1996       1995       1994
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                         (IN THOUSANDS)
United States.................  $  92,063  $  66,826  $  45,713  $  12,613  $   8,670  $   4,702  $  72,589  $  58,051  $  32,518
Europe(1).....................     11,214     11,863      7,297        (69)       651       (541)     6,953      8,790      7,563
Japan.........................        915        913        681       (231)      (394)       (15)       785        539        850
Eliminations..................     (7,360)    (7,243)    (4,257)      (131)      (131)      (163)    --         --         --
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                $  96,832  $  72,359  $  49,434  $  12,182  $   8,796  $   3,983  $  80,327  $  67,380  $  40,931
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

------------------------

(1) Principally reflects the Company's operations and assets in France, United Kingdom and Germany.

    Export sales from the Company's United States operations are as follows:

                                                                                          1996       1995       1994
                                                                                        ---------  ---------  ---------
                                                                                                (IN THOUSANDS)
Asia Pacific..........................................................................  $  19,060  $  13,827  $   8,336
Japan.................................................................................     14,606      9,020      7,119
Europe................................................................................        566        544      1,802
Other.................................................................................        749        564        556
                                                                                        ---------  ---------  ---------
                                                                                        $  34,981  $  23,955  $  17,813
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

    The aggregate foreign exchange gains and (losses) included in determining consolidated results of operations were $(153,000), $100,000 and $185,000 in 1996, 1995 and 1994, respectively.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                    COL. A                         COL. B               COL. C               COL. D        COL. E
----------------------------------------------  ------------  --------------------------  ------------  ------------
                                                                      ADDITIONS
                                                              --------------------------

                                                 BALANCE AT   CHARGED TO    CHARGED TO                   BALANCE AT
                                                BEGINNING OF   COSTS AND       OTHER                       END OF
DESCRIPTION                                        PERIOD      EXPENSES      ACCOUNTS      DEDUCTIONS      PERIOD
----------------------------------------------  ------------  -----------  -------------  ------------  ------------
Deducted from asset accounts:
  Year ended December 31, 1996
    Allowance for doubtful accounts...........  $    517,000   $  14,000     $  --        $     49,000  $    482,000
    Valuation allowance on net deferred tax
      assets..................................     1,913,000      --            --           1,118,000       795,000
                                                ------------  -----------        -----    ------------  ------------
                                                $  2,430,000   $  14,000     $  --        $  1,167,000  $  1,277,000
                                                ------------  -----------        -----    ------------  ------------
                                                ------------  -----------        -----    ------------  ------------
Deducted from asset accounts:
  Year ended December 31, 1995:
    Allowance for doubtful accounts...........  $    383,000   $ 147,000     $  --        $     13,000  $    517,000
    Valuation allowance on net deferred tax
      assets..................................     2,858,000      --            --             945,000     1,913,000
                                                ------------  -----------        -----    ------------  ------------
                                                $  3,241,000   $ 147,000     $  --        $    958,000  $  2,430,000
                                                ------------  -----------        -----    ------------  ------------
                                                ------------  -----------        -----    ------------  ------------
Deducted from asset accounts:
  Year ended December 31, 1994:
    Allowance for doubtful accounts...........  $    385,000   $  54,000     $  --        $     56,000  $    383,000
    Valuation allowance on net deferred tax
      assets..................................     4,294,000      --            --           1,436,000     2,858,000
                                                ------------  -----------        -----    ------------  ------------
                                                $  4,679,000   $  54,000     $  --        $  1,492,000  $  3,241,000
                                                ------------  -----------        -----    ------------  ------------
                                                ------------  -----------        -----    ------------  ------------

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                            THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                          ----------------------
                                                                                             1997        1996
                                                                                          ----------  ----------
Net sales...............................................................................  $   29,551  $   20,644
Cost of sales...........................................................................      16,642      11,437
                                                                                          ----------  ----------
Gross profit............................................................................      12,909       9,207
Costs and expenses:
  Research and development expense......................................................       2,952       2,004
  Selling, general and administrative expense...........................................       5,765       4,373
  Amortization expense..................................................................          69          53
  Other--net............................................................................         (18)         92
                                                                                          ----------  ----------
Operating income........................................................................       4,141       2,685
Interest income, net....................................................................         105         200
                                                                                          ----------  ----------
Income before income taxes..............................................................       4,246       2,885
Income taxes............................................................................       1,609       1,075
                                                                                          ----------  ----------
Net income..............................................................................  $    2,637  $    1,810
                                                                                          ----------  ----------
                                                                                          ----------  ----------
Net income per common share.............................................................  $     0.43  $     0.31
                                                                                          ----------  ----------
                                                                                          ----------  ----------
Shares used in computation..............................................................   6,150,000   5,893,000
                                                                                          ----------  ----------
                                                                                          ----------  ----------

                            See accompanying notes.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

                                                                                         MARCH 31,    DECEMBER 31,
                                                                                            1997          1996
                                                                                        ------------  ------------
                                                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................................................   $   24,819    $   21,209
  Accounts and trade notes receivable.................................................       20,276        19,826
  Inventories.........................................................................       23,619        21,263
  Prepaid expenses and other current assets...........................................          808           858
  Deferred income taxes...............................................................        1,987         1,937
                                                                                        ------------  ------------
      Total current assets............................................................       71,509        65,093
Property, plant and equipment at cost, net............................................       10,792         9,761
Excess of cost over net assets acquired...............................................        4,433         4,448
Other assets--net.....................................................................        1,319         1,025
                                                                                        ------------  ------------
      Total assets....................................................................   $   88,053    $   80,327
                                                                                        ------------  ------------
                                                                                        ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................   $   13,901    $   11,196
  Accrued expenses....................................................................       11,015         9,964
  Income taxes payable................................................................        2,002           479
                                                                                        ------------  ------------
      Total current liabilities.......................................................       26,918        21,639
Deferred income taxes.................................................................          257           257
Other liabilities.....................................................................          422           461
Shareholders' equity:
  Common stock........................................................................           59            58
  Additional paid-in capital..........................................................       47,993        47,638
  Retained earnings...................................................................       12,246         9,609
  Cumulative translation adjustment...................................................          158           665
                                                                                        ------------  ------------
      Total shareholders' equity......................................................       60,456        57,970
                                                                                        ------------  ------------
      Total liabilities and shareholders' equity......................................   $   88,053    $   80,327
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                            See accompanying notes.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
OPERATING ACTIVITIES
Net income..................................................................................  $   2,637  $   1,810
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization.............................................................        295        334
  Deferred income taxes.....................................................................        (50)       (12)
  Changes in operating assets and liabilities:
  Accounts receivable.......................................................................       (697)       868
  Inventories...............................................................................     (2,557)    (3,649)
  Accounts payable..........................................................................      2,727      1,902
  Accrued expenses and other current liabilities............................................      2,660     (1,076)
  Other--net................................................................................       (297)       (44)
                                                                                              ---------  ---------
    Net cash provided by operating activities...............................................      4,718        133

INVESTING ACTIVITIES
Capital expenditures........................................................................     (1,266)      (439)
                                                                                              ---------  ---------
    Net cash used in investing activities...................................................     (1,266)      (439)

FINANCING ACTIVITIES
Proceeds from stock issuance................................................................        356        206
Other.......................................................................................        (14)    --
                                                                                              ---------  ---------
    Net cash provided by financing activities...............................................        342        206
Effect of exchange rates on cash............................................................       (184)        51
                                                                                              ---------  ---------
Net change in cash and cash equivalents.....................................................      3,610        (49)
Cash and cash equivalents at beginning of period............................................     21,209     17,568
                                                                                              ---------  ---------
Cash and cash equivalents at end of period..................................................  $  24,819  $  17,519
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements of Veeco Instruments Inc. ("Veeco") and its subsidiaries (collectively, the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. Operating results for the three months ended March 31, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

    Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period.

NOTE 2--INVENTORIES

    Interim inventories have been determined by lower of cost (principally first-in, first-out) or market. Inventories consist of:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1997          1996
                                                                      -----------  ------------
                                                                       (DOLLARS IN THOUSANDS)
Raw materials.......................................................   $  11,108    $    9,546
Work-in process.....................................................       6,134         4,909
Finished goods......................................................       6,377         6,808
                                                                      -----------  ------------
                                                                       $  23,619    $   21,263
                                                                      -----------  ------------
                                                                      -----------  ------------

NOTE 3--BALANCE SHEET INFORMATION

    Selected Balance Sheet Account Disclosures follow:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1997          1996
                                                                      -----------  -------------
                                                                        (DOLLARS IN THOUSANDS)
Allowance for doubtful accounts.....................................   $     491     $     482
Accumulated depreciation and amortization of property, plant and
  equipment.........................................................   $   6,991     $   6,503
Accumulated amortization of excess of cost over net assets
  acquired..........................................................   $     925     $     910

NOTE 4--OTHER INFORMATION

    Total interest paid for the three months ended March 31, 1997 and 1996 was $15,000 and $83,000, respectively. The Company made income tax payments of $103,000 and $308,000 for the three months ended March 31, 1997 and 1996, respectively.

                    VEECO INSTRUMENTS INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                  (CONTINUED)

NOTE 5--SUBSEQUENT EVENTS

    On April 28, 1997, Veeco signed a definitive merger agreement with Wyko Corporation ("Wyko") of Tucson, Arizona, a leading supplier of optical interferometric measurement systems for the data storage and semiconductor industries providing for the merger of Veeco Acquisition Corporation, a wholly owned subsidiary of Veeco, into Wyko. Under the merger agreement, Wyko shareholders would receive 2,863,810 shares of Veeco common stock and holders of options to acquire Wyko common stock would receive options to acquire an aggregate of 136,190 shares of Veeco common stock. The merger is intended to be accounted for as a pooling of interests transaction. The consummation of the merger is subject to a number of conditions, including approval by the shareholders of Veeco, receipt of a fairness opinion from Veeco's financial advisor and confirmation from Veeco's independent accountants regarding its concurrence that the merger may be accounted for as a pooling of interests.

    On April 10, 1997, the Company acquired certain assets and personnel of the Media and Magnetics Applications Division of Materials Research Corporation for cash plus the assumption of certain liabilities. The acquisition is being accounted for using the purchase method of accounting. Accordingly, a portion of the purchase price will be allocated to the net assets acquired based on their estimated fair values as determined by an outside appraisal, including between $3,500,000 to $4,500,000 to be allocated to in-process engineering and development projects. These projects have not reached technological feasibility and have no alternative future uses and thus will be expensed as of the date of acquisition.

NOTE 6--NEW ACCOUNTING PRONOUNCEMENT

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which is effective for both interim and annual financial statements for periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of adopting SFAS No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

                       WYKO CORPORATION AND SUBSIDIARIES
                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

I. DECEMBER 31 FINANCIAL STATEMENTS

  Report of Independent Auditors...................................................  WF-2
  Consolidated Balance Sheets at December 31, 1996 and 1995........................  WF-3
  Consolidated Statements of Income and Retained Earnings for the Years Ended
    December 31, 1996, 1995 and 1994...............................................  WF-4
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995
    and 1994.......................................................................  WF-5
  Notes to Consolidated Financial Statements.......................................  WF-6

II. MARCH 31 FINANCIAL STATEMENTS

  Condensed Consolidated Balance Sheets at March 31, 1997 and December 31, 1996....  WF-14
  Condensed Consolidated Statements of Income and Retained Earnings for the Three
    Months Ended March 31, 1997 and 1996...........................................  WF-15
  Condensed Consolidated Statements of Cash Flows for the Three Months Ended March
    31, 1997 and 1996..............................................................  WF-16
  Notes to Condensed Consolidated Financial Statements.............................  WF-17

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
WYKO Corporation

    We have audited the accompanying consolidated balance sheets of WYKO Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of WYKO Corporation and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

April 3, 1997

Tucson, Arizona

                       WYKO CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                  DECEMBER 31
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $   2,256  $     957
  Short-term investments....................................................................        371          2
  Accounts receivable, less allowance for doubtful accounts of $71 in 1996 and $75 in
    1995....................................................................................      4,288      2,686
  Inventories...............................................................................      4,088      2,056
  Deferred income taxes.....................................................................        511        193
  Other current assets......................................................................     --             10
                                                                                              ---------  ---------
Total current assets........................................................................     11,514      5,904

Property, plant and equipment at cost, net..................................................      3,326      3,479
Escrow deposit..............................................................................      1,500      2,820
Long-term investments.......................................................................        118     --
Other assets................................................................................         12         27
                                                                                              ---------  ---------
Total assets................................................................................  $  16,470  $  12,230
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................................................  $     679  $     276
  Accrued expenses..........................................................................      3,755      3,424
  Income taxes payable......................................................................      1,067        261
  Current portion of long-term debt.........................................................        106         97
                                                                                              ---------  ---------
Total current liabilities...................................................................      5,607      4,058

Long-term debt..............................................................................      2,563      2,669

Commitments and contingencies

Shareholders' equity:
  Common stock, Class A, voting, no par value, 5,000,000 shares authorized, 281,250 shares
    issued and outstanding..................................................................          2          2
  Common stock, Class B, nonvoting, no par value, 5,000,000 shares authorized, no shares
    issued or outstanding...................................................................     --         --
  Retained earnings.........................................................................      8,298      5,501
                                                                                              ---------  ---------
Total shareholders' equity..................................................................      8,300      5,503
                                                                                              ---------  ---------
Total liabilities and shareholders' equity..................................................  $  16,470  $  12,230
                                                                                              ---------  ---------
                                                                                              ---------  ---------

          See accompanying notes to consolidated financial statements.

                       WYKO CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                             (DOLLARS IN THOUSANDS)

                                                                                      YEARS ENDED DECEMBER 31
                                                                                 ---------------------------------
                                                                                   1996       1995
                                                                                 ---------  ---------
                                                                                                          1994
                                                                                                       -----------
                                                                                                       (UNAUDITED)
Net sales......................................................................  $  18,210  $  13,466   $  10,597
Cost of sales..................................................................      7,270      5,392       4,734
                                                                                 ---------  ---------  -----------
Gross profit...................................................................     10,940      8,074       5,863
Costs and expenses:
    Research and development expense...........................................      2,660      2,056       1,958
    Selling, general and administrative expense................................      4,184      3,577       3,255
    Legal fees and claims related to litigation................................     --         --           2,051
    Other--net.................................................................       (397)      (154)       (150)
                                                                                 ---------  ---------  -----------
                                                                                     6,447      5,479       7,114
                                                                                 ---------  ---------  -----------
Operating income (loss)........................................................      4,493      2,595      (1,251)
Interest (income) expense--net.................................................       (120)       239         379
                                                                                 ---------  ---------  -----------
Income (loss) before income taxes..............................................      4,613      2,356      (1,630)
Income tax provision (benefit).................................................      1,816        (89)         87
                                                                                 ---------  ---------  -----------
Net income (loss)..............................................................      2,797      2,445      (1,717)
Retained earnings, beginning of year...........................................      5,501      3,056       4,773
                                                                                 ---------  ---------  -----------
Retained earnings, end of year.................................................  $   8,298  $   5,501   $   3,056
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                       WYKO CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                       YEARS ENDED DECEMBER 31
                                                                                  ---------------------------------
                                                                                    1996       1995
                                                                                  ---------  ---------
                                                                                                           1994
                                                                                                        -----------
                                                                                                        (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...............................................................  $   2,797  $   2,445   $  (1,717)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization...............................................        270        290         499
    Deferred income taxes.......................................................       (318)      (193)     --
    Gain on sale of capital assets..............................................     --         --             132
    Changes in operating assets and liabilities:
      Accounts receivable.......................................................     (1,602)    (1,163)        224
      Inventories...............................................................     (2,032)      (302)         98
      Escrow deposit............................................................      1,320     (1,170)     (1,650)
      Accounts payable..........................................................        403        111          63
      Accrued expenses..........................................................        331       (205)      2,040
      Income taxes payable......................................................        806         28         233
      Other assets..............................................................         25        163        (233)
                                                                                  ---------  ---------  -----------
Net cash provided by (used in) operating activities.............................      2,000          4        (311)

INVESTING ACTIVITIES
Capital expenditures, net.......................................................       (117)      (190)       (136)
(Purchases) maturities of held-to-maturity investments, net.....................       (487)        31       1,639
                                                                                  ---------  ---------  -----------
Net cash (used in) provided by investing activities.............................       (604)      (159)      1,503

FINANCING ACTIVITIES
Long-term debt repayments.......................................................        (97)       (34)     --
Repayments of short term borrowings.............................................     --         --          (1,194)
                                                                                  ---------  ---------  -----------
Net cash used in financing activities...........................................        (97)       (34)     (1,194)

Net increase (decrease) in cash and cash equivalents............................      1,299       (189)         (2)
Cash and cash equivalents, beginning of year....................................        957      1,146       1,148
                                                                                  ---------  ---------  -----------

Cash and cash equivalents, end of year..........................................  $   2,256  $     957   $   1,146
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                       WYKO CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    WYKO Corporation ("WYKO" or the "Company") designs, manufactures, markets and services computer-controlled precision metrology and test instruments used in a variety of industrial markets throughout the world.

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of WYKO and its subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    REVENUE

    Revenue is recognized when title passes to the customer, generally upon shipment. Service and maintenance contract revenues are recorded as deferred income, which is included in other accrued expenses, and recognized as income on a straight-line basis over the service period of the related contract. The Company provides for (1) the estimated costs of fulfilling its installation obligations and (2) warranty costs at the time the related revenue is recorded.

    For revenues under long-term contracts involving certain new technologies, revenues and profits are deferred until technological feasibility is established and customer acceptance is obtained upon a units of delivery basis. As of December 31, 1996, the Company had two such long-term fixed price contracts. During 1996, the Company contracted with two separate customers to provide them with a product involving new technology which management considers developmental. Accordingly, the Company has deferred as "customer deposits" all revenues and profits under these two contracts until technological feasibility is established and customer acceptance is obtained. If customer acceptance of the products required to be delivered under the contracts is not received, Wyko would be required to return the customer deposits received in conjunction with the execution of the contracts and seek to remarket the products or excess materials to other end-users. Accumulated contract costs are included in work-in-process inventory as of December 31, 1996. Provision for estimated contract losses (determined on the basis of whether the costs of fulfilling the contract will exceed the fixed price established under the contract), if any, is made in the period such losses are determined. Under the contracts, cash flow is negatively impacted during the intial phase because of the requirement of procuring materials at a cost in excess of the customer deposits received upon execution of the contracts. As units of product are delivered, cash flow is positively impacted as costs are recouped and profits are realized.

    CASH FLOWS

    The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist primarily of money market funds. Interest

                       WYKO CORPORATION AND SUBSIDIARIES

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) expensed and paid during 1996, 1995 and 1994 was approximately $231,000, $280,000 and $317,000, respectively. Taxes paid in 1996, 1995 and 1994 were approximately $1,177,000, $40,000 and $21,000, respectively. An income tax refund of $166,000 was received in 1995 relating to prior year federal net operating loss carrybacks.

    INVESTMENTS

    Investments consist primarily of municipal bonds with maturities ranging from seven to thirteen months. All short-term and long-term investments are classified as held-to-maturity and are recorded at cost, which approximates market value as of December 31, 1996 and 1995.

    INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

    DEPRECIABLE ASSETS

    Depreciation and amortization are computed by the straight-line method and are charged against income over the estimated useful lives of depreciable assets. Amortization of equipment recorded under capital lease obligations is included in depreciation of property, plant and equipment.

    LEGAL FEES

    The Company expenses legal fees as they are incurred.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are charged to expense as incurred and include expenses for development of new technology and the translation of the technology into new products or services.

    ADVERTISING AND PROMOTION EXPENSES

    All advertising and promotion costs are expensed when incurred. Total advertising and promotional expenses for the years ended December 31, 1996, 1995 and 1994 were $445,000, $278,000 and $212,000, respectively.

    INCOME TAXES

    The Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109") which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                       WYKO CORPORATION AND SUBSIDIARIES

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK BASED COMPENSATION

    At December 31, 1996, the Company had one stock-based compensation plan (see
Note 7). The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee stock-based compensation plan.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's cash and cash equivalents, short-term investments, accounts receivable, long-term investments, current portion of long-term debt, and long-term debt represent financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments." Management believes the carrying value of these financial instruments is a reasonable approximation of fair value, primarily due to the general stability of interest rates from the instruments' inception to the balance sheet dates.

    CONCENTRATION OF CREDIT RISK

    The Company maintains cash and cash equivalents and investments with various financial institutions. Insurance carried by the various financial institutions reduces the Company's credit risk. The Company does have credit risk with respect to net accounts receivable. However, the Company has historically had only minor losses on the collection of accounts receivable.

    One distributor, AMAC Corporation, accounted for approximately 20% of the accounts receivable balance as of December 31, 1996. As of December 31, 1995, no one customer or distributor accounted for more than 10% of accounts receivable. Sales to two distributors, AMAC Corporation and DYMEK ASIA Company, accounted for approximately $2,700,000 and $2,500,000, respectively, or 15% and 14%, respectively, of the Company's net sales during the year ended December 31, 1996, approximately $1,600,000 and $1,000,000, respectively, or 12% and 7%, respectively, of the Company's net sales during the year ended December 31, 1995 and approximately $2,000,000 and $700,000, respectively, or 19% and 7%, respectively, of the Company's net sales during the year ended December 31, 1994.

                       WYKO CORPORATION AND SUBSIDIARIES

2. BALANCE SHEET INFORMATION

                                                                                 DECEMBER 31
                                                                          --------------------------
                                                                              1996          1995
                                                                          ------------  ------------
Inventories:
  Raw materials.........................................................  $  1,613,000  $    918,000
  Work in process.......................................................     1,497,000       473,000
  Finished goods........................................................       978,000       665,000
                                                                          ------------  ------------
                                                                          $  4,088,000  $  2,056,000
                                                                          ------------  ------------
                                                                          ------------  ------------

    Inventories related to long-term contracts were approximately $560,000 at December 31, 1996.

                                                                                 DECEMBER 31           ESTIMATED
                                                                          --------------------------    USEFUL
                                                                              1996          1995         LIVES
                                                                          ------------  ------------  -----------
Property, plant and equipment:
  Land..................................................................  $    766,000  $    766,000
  Furniture and fixtures................................................        59,000        59,000     5 years
  Machinery and equipment...............................................     2,045,000     2,076,000     5 years
  Building and improvements.............................................     2,812,000     2,812,000    31 years
                                                                          ------------  ------------
                                                                             5,682,000     5,713,000
Less accumulated depreciation and amortization..........................     2,356,000     2,234,000
                                                                          ------------  ------------
                                                                          $  3,326,000  $  3,479,000
                                                                          ------------  ------------
                                                                          ------------  ------------

                                                                                 DECEMBER 31
                                                                          --------------------------
                                                                              1996          1995
                                                                          ------------  ------------
Accrued expenses:
Litigation reserve......................................................  $  1,500,000  $  1,500,000
Property, use, sales and other taxes....................................       659,000       642,000
Payroll and related benefits............................................       356,000       212,000
Customer deposits.......................................................       321,000       125,000
Warranty................................................................       311,000       157,000
Legal fees..............................................................       163,000       405,000
Deferred revenue........................................................       131,000        54,000
Other...................................................................       314,000       329,000
                                                                          ------------  ------------
                                                                          $  3,755,000  $  3,424,000
                                                                          ------------  ------------
                                                                          ------------  ------------

3. FINANCING ARRANGEMENTS

    During 1996, the Company entered into a revolving line of credit agreement (the "Credit Facility") with Northern Trust Bank of Arizona, N. A., which replaced its previous credit facility. The Credit Facility, to be used for working capital purposes, provides the Company with up to $1,500,000. The Credit Facility bears an interest rate based on the prime rate of the lending bank, adjustable to a maximum rate of 3/4% above the prime rate. The Credit Facility expires October 20, 1997.

    The Credit Facility is secured by accounts receivable and finished goods inventories. The Credit Facility also contains certain restrictive covenants, which among other things, impose limitations with

                       WYKO CORPORATION AND SUBSIDIARIES

3. FINANCING ARRANGEMENTS (CONTINUED)
respect to changes in ownership. The Company is also required to satisfy certain financial tests including maintaining specified consolidated tangible net worth and maintaining certain net worth and current ratios.

    As of December 31, 1996 and 1995, no borrowings were outstanding under the Company's credit facilities.

4. LONG-TERM DEBT

    Long-term debt consists of a mortgage note which was refinanced in October, 1995. The note, which bears interest at a rate of 8.5% and will mature on October 14, 2002, is collaterallized by land and a building. Long-term debt matures in future fiscal years as follows:

1997.........................................................  $ 106,000
1998.........................................................    115,000
1999.........................................................    125,000
2000.........................................................    136,000
2001.........................................................    149,000
Thereafter...................................................  2,038,000
                                                               ---------
                                                               2,669,000
Less current portion.........................................    106,000
                                                               ---------
                                                               $2,563,000
                                                               ---------
                                                               ---------

5. INCOME TAXES

    The Company files income tax returns on a fiscal year ending June 30. At June 30, 1995, the Company had approximately $2,889,000 of Federal net operating loss carryforwards. At June 30, 1996, these carryforwards had been utilized and as a result there are no remaining Federal net operating loss carryforwards.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1996 and 1995 are as follows:

                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
Deferred tax liabilities:
Legal settlement......................................................  $   --      $  528,000
                                                                        ----------  ----------
Total deferred tax liabilities........................................      --         528,000
                                                                        ----------  ----------
Deferred tax assets:
  Inventory valuation.................................................      84,000      91,000
  Federal net operating loss carryforwards............................      --         322,000
Other.................................................................     427,000     308,000
                                                                        ----------  ----------
Total deferred tax assets.............................................     511,000     721,000
                                                                        ----------  ----------
Net deferred taxes....................................................  $  511,000  $  193,000
                                                                        ----------  ----------
                                                                        ----------  ----------

                       WYKO CORPORATION AND SUBSIDIARIES

5. INCOME TAXES (CONTINUED)
    The 1995 income tax provision reflects the benefit of $874,000 due to the reduction in the deferred tax valuation allowance maintained at December 31, 1994.

    Significant components of the provision (benefit) for income taxes are presented below:

                                                              YEARS ENDED DECEMBER 31
                                                       --------------------------------------
                                                           1996         1995         1994
                                                       ------------  -----------  -----------
                                                                                  (UNAUDITED)
Current:
  Federal............................................  $  1,730,000  $    84,000   $  67,000
  State..............................................       404,000       20,000      20,000
                                                       ------------  -----------  -----------
                                                          2,134,000      104,000      87,000
Deferred:
  Federal............................................      (270,000)    (164,000)     --
  State..............................................       (48,000)     (29,000)     --
                                                       ------------  -----------  -----------
                                                           (318,000)    (193,000)     --
                                                       ------------  -----------  -----------
                                                       $  1,816,000  $   (89,000)  $  87,000
                                                       ------------  -----------  -----------
                                                       ------------  -----------  -----------

    The reconciliation of income taxes attributable to income computed at U.S. federal statutory rates to income tax expense (benefit) is:

                                                               YEARS ENDED DECEMBER 31
                                                        --------------------------------------
                                                            1996         1995         1994
                                                        ------------  -----------  -----------
Tax (benefit) at U.S. statutory rates.................  $  1,568,000  $   801,000  $  (554,000)
State income taxes (net of Federal benefit)...........       219,000       13,000       13,000
Foreign sales corporation.............................       (89,000)     (93,000)     (61,000)
Nondeductible expenses................................        13,000       14,000       10,000
Operating losses currently realizable.................       --          (874,000)     --
Operating losses not currently realizable.............       --           --           629,000
Other.................................................       105,000       50,000       50,000
                                                        ------------  -----------  -----------
                                                        $  1,816,000  $   (89,000) $    87,000
                                                        ------------  -----------  -----------
                                                        ------------  -----------  -----------

6. COMMITMENTS AND CONTINGENCIES

    The Company leases various vehicles, equipment and office space under operating leases which vary in terms up to five years. Total rent expense was $51,000, $44,000 and $71,000 for the years ended December 31, 1996, 1995 and
1994.

    Future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year, as of December 31, 1996, are as follows:

1997..............................................................  $  65,000
1998..............................................................     59,000
1999..............................................................     10,000
2000..............................................................      2,000
                                                                    ---------
Total minimum lease payments......................................  $ 136,000
                                                                    ---------
                                                                    ---------

                       WYKO CORPORATION AND SUBSIDIARIES

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company entered into an agreement to lease a portion of its building to an unrelated party. The original lease term of five years began September 1, 1993. Rates are based on square footage utilized by the lessee. The minimum rents to be received are as follows:

1997..............................................................  $ 355,000
1998..............................................................    244,000
                                                                    ---------
                                                                    $ 599,000
                                                                    ---------
                                                                    ---------

7. STOCK COMPENSATION PLAN

    Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which requires that the information be determined as if the Company has accounted for its stock options granted subsequent to December 31, 1994 under the fair value method of SFAS 123. Because SFAS 123 is applicable only to options granted subsequent to December 31, 1994 and all options granted by the Company were granted prior to that date, disclosure of this information is not applicable.

    The Company has one stock option plan. The WYKO Corporation 1986 Stock Option Plan--1990 Amendment (the Plan) provides for the grant to officers and key employees of up to 30,000 Class A options and 15,000 Class B options, to purchase equivalent Class A common stock and Class B nonvoting common stock.

    Stock options granted pursuant to the Plan become exercisable at a rate of not more than 25 percent per twelve month period following the grant date, as determined by the Option Committee, and expire in ten years. All options vest immediately upon a significant change in ownership.

    The stock options were granted at prices which range from $12.96 to $22.37 per share, which were equal to the fair value of the shares at the date of grant. Stock options outstanding are as follows:

                                                                                      1996                    1995
                                                                             ----------------------  ----------------------
                                                                              CLASS A     CLASS B     CLASS A     CLASS B
                                                                             ---------  -----------  ---------  -----------
Beginning of the year......................................................     10,375       5,812      10,375       5,812
Canceled ($17.09 per share)................................................     --           2,812      --          --
Options granted............................................................     --          --          --          --
                                                                             ---------       -----   ---------       -----
End of the year............................................................     10,375       3,000      10,375       5,812
                                                                             ---------       -----   ---------       -----
                                                                             ---------       -----   ---------       -----
Number of options exercisable..............................................     10,375       3,000      10,375       3,563
                                                                             ---------       -----   ---------       -----
                                                                             ---------       -----   ---------       -----

8. LITIGATION

    In 1988, an action was filed by a competitor charging that the Company infringed on a patent. In March, 1993, the judge ruled that the Company infringed on the patent. In June, 1994, damages of $2,668,710, plus other costs, were awarded to the competitor.

    Wyko's management believed that none of its redesigned products infringed the patent and that it should not have liability for more than the profits from the first 18 units of the original version of the product manufactured by Wyko plus the profits on related accessories and service contracts and interest on lost profits, which, in the aggregate, amounted to approximately $1,500,000. Based upon this view of

                       WYKO CORPORATION AND SUBSIDIARIES

8. LITIGATION (CONTINUED)
Wyko's management at December 31, 1994, a litigation reserve of $1,500,000 was established in the December 31, 1994 financial statements and remains accrued through December 31, 1996.

    The Company was ordered by the court to establish and fund an escrow account for the amount of the damages awarded to the competitor plus other costs, pending the outcome of an appeal. As of December 31, 1995, the Company had funded the entire balance due which consisted of damages of $2,668,710 and interest and other costs of $151,106 for a total of $2,819,816 paid to the escrow account. This amount is reported as a deposit in the accompanying 1995 balance sheet.

    In March, 1996, the appeals court found that the Company's then current product did not infringe on the patent, which was the subject of the original court decision. However, the appeals court did determine that the original version of the product did infringe, as indicated in the original court decision. On August 6, 1996, the court reduced the amount of the deposit required to be held in escrow to $1,500,000 until a final decision is made as to the new amount of damages to be awarded to the competitor. Management does not believe the ultimate resolution of this matter will have a material impact on the Company's financial position, results of operations or cash flows.

    As of August 29, 1996, the Company received a refund of $1,541,900 from the escrow account, which included interest. In connection with this refund, the Company reduced the recorded deposit to $1,500,000 and recognized interest income of $222,084.

9. DEFINED CONTRIBUTION BENEFIT PLAN

    The Company has a defined contribution benefit plan under Section 401(k) of the Internal Revenue Code. Under this plan, employees meeting minimum age and service requirements may contribute a maximum of 18% of their annual wages. Employees are immediately vested in their own contributions. In 1996, the Company matched employee's contributions up to 2% of the employee's annual wages. In 1995, the Company matched employee's contributions up to 1% of the employee's annual wages. Contributions from the Company vest over five years at 20% a year. Amounts contributed to the plan in 1996, 1995 and 1994 were approximately $78,000, $29,000 and $25,000, respectively.

                       WYKO CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                                       DECEMBER 31,
                                                                                                           1996
                                                                                           MARCH 31,   ------------
                                                                                             1997
                                                                                          -----------
                                                                                          (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.............................................................   $   1,380    $    2,256
  Short-term investments................................................................         484           371
  Accounts receivable...................................................................       7,106         4,288
  Inventories...........................................................................       4,437         4,088
  Deferred income taxes.................................................................         511           511
                                                                                          -----------  ------------
Total current assets....................................................................      13,918        11,514

Property, plant and equipment at cost, net..............................................       3,306         3,326
Escrow deposit..........................................................................       1,500         1,500
Long-term investments...................................................................          --           118
Other assets............................................................................          12            12
                                                                                          -----------  ------------
Total assets............................................................................   $  18,736    $   16,470
                                                                                          -----------  ------------
                                                                                          -----------  ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................................   $     905    $      679
  Accrued expenses......................................................................       4,390         3,755
  Income taxes payable..................................................................       1,029         1,067
  Current portion of long-term debt.....................................................         106           106
                                                                                          -----------  ------------
Total current liabilities...............................................................       6,430         5,607

Long-term debt..........................................................................       2,538         2,563

Shareholders' equity:
  Common stock, Class A, voting, no par value, 5,000,000 shares authorized, 281,250
    shares issued and outstanding.......................................................           2             2
  Common stock, Class B, nonvoting, no par value, 5,000,000 shares authorized, no shares
    issued or outstanding...............................................................          --            --
  Retained earnings.....................................................................       9,766         8,298
                                                                                          -----------  ------------
Total shareholders' equity..............................................................       9,768         8,300
                                                                                          -----------  ------------
Total liabilities and shareholders' equity..............................................   $  18,736    $   16,470
                                                                                          -----------  ------------
                                                                                          -----------  ------------

     See accompanying notes to condensed consolidated financial statements.

                       WYKO CORPORATION AND SUBSIDIARIES

       CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                            --------------------
                                                                                              1997       1996
                                                                                            ---------  ---------
Net sales.................................................................................  $   8,203  $   3,782
Cost of sales.............................................................................      3,603      1,636
                                                                                            ---------  ---------
Gross profit..............................................................................      4,600      2,146

Costs and expenses:
  Research and development expense........................................................        737        525
  Selling, general and administrative expense.............................................      1,539      1,100
  Other--net..............................................................................       (106)       (99)
                                                                                            ---------  ---------
                                                                                                2,170      1,526
                                                                                            ---------  ---------
Operating income..........................................................................      2,430        620
                                                                                            ---------  ---------
Interest expense--net.....................................................................         17         31
                                                                                            ---------  ---------
Income before income taxes................................................................      2,413        589
Income tax provision......................................................................        945        227
                                                                                            ---------  ---------
Net income................................................................................      1,468        362

Retained earnings, beginning of period....................................................      8,298      5,501
                                                                                            ---------  ---------

Retained earnings, end of period..........................................................  $   9,766  $   5,863
                                                                                            ---------  ---------
                                                                                            ---------  ---------

     See accompanying notes to condensed consolidated financial statements.

                       WYKO CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
OPERATING ACTIVITIES

Net income..................................................................................  $   1,468  $     362
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Depreciation and amortization...........................................................         55         72
    Changes in operating assets and liabilities:............................................
      Accounts receivable...................................................................     (2,818)      (456)
      Inventories...........................................................................       (349)      (142)
      Accounts payable......................................................................        226         85
      Accrued expenses......................................................................        635        415
      Income taxes payable..................................................................        (38)        11
      Other assets..........................................................................         --          7
                                                                                              ---------  ---------
Net cash provided by (used in) operating activities.........................................       (821)       354

INVESTING ACTIVITIES

Capital expenditures, net...................................................................        (35)        (6)
Liquidations of held-to-maturity investments, net...........................................          5         --
                                                                                              ---------  ---------
Net cash used in investing activities.......................................................        (30)        (6)

FINANCING ACTIVITIES

Long-term debt repayments...................................................................        (25)       (24)
                                                                                              ---------  ---------
Net cash used in financing activities.......................................................        (25)       (24)

Net increase (decrease) in cash and cash equivalents........................................       (876)       324
Cash and cash equivalents, beginning of period..............................................      2,256        957
                                                                                              ---------  ---------
Cash and cash equivalents, end of period....................................................  $   1,380  $   1,281
                                                                                              ---------  ---------
                                                                                              ---------  ---------

     See accompanying notes to condensed consolidated financial statements.

                       WYKO CORPORATION AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements of Wyko Corporation, an Arizona corporation ("Wyko") and its subsidiaries (collectively, the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

NOTE 2--INVENTORIES

    Interim inventories have been determined by lower of cost (principally first-in, first-out) or market. Inventories consist of:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1997          1996
                                                                      -----------  ------------
                                                                       (DOLLARS IN THOUSANDS)
Raw materials.......................................................   $   1,817    $    1,613
Work-in process.....................................................       1,586         1,497
Finished goods......................................................       1,034           978
                                                                      -----------  ------------
                                                                       $   4,437    $    4,088
                                                                      -----------  ------------
                                                                      -----------  ------------

    Inventories related to long-term contracts were approximately $583,000 at March 31, 1997 and $560,000 at December 31, 1996.

NOTE 3--BALANCE SHEET INFORMATION

    Selected Balance Sheet Account Disclosures follow:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1997          1996
                                                                      -----------  -------------
                                                                        (DOLLARS IN THOUSANDS)
Allowance for doubtful accounts.....................................   $      71     $      71
Accumulated depreciation and amortization of property, plant and
  equipment.........................................................   $   2,421     $   2,356

NOTE 4--OTHER INFORMATION

    Total interest paid for the three months ended March 31, 1997 and 1996 was approximately $57,000 and $59,000, respectively. The Company made income tax payments of approximately $984,000 and $16,000 for the three months ended March 31, 1997 and 1996, respectively.

NOTE 5--SUBSEQUENT EVENTS

    On April 28, 1997, Wyko signed a definitive merger agreement with Veeco Instruments Inc. ("Veeco") of Plainview New York, a leading supplier of ion beam systems and surface metrology equipment for the data storage and semiconductor industries, providing for the merger of Veeco Acquisition Corporation, a wholly owned subsidiary of Veeco, into Wyko. Under the merger agreement, Wyko shareholders would receive 2,863,810 shares of Veeco common stock and holders of options to acquire Wyko common stock would receive options to acquire an aggregate of 136,190 shares of Veeco common stock. The merger is intended to be accounted for as a pooling of interests transaction. The consummation of the merger is subject to a number of conditions, including approval by the shareholders of Wyko and Veeco and confirmation from Wyko's independent accountants regarding its concurrence that the merger may be accounted for as a pooling of interests.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            VEECO INSTRUMENTS INC.,

                            VEECO ACQUISITION CORP.

                                      AND

                                WYKO CORPORATION

                                      AND

                              ITS SECURITYHOLDERS

                                 APRIL 28, 1997

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                  -----
       I.  DEFINITIONS.......................................................................................           1
                   1.01  Certain Definitions.................................................................           1

      II.  THE MERGER........................................................................................           4
                   2.01  The Merger..........................................................................           4
                   2.02  Effective Time of the Merger........................................................           5
                   2.03  Closing of the Merger...............................................................           5
                   2.04  Effects of the Merger...............................................................           5
                   2.05  Conversion of Shares................................................................           5
                   2.06  Subsequent Action...................................................................           6

     III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS................................           6
                   3.01  Organization of the Company.........................................................           6
                   3.02  Capitalization......................................................................           6
                   3.03  Subsidiaries........................................................................           7
                   3.04  Authorization.......................................................................           7
                   3.05  Financial Statements................................................................           8
                   3.06  No Undisclosed Liabilities..........................................................           8
                   3.07  Compliance with the Law; Governmental Authorizations................................           8
                   3.08  No Conflicts........................................................................           8
                   3.09  Contracts...........................................................................           9
                   3.10  Litigation..........................................................................          10
                   3.11  Books and Records...................................................................          10
                   3.12  Taxes...............................................................................          10
                   3.13  Absence of Certain Changes or Events................................................          11
                   3.14  Employee Benefit Plans..............................................................          12
                   3.15  Intellectual Property...............................................................          13
                   3.16  Real Property.......................................................................          13
                   3.17  Tangible Property...................................................................          14
                   3.18  Environmental Matters...............................................................          14
                   3.19  Labor Relations.....................................................................          15
                   3.20  Officers and Employees..............................................................          15
                   3.21  Insurance...........................................................................          15
                   3.22  Brokers and Finders.................................................................          15
                   3.23  Banking Relationships...............................................................          15
                   3.24  Transactions with Shareholders and Affiliates.......................................          16
                   3.25  Accounts Receivable.................................................................          16
                   3.26  Inventory...........................................................................          16
                   3.27  Accuracy of Representations and Warranties..........................................          16
                   3.28  Disclosure Schedules................................................................          16
                   3.29  Knowledge of Breach.................................................................          16
                   3.30  Pooling of Interests................................................................          16
                   3.31  No Disposition......................................................................          16
                   3.32  Solvency............................................................................          17

      IV.  REPRESENTATIONS AND WARRANTIES OF VEECO AND ACQUISITION...........................................          17
                   4.01  Organization of the Company.........................................................          17
                   4.02  Capitalization......................................................................          17
                   4.03  Non-Contravention...................................................................          17
                   4.04  Reports.............................................................................          18

                                                                                                                  PAGE
                                                                                                                  -----
                   4.05  Absence of Certain Changes..........................................................          18
                   4.06  No Undisclosed Liabilities..........................................................          19
                   4.07  Litigation..........................................................................          19
                   4.08  Restrictions on Business Activities.................................................          19
                   4.09  Governmental Authorization..........................................................          19
                   4.10  Compliance With Laws................................................................          19
                   4.11  Pooling of Interests................................................................          19
                   4.12  Brokers and Finders.................................................................          19

       V.  COVENANTS.........................................................................................          20
                   5.01  Access..............................................................................          20
                   5.02  Business Organization...............................................................          20
                   5.03  Conduct of the Business of the Company Pending the Closing Date.....................          20
                   5.04  Conduct of Business of the Company and Veeco........................................          20
                   5.05  Consents............................................................................          21
                   5.06  Environmental Transfer Laws.........................................................          21
                   5.07  Tax Matters.........................................................................          21
                   5.08  Notice of Breach; Disclosure........................................................          22
                   5.09  Payment of Indebtedness by Affiliates...............................................          22
                   5.10  No Negotiation......................................................................          22
                   5.11  Stockholder Approvals...............................................................          22
                   5.12  Stock Options.......................................................................          23
                   5.13  Election as a Director..............................................................          23
                   5.14  FIRPTA..............................................................................          23
                   5.15  Blue Sky Laws.......................................................................          23
                   5.16  Listing of Additional Shares; S-8 Registration......................................          23
                   5.17  Affiliate Agreements................................................................          23
                   5.18  Additional Agreements...............................................................          24

      VI.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO AND ACQUISITION..................................          24
                   6.01  Representations and Warranties......................................................          24
                   6.02  Performance of Covenants............................................................          24
                   6.03  Litigation..........................................................................          24
                   6.04  Options.............................................................................          24
                   6.05  Consents and Approvals..............................................................          24
                   6.06  Fairness Opinion....................................................................          24
                   6.07  Accounting Opinion..................................................................          24
                   6.08  Appraisals..........................................................................          24
                   6.09  Material Changes....................................................................          25
                   6.10  Stockholder Approval................................................................          25
                   6.11  Due Diligence Review................................................................          25
                   6.12  Delivery of Documents...............................................................          25
                   6.13  Legal Opinions......................................................................          25
                   6.14  Affiliate Agreements................................................................          25
                   6.15  Tax Opinion.........................................................................          25
                   6.16  Certificates of Merger..............................................................          25

     VII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY................................................          25
                   7.01  Representations and Warranties......................................................          26
                   7.02  Performance of Covenants............................................................          26
                   7.03  Litigation..........................................................................          26
                   7.04  Consents and Approvals..............................................................          26
                   7.05  Accounting Opinion..................................................................          26

                                                                                                                  PAGE
                                                                                                                  -----
                   7.06  Material Changes....................................................................          26
                   7.07  Stockholder Approval................................................................          26
                   7.08  Due Diligence Review................................................................          26
                   7.09  Delivery of Documents...............................................................          26
                   7.10  Affiliate Agreements................................................................          27
                   7.11  Legal Opinion.......................................................................          27
                   7.12  Tax Opinion.........................................................................          27
                   7.13  Certificates of Merger..............................................................          27

    VIII.  INDEMNIFICATION; REMEDIES.........................................................................          27
                   8.01  Survival............................................................................          27
                   8.02  Indemnification by the Stockholders.................................................          27
                   8.03  Indemnification by Veeco............................................................          28
                   8.04  Procedure for Indemnification--Third Party Claims...................................          28

      IX.  TERMINATION.......................................................................................          29
                   9.01  Termination Events..................................................................          29
                   9.02  Effect of Termination...............................................................          29
                   9.03  Amendment...........................................................................          29

       X.  MISCELLANEOUS.....................................................................................          29
                  10.01  Confidentiality.....................................................................          29
                  10.02  Expenses............................................................................          30
                  10.03  Public Announcements................................................................          30
                  10.04  Successors..........................................................................          30
                  10.05  Further Assurances..................................................................          30
                  10.06  Waiver..............................................................................          30
                  10.07  Entire Agreement....................................................................          30
                  10.08  Governing Law.......................................................................          30
                  10.09  Assignment..........................................................................          30
                  10.10  Notices.............................................................................          30
                  10.11  Headings............................................................................          31
                  10.12  Counterparts........................................................................          31
                  10.13  Exhibits and Schedules..............................................................          31
                  10.14  Severability........................................................................          31
                  10.15  No Third-Party Beneficiaries........................................................          31
                  10.16  Time of the Essence.................................................................          31

Exhibit     Certificate of Merger to be filed with the Arizona Corporation Commission
A-1
Exhibit     Certificate of Merger to be filed with the Secretary of State of the State of
A-2         Delaware
Exhibit B   FIRPTA Notification Letter; Form of Notice to Internal Revenue Service together with written authorization from Wyko
Exhibit     Wyko Affiliates Agreement
C-1
Exhibit     Veeco Affiliates Agreement
C-2
Exhibit D   Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of April 28, 1997, among Veeco Instruments Inc., a Delaware corporation ("VEECO"), Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Veeco ("ACQUISITION"), and Wyko Corporation, an Arizona corporation (the "COMPANY"), and the stockholders and holders of options to purchase Class A Shares and Class B Shares of the Company listed on Schedule 3.02(a) hereof (the "STOCKHOLDERS").

    The Boards of Directors of the Company, Veeco and Acquisition have determined that it is advisable and in the best interests of their respective stockholders for Acquisition to merge with and into the Company with the result that the Company shall become a wholly-owned subsidiary of Veeco (the "MERGER"), upon the terms and conditions set forth herein and in accordance with the provisions of the Arizona Business Corporation Act (the "ABCA") and the Delaware General Corporation Law (the "DGCL").

    NOW, THEREFORE, in consideration of the mutual covenants set forth herein, it is agreed as follows:

                                I. DEFINITIONS.

    1.01 CERTAIN DEFINITIONS. For purposes of this Merger Agreement, the following terms shall have the following meanings:

        (a) "ACQUISITION" shall have the meaning set forth in the recitals to this Merger Agreement.

        (b) "ABCA" shall have the meaning set forth in the recitals to this Merger Agreement.

        (c) "BENEFIT PLANS" shall have the meaning set forth in Section 3.14(a).

        (d) "CERTIFICATES OF MERGER" shall have the meaning set forth in Section 2.02.

        (e) "CLASS A SHARES" shall mean the Company's shares of Class A Common Stock, without par value.

        (f) "CLASS B SHARES" shall mean the Company's shares of Class B Common Stock, without par value.

        (g) "CLOSING" shall have the meaning set forth in Section 2.03.

        (h) "CLOSING DATE" shall have the meaning set forth in Section 2.03.

        (i) "COBRA" shall have the meaning set forth in Section 3.14(e).

        (j) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        (k) "COMMISSION" shall mean the United States Securities and Exchange Commission.

        (l) "COMMON STOCK" shall mean the Class A Shares and the Class B Shares, collectively.

       (m) "COMPANY" shall have the meaning set forth in the recitals to this Merger Agreement. As used in this Merger Agreement, the term "Company" shall be deemed to refer collectively to the Company and its Subsidiaries, except where the context specifically indicates otherwise.

        (n) "COMPANY STOCK OPTION PLAN" shall have the meaning set forth in
    Section 2.05(f).

        (o) "CONSTITUENT CORPORATIONS" shall have the meaning set forth in
    Section 2.01.

        (p) "CONTRACT" shall mean any agreement, arrangement, commitment, indemnity, indenture, instrument, lease or understanding, including any and all amendments, supplements, and modifications (whether oral or written) thereto, whether or not in writing.

        (q) "DAMAGES" shall have the meaning set forth in Section 8.02.

        (r) "DGCL" shall have the meaning set forth in the recitals to this Merger Agreement.

        (s) "EFFECTIVE TIME" shall have the meaning set forth in Section 2.02.

        (t) "ENVIRONMENT" shall mean the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments; ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

        (u) "ENVIRONMENTAL LAWS" shall mean any state, federal or local laws, ordinances, codes or regulations relating to pollution, natural resources, protection of the Environment, or public health and safety, including, without limitation, laws and regulations relating to the handling and disposal of medical and biological waste.

        (v) "EQUITY SECURITIES" shall mean any (i) capital stock or any securities representing any other equity interest or (ii) any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

        (w) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (x) "ERISA AFFILIATE" shall mean with respect to any person (i) any corporation which is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which that person is a member,
    (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which that person is a member, and (iii) any member of an affiliated service group, within the meaning of Section 414(m) and (o) of the Code, of which that person or any entity described in clause (i) or (ii) is a member.

        (y) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        (z) "FAIRNESS OPINION" shall have the meaning set forth in Section 6.06.

       (aa) "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.05.

       (bb) "FIRPTA" shall mean the Foreign Investment and Real Property Tax Act of 1980.

       (cc) "GAAP" shall mean United States generally accepted accounting principles.

       (dd) "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

       (ee) "HAZARDOUS SUBSTANCES" shall mean (i) any hazardous or toxic waste, substance or material defined as such in (or for the purposes of) any Environmental Law, (ii) asbestos-containing material, (iii) medical and biological waste, (iv) polychlorinated biphenyls, (v) petroleum products, including gasoline, fuel oil, crude oil and other various constituents of such products and (vi) any other chemicals, materials or substances, exposure to which is prohibited, limited, or regulated by any Environmental Laws.

        (ff) "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.15.

       (gg) "IRS" shall mean the Internal Revenue Service of the United States or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

       (hh) "ISSUANCE DATE" shall have the meaning set forth in Section 8.01.

        (ii) "KNOWLEDGE" shall mean, (i) with respect to an individual, the actual knowledge, after reasonable inquiry, of such individual, and (ii) with respect to any Person other than an individual, the actual knowledge, after reasonable inquiry, of the officers and directors of such entity or other persons performing similar functions.

        (jj) "LAW" shall mean any constitutional provision or any statute or other law, rule or regulation of any Governmental Authority and any decree, injunction, judgment, order, ruling, assessment or writ.

       (kk) "LEASED REAL PROPERTY" shall have the meaning set forth in Section 3.16(b).

        (ll) "LEASED TANGIBLE PROPERTY" shall have the meaning set forth in
    Section 3.17(b).

      (mm) "LEASES" shall have the meaning set forth in Section 3.16(b).

       (nn) "LICENSES" shall have the meaning set forth in Section 3.07(b).

       (oo) "LIEN" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encroachment or other survey defect, transfer restriction or other encumbrance of any nature whatsoever.

       (pp) "MATERIAL ADVERSE EFFECT" shall mean, with respect to any entity or group of entities, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

       (qq) "MATERIAL CONTRACT" shall mean any Contract required to be listed on
    Schedule 3.09(a).

       (rr) "MERGER" shall have the meaning set forth in the recitals to this Merger Agreement.

       (ss) "MERGER AGREEMENT" shall mean this Agreement and Plan of Merger.

        (tt) "MERGER CONSIDERATION" shall have the meaning set forth in Section 2.05(a).

       (uu) "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 3.14(a).

       (vv) "NASDAQ" shall mean The NASDAQ Stock Market, Inc.

      (ww) "OPTIONS" shall have the meaning set forth in Section 3.02(b).

       (xx) "OWNED REAL PROPERTY" shall have the meaning set forth in Section 3.16(a).

       (yy) "OWNED TANGIBLE PROPERTY" shall have the meaning set forth in
    Section 3.17(a).

       (zz) "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      (aaa) "PERSON" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

      (bbb) "PROXY STATEMENT" shall have the meaning set forth in Section
    5.11(c).

      (ccc) "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing, whether intentional or unintentional.

      (ddd) "RULE 145" shall have the meaning set forth in Section 5.17(a).

      (eee) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       (fff) "STOCKHOLDER INDEMNITEES" shall have the meaning set forth in
    Section 8.03.

      (ggg) "STOCKHOLDERS" shall have the meaning set forth in the recitals to this Merger Agreement.

      (hhh) "SUBSIDIARY" shall have the meaning set forth in Section 3.03.

       (iii) "SURVIVING CORPORATION" shall have the meaning set forth in Section 2.01.

       (jjj) "TANGIBLE PROPERTY LEASES" shall have the meaning set forth in
    Section 3.17(b).

      (kkk) "TAX" or "TAXES" shall mean any and all taxes (whether Federal, state, local or foreign), including, without limitation, income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupation, value added ad valorem transfer and other taxes, duties or assessments of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect thereto.

       (lll) "TAX RETURNS" shall mean any returns, reports and forms required to be filed with any Governmental Authority.

    (mmm) "THREATENED" shall mean the following: a claim, proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      (nnn) "VEECO" shall have the meaning set forth in the recitals to this Merger Agreement.

      (ooo) "VEECO AFFILIATES" shall have the meaning set forth in Section 5.17(b).

      (ppp) "VEECO AUTHORIZATIONS" shall have the meaning set forth in Section 4.09.

      (qqq) "VEECO BALANCE SHEET" shall have the meaning set forth in Section 4.06.

       (rrr) "VEECO BALANCE SHEET DATE" shall have the meaning set forth in
    Section 4.05.

       (sss) "VEECO FINANCIAL STATEMENTS" shall have the meaning set forth in
    Section 4.04.

       (ttt) "VEECO OPTIONS" shall have the meaning set forth in Section
    4.02(b).

      (uuu) "VEECO'S BROKERS" shall have the meaning set forth in Section 4.12.

      (vvv) "VEECO SEC DOCUMENTS" shall have the meaning set forth in Section 4.04.

     (www) "VEECO SHARES" shall mean the common stock, $.01 par value per share, of Veeco.

      (xxx) "VEECO STOCKHOLDERS MEETING" shall have the meaning set forth in
    Section 5.11(b).

      (yyy) "WYKO AFFILIATES" shall have the meaning set forth in Schedule 5.17(a).

    1.02 The words "hereof," "herein," "hereby" and "hereunder," and words of like import, refer to this Merger Agreement as a whole and not to any particular Section hereof. References herein to any Section, Schedule or Exhibit refer to such Section of, or such Schedule or Exhibit to, this Merger Agreement, unless the context otherwise requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter gender, singular or plural, as the context may require.

                                II. THE MERGER.

    2.01  THE MERGER.  At the Effective Time of the Merger (as defined in
Section 2.02 hereof), Acquisition shall be merged with and into the Company. The separate existence of Acquisition shall thereupon cease and the Company shall continue its corporate existence as the surviving corporation (the "SURVIVING CORPORATION") under the laws of the State of Delaware under its present name. The Company and Acquisition are sometimes referred to collectively herein as the "CONSTITUENT CORPORATIONS".

    2.02  EFFECTIVE TIME OF THE MERGER.  At the Closing (as defined in Section
2.03 hereof), the parties hereto shall cause certificates of merger substantially in the form of EXHIBIT A-1 and EXHIBIT A-2 annexed hereto to be executed and filed with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, respectively, as provided in Section 10-1105 of the ABCA and Section 252 of the DGCL, respectively (collectively, the "CERTIFICATES OF MERGER"), and shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of such Certificates of Merger. The date and time of such effectiveness are referred to herein as the "EFFECTIVE TIME".

    2.03 CLOSING OF THE MERGER. Unless this Merger Agreement shall theretofore have been terminated pursuant to the provisions of Section 9.01 hereof, the closing of the Merger (the "CLOSING") shall take place on the second business day following the day on which the last of the conditions set forth in Articles VI and VII hereof are fulfilled or waived, subject to applicable laws (the "CLOSING DATE"), at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022 unless another time, date or place is agreed to in writing by the parties hereto.

    2.04  EFFECTS OF THE MERGER.  At the Effective Time of the Merger:

        (a) the separate existence of Acquisition shall cease and Acquisition shall be merged with and into the Company, which shall be the Surviving Corporation;

        (b) the Certificate of Incorporation and By-Laws of Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until each shall thereafter be amended in accordance with each of their terms and as provided by law;

        (c) the director of Acquisition immediately prior to the Effective Time shall be the initial director of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

        (d) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

        (e) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

    2.05 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any further action on the part of Veeco, Acquisition, the Company, or any holder of any Equity Securities of the Constituent Corporations:

        (a) Each Class A Share of the Company issued and outstanding immediately prior to the Effective Time (other than the Class A Shares held in the treasury of the Company which shall be canceled and retired) shall be converted into the right to receive 10.182435 Veeco Shares (the "MERGER CONSIDERATION"), upon surrender of the certificates to Veeco representing such Class A Shares.

        (b) The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Veeco Shares or Class A Shares of the Company), reorganization, recapitalization or other like change with respect to Veeco Shares or Class A Shares of the Company occurring after the date hereof and prior to the Effective Time.

    (c) No fraction of a Veeco Share will be issued, but in lieu thereof each holder of shares of Class A Shares of the Company who would otherwise be entitled to a fraction of a Veeco Share (after aggregating all fractional shares of Veeco Shares to be received by such holder) shall receive from Veeco an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a Veeco Share for the ten most recent days that Veeco Shares have traded ending on the trading day immediately prior to the Effective Time, as reported on NASDAQ.

    (d) Each share of common stock, $.01 par value per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation;

    (e) All Class A Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Class A Shares shall thereafter cease to have any rights with respect to such Class A Shares, except the right to receive the Merger Consideration for the Class A Shares upon the surrender of such certificate in accordance with this Section.

    (f) Each outstanding option to purchase Class A Shares or Class B Shares under the Company's 1986 employee stock option plan (the "COMPANY STOCK OPTION PLAN"), by virtue of the Merger and without any action on the part of the holders thereof, shall be assumed by Veeco and shall be converted into the right to receive an option to purchase Veeco Shares in an amount and with an exercise price as set forth on Schedule 2.05.

    2.06 SUBSEQUENT ACTION. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances and any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

    The Company and each of the Stockholders represents and warrants to Veeco and Acquisition as follows:

    3.01 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is qualified or licensed as a foreign corporation to do business in each other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon its business or operations. The jurisdictions where the Company is so qualified to do business as a foreign corporation are set forth in
Schedule 3.01. The Company has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted. The Company has delivered to Veeco correct and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

    3.02 CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 5,000,000 shares of Class A Shares, of which 281,250 are issued and outstanding as of the date hereof, and (ii) 5,000,000 Shares of Class B Shares, of which none are issued and outstanding as of the date hereof. A complete list of the present record and beneficial owners of all the issued and outstanding shares of Class A Shares and the holdings of each such record and beneficial owner are set forth in Schedule 3.02(a).

All of the outstanding Class A Shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. No other shares of capital stock of the Company are or will be outstanding or held as treasury shares. No legend or other reference to any purported Lien appears upon any certificate representing the Common Stock.

        (b) As of the date hereof, 10,375 shares of Class A Shares and 3,000 shares of Class B Shares are issuable upon the exercise of options granted under the Company's Stock Option Rights Plan (the "OPTIONS"). Schedule 3.02(b) contains a list of all Options outstanding on the date hereof, the number of Class A Shares or Class B Shares issuable upon the exercise of each such Option, the name of the optionee and the applicable exercise price. Except for the Options, there are no outstanding Equity Securities or other obligations to issue or grant any rights to acquire, any Equity Securities of the Company or any of its Subsidiaries, or any Contracts to restructure or recapitalize the Company or any of its Subsidiaries. There are no outstanding Contracts of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any such Subsidiary. All outstanding Equity Securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. As of the Closing, no options, warrants, convertible securities or rights will be exercisable or exchangeable for, convertible into, or otherwise give its holder any right to acquire shares of capital stock of the Company.

    3.03 SUBSIDIARIES. Schedule 3.03 contains a list of each subsidiary of the Company (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), including its name, jurisdiction of incorporation or organization, other jurisdictions in which it is qualified to do business as a foreign corporation, and capitalization (including the identity of each stockholder and the number of shares held by each). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth on Schedule 3.03, with full corporate power and authority to own its properties and to engage in its business as presently conducted and is not required to qualify as a foreign corporation in any other jurisdiction where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.03, all of the outstanding Equity Securities of each Subsidiary are owned of record and beneficially by the Company or one or more Subsidiaries, free and clear of Liens. No legend or other reference to any purported Lien appears upon any certificate representing equity securities of each Subsidiary. All of the outstanding Equity Securities of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. There are no outstanding options, warrants, convertible securities or other rights to subscribe for, to purchase, or Contracts to issue or grant any rights to acquire, any Equity Securities of any Subsidiary or to restructure or recapitalize any Subsidiary. There are no outstanding Contracts of any Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities of any Subsidiary. The Company has delivered or made available to Veeco complete and correct copies of the Certificate of Incorporation and By-Laws of each Subsidiary, as in effect on the date hereof.

    3.04 AUTHORIZATION. The Company has full corporate power and authority to execute, deliver and perform this Merger Agreement and the Certificates of Merger and to consummate the transactions contemplated hereby. Each of the Stockholders has the right, capacity and all requisite authority to execute, deliver and perform this Merger Agreement and the Certificates of Merger and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company. Prior to the Closing, the execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby will be duly and validly authorized by the stockholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement, the Certificates of Merger and any related documents or agreements or to consummate the transactions contemplated hereby. As of the

Closing, no stockholder of the Company will have any rights to dissent under applicable law and there will be no shares of the Company entitled to dissenters' rights. This Merger Agreement has been and the Certificates of Merger when executed at the Closing will be duly and validly executed and delivered by the Company and each of the Stockholders and this Merger Agreement constitutes, and the Certificates of Merger will constitute, a legal, valid and binding agreement of the Company and each of the Stockholders enforceable in accordance with each of their respective terms.

    3.05 FINANCIAL STATEMENTS. The Company has delivered to Veeco (i) consolidated balance sheets for the Company and its Subsidiaries as at December 31, 1996 and 1995, respectively, and related consolidated statements of income, retained earnings and cash flows for the fiscal years then ended, together with the report thereon of Ernst & Young LLP, (ii) consolidated balance sheets for the Company and its subsidiaries as at December 31, 1994, 1993 and 1992, respectively, and related consolidated statements of income and retained earnings for the fiscal years then ended, and (iii) an unaudited consolidated interim balance sheet for the Company and its Subsidiaries as of March 31, 1997 and related interim consolidated statements of income and retained earnings for the three-month period then ended (collectively, the "FINANCIAL STATEMENTS"). Except as set forth in Schedule 3.05, the Financial Statements fairly present the financial condition and results of operations of the Company on the dates and for the financial periods then ended, in accordance with GAAP which have been applied on a basis consistent with prior periods (except that no footnotes are provided for the years ended December 31, 1994, 1993 and 1992).

    3.06 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.06, the Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those (i) set forth or adequately provided for in the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996, (ii) not required to be set forth on such balance sheet under GAAP, or (iii) incurred in the ordinary course of business since December 31, 1996 and consistent with past practice.

    3.07 COMPLIANCE WITH THE LAW; GOVERNMENTAL AUTHORIZATIONS. (a) The Company, to its knowledge, has complied with, and is not in violation of, and has not received notices of violation with respect to, any Law with respect to the conduct of its business, or the ownership or operation of its business.

        (b) The Company has obtained all material licenses, permits, certificates, consents and approvals from Governmental Authorities (the "LICENSES") that are necessary for the business and operations of the Company. All such Licenses are listed in Schedule 3.07(b), are in full force and effect, and no written notice of any material violation has been received by the Company in respect of any such License. To the Company's knowledge, except as set forth in Schedule 3.07(b), the consummation of the transactions contemplated hereunder and the operation of the business of the Company by the Surviving Corporation in the manner in which it is currently operated will not require the transfer of any License that may not be transferred to the Surviving Corporation without the consent or approval of any Governmental Authority or other Person.

    3.08 NO CONFLICTS. Except as set forth in Schedule 3.08, the execution, delivery and performance by the Company of this Merger Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries under, any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of their property or assets are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for Material Contracts wherein the other party thereto has consented to the consummation of this transaction, (c) violate any Law applicable to the Company or any of its Subsidiaries or (d) violate or result in the revocation or suspension of any License.

    3.09 CONTRACTS. (a) Schedule 3.09 contains a complete and accurate list, and the Company has delivered or made available to Veeco true and complete copies (or, in the case of oral contracts, summaries), of:

        (i) each Contract that is executory in whole or in part and involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $150,000;

        (ii) each Contract that is executory in whole or in part and was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company in excess of $50,000;

       (iii) each lease, rental or occupancy agreement, license agreement, installment and conditional sale agreement, and any other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property (except installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

        (iv) other than licensing agreements entered into in connection with product sales in the ordinary course of the Company's business, each licensing agreement or any other Contract with respect to patents, trademarks, copyrights, or other Intellectual Property, including Contracts with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

        (v) each collective bargaining agreement and any other Contract to or with any labor union or other employee representative of a group of employees;

        (vi) each joint venture, partnership, and any other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

       (vii) each Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

      (viii) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

        (ix) each power of attorney that is currently effective and outstanding granted by and relating to the Company or any of its Subsidiaries;

        (x) each Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

        (xi) each Contract for capital expenditures in excess of $25,000;

       (xii) each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business; and

      (xiii) each Contract with any employee, director or officer.

        (b) Each Material Contract is in full force and effect and enforceable in accordance with its terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally).

        (c) The Company has fulfilled in all material respects all obligations required pursuant to each Material Contract to have been performed by it.

        (d) Except as set forth in Schedule 3.09(d), the Company has received no written notice of default under any Material Contract, no default (beyond any applicable grace or cure period) has occurred under any Material Contract on the part of the Company, or to the Company's knowledge, on the part of any other party thereto, nor to the Company's knowledge, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any default on the part of the Company under any Material Contract nor to the Company's knowledge, has any event occurred which with the giving of notice or lapse of time, or both, would constitute any default on the part of any other party to any Material Contract.

        (e) Except as set forth in Schedule 3.09(e), no consent or approval of any party to any of the Material Contracts is required for the execution, delivery or performance of this Merger Agreement or the consummation of the transactions contemplated hereby to which the Company is a party.

        (f) To the knowledge of the Company, no officer, director, agent, or employee of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent or employee to (i) engage in or continue any conduct, activity or practice relating to the business of the Company or (ii) assign to the Company or to any other Person any rights to any invention, improvement or discovery.

    3.10 LITIGATION. Except as set forth in Schedule 3.10, there are no actions, suits or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the Company's knowledge, Threatened against the Company before or by any Governmental Authority, and, to the Company's knowledge, no basis exists for any such action. The Company is not a party to nor subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority.

    3.11 BOOKS AND RECORDS. To the Company's knowledge, the books and records of the Company, all of which have been made available to Veeco, set forth in all respects all material transactions affecting the Company, and such books and records have been properly kept and maintained and are complete and correct in all material respects.

    3.12 TAXES. To the knowledge of the Company, the Company and each of its Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by each of them pursuant to the Laws of each Governmental Authority with taxing power over the Company and each of its Subsidiaries and each of their respective assets and businesses. Each Tax Return filed by the Company was true, correct and complete in all material respects when it was filed and each Tax Return that will be filed on or before the Closing Date will be true, correct and complete in all material respects when it is filed. To the knowledge of the Company, the Company has delivered to Veeco complete copies of all Tax Returns filed for the past three years. The Company or any of its Subsidiaries have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by the Company or any of its Subsidiaries except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Financial Statements. All Tax Returns required to be filed by the Company for the periods from the date hereof up to and including the Closing Date have been or will be timely filed, and all Taxes for such period will be paid by the Company. To the knowledge of the Company, except as set forth in Schedule 3.12, the United States federal and state and local income Tax Returns of the Company and each of its Subsidiaries subject to such Taxes have been audited by the Internal Revenue Service or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years, in the case of United States federal income Tax Returns, through June 30, 1993 and, in the case of state and local income Tax Returns, through June 30, 1992. All deficiencies proposed (including interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.12, are being contested in good faith by appropriate proceedings. To the knowledge of the Company, all Taxes that the Company or its Subsidiaries are or were required to pay have been paid to the proper Governmental Authority or other Person. To the knowledge of the Company, all Taxes that the Company or its Subsidiaries is, or was, required by Law to withhold and collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. To the knowledge of the Company, except as set forth in Schedule 3.12, neither the Company nor any of its Subsidiaries has given, or been requested to give, waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which it (or any Affiliate) may be liable. Except as set forth in Schedule 3.12, there are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its Subsidiaries, other than Liens for Taxes not yet due and payable. Neither the Company, nor any of its Subsidiaries, is a "U.S. real property holding corporation," as defined in Section 897(c)(2) of the Code. There is no tax sharing agreement that will require any payment by the Company or any of its Subsidiaries after the date of this Merger Agreement.

    3.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth herein and in Schedule 3.13, since December 31, 1996, other than transactions in the ordinary course of the Company's business, the Company has not:

    (a) changed any of the Company's authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock of the Company; issued any Equity Security; granted any registration rights; purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

    (b) amended the Certificate of Incorporation or By-laws of the Company;

    (c) paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer or employee or entered into any employment, severance, or similar Contract with any director, officer, or employee;

    (d) adopted, amended or otherwise increased the payments to or benefits under, any Benefit Plan for or with any employees of the Company;

    (e) damaged or destroyed or lost any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Company;

    (f) materially amended, renewed, failed to renew, negotiated, terminated (other than due to any scheduled expiration) or received written notice of termination (other than due to any scheduled expiration) of, any Material Contract or defaulted (beyond any applicable notice or grace period) in any of its obligations under any Material Contract or entered into any new Material Contract or took any action that would jeopardize the continuance of its material suppliers or customer relationships;

    (g) sold (other than sales of inventory in the ordinary course of business), leased, or otherwise disposed of any material asset or property of the Company or mortgaged, pledged, or imposed any Lien on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property;

    (h) incurred or assumed any long-term debt (including obligations in respect of capital leases) in excess of $10,000, in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise became liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than endorsements of checks in the ordinary course) in excess of $10,000, in the aggregate, or (iii) made any loans, advances or capital contributions to, or investment in, any Person other than a Subsidiary in excess of $10,000, in the aggregate;

    (i) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, or failed to pay or otherwise satisfied any material claims, liabilities or obligations on a basis, and within the time, consistent with past practice;

    (j) cancelled or waived any material claims or rights;

    (k) materially changed any of the accounting methods used by the Company;

    (l) merged or consolidated with or into any other Person; or

    (m) agreed, whether orally or in writing, to do any of the foregoing.

    3.14 EMPLOYEE BENEFIT PLANS. (a) Except as set forth in Schedule 3.14(a), neither the Company nor any of its Subsidiaries (i) maintains or contributes to or has any obligation with respect to, and none of the employees of the Company or any of its Subsidiaries is covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, the "BENEFIT PLANS"). None of the Benefit Plans is, and neither the Company nor any of its Subsidiaries (or any of their ERISA Affiliates) has ever maintained or had an obligation to contribute to (i) a plan subject to Section 412 of the Code or Title I, Subtitle B, Part 3 of ERISA, (ii) a "multiemployer plan," as defined in Section 3(37) of ERISA, (a "MULTIEMPLOYER PLAN"), (iii) a "multiple employer plan," as defined in ERISA or the Code, or (iv) a funded welfare benefit plan, as defined in Section 419 of the Code. Neither the Company nor any of its Subsidiaries has any agreement or commitment to create any additional Benefit Plan, or to modify or change any existing Benefit Plan. The Company and its Subsidiaries do not have any other ERISA Affiliates.

        (b) With respect to each Benefit Plan, the Company has heretofore delivered or caused to be delivered or made available to Veeco true, correct and complete copies of (i) all documents which comprise the most current version of each of such Benefit Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, (w) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Benefit Plans for which such a report is required, (x) the most current summary plan description (and any summary of material modifications), (y) the three most recent certified financial statements for each of the Benefit Plans for which such a statement is required or was prepared, and (z) for each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, all IRS determination letters issued with respect to such Plan. Except as set forth in
Schedule 3.14(b), since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Plan, and none of the Benefit Plans has been or will be amended prior to the Closing Date. Each of the Benefit Plans can be amended, modified or terminated by the Company or a Subsidiary within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.

        (c) The Company and each of its Subsidiaries has performed and complied in all material respects with all of its obligations under and with respect to the Benefit Plans and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable Laws. Each Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred which reasonably could be expected to adversely affect such qualified status.

        (d) All group health plans covering employees of the Company or any of its Subsidiaries have been operated in material compliance with the continuation coverage requirements of Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA"). Neither the Company nor any of its Subsidiaries has any obligation to provide health benefits or other non-pension benefits to retired or other former employees, except as specifically required by COBRA.

        (e) Neither the Company, any of its Subsidiaries nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan nor have there been any fiduciary violations under ERISA which could subject the Company or any of its Subsidiaries (or any officer, director or employee thereof) to any penalty or Tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

        (f) Except as set forth in Schedule 3.14(g), with respect to any Benefit
Plan: (i) no filing, application or other matter is pending with the IRS of which the Company has received a written notice, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending nor, to the knowledge of the Company, Threatened, other than routine claims for benefits, and (iii) there are no outstanding liabilities for Taxes, penalties or fees.

        (g) Neither the execution and delivery of this Merger Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

    3.15 INTELLECTUAL PROPERTY. Schedule 3.15 sets forth a list of all patents, patent applications, copyrights, trademarks, trademark applications, trade names and service marks in which the Company has rights. The Company has previously delivered or made available to Veeco a list of all trade secrets, software and computer programs, drawings and other proprietary intellectual property in which the Company has rights. The items set forth on Schedule 3.15 and on the list referred to above are collectively referred to as the "INTELLECTUAL PROPERTY." Except as set forth in Schedule 3.15 or on the list, the Company either owns and has good title or has the legally enforceable right to use all of the Intellectual Property. To the Company's knowledge, the Company is not infringing upon any intellectual property rights of any other Person, nor, to the knowledge of the Company, is any other Person infringing on any of the Company's rights in respect of the Intellectual Property.

    3.16 REAL PROPERTY. (a) Schedule 3.16(a) describes all real property owned by the Company (the "OWNED REAL PROPERTY"). True and complete copies of all owners policies of title insurance obtained for the benefit of the Company have been delivered or made available to Veeco. To the knowledge of the Company, except as set forth in Schedule 3.16(a), the Company has good and marketable title to all of the Owned Real Property together with all buildings, improvements, fixtures (including, without limitation, all heating, plumbing, air conditioning, ventilation and electrical equipment), rights of way, easements and appurtenances thereto, free and clear of all Liens other than (i) municipal and zoning ordinances; (ii) recorded easements for public utilities serving the Real Property; and (iii) Liens for Taxes not yet due and payable, none of which materially interfere with the use or occupancy of any of the Real Property; and (iv) the liens disclosed in Schedule 3.16(a). Except as set forth in Schedule 3.16(a), all Owned Real Property is legally occupied by the Company and not by any tenants or other occupants. Except as set forth in Schedule 3.16(a), no Owned Real Property shall be subject to any lease or sublease at or immediately after the Closing.

        (b) Schedule 3.16(b) contains a list of all leases (collectively, the "LEASES") pursuant to which the Company leases any real property (the "LEASED REAL PROPERTY" and, together with the Owned Real Property, the "REAL PROPERTY"). True and correct copies of the Leases have been delivered or made available to Veeco. All of the Leases are valid, binding and enforceable in accordance with their terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally), and are in full force and effect; the Company has received no notice, and has no knowledge, of any default by the Company (beyond any applicable grace or cure period) under any of the

Leases, and, to the Company's knowledge, no other party to any of the Leases is in material breach or default thereunder; and all lessors under the Leases have or by the Closing Date will have consented to the consummation of the transactions contemplated hereby, to the extent that the applicable lease requires such consent, without requiring modification in the rights or obligations of the tenant under such Leases. No sublease by the Company of any Leased Real Property is currently in effect. The Company's leasehold interests are subject to no Lien or other encumbrance created by the Company.

    3.17 TANGIBLE PROPERTY. (a) Schedule 3.17(a) contains the Company's depreciation ledger of all machinery, equipment, fixtures, motor vehicles and other tangible personal property owned by the Company (collectively, the "OWNED TANGIBLE PROPERTY"). Except as set forth in Schedule 3.17(a), the Company has good title to all Owned Tangible Property free and clear of all Liens.

        (b) Schedule 3.17(b) contains a list as of the date indicated in such schedule of (i) all machinery, equipment, fixtures and other tangible personal property owned by another Person subject to any capital lease or rental agreement that constitutes a Material Contract to which the Company is a party (collectively, the "LEASED TANGIBLE PROPERTY") and (ii) a list of the leases of the Leased Tangible Property (the "TANGIBLE PROPERTY LEASES"). Each of the Tangible Property Leases is in full force and effect and constitutes a valid and binding obligation of the Company and, to the Company's knowledge, the other party thereto, enforceable in accordance with its terms. The Company has received no notice, and has no knowledge, of any default by the Company (beyond any applicable grace or cure period) under any of the Tangible Property Leases, and, to the Company's knowledge, no other party to any of the Tangible Property Leases is in material breach or default thereunder.

        (c) Except as set forth in Schedule 3.17(c), all Owned Tangible Property and all Leased Tangible Property (collectively, the "TANGIBLE PROPERTY") is in good and usable working condition, normal wear and tear excepted, and is suitable for the purposes for which it is used or is being replaced according to the Company's replacement policy.

    3.18 ENVIRONMENTAL MATTERS. (a) The Company's ownership and operation of its business is and has been in material compliance with all Environmental Laws. To its knowledge, the Company has obtained all approvals necessary or required under all applicable Environmental Laws for the ownership and operation of its business, all such approvals are in effect, the Company has received no written notice of any action to revoke or modify any of such approvals, and the ownership and operation of its business is and has been in material compliance with all terms and conditions thereof. The Company has received no written notice of any pending, or Threatened, claim or investigation by any Governmental Authority or any other Person concerning the Company's potential liability under Environmental Laws in connection with the ownership or operation of its business. There has not been a Release of any Hazardous Substance at, upon, in, from or under any premises now or previously owned or occupied by the Company or upon which its assets are or were located at any time during the Company's ownership and/or occupancy thereof. None of the Real Property has been or is used as a treatment, storage or disposal facility for Hazardous Substances; and no Hazardous Substances are present on any of the Real Property except in such quantities as are handled in material compliance with all applicable manufacturer's instructions and in material compliance with all applicable Environmental Laws and as are used in the operation of the Company's business.

        (b) The Company has (i) provided or made available to Veeco all test results, records, notices, disclosures and reports in the Company's possession or control with respect to the Real Property and any real property previously owned or occupied by the Company or any of its Subsidiaries, including all correspondence with any Governmental Authority as described in Schedule 3.18(b), concerning any and all past and/or present health, safety and/or environmental issues or concerns and (ii) made all disclosures, including notice of a Release or Threatened Release of a Hazardous Substance, required under any Environmental Law.

        (c) Except as set forth in Schedule 3.18(c), the Company has not received written notice, or otherwise obtained knowledge, of the existence of any circumstances or conditions that have a reasonable likelihood of resulting in any Damages arising pursuant to any Environmental Law.

    3.19 LABOR RELATIONS. To its knowledge, neither the Company nor any of its Subsidiaries is conducting its business in violation of any applicable Laws relating to employment or labor, including, without limitation, those Laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of Taxes. Except as set forth in Schedule 3.19, no union or other collective bargaining unit has been certified as representing any of the employees of the Company or its Subsidiaries nor has the Company agreed to recognize any union or other collective bargaining unit. Except as set forth in
Schedule 3.19, there are no labor disputes pending or to the knowledge of the Company and each of its Subsidiaries, Threatened, involving strikes, work stoppages, slowdowns or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to the knowledge of the Company, Threatened to be filed with the National Labor Relations Board against the Company or any of its Subsidiaries. To the knowledge of the Company, there is no union representation or organizing effort pending or Threatened against the Company or any of its Subsidiaries.

    3.20 OFFICERS AND EMPLOYEES. The Company has previously delivered or made available to Veeco and Acquisition a true and complete list of the names and current salaries of all the employees of the Company. Except as disclosed in
Schedule 3.20 or Schedule 3.09, there is no employment agreement, employee benefit or incentive compensation plan or program or severance policy or program to which the Company is a party (i) that is or could, pursuant to its terms, be triggered or accelerated by reason of or in connection with the execution of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement or (ii) which contains "change in control" provisions pursuant to which the payment, vesting or funding of compensation or benefits is triggered or accelerated by reason of or in connection with the execution of or consummation of the transactions contemplated by this Merger Agreement. Except as set forth in Schedule 3.20, no employee whose annual salary is in excess of $50,000 (exclusive of bonus) has given notice to the Company or any Affiliate to cancel or otherwise terminate such person's relationship with the Company.

    3.21 INSURANCE. Schedule 3.21 contains a complete list of all of the Company's policies of insurance in effect as of the date hereof. The insurance policies to which the Company is a party provide, in the reasonable judgment of the Company's management, adequate insurance coverage for the assets and operations of the Company in light of present insurance market conditions. All of such policies are in full force and effect, and there is no default (beyond any applicable grace or cure period) with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any liability policy in a timely fashion or in the manner or detail required by such liability policy. The Company has delivered or made available copies of all such policies to Veeco. There are no outstanding unpaid premiums or claims, and no retroactive or retrospective premium adjustments with respect to such policies, and no notice of cancellation or nonrenewal has been received by the Company with respect to, or disallowance of any claim under, any such policy.

    3.22 BROKERS AND FINDERS. No broker, finder, agent or similar intermediary has acted on the Company's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with the Company or any action taken by the Company.

    3.23 BANKING RELATIONSHIPS. Schedule 3.23 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company has a banking relationship. At the Closing, the Company will deliver to Veeco copies of all records in its possession, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

    3.24  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.  Except as set forth in
Schedule 3.24 and except for salary, benefits, other compensation and expense reimbursement payable in the ordinary course and consistent with past practices, there are no amounts in excess of $1,000 owing from the Company to any present or former shareholder or Affiliate of the Company, nor are there any amounts in excess of $1,000 owing from any such Person to the Company, nor are there currently pending any transactions between the Company and any such Person, nor since December 31, 1996 have there been any transactions between the Company and any such Person.

    3.25 ACCOUNTS RECEIVABLE. Except as set forth in Schedule 3.25, the accounts receivable of the Company (a) are bona fide accounts receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, (b) are current, and (c) have been properly accrued in accordance with GAAP consistently applied and any reserves or allowances for doubtful accounts have been properly accrued in accordance with GAAP consistently applied.

    3.26 INVENTORY. All the inventories of the Company are suitable, useable and saleable in the ordinary course of business consistent with past practices, except to the extent of normal obsolescence or to the extent written down or reserved against. The inventories stated in the December 31, 1996 balance sheet have been stated in accordance with GAAP consistently applied. The Company does not know of any adverse condition affecting a material source of materials available to the Company.

    3.27 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company set forth in this Merger Agreement and in any agreement, certificate or other document delivered or given to Veeco or Acquisition by the Company pursuant to this Merger Agreement will be true and correct at the Closing Date with the same force and effect as if made on that date.

    3.28 DISCLOSURE SCHEDULES. The disclosure in any Schedule to this Agreement provided by the Company of any exception to a representation or warranty by the Company shall constitute disclosure of such exception for all other representations and warranties of the Company under this Agreement with respect to which it is apparent that such disclosure relates, regardless of the part of this Agreement in which it is set forth.

    3.29 KNOWLEDGE OF BREACH. The Stockholders shall not be liable (pursuant to Article VIII or otherwise) for breaches of representations or warranties of the Company and/or the Stockholders set forth in this Agreement or in any certificate, schedule or other document delivered by the Company in connection with the transactions contemplated hereby, if and to the extent that (i) (x) Veeco or Acquisition had knowledge of such breaches prior to the Effective Time and Veeco consummated the transactions contemplated hereby and (y) the estimated amount of Damages arising from all such breaches is less than $500,000, or (ii) Veeco or Acquisition had knowledge of such breaches prior to the date the Proxy Statement is first mailed to Veeco's stockholders; provided, however, that the limitations on the Stockholders' liability set forth in this Section 3.29 shall not apply to the extent the Company had knowledge of such breaches and failed to disclose them to Veeco and Acquisition as they become aware of this (unless such knowledge was solely based on a notification from Veeco or Acquisition).

    3.30 POOLING OF INTERESTS. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers or stockholders has taken any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests.

    3.31 NO DISPOSITION. None of the Stockholders has any plan or intention to sell, exchange, or otherwise dispose of a number of shares of Veeco Shares received in the Merger that would reduce such Stockholder's ownership of Veeco Shares to a number of shares having a value, as of the Effective Time, of less than 80 percent of the value of all of the formerly outstanding stock of the Company held by such Stockholder as of the Effective Time. For purposes of this representation, shares of Company stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Veeco Shares will be treated as outstanding Company stock as of the Effective Time and shares of Company stock and Veeco Shares held by the Stockholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger are considered in making this representation.

    3.32 SOLVENCY. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986 and the fair market value of the assets of the Company will, as of the Effective Time, exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

IV. REPRESENTATIONS AND WARRANTIES OF VEECO AND ACQUISITION.

    Veeco and Acquisition hereby jointly and severally represent and warrant to the Company as follows:

    4.01 ORGANIZATION OF THE COMPANY. (a) Each of Veeco and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified or licensed as a foreign corporation to do business in each other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon its business or operations. The jurisdictions in which Veeco and Acquisition are so qualified to do business as a foreign corporation are set forth in Schedule 4.01. Each of Veeco and Acquisition has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted. Each of Veeco and Acquisition has delivered to the Company correct and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

        (b) Each of Veeco and Acquisition has full corporate power and authority to execute, deliver and perform this Merger Agreement and, in the case of Acquisition, the Certificates of Merger, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of both Veeco and Acquisition. Prior to the Closing, the execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby will be duly and validly authorized by the stockholders of both Veeco and Acquisition and no other corporate proceedings on the part of Veeco or Acquisition are necessary to authorize this Merger Agreement, the Certificates of Merger and any related documents or agreements or to consummate the transactions contemplated hereby. As of the Closing, no stockholder of Veeco or Acquisition will have any rights to dissent under applicable law. This Merger Agreement has been duly and validly executed and delivered by both Veeco and Acquisition, and the Certificates of Merger when executed at the Closing will be duly and validly executed and delivered by Acquisition. This Merger Agreement constitutes a legal, valid and binding agreement of both Veeco and Acquisition enforceable in accordance with its terms.

    4.02 CAPITALIZATION. (a) The authorized capital stock of Veeco consists of 9,500,000 Veeco Shares, of which 5,871,959 are issued and outstanding as of the date hereof and 500,000 shares of preferred stock, none of which are outstanding. All of the outstanding Veeco Shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws.

        (b) As of the date hereof, 650,383 Veeco Shares are issuable upon the exercise of options granted under the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and under the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (the "VEECO OPTIONS"). Except for the Veeco Options, there are no outstanding Equity Securities or other obligations to issue or grant any rights to acquire, any Equity Securities of Veeco, or any Contracts to restructure or recapitalize Veeco. There are no outstanding Contracts of Veeco to repurchase, redeem or otherwise acquire any Equity Securities of Veeco.

    4.03 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Merger Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Veeco or Acquisition, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of Veeco or Acquisition under, any Contract to which Veeco or Acquisition is a party or by which any of their property or assets are bound, or to which any of the property or assets of Veeco or Acquisition is subject, except for Contracts wherein the other party thereto has consented to the consummation of this transaction or (c) violate any Law applicable to Veeco or Acquisition.

    4.04 REPORTS. Veeco has furnished to the Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Veeco or Acquisition since January 1, 1996, and, prior to the Effective Time, Veeco will have furnished the Company with true and complete copies of any additional documents filed with the SEC by Veeco or Acquisition prior to the Effective Time (collectively, the "VEECO SEC DOCUMENTS"). All documents required to be filed as exhibits to the Veeco SEC Documents have been so filed. All Veeco SEC Documents were filed as and when required by the Exchange Act or the Securities Act, as applicable. The Veeco SEC Documents include all documents required to be filed by Veeco and/or Acquisition pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, the Veeco SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Veeco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Veeco SEC Document. The financial statements of Veeco, including the notes thereto, included in the Veeco SEC Documents (the "VEECO FINANCIAL STATEMENTS"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Veeco Financial Statements fairly present the consolidated financial condition and operating results of Veeco and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and additional footnote disclosures). There has been no material change in Veeco accounting policies except as described in the notes to the Veeco Financial Statements. At all times since January 1, 1996 Veeco has (i) filed as and when due all documents required to be filed with NASDAQ, and (ii) otherwise timely performed all of Veeco's obligations pursuant to the rules and regulations of NASDAQ.

    4.05 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996 (the "VEECO BALANCE SHEET DATE"), Veeco has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Veeco;
(ii) except as listed on Schedule 4.05, any acquisition, sale or transfer of any material asset of Veeco or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Veeco or any revaluation by Veeco of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Veeco, or any direct or indirect redemption, purchase or other acquisition by Veeco of any of its shares of capital stock; (v) except as listed on Schedule 4.05, any material contract entered into by Veeco, other than in the ordinary course of business and as provided to the Company, or any material amendment or termination of, or default under, any material contract to which Veeco is a party or by which it is bound; or (vi) any agreement by Veeco or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

    4.06 NO UNDISCLOSED LIABILITIES. Veeco has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those (i) set forth or adequately provided for in the Balance Sheet included in Veeco's Annual Report on Form 10-K for the period ended December 31, 1996 (the "VEECO BALANCE SHEET"), (ii) not required to be set forth on the Veeco Balance Sheet under GAAP, or (iii) incurred in the ordinary course of business since the Veeco Balance Sheet Date and consistent with past practice.

    4.07 LITIGATION. Except as disclosed in Veeco's Annual Report on Form 10-K for fiscal year ended December 31, 1996, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Veeco or any of its subsidiaries, Threatened against Veeco or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Veeco, and
(ii) there is no judgment, decree or order against Veeco or any of its subsidiaries or, to the knowledge of Veeco or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Veeco.

    4.08 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Veeco or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Veeco or any of its subsidiaries, any acquisition of property by Veeco or any of its subsidiaries or the conduct of business by Veeco or any of its subsidiaries as currently conducted or as proposed to be conducted by Veeco or any of its subsidiaries.

    4.09 GOVERNMENTAL AUTHORIZATION. Veeco and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Veeco or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Veeco's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "VEECO AUTHORIZATIONS"), and all of such Veeco Authorizations are in full force and effect, except where the failure to obtain or have any of such Veeco Authorizations could not reasonably be expected to have a Material Adverse Effect on Veeco.

    4.10 COMPLIANCE WITH LAWS. Each of Veeco and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Veeco.

    4.11 POOLING OF INTERESTS. Neither Veeco nor any of its subsidiaries nor, to the knowledge of Veeco, any of their respective directors, officers or stockholders has taken any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests.

    4.12 BROKERS AND FINDERS. Except for those Persons ("VEECO'S BROKERS") previously disclosed to the Company or its agents or representatives, no broker, finder, agent or similar intermediary has acted on Veeco's or Acquisition's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with Veeco or Acquisition or any action taken by Veeco or Acquisition. Veeco shall pay all fees and disbursements of Veeco's Brokers.

V. COVENANTS.

    5.01 ACCESS. Between the date hereof and the Closing Date, the Company shall, and shall cause its Subsidiaries to, provide Veeco, Acquisition and each of their authorized employees, agents, officers and representatives with reasonable access to the properties, books, records, Tax Returns, contracts, information, documents and personnel of the Company as they relate to the Company's business as Veeco or Acquisition may reasonably request for the purpose of making such investigation of the business properties, financial condition and results of operations of the Company's business as they may deem appropriate or necessary.

    5.02 BUSINESS ORGANIZATION. Between the date hereof and the Closing Date, the Company shall:

        (a) conduct its business only in the ordinary course of business;

        (b) use its reasonable efforts consistent with past practice to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with its suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

        (c) confer with Veeco concerning operational matters of a material nature; and

        (d) otherwise report periodically to Veeco concerning the status of its business, operations and finances.

    5.03  CONDUCT OF THE BUSINESS OF THE COMPANY PENDING THE CLOSING
DATE. Except as otherwise expressly permitted by this Merger Agreement, between the date hereof and the Closing Date, the Company shall not, without the prior consent of Veeco, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.13 is reasonably likely to occur.

    5.04 CONDUCT OF BUSINESS OF THE COMPANY AND VEECO. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, each of the Company and Veeco agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or taxes and
(ii) in the case of Taxes of the Company or any of its subsidiaries, to Veeco's consent (which consent will not be unreasonably withheld or delayed) to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of the Company and Veeco agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither the Company nor Veeco shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

        (a) CHARTER DOCUMENTS. Subject, in the case of Veeco, to the matters contemplated by the Proxy Statement in connection with the Annual Meeting of Stockholders to be held on May 15, 1997, cause or permit any amendments to its Certificate of Incorporation or Bylaws;

        (b) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement; provided, however, that Veeco may, in the ordinary course of business consistent with past practice, grant options for the purchase of Veeco Shares under the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan.

        (c) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

        (d) STOCK OPTION PLANS, ETC. Subject, in the case of Veeco, to the matters contemplated by the Proxy Statement in connection with the Annual Meeting of Stockholders to be held on May 15, 1997, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans.

        (e) POOLING. Take any action, which would interfere with Veeco's ability to account for the Merger as a pooling of interests; or

        (f) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.04(a) through (e) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

    5.05 CONSENTS. The Company, Veeco and Acquisition shall cooperate and use their respective best efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to the Material Contracts as are necessary for consummation of the transactions contemplated by this Merger Agreement and for the Surviving Corporation to enjoy all rights under such Material Contracts after the consummation of the transactions contemplated by this Merger Agreement.

    5.06 ENVIRONMENTAL TRANSFER LAWS. The Company shall comply in a timely fashion with the material requirements of all Environmental Laws applicable to the transfer of its business and any licenses associated with the operation of the business. The Company shall complete all necessary disclosure statements required by Environmental Laws applicable to the transfer of its business and provide the statements to Veeco prior to Closing, all in proper form for appropriate recordation and filing, except for actions or failures to take action which could not reasonably be expected to have a Material Adverse Effect on the Company.

    5.07 TAX MATTERS. Between the date hereof and the Closing Date, the Company and each of its Subsidiaries and Veeco and each of its Subsidiaries shall file or cause to be filed on a timely basis all Tax Returns that are required to be filed by each of them pursuant to the Laws of each Governmental Authority with taxing power over the Company and each of its Subsidiaries and each of their respective assets and businesses. Each of such Tax Returns will be true, correct and complete in all material respects when filed. The Company and each of its Subsidiaries shall not make any election or file any amended Tax Return reflecting any position that could result in a material adverse Tax consequence to Veeco or Acquisition for any period beginning on or after the Effective Time. All transfer, documentary, gross receipts, sales, use and property gains Taxes, and liabilities similar in nature, imposed or payable on the sale or transfer of the Company's business pursuant to this Merger Agreement or the consummation of any of the transactions contemplated hereby shall be paid by the Company. The Company shall timely file all required transfer Tax Returns and/or notices of the transfer of the Company's business with the appropriate Governmental Authority. Veeco shall cooperate with the Company, which cooperation shall include, without limitation, providing information and executing and delivering documents, in connection with the Company's obligations under this Section.

    5.08 NOTICE OF BREACH; DISCLOSURE. Each party shall promptly notify the other of (i) any event, condition or circumstance of which such party becomes aware occurring from the date hereof to the Closing Date that would constitute a violation or breach of this Merger Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article VI or VII, as the case may be or (ii) any event, occurrence, transaction, or other item of which such party becomes aware which would have been required to have been disclosed on any schedule or statement delivered hereunder had such event, occurrence, transaction or item existed as of the date hereof.

    5.09 PAYMENT OF INDEBTEDNESS BY AFFILIATES. The Company shall cause all indebtedness owed to the Company by any Affiliate (other than wholly-owned Subsidiaries) to be paid in full prior to Closing.

    5.10 NO NEGOTIATION. Until such time, if any, as this Merger Agreement is terminated pursuant to Section 9.01, the Company shall not solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of all or any substantial portion of the Company's business or any Equity Interest in the Company and any such offers received by the Company shall promptly be rejected in writing. The Company shall promptly inform Veeco and Acquisition of any contact with any third party relating to the subject matter set forth above.

    5.11 STOCKHOLDER APPROVALS. (a) Prior to the Closing, the Company shall call and hold a meeting of stockholders for the purpose of approving the execution, delivery and performance of this Merger Agreement and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby in accordance with the ABCA.

        (b) Veeco shall cause a special meeting of its stockholders (the "VEECO STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable after the date hereof for the purpose of approving this Merger Agreement, the Merger and all actions contemplated hereby. Subject to their fiduciary duties under applicable law, the Board of Directors of Veeco will recommend that Veeco's stockholders approve the Merger and the adoption of the Merger Agreement. The Proxy Statement referred to below shall contain such recommendation. Subject to fiduciary obligations under applicable law, the Board of Directors of Veeco shall use its best efforts to solicit from stockholders of Veeco proxies in favor of the Merger and for the approval and adoption of this Merger Agreement and shall take all other action in its judgment necessary to secure the vote or consent of the stockholders required by the DGCL to effect the Merger.

        (c) As promptly as practicable after the date hereof, Veeco shall prepare, file with the Commission under the Exchange Act and use all reasonable efforts to have cleared by the Commission and mailed to its stockholders, a proxy (the "PROXY STATEMENT"), with respect to the Veeco Stockholder Meeting, the form and content of which shall be subject to the Company's reasonable approval. The term "Proxy Statement" shall mean such proxy statement at the time it initially is mailed to Veeco's stockholders and all amendments or supplements thereto. The information provided and to be provided by the Company, Veeco and Acquisition, respectively, for use in the Proxy Statement, on the date the Proxy Statement is first mailed to Veeco's stockholders and on the date of the Veeco Stockholder Meeting shall be true and correct in all material respects and shall not, on such dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information not misleading, and the Company, Veeco and Acquisition each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect and take all steps necessary to cause such corrected information to be filed with the Commission and disseminated to the stockholders of Veeco, in each case as and to the extent required by applicable federal securities laws. The Proxy Statement shall comply as to form in all material respect with all applicable requirements of federal securities laws.

    5.12 STOCK OPTIONS. At or prior to the Effective Time, the Board of Directors of the Company shall terminate the Company Stock Option Plan, effective upon consummation of the Merger, and all outstanding options not theretofore exercised will be treated as provided in Section 2.05 hereof. The Company shall not grant any additional options under the Company Stock Option Plan. The Company shall take all actions necessary under the Company Stock Option Plan to effect the foregoing.

    5.13 ELECTION AS A DIRECTOR. At or prior to the Closing, Veeco shall use its reasonable efforts to cause James Wyant to be elected as a member of the Board of Directors of Veeco.

    5.14 FIRPTA. The Company shall, prior to the Closing Date, provide Veeco with a properly executed FIRPTA Notification Letter, substantially in the form of EXHIBIT B attached hereto, which states that shares of capital stock of the Company do not constitute "United States real property interest" under Section 897(c) of the Code, for purposes of satisfying Veeco's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Veeco, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of EXHIBIT B annexed hereto along with written authorization for Veeco to deliver such form of notice to the Internal Revenue Service on behalf of the Company upon the Closing of the Merger.

    5.15 BLUE SKY LAWS. Veeco shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Veeco Shares in connection with the Merger. The Company shall use its reasonable efforts to assist Veeco as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Veeco Shares in connection with the Merger.

    5.16 LISTING OF ADDITIONAL SHARES; S-8 REGISTRATION. Prior to the Effective Time, Veeco shall file with NASDAQ a Notification Form for Listing of Additional Shares with respect to the Merger Consideration. As promptly as practicable after the Closing Date, Veeco shall file a registration statement on Form S-8 under the Securities Act relating to the Veeco Shares to be issued upon the exercise of options received in accordance with Section 2.05(d) hereof and shall use its best efforts to cause such registration statement to become effective.

    5.17 AFFILIATE AGREEMENTS. (a) Schedule 5.17(a) sets forth those Persons who are directors or executive officers holding shares of, or who the Company believes may otherwise be deemed to be "Affiliates" of, the Company (collectively, the "WYKO AFFILIATES"). The Company shall provide Veeco such information and documents as Veeco shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Veeco on or before May 5, 1997 (and in each case prior to the Effective Time) from each of the Wyko Affiliates, an executed Affiliate Agreement substantially in the form of EXHIBIT C-1 annexed hereto. Veeco and Acquisition shall be entitled to place appropriate legends on the certificates evidencing any Veeco Shares to be received by such Wyko Affiliates pursuant to the terms of this Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Veeco Shares, consistent with the terms of such Affiliates Agreements.

        (b) Schedule 5.17(b) sets forth those Persons who are directors or executive officers holding shares of, or who Veeco believes may otherwise be deemed to be "Affiliates" of, Veeco (collectively, the "VEECO AFFILIATES"). Veeco shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Veeco shall use its reasonable efforts to deliver or cause to be delivered to the Company on or before May 5, 1997 (and in each case prior to the Effective Time) from each of the Veeco Affiliates, an executed Affiliate Agreement substantially in the form of EXHIBIT C-2 annexed hereto.

    5.18 ADDITIONAL AGREEMENTS. Subject to the terms and conditions provided in this Agreement, each of Veeco, Acquisition and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, (including the satisfaction of the conditions contained in Articles VI and VII hereof as required thereby).

VI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO AND ACQUISITION.

    The obligation of Veeco and Acquisition to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by Veeco (on behalf of Veeco and Acquisition), on or before the Closing Date, of the following conditions:

    6.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to Veeco and Acquisition by the Company in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

    6.02 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

    6.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

    6.04 OPTIONS. Except as otherwise provided herein, Veeco shall be reasonably satisfied that no holder of Options will have any right to acquire any interest in the Company, Acquisition or Veeco after the Effective Time.

    6.05 CONSENTS AND APPROVALS. All licenses and other consents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts referred to in Section 5.04 shall have been obtained.

    6.06 FAIRNESS OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Montgomery Securities, financial advisor to Veeco, in form and substance reasonably satisfactory to Veeco, to the effect that the transactions contemplated by this Merger Agreement, including the consideration to be paid to the stockholders pursuant to Section 2.05(a) hereof are fair from a financial point of view to the stockholders of Veeco (the "FAIRNESS OPINION").

    6.07 ACCOUNTING OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Ernst & Young LLP, dated the date of the mailing, the form and substance reasonably satisfactory to Veeco, to the effect that the Merger may be accounted for as a "pooling of interests" transaction.

    6.08 APPRAISALS. No holder of Common Stock outstanding immediately prior to the Effective Time shall have validly elected, pursuant to Arizona law, to demand appraisal of their Common Stock.

    6.09 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of the Company's business from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

    6.10 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been approved and adopted by (i) the requisite vote of the stockholders of Veeco entitled to vote thereon at the Veeco Stockholder Meeting and (ii) the requisite vote of the stockholders of the Company entitled to vote thereon.

    6.11 DUE DILIGENCE REVIEW. Veeco shall be reasonably satisfied with its due diligence review of the Company's assets, liabilities, business, Contracts, financial statement and information, cash flow and prospects which condition shall be deemed fulfilled unless written notice is given to the Company by Veeco on or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco.

    6.12 DELIVERY OF DOCUMENTS. There shall have been delivered to Veeco and Acquisition the following:

        (i) a certificate of the Company, dated the Closing Date, signed by its Chief Executive Officer, to the effect that the conditions specified in Sections 6.01 and 6.02 have been fulfilled;

        (ii) a certificate of the Secretary of the Company certifying copies of
    (x) the Certificate of Incorporation and By-Laws of the Company; (y) all requisite corporate resolutions of the Company approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of the Company executing this Merger Agreement; and

       (iii) a certificate of the Secretary of the Company certifying the vote of the stockholders of the Company at the meeting regarding the Merger.

    6.13 LEGAL OPINIONS. Veeco and Acquisition shall have received an opinion of Morrison & Foerster, LLP, counsel to the Company, reasonably satisfactory to Veeco, Acquisition and their counsel addressed to Veeco and Acquisition and dated the Closing Date. In delivering such opinion, Morrison & Foerster may rely on Arizona counsel reasonably satisfactory to Veeco and Acquisition with respect to corporate governance matters with respect to the Company.

    6.14 AFFILIATE AGREEMENTS. Veeco shall have received on or before May 5, 1997 from each of the Affiliates of the Company an executed Affiliate Agreement substantially in the form of EXHIBIT C-1 annexed hereto.

    6.15 TAX OPINION. Veeco shall have received a written opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to Veeco, dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco, Acquisition and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Veeco, Acquisition, the Company and certain Stockholders.

    6.16 CERTIFICATES OF MERGER. Prior to the Effective Time, each of the Certificates of Merger shall be accepted for filing with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, as applicable.

VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

    The Company's obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:

    7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Veeco and Acquisition contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to the Company by Veeco and Acquisition in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

    7.02 PERFORMANCE OF COVENANTS. Each of Veeco and Acquisition shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

    7.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto directly or indirectly shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

    7.04 CONSENTS AND APPROVALS. All licenses and other consents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts referred to in Section 6.05 shall have been obtained.

    7.05 ACCOUNTING OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Ernst & Young LLP, dated the date of the mailing, the form and substance reasonably satisfactory to the Company, to the effect that the Merger may be accounted for as a "pooling of interests" transaction.

    7.06 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of Veeco's business from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

    7.07 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been approved and adopted by (i) the requisite vote of the stockholders of Veeco entitled to vote thereon at the Veeco Stockholders Meeting and (ii) the requisite vote of the stockholders of the Company entitled to vote thereon.

    7.08 DUE DILIGENCE REVIEW. The Company shall be reasonably satisfied with its due diligence review of Veeco's assets, liabilities, business, Contracts, financial statement and information, cash flow and prospects which condition shall be deemed fulfilled unless written notice is given to Veeco by the Company on or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco.

    7.09 DELIVERY OF DOCUMENTS. There shall have been delivered to the Company the following:

        (i) Certificates of Veeco and Acquisition, dated the Closing Date, signed by the respective Chief Executive Officers of Veeco and Acquisition to the effect that the conditions specified in Sections 7.01 and 7.02 have been fulfilled;

        (ii) a certificate of the Secretary of each of Veeco and Acquisition certifying copies of (x) the Certificate of Incorporation and By-Laws of each of Veeco and Acquisition; (y) all requisite corporate resolutions of each of Veeco and Acquisition approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of Veeco and Acquisition executing this Merger Agreement;

       (iii) a certificate of the Secretary of Veeco certifying the vote of the stockholders of Veeco at the Veeco Stockholder Meeting regarding the Merger; and

        (iv) a registration rights agreement substantially in the form of EXHIBIT D annexed hereto, duly executed by Veeco.

    7.10 AFFILIATE AGREEMENTS. The Company shall have received on or before May 5, 1997 from each of the Affiliates of Veeco an executed Affiliate Agreement substantially in the form of EXHIBIT C-2 annexed hereto.

    7.11 LEGAL OPINION. The Company shall have received an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to Veeco and Acquisition, reasonably satisfactory to the Company and its counsel addressed to the Company and dated the Closing Date.

    7.12 TAX OPINION. The Company shall have received a written opinion of Morrison & Foerster LLP, in form and substance reasonably satisfactory to the Company, dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco, Acquisition and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Veeco, Acquisition, the Company and certain Stockholders.

    7.13 CERTIFICATES OF MERGER. Prior to the Effective Time, the Certificates of Merger shall be accepted for filing with the Arizona Corporation Commission and the Secretary of State of the State of Delaware, as applicable.

VIII. INDEMNIFICATION; REMEDIES.

    8.01 SURVIVAL. All representations, warranties and agreements contained in this Merger Agreement or in any certificate or other document delivered pursuant to this Merger Agreement shall survive the Closing or any termination of this Agreement for the time periods set forth herein; PROVIDED, that if the Closing occurs, the Company shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing unless on or before the date upon which the audited financial statements of Veeco and its subsidiaries for the fiscal year ended December 31, 1997 are issued (the "ISSUANCE DATE"), the Company is given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Veeco. If the Closing occurs, Veeco shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing, unless on or before the Issuance Date, Veeco is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent known by the Company.

    8.02 INDEMNIFICATION BY THE STOCKHOLDERS. Each of the Stockholders shall jointly and severally indemnify and hold harmless Veeco, Acquisition and each of its respective agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (collectively, the "VEECO INDEMNITEES"), and shall reimburse the Veeco Indemnitees for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of the Company in this Merger Agreement or in any certificate or other document delivered by the Company pursuant to this Merger Agreement, (b) any failure of the Company to perform or comply with any agreement to be performed or complied with by it in this Merger Agreement, (c) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by the Company, (d) any claim by any direct or indirect holder or former holder of capital stock or warrants or other securities of the Company,
(e) Veeco's enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, the Company and the Indemnifying Stockholders shall have no liability to Veeco under clause (a) of this Section 8.02 until the aggregate amount of all Damages under such Section 8.02(a) exceeds $500,000 and then only for all such

Damages in excess of such amount. Notwithstanding the foregoing, the maximum liability of the Stockholders pursuant to this Section 8.02 shall not exceed the product of 275,000 Veeco Shares multiplied by the average of the closing bid prices on NASDAQ for one (1) Veeco Share for the twenty (20) trading days ending on the trading day immediately preceding the Closing Date; provided that the limitations set forth in this Section 8.02 shall not apply to any Stockholder to the extent of Damages arising from fraud on the part of such Stockholder.

    8.03 INDEMNIFICATION BY VEECO. Veeco shall indemnify and hold harmless the Stockholders (the "STOCKHOLDER INDEMNITEES") and shall reimburse the Stockholder Indemnitees for any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Veeco or Acquisition in this Merger Agreement or in any certificate or other document delivered by Veeco or Acquisition pursuant to this Merger Agreement, (b) any failure by Veeco or Acquisition to perform or comply with any agreement to be performed or complied with by Veeco or Acquisition in this Merger Agreement, (c) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by Veeco, or (d) the Stockholder Indemnitees' enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, Veeco shall have no liability under clause (a) of this Section
8.03 until the aggregate amount of all Damages under such Section 8.03(a) exceeds $500,000 and then only for all such Damages in excess of such amount. Notwithstanding the foregoing, the maximum liability of the Stockholders pursuant to this Section 8.03 shall not exceed the product of 275,000 Veeco Shares multiplied by the average of the closing bid prices on NASDAQ for one (1) Veeco Share for the twenty (20) trading days ending on the trading day immediately preceding the Closing Date; provided that the limitations set forth in this Section 8.03 shall not apply to Veeco, to the extent of Damages arising from fraud on the part of Veeco.

    8.04 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under Section 8.02 or 8.03 of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to Article IX hereof.

IX. TERMINATION.

    9.01 TERMINATION EVENTS. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time without prejudice to any other rights or remedies either party may have:

        (a) by mutual written consent, duly authorized by the Boards of Directors of Veeco, Acquisition and the Company;

        (b) by either Veeco and Acquisition or the Company if any Governmental Authority shall have issued an order, decree, injunction or judgment or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable;

        (c) by either Veeco and Acquisition or the Company if the Effective Time shall not have occurred on or before 5:00 p.m., Eastern Time, on September 30, 1997; provided that the right to terminate this Merger Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Merger Agreement has been the cause of, or results in, the failure of the Effective Time to have occurred within such period; or

        (d) by either Veeco and Acquisition or the Company by notice to the other if the satisfaction of any condition to the obligations of the terminating party has been rendered impossible.

    9.02 EFFECT OF TERMINATION. In the event this Merger Agreement is terminated pursuant to Section 9.01, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Article VIII and Section 10.01 shall survive. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

    9.03 AMENDMENT. To the extent permitted by applicable law, this Merger Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company and Veeco, at any time; provided, however, that, following approval by stockholders no amendment shall be made which under the ABCA or the DGCL would require the further approval of the stockholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

X. MISCELLANEOUS.

    10.01 CONFIDENTIALITY. Between the date of this Merger Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in strict confidence, all written, oral or other information obtained from another party in connection with this Merger Agreement or the transactions contemplated hereby, including, without limitation, sources of supply, vendors, customers, costs, pricing practices, trade secrets and other Intellectual Property, salaries and wages, employee benefits, financial information, business plans, budgets, marketing plans and projections and all other proprietary information (collectively, the "CONFIDENTIAL INFORMATION"), unless (i) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby and the other party consents to such disclosure or (ii) the furnishing or use of such information is required by law. If the transactions contemplated by this Merger Agreement are not consummated, each party receiving another party's Confidential Information will return or, at the disclosing party's option, destroy all of such Confidential Information, including, but not limited to, all copies thereof and extracts therefrom and shall not use such Confidential Information in any manner which may be detrimental to the disclosing party or its Affiliates. Notwithstanding the foregoing, the Company may inform employees of the Company as they deem necessary or desirable of the existence of this Merger Agreement.

    10.02 EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Merger Agreement and the transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

    10.03 PUBLIC ANNOUNCEMENTS. Subject to any requirement of applicable law, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of Veeco and the Company. Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the provisions of this Merger Agreement strictly confidential and make no disclosure thereof to any Person, other than such party's respective legal and financial advisors, subject to the requirements of applicable law.

    10.04 SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    10.05 FURTHER ASSURANCES. Each of the parties hereto agrees that it will, from time to time after the date of this Merger Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Merger Agreement.

    10.06 WAIVER. Any provision of this Merger Agreement may be waived at any time by the party which is entitled to the benefits thereof. No such waiver shall be effective unless in writing and signed by the Company and Veeco.

    10.07 ENTIRE AGREEMENT. This Merger Agreement (together with the certificates, agreements, Exhibits, Schedules, instruments and other documents referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, both written and oral, with respect to such subject matter.

    10.08 GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES EXCEPT TO THE EXTENT THAT CERTAIN MATTERS ARE PREEMPTED BY FEDERAL LAW OR ARE GOVERNED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF THE RESPECTIVE PARTIES.

    10.09 ASSIGNMENT. Neither Veeco, Acquisition nor the Company may assign this Merger Agreement to any other Person without the prior written consent of the other parties hereto.

    10.10 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by telecopy (receipt confirmed), (c) on the fifth business day following mailing by registered or certified mail (return receipt requested), or (d) on the next business day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and telecopy numbers (or at such other address or telecopy number for a party as may be specified by like notice):

       If to Veeco or Acquisition:

       Terminal Drive
       Plainview, New York 11803
       Attention: Edward H. Braun,
        Chairman, President and Chief Executive Officer
       Telephone: (516) 349-8300
       Telecopy: (516) 349-9079

       With a copy to:

       Kaye, Scholer, Fierman, Hays & Handler, LLP
       425 Park Avenue
       New York, New York 10022
       Attention: Rory A. Greiss, Esq.
       Telephone: (212) 836-8261
       Telecopy: (212) 836-7152

       If to the Company:

       2650 East Elvira Road
       Tucson, Arizona 85706
       Attention: James C. Wyant, President
       Telephone: (520) 741-1044
       Telecopy: (520) 294-1799

       With a copy to:

       Morrison & Foerster LLP
       755 Page Mill Road
       Palo Alto, California 94304
       Attention: Michael C. Phillips, Esq.
       Telephone: (415) 813-5620
       Telecopy: (415) 494-0792

    10.11 HEADINGS. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

    10.12 COUNTERPARTS. This Merger Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    10.13 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Merger Agreement are incorporated by reference herein and are made a part hereof as if they were fully set forth herein.

    10.14 SEVERABILITY. The invalidity of any term or terms of this Merger Agreement shall not affect any other term of this Merger Agreement, which shall remain in full force and effect.

    10.15 NO THIRD-PARTY BENEFICIARIES. There are no third party beneficiaries of this Merger Agreement or of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon any one other than the parties hereto (and their permitted successors and assigns) any right to insist upon or to enforce the performance of any of the obligations contained herein.

    10.16 TIME OF THE ESSENCE. Time is of the essence with respect to the obligations of the parties hereunder.

    IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

                                VEECO INSTRUMENTS INC.

                                By:  /s/ EDWARD H. BRAUN
                                     -----------------------------------------
                                     Name:  Edward H. Braun
                                     Title:   Chairman, Chief Executive Officer
                                              and President
                                VEECO ACQUISITION CORP.

                                By:  /s/ EDWARD H. BRAUN
                                     -----------------------------------------
                                     Name:  Edward H. Braun
                                     Title:   President

                                WYKO CORPORATION

                                By:  /s/ JAMES C. WYANT
                                     -----------------------------------------
                                     Name:  James C. Wyant
                                     Title:   President

                                By:  /s/ ESTHER J. DAVENPORT
                                     -----------------------------------------
                                     Name:  Esther J. Davenport
                                     Title:   Executive Vice President

                                /s/ JOHN B. HAYES
                                ---------------------------------------------
                                John B. Hayes

                                /s/ JAMES C. WYANT
                                ---------------------------------------------
                                James C. Wyant

                                /s/ LOUISE WYANT
                                ---------------------------------------------
                                Louise Wyant

                                /s/ ESTHER J. DAVENPORT
                                ---------------------------------------------
                                Esther J. Davenport

                                /s/ ROBERTO CONSTANTAKIS
                                ---------------------------------------------
                                Roberto Constantakis

                                                                     EXHIBIT A-1

                        ARTICLES OF AMENDMENT AND MERGER
                                       OF
                                WYKO CORPORATION
                                      AND
                            VEECO ACQUISITION CORP.

To the Arizona Corporation Commission:

    Pursuant to the provisions of the Arizona Business Corporation Act governing the merger of one or more domestic corporations with a foreign corporation, the undersigned does hereby adopt the following Articles of Amendment and Merger:

    FIRST: The names of the corporations party to the merger are Wyko Corporation (the "Company"), an Arizona corporation, and Veeco Acquisition Corp. ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Veeco Instruments Inc., a Delaware corporation ("Veeco").

    SECOND:  Annexed hereto and made a part hereof is the Agreement and Plan of
Merger (the "Agreement and Plan of Merger"), dated April       , 1997, among
Veeco, Acquisition and the Company and the Company's securityholders, as approved by resolution of the Board of Directors of each said corporation.

    THIRD: The name of the surviving corporation (the "Surviving Corporation") is Wyko Corporation. The address of the place of business of the Surviving Corporation is 2650 East Elvira Road, Tucson, Arizona, 85706.

    FOURTH:  The name of the statutory agent of the Surviving Corporation is
            , and its address is             .

    FIFTH: The Certificate of Incorporation of Acquisition shall constitute the Certificate of Incorporation of the Surviving Corporation. An amendment to
Article 1 of the Certificate of Incorporation of Acquisition shall be effected by the merger such that Article 1 shall read in its entirety as follows:

               "The name of the corporation is Wyko Corporation."

    SIXTH: The number of shares of the Company which were outstanding at the time of the approval of the Agreement and Plan of Merger by its shareholders was 281,250 Class A Common Stock, all of which were entitled to vote on such Agreement. All 281,250 shares of Class A Common Stock were voted in favor of the Agreement and Plan of Merger.

    SEVENTH: The number of shares of Acquisition which were outstanding at the time of the approval of the Agreement and Plan of Merger by its sole shareholder was 100, all of which are of one class of common stock and are entitled to vote on such Agreement. All 100 shares were voted in favor of the Agreement and Plan of Merger.

Executed on this    day of            , 1997.

                                                SURVIVING CORPORATION:

                                                By:        ---------------------------------------
                                                           Name:
                                                           Title:

                                    A-A-1-1

                                                                     EXHIBIT A-2

                             CERTIFICATE OF MERGER

                                       OF

                            VEECO ACQUISITION CORP.
                          ----------------------------

                            (a Delaware corporation)

                                      INTO

                                WYKO CORPORATION
                            ------------------------

                            (an Arizona corporation)

                         Pursuant to Section 252 of the

                General Corporation Law of the State of Delaware

      -------------------------------------------------------------------

    The undersigned corporation hereby certifies as follows:

    1. The names of the constituent corporations are Veeco Acquisition Corp., a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of Veeco Instruments Inc., a Delaware corporation ("Veeco"), and Wyko Corporation, an Arizona corporation (the "Company").

    2. The Agreement and Plan of Merger (the "Agreement and Plan of Merger") among Veeco, Acquisition and the Company and its securityholders has been approved, adopted, certified, executed and acknowledged by Acquisition and the Company in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

    3. The name of the surviving corporation (the "Surviving Corporation") is Wyko Corporation.

    4. The Certificate of Incorporation of Acquisition shall constitute the Certificate of Incorporation of the Surviving Corporation. An amendment to
Article 1 of the Certificate of Incorporation of Acquisition shall be effected by the merger such that Article 1 shall read in its entirety as follows:

              "The name of the corporation is Wyko Corporation."

    5. The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation located at 2650 East Elvira Road, Tucson, Arizona, 85706. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, without cost, to any stockholder of Acquisition or the Company who sends a written request therefor to the Surviving Corporation at its address set forth in the preceding sentence.

Dated:       , 1997

                                          SURVIVING CORPORATION:

                                          By:
              ------------------------------------------------------------------
                                             Name:
                                             Title:

                                    A-A-2-1

                                                                       EXHIBIT B

          NOTICE OF NON U.S. REAL PROPERTY HOLDING CORPORATION STATUS
              PURSUANT TO TREASURY REGULATION SECTION 1.897(H) AND
                      CERTIFICATION OF NON-FOREIGN STATUS

    Pursuant to an Agreement and Plan of Merger, dated as of April   , 1997,
among Veeco Instruments Inc., a Delaware corporation ("Acquiror"), Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Sub"), and Wyko Corporation, an Arizona corporation ("Target"), and Wyko's securityholders, Sub shall be merged with and into Target, and Target shall become a wholly-owned subsidiary of Acquiror. In completing such merger, Acquiror and/or Sub shall receive shares of Target common stock ("Common Stock") in exchange for the merger consideration provided for in such Agreement and Plan of Merger.

    Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. Real Property Interest (as defined below) must withhold tax if the transferor is a U.S. person. In order to confirm that neither Acquiror nor Sub, as transferees, are required to withhold tax upon the receipt of Target Common Stock in exchange for the merger consideration, the undersigned, in his capacity as President of Target, hereby certifies as follows:
    1. The Common Stock of Target to be received by Acquiror and/or Sub pursuant to the merger does not constitute a U.S. Real Property Interest, as that term is defined in Section 897(c)(1)(A)(ii) of the Code;
    2. The determination in Paragraph 1, above, is based on a determination by Target that Target is not and has not been a U.S. Real Property Holding Corporation, as that term is defined in Section 897(c)(2) of the Code, during the five-year period preceding the date of this Notice, as indicated below;
    3. Target is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations);
    4. Target's U.S. employer identification number is       ; and
    5. Target's office address is 2650 East Elvira Road, Tucson, Arizona 85706.

    This Notice is made in accordance with the requirements of Treasury Regulation Section 1.897-2(h). Target understands that any false statement contained herein could be punished by fine, imprisonment, or both.

    Under penalties of perjury, I declare that I have examined this Notice and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Target.

                                             WYKO CORPORATION

Dated:           , 1997                      By:
                                                        ------------------------------------------
                                                        Name:
                                                        Title: President

                                     A-B-1

                     NOTICE TO THE INTERNAL REVENUE SERVICE

    This Notice is being provided by Wyko Corporation, an Arizona corporation ("Target"), pursuant to the requirements of Treasury Regulation Section 1.897-2(h)(2).

    Target is located at 2650 East Elvira Road, Tucson, Arizona 85706. Target's
Taxpayer Identification Number is       .

    The attached Certificate of Non U.S. Real Property Holding Corporation Status was not requested by a foreign interest holder. Such Certificate was requested by Veeco Instruments Inc., a Delaware corporation ("Acquiror") and Veeco Acquisition Corp., a Delaware corporation ("Merger Sub"), the transferees of the stock of Target. Acquiror and Merger Sub are located at Terminal Drive,
Plainview, New York 11803. Acquiror's Taxpayer Identification Number is       .

    The interests in question, shares of Target common stock to be received by Acquiror and Merger Sub pursuant to an Agreement and Plan of Merger, are not U.S. Real Property Interests.

    Under penalties of perjury, I declare that I have examined this Notice and the attachment hereto and to the best of my knowledge and belief they are true, correct and complete, and I further declare that I have authority to sign this document on behalf of Target.

                                             WYKO CORPORATION

Dated:      , 1997                           By:
                                                        ------------------------------------------
                                                        Name:
                                                        Title:

                                     A-B-2

                        [Letterhead of Wyko Corporation]

Veeco Instruments Inc.

Terminal Drive

Plainview, New York 11803

Attn: Edward H. Braun, Chairman, President and CEO

Dear Mr. Braun:

    Pursuant to Section 5.14 of the Agreement and Plan of Merger, dated as of
April   , 1997, among Veeco Instruments Inc., a Delaware corporation ("Veeco"),
Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Veeco ("Acquisition"), and Wyko Corporation, an Arizona corporation (the "Company"), and Wyko's securityholders, the Company hereby authorizes Veeco to deliver the attached form of notice to the Internal Revenue Service on behalf of the Company upon the Closing of the Merger.

    Capitalized terms not defined in this letter have the same meaning as set forth in the above referenced Agreement and Plan of Merger.

                                                Very truly yours,
                                                WYKO CORPORATION

                                                By:
                                                           ---------------------------------------
                                                           James C. Wyant
                                                           PRESIDENT

                                     A-B-3

                                                                     EXHIBIT C-1

                              AFFILIATES AGREEMENT

    THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of
the       day of April, 1997 between Veeco Instruments Inc., a Delaware corporation ("Acquiror"), and the undersigned shareholder (the "Shareholder") of Wyko Corporation, an Arizona corporation ("Target").

                                    RECITALS

    A. Target, Acquiror and Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), have entered into an
Agreement and Plan of Merger, dated April       , 1997 (the "Merger Agreement"),
pursuant to which Merger Sub will be merged into Target (the "Merger"), and Target will become a wholly-owned subsidiary of Acquiror.

    B. Upon the consummation of the Merger and in connection therewith, the undersigned Shareholder will become the owner of shares of common stock, $.01 par value per share, of Acquiror (the "Acquiror Shares").

    C. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Releases No. 130, 135 and 146 and Staff Accounting Bulletins Topic Two.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

    1. The undersigned Shareholder hereby agrees that:

        (a) The undersigned Shareholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Target within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC") ("Release No. 130").

        (b) The undersigned Shareholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and Target after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of Target and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable and to notify the undersigned Shareholder promptly upon making such filing or publication. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger as determined in Acquiror's reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof (including any disposition, within such period, of Shareholder's shares of Target Common Stock).

        (c) The undersigned Shareholder has, and as of the Effective Time of the Merger will have, no present plan or intent (a "Plan") to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, a "Sale") with respect to more than fifty percent (50%) of the shares of Acquiror Common Stock to be acquired by the undersigned Shareholder upon consummation of the Merger. The undersigned Shareholder is not

                                    A-C-1-1
    aware of, or participating in, any Plan on the part of Target's shareholders to engage in Sales of the shares of Acquiror Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Target Common Stock immediately prior to the Merger. A Sale of Acquiror Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger Agreement (a "Related Transaction"). In addition, shares of Target Common Stock (i) exchanged for cash in lieu of fractional shares of Acquiror Common Stock and (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been shares of outstanding Target Common Stock that were exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Plan. If any of the undersigned Shareholder's representations in this subsection (c) ceases to be true at any time prior to the Effective Time of the Merger, the undersigned Shareholder shall deliver to each of Target and Acquiror, prior to the Effective Time of the Merger, a written statement to that effect. Except as otherwise set forth in Appendix A, the undersigned Shareholder has not engaged in a sale of any shares of Target
    Common Stock since       . The undersigned Shareholder understands and
    acknowledges that Target, Acquiror and their respective shareholders, as well as legal counsel to Target and Acquiror, are entitled to rely on (i) the truth and accuracy of the undersigned Shareholder's representations contained therein and (ii) the undersigned Shareholder's performance of the obligations set forth herein.

    (d) Subject to paragraphs (b) and (c) of this Section 1, the undersigned Shareholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time the time period set forth in paragraph (b) of this Section 1 has expired and either:

        (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

        (ii) counsel representing the undersigned Shareholder, satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's counsel, and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

       (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

        (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Shareholder (sought by the undersigned Shareholder or counsel to the undersigned Shareholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

    (e) All certificates representing the Acquiror Shares deliverable to the undersigned Shareholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred, bear a legend substantially as follows:

       "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in

                                    A-C-1-2
       that certain Affiliates Agreement, dated as of April   , 1997,
       between Acquiror and            , a copy of which Affiliates
       Agreement may be inspected by the holder of this certificate at the offices of Acquiror, or Acquiror will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Acquiror Shares but not as to the certificates for any part of the Acquiror Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph (d) of this Section 1 shall have occurred.

    (f) The undersigned Shareholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

    (g) The undersigned Shareholder undertakes and agrees to indemnify and hold harmless Acquiror, Target, and each of their respective current and future officers and directors and each person, if any, who now or hereafter controls or may control Acquiror or Target within the meaning of the Securities Act (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made by the undersigned Shareholder in subsection (b), (c), (d) or (f) of this Section 1, or caused by or attributable to the undersigned Shareholder, or the undersigned Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of the undersigned Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition of any of the Acquiror Shares by or on behalf of the undersigned Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that the undersigned Shareholder may otherwise have to the Indemnified Persons.

    (h) Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Affiliates Agreement, such Indemnified Person shall submit notice thereof to the undersigned Shareholder. The omission by the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the undersigned Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have otherwise than hereunder. The Indemnified Persons and the undersigned Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

    2. REPORTS. From and after the Effective Time of the Merger and for so long as necessary in order to permit the undersigned Shareholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Shareholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

    3. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.

                                    A-C-1-3

    4. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

    (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

    (b) If to Acquiror, Target or the other Indemnified Persons:

           Veeco Instruments Inc.
           Terminal Drive
           Plainview, New York 11803
           Attention: Chairman, President and Chief Executive Officer Facsimile No.: (516) 349-9079
           Telephone No.: (516) 349-8300

       with a copy (which shall not constitute notice) to:

           Kaye, Scholer, Fierman, Hays & Handler, LLP
           425 Park Avenue
           New York, New York 10022
           Attention: Rory Greiss, Esq.
           Facsimile No.: (212) 836-7152
           Telephone No.: (212) 836-8261

       and

           Wyko Corporation
           2650 East Elvira Road
           Tucson, Arizona 85706
           Attention: James C. Wyant
           Facsimile No.: (520) 294-1799
           Telephone No.: (520) 741-1044

       with a copy (which shall not constitute notice) to:

           Morrison & Foerster LLP
           755 Page Mill Road
           Palo Alto, CA 94304-1018
           Attention: Michael Phillips, Esq.
           Facsimile No.: (415) 494-0792
           Telephone No.: (415) 813-5600

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

    5. COUNTERPARTS. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    6. SUCCESSORS AND ASSIGNS. This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Affiliates Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                                    A-C-1-4

    7. GOVERNING LAW. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

    8. EFFECTIVENESS; SEVERABILITY. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

    9. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Affiliates Agreement.

    10. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

    IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.

ACQUIROR                                               SHAREHOLDER

By:
           -----------------------------------------   ------------------------------------------
           Edward H. Braun                             (Signature)
           Chairman, President and
           Chief Executive Officer                     ------------------------------------------
                                                       (Print Name)

                                                       ------------------------------------------
                                                       (Print Address)

                                                       ------------------------------------------
                                                       (Print Telephone Number)

                                    A-C-1-5

                                                                     EXHIBIT C-2

                              AFFILIATES AGREEMENT

    THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of
the       day of April, 1997 between Veeco Instruments Inc., a Delaware corporation ("Acquiror"), and the undersigned holder (the "Shareholder") of shares of common stock, $.01 par value per share (the "Acquiror Shares"), of Acquiror.

                                    RECITALS

    A. Wyko Corporation, an Arizona corporation ("Target"), Acquiror and Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Merger,
dated April       , 1997 (the "Merger Agreement"), pursuant to which Merger Sub will be merged into Target (the "Merger"), and Target will become a wholly-owned subsidiary of Acquiror.

    B. The parties to the Merger Agreement intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Accounting Series Releases No. 130, 135 and 146 and Staff Accounting Bulletins Topic Two.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

    1. The undersigned Shareholder hereby agrees that:

        (a) The undersigned Shareholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Acquiror within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC") ("Release No. 130").

        (b) The undersigned Shareholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Acquiror and Target after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of Target and Acquiror. Acquiror agrees to make such filing or publication as soon as practicable and to notify the undersigned Shareholder promptly upon making such filing or publication. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Shareholder's risk relative to the Acquiror Shares or any part thereof.

        (c) The undersigned Shareholder undertakes and agrees to indemnify and hold harmless Acquiror, Target and each of their respective current and future officers and directors and each person, if any, who now or hereafter controls or may control Acquiror or Target within the meaning of the Securities Act (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made by the undersigned Shareholder in subsection (b) of this Section 1, or caused by or attributable to the undersigned Shareholder, or the undersigned Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the

                                    A-C-2-1
    instruction of or with the knowledge of the undersigned Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition of any of the Acquiror Shares by or on behalf of the undersigned Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that the undersigned Shareholder may otherwise have to the Indemnified Persons.

        (d) Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Affiliates Agreement, such Indemnified Person shall submit notice thereof to the undersigned Shareholder. The omission by the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the undersigned Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify the undersigned Shareholder of any such Claim shall not relieve the undersigned Shareholder from any liability the undersigned Shareholder may have otherwise than hereunder. The Indemnified Persons and the undersigned Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

    2. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.

    3. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

        (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

        (b) If to Acquiror, Target or the other Indemnified Persons:

           Veeco Instruments Inc.
           Terminal Drive
           Plainview, New York 11803
           Attention: Chairman, President and Chief Executive Officer
           Fax: (516) 349-9079
           Tel: (516) 349-8300

           with a copy (which shall not constitute notice) to:

           Kaye, Scholer, Fierman, Hays & Handler, LLP
           425 Park Avenue
           New York, New York 10022
           Attention: Rory Greiss, Esq.
           Fax: (212) 836-7152
           Tel: (212) 836-8261

           and

           Wyko Corporation
           2650 East Elvira Road
           Tucson, Arizona 85706
           Attention: James C. Wyant
           Fax: (520) 741-1799
           Tel: (520) 741-1044

                                    A-C-2-2
           with a copy (which shall not constitute notice) to:

           Morrison & Foerster LLP
           755 Page Mill Road
           Palo Alto, California 94304-1018
           Attention: Michael Phillips, Esq.
           Fax: (415) 494-0792
           Tel: (415) 813-5600

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

    4. COUNTERPARTS. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    5. SUCCESSORS AND ASSIGNS. This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Affiliates Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successor and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

    6. GOVERNING LAW. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

    7. EFFECTIVENESS; SEVERABILITY. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

    8. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Affiliates Agreement.

    9. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

    IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.

ACQUIROR                                                SHAREHOLDER

By:        ------------------------------------------   ------------------------------------------
           Edward H. Braun                              (Signature)
           Chairman, President and
           Chief Executive Officer                      ------------------------------------------
                                                        (Print Name)

                                                        ------------------------------------------
                                                        (Print Address)

                                                        ------------------------------------------
                                                        (Print Telephone Number)

                                    A-C-2-3

                                                                       EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

    REGISTRATION RIGHTS AGREEMENT, dated as of             , 1997, between Veeco
Instruments Inc., a Delaware corporation (the "Company"), and John Hayes and James C. Wyant (collectively, the "Shareholders").

    WHEREAS, the Company, Veeco Acquisition Corp., a Delaware corporation ("Acquisition"), Wyko Corporation ("Wyko"), the Shareholders and certain holders of options to purchase shares of common stock of Wyko have entered into an
Agreement and Plan of Merger dated as of April       , 1997 (the "Merger
Agreement"), pursuant to which Acquisition, a wholly-owned subsidiary of the Company, will be merged with and into Wyko, and Wyko will become a wholly-owned subsidiary of the Company (the "Merger"); and

    WHEREAS, pursuant to the terms of the Merger, the Shareholders' shares of common stock, par value $.01 per share of Wyko, will be converted into the right to receive shares of the Company's common stock; and

    WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company has agreed to provide the Shareholders with certain registration rights as set forth herein.

    NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                              CERTAIN DEFINITIONS

    The following terms, as used in this Agreement, have the following respective meanings:

    "PERSON" means any natural person, corporation, limited partnership, general partnership, a limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

    "REGISTRABLE SECURITIES" means (i) all or any Shares received by the Shareholders in connection with the Merger (all such Shares, the "Merger Shares"), and (ii) any Shares issued as a dividend or distribution or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Merger Shares.

    "SHARES" means the Company's Common Stock, par value $.01 per share.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

                                  ARTICLE II.

                              REGISTRATION RIGHTS

    2.01 DEMAND REGISTRATION. (a) If on any occasion after the first anniversary of the date hereof one or more of the Shareholders notifies the Company in writing that he or they wish to offer or cause to be offered for public sale a portion of the Registrable Securities at least equal to 25% of any and all Registrable Securities held at such time by all of the Shareholders, the Company will so notify all Shareholders holding Registrable Securities. Upon written request (the "Shareholder Request") of any Shareholder given within 30 days after the receipt by such Shareholder from the Company of such notification, the Company, subject to its obligations under the Registration Rights Agreement, dated as of

                                     A-D-1

December 6, 1994 (the "Prior Registration Rights Agreement"), agrees promptly to prepare and file a registration statement with the Securities and Exchange Commission (the "Commission") to register under the Securities Act all Registrable Securities requested to be registered by the requesting Shareholders and to use its best efforts to have such registration statement declared effective as promptly as practicable (but in any event within 90 days after receipt of the Shareholder Request) as would permit or facilitate the sale and distribution of such Shareholder's Registrable Securities as are specified in such Shareholder Request. The Company shall not be required to effect more than one registration pursuant to this Section 2.1.

    (b) A Shareholder Request shall state the number of Registrable Securities requested to be registered and the intended method of disposition thereof. Promptly upon receipt of any Shareholder Request, the Company will send a notice to all other holders of Registrable Securities, together with a copy of the Shareholder Request and notice of such public offering. Such other holders may elect to participate in the registration by notice to the Company given within 30 days following the date of the Company's notice of request for registration.

    2.02 INCIDENTAL REGISTRATION. (a) If at any time after the date hereof the Company proposes to register any equity securities under the Securities Act for sale to the public (other than pursuant to a registration statement on Form S-4 or Form S-8 (or any successor forms) or any other forms not available for registering Registrable Securities for sale to the public), either for the Company's account or for the account of others, the Company shall, not less than 30 nor more than 90 days prior to the proposed date of filing a registration statement under the Securities Act, give written notice to all holders of Registrable Securities of its intention to do so. Upon the written request of any holder of Registrable Securities given within 30 days after transmittal by the Company of such notice, the Company, subject to its obligations under the Prior Registration Rights Agreement, will use its best efforts to cause the Registrable Securities requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 2.2(a) shall state the number of Registrable Securities requested to be registered and the intended method of disposition thereof. The rights granted in this Section 2.2(a) shall apply in each case where the Company proposes to register equity securities regardless of whether such rights may have been exercised previously.

    (b) Nothing in this Agreement shall be deemed to require the Company to proceed with any registration of its securities pursuant to Section 2.2 after giving the notice provided in paragraph (a) above.

    2.03 SHELF REGISTRATION. (a) At any time after January 1, 1998, a Shareholder may submit a written request to the Company (in the manner provided in Section 2.1(a)) requesting that, promptly after the expiration of the time period set forth in Section 8.01 of the Merger Agreement, the Company file with the Commission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of up to 1,500,000 Registrable Securities, as requested by the Shareholder(s) (collectively, the "Shelf Registration"), and, subject to the provisions hereof, the Company shall use its best efforts to comply with such request. The Shelf Registration shall be on an appropriate form and the Shelf Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as the Shareholder(s) may from time to time notify the Company, including the sale of some or all of the up to 1,500,000 Registrable Securities in a public offering or, if requested by the Shareholder(s), subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, in a transaction constituting (i) a private placement under Section 3(b) or 4(2) of the Securities Act or (ii) under Rule 144A under the Securities Act in connection with which the Company undertakes to register such shares after the conclusion of such placement to permit such shares freely to be tradeable by the purchasers thereof. The Company shall use its best efforts to keep the Shelf Registration continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the first to occur of (1) ninety (90) days thereafter and (2) on the first date that all such Registrable Securities have been sold. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by the Shareholder or an underwriter of Registrable Securities, including to reflect any specific plan of

                                     A-D-2
distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

    (b) Notwithstanding the provisions of the first sentence of Section 2.3(a) hereof, the Company shall not be permitted to effect a Registration Statement on Form S-4 without first having used its best efforts to effect a registration relating to the Shelf Registration referred to in such Section 2.3(a).

    2.04  LIMITATION ON REGISTRATION REQUIREMENT.  (a) Except as provided in
Section 2.3(b) hereof, the Company shall have the right to postpone for up to 75 days any registration required pursuant to Section 2.1 or Section 2.3 hereof if the Company determines in good faith (and so certifies to the Shareholders) that the filing of such registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction (provided, however, that the Company may not exercise its right to so delay a registration pursuant to
Section 2.1 or Section 2.3 hereof more than once in any twelve-month period).

    (b) Except as provided in Section 2.3(b) hereof, the Company shall not be obligated or required to effect any registration pursuant to Section 2.1(a) or
Section 2.3(a) hereof during the period commencing on the date falling thirty
(30) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, any registration statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the Shareholder Request shall have been received by the Company after the Company shall have advised holders of Registrable Securities that the Company is contemplating commencing an underwritten registration initiated by the Company (or, in the case of a Shareholder Request pursuant to Section 2.3 hereof, if the Company shall advise such holders of such intention prior to the expiration of the time period set forth in Section 8.01 of the Merger Agreement); PROVIDED, HOWEVER, that the Company will use reasonable efforts to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

    2.05 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Article II to use its best efforts to effect the registration of any securities under the Securities Act, the Company will within the time periods provided herein:

        (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and the date which is ninety (90) days after the date of initial effectiveness of such registration statement and not file any amendment or supplement to such registration statement or prospectus to which the Shareholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at the earliest practicable date;

        (c) furnish to each seller and to each duly authorized underwriter of each seller such number of authorized copies of a prospectus, including copies of a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                                     A-D-3

        (d) use its best efforts to register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

        (e) before filing the registration statement or prospectus or amendments or supplements thereto or any other documents related thereto, furnish to counsel selected by the holders of Registrable Securities included in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the reasonable approval of such counsel;

        (f) furnish, at the request of any seller, (1) to the underwriters, on the date that such seller's securities are delivered to the underwriters for sale pursuant to such registration, an opinion of the independent counsel representing the Company for the purposes of such registration addressed to such underwriters and to such seller, in such form and content as the underwriters and such seller may reasonably request, or (2) if such securities are not being sold through underwriters, then to the sellers, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration in such form and content as such seller may reasonably request; and in the case of clauses (1) and (2) above, a letter dated such date, from the independent certified public accountants of the Company addressed to the underwriters, if any, and if such securities are not being sold through underwriters, then to the sellers and, if such accountants refuse to deliver such letter to such sellers, then to the Company, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and covering such other matters as are customarily covered in accountant's "comfort" letters;

        (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities;

        (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

        (i) notify the Shareholders, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Shareholders properly prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

        (j) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of Registrable Securities is then listed; and

                                     A-D-4

        (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full calendar month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

    2.06 EXPENSES. All expenses incurred in effecting the registrations provided for in this Article II (excluding underwriters' discounts and commissions which shall be borne pro rata by those holders for whom Registrable Securities are being registered and, other than as provided at the end of this
Section 2.6, fees of counsel to the holders of Registrable Securities), including without limitation all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc. and any securities exchange), printing expenses, fees and disbursements of counsel for the Company, fees of the Company's independent auditors and accountants, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to subsection 2.4(d) hereof, shall be paid by the Company, and the Company shall pay the fees and disbursements of one counsel reasonably satisfactory to the Company for the holders of Registrable Securities for performance of the normal and customary functions of counsel for selling shareholders in each registration provided for in this Article II.

    2.07 MARKETING RESTRICTIONS. (a) If (i) any holder of Registrable Securities wishes to register any Registrable Securities in a registration made pursuant to Section 2.1, 2.2 or 2.3 hereof, (ii) the offering proposed to be made by such holder or holders is to be an underwritten public offering, (iii) the Company or one or more holders of securities other than Registrable Securities to whom the Company has granted registration rights wish to register securities in such registration and (iv) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed in such offering at a price which such holders of Registrable Securities are prepared to sell and without materially and adversely affecting such offering; then the rights of holders of Registrable Securities, the Company and the holders of other securities with registration rights to participate in such offering shall be in the following order of priority:

        FIRST: Subject to the rights of the holders of Registrable Securities (as defined in the Prior Registration Rights Agreement), the holders of Registrable Securities requesting registration shall be entitled to participate in proportion to the number of Registrable Securities so requested to be registered by each such holder; and then

        SECOND: The Company and all holders of securities other than Registrable Securities having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by the Company and each such holder;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by the Company in a transaction which would require registration under the Securities Act (including any additional offering which is to be registered pursuant to Section 2.1) until the expiration of 180 days after the effective date of the registration statement requested pursuant to this Article II or such shorter period as may be acceptable to the holders of Registrable Securities participating in such underwritten offering.

    (b) If (i) any holder of Registrable Securities requests registration of Registrable Securities under Section 2.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such

                                     A-D-5
securities and without materially and adversely affecting such offering; then the rights of the Company and the holders of Registrable Securities and other securities having the right to include such securities in such registration to participate in such offering shall be in the following order of priority:

        FIRST: The Company shall be entitled to participate in accordance with the number of securities requested to be registered by the Company; and then

        SECOND: Subject to the rights of the holders of Registrable Securities (as defined in the Prior Registration Rights Agreement), all holders of securities, including holders of Registrable Securities, having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by each such holder;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by the holders of Registrable Securities in a transaction which would require registration under the Securities Act (including any additional offering which is to be registered pursuant to Section 2.1) until the expiration of 180 days after the effective date of the registration statement in which Registrable Securities were included pursuant to Section 2.2 or such shorter period as may be acceptable to the Company.

    2.08 TIME LIMITATIONS; TERMINATION OF RIGHTS. Notwithstanding the foregoing provisions of this Article II, the rights to registration shall terminate as to any particular Registrable Securities when (i) such Registrable Securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) such Registrable Securities shall have been sold in compliance with Rule 144 promulgated under the Securities Act or (iii) written opinions from counsel reasonably acceptable to the Company and the Shareholders, to the effect that such Registrable Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales, shall have been received from either counsel to the Company or counsel to the holders thereof.

    2.09 COMPLIANCE WITH RULE 144. At the request of any holder of Registrable Securities who proposes to sell Registrable Securities in compliance with Rule 144 promulgated under the Securities Act, assuming that at such time the provisions of such Rule are applicable to such holder and, in the event such holder is or could be deemed to be an "affiliate" of the Company within the meaning of the Securities Act, and the Company is then required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall (a) forthwith furnish to such holder a written statement as to its compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time, and (b) make such additional filings of reports with the Commission as will enable the holders to make sales of Registrable Securities pursuant to such Rule. At all times during which this Agreement is effective, the Company shall file with the Commission and, if applicable, The NASDAQ Stock Market, Inc. ("NASDAQ"), in a timely manner, all reports and other documents required to be filed by the Company, (i) with the Commission pursuant to the Exchange Act, and
(ii) with NASDAQ pursuant to its rules and regulations.

    2.10 COMPANY'S INDEMNIFICATION. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Article II, the Company hereby agrees to execute an agreement with any underwriter participating in the offering thereof containing such underwriter's standard representations and indemnification provisions and to indemnify and hold harmless each holder disposing of Registrable Securities, each Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including each underwriter and each Person who controls such underwriter) who participates in the offering of Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which such holder, controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any

                                     A-D-6
material fact contained in any registration statement under which the Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder, controlling person and participating person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any case to any such holder, controlling person or participating person to the extent that any loss, claim, damage or liability results from any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof or controlling or participating person, as the case may be, specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholders or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholders and the expiration or termination of this Agreement.

    2.11 INDEMNIFICATION BY HOLDER. As a condition of the Company's obligation under this Article II to effect any registration under the Securities Act, there shall be delivered to the Company an agreement or agreements duly executed by each holder for whom Registrable Securities are to be so registered, whereby such holder agrees to indemnify and hold harmless (in the same manner as set forth in Section 2.09 above) the Company, each person referred to in clause (1),
(2) or (3) of Section 11(a) of the Securities Act in respect of the registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Securities are to be registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder specifically for use in the preparation thereof; PROVIDED, HOWEVER, that the indemnification obligations of each such holder shall be limited to the net proceeds received by such holder from the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholders and the expiration or termination of this Agreement.

    (b) At the request of the managing underwriter in connection with any underwritten offering of the Company's securities, each holder for whom Registrable Securities are being registered shall enter into an indemnity agreement in customary form with such underwriter.

                                     A-D-7

    2.12  CONTRIBUTION.  If the indemnification provided for in Section 2.9 or
2.10 from the indemnifying party is unavailable to an indemnified party hereunder, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

    2.13 NOTIFICATION OF AND PARTICIPATION IN ACTIONS. Promptly after receipt by an indemnified party under this Article II of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Article, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Article for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the

                                     A-D-8
exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to
Section 2.7 hereof.

    2.14 UNDERWRITING REQUIREMENTS. (a) In the event of an underwritten offering of the Company's securities, each holder for whom Registerable Securities are being registered pursuant to Section 2.1, Section 2.2 or Section
2.3 hereof shall, as a condition to inclusion of such Registrable Securities in such registration, execute and deliver to the underwriter an underwriting agreement in customary form. The underwriters shall be selected (i) by the holders of Registrable Securities, in the case of a registration pursuant to
Section 2.1 or Section 2.3 (which underwriters shall be acceptable to the Company) or (ii) by the Company, in the case of a registration pursuant to
Section 2.2.

    (b) At the request of the managing underwriter in connection with any underwritten offering of the Company's securities, the holders for whom Registrable Securities are being registered shall enter into customary "lock-up" agreements pursuant to which each such holder will agree to not effect any sale or distribution of Registrable Securities for a period of no more than 180 days beginning on the effective date of any such registration (except as part of such registration).

    2.15 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article II that the holders furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                                  ARTICLE III.

BENEFITS OF AGREEMENT

    3.01 PERMITTED TRANSFERS. The registration rights granted herein may only be transferred to a transferee who acquires Registrable Securities from any Shareholder that is (i) the spouse or member of the immediate family of a Shareholder; (ii) a trust for the benefit of a Shareholder or any member of such Shareholder's immediate family; or (iii) a corporation, partnership or other entity the only owners of which are one or more Shareholders and members of their immediate families; provided that any transferring Shareholder gives written notice at the time of such transfer to the Company stating the name and address of the transferee and identifying the Registrable Securities so transferred, accompanied by a signature page to this Agreement pursuant to which such transferee agrees to be bound by the terms and conditions hereof.

                                  ARTICLE IV.

MISCELLANEOUS

    4.01 NO INCONSISTENT AGREEMENTS. The Company will not, at any time after the effective date of this Agreement, enter into, and is not now a party to or otherwise bound by, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by the Company pursuant to this Agreement.

    4.02 NO OTHER GRANT OF REGISTRATION RIGHTS. The Company will not at any time grant to any other persons any rights with respect to the registration of any securities of the Company which have priority over or are inconsistent with the registration rights granted by the Company pursuant to this Agreement.

                                     A-D-9

    4.03 NOTICES. Notices and other communications provided for herein shall be in writing and shall be given in the manner and with the effect provided in the Merger Agreement. Such notices and communications shall be addressed if to a holder of Registrable Securities, to its address as shown on the transfer records of the Company, unless such holder shall notify the Company that notices and communications should be sent to a different address (or facsimile number), in which case notices and communications shall be sent to the address (or such facsimile number) specified by such holder.

    4.04 WAIVERS; AMENDMENTS. No failure or delay of any holder of Registrable Securities in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of such holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived only by an agreement in writing and any such waiver shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no amendment, modification or waiver of any provision of this Agreement shall be effective against a holder of Registrable Securities unless (a) agreed to in writing by such holder or (b) agreed to in writing by such holder's predecessor in interest and notation thereof is set forth on the certificate evidencing such holder's Registrable Securities as the case may be. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

    4.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

    4.06 COVENANTS TO BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

    4.07 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    4.08 SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

    4.09 EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

    4.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                                     A-D-10

    IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed, all as of the day and year above written.

                                VEECO INSTRUMENTS INC.

                                By:  -----------------------------------------
                                     Name:
                                     Title:

                                 ---------------------------------------------
                                                 John B. Hayes

                                 ---------------------------------------------
                                                James C. Wyant

                                 ---------------------------------------------
                                                 Louise Wyant

                                     A-D-11

                                                                      Appendix B

                [Montgomery Securities Letterhead]

June 4, 1997

Board of Directors
Veeco Instruments Inc.
Terminal Drive
Plainview, NY  11803

Gentlemen:

     We understand that Veeco Instruments Inc., a Delaware corporation ("Buyer"), Veeco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition"), Wyko Corporation, an Arizona corporation ("Seller"), and the securityholders of Seller, have entered into an Agreement and Plan of Merger, dated as of April 28, 1997 (the "Merger Agreement"), pursuant to which Acquisition will be merged with and into Seller and Seller will become a wholly-owned subsidiary of Buyer (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Buyer, we understand that each outstanding share of Class A common stock, without par value, of Seller ("Seller Common Stock"), other than shares held in the treasury of Seller, will be converted into the right to receive 10.182435 shares of common stock, $.01 par value per share, of Buyer ("Buyer Common Stock"), subject to certain adjustments (the "Consideration"). We understand that the aggregate number of shares of Buyer Common Stock to be issued to Seller's stockholders will represent a total of 2,863,810 shares and that, pursuant to the Merger Agreement, holders of currently outstanding options to acquire shares of common stock of Seller will receive options to acquire 136,190 shares of Buyer Common Stock. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

          You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Merger is fair to the stockholders of Buyer from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Buyer with respect to alternatives to the Merger or Buyer's underlying decision to proceed with or effect the Merger.

          In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for recent years to December 31, 1996 and the consolidated statements of income for interim periods to March 31, 1997 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed the proxy statement of Buyer relating to the Merger (the "Proxy Statement"), as filed in preliminary form with the Securities and Exchange Commission on April 29, 1997; (iv) reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Common Stock; (v) compared Seller from a financial point of view with certain other companies in the semiconductor and hard disk drive capital equipment

Board of Directors
Veeco Instruments Inc.
June 4, 1997
Page 2

industry which we deemed to be relevant; (vi) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the semiconductor and hard disk drive capital equipment industry which we deemed to be comparable, in whole or in part, to the Merger; (vii) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller, and reviewed and discussed with representatives of the management of Buyer financial forecasts of Buyer prepared by us on the basis of assumptions provided by and with the assistance of such representatives;
(viii) made inquiries regarding and discussed the Proxy Statement, the Merger and the Merger Agreement and other matters related thereto with Buyer's counsel; and (ix) performed such other analyses and examinations as we have deemed appropriate.

          In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by its management and the financial forecasts for Buyer prepared on the basis of assumptions provided by and with the assistance of its management, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. With respect to the forecasts for Buyer, we have, with your permission and for purposes of our analyses, prepared forecasts based upon our analyst's estimates of the future financial performance of Buyer, as adjusted, on the basis of assumptions provided by and with the assistance of management of Buyer, to reflect the April 1997 acquisition by Buyer of certain assets of Materials Research Corporation. We have discussed the adjusted forecasts for Buyer with management of Buyer and they have acknowledged our use of such adjusted forecasts in arriving at our opinion. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Buyer as to all legal and financial reporting matters with respect to Buyer, the Proxy Statement, the Merger and the Merger Agreement, including the legal status and financial reporting of litigation involving Seller. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

          We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Buyer or Seller of any of the conditions to their respective obligations thereunder.

          We have been engaged to render this opinion to you and will receive a fee for rendering this opinion, none of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

          Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Merger is fair to the stockholders of Buyer from a financial point of view, as of the date hereof.

          This opinion is directed to the Board of Directors of Buyer in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the Buyer and does not address the relative merits of the Merger and any alternatives to the Merger, Buyer's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in the Proxy Statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                              Very truly yours,

                              /s/ MONTGOMERY SECURITIES

                              MONTGOMERY SECURITIES

                                                                      APPENDIX C

                       RESOLUTION APPROVING AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

    RESOLVED, that the Corporation's Amended and Restated Certificate of Incorporation, as amended to date, is hereby further amended to increase the authorized shares of common stock, $.01 par value per share, from 9,500,000 shares to 25,000,000 shares, and, therefore, Article 4 be amended to read in its entirety as follows:

        "4. The corporation shall have authority to issue a total of 25,500,000 shares, to be divided into 25,000,000 shares of common stock with par value $.01 per share and 500,000 shares of preferred stock with par value of $.01 per share."

                                                                      APPENDIX D

                       RESOLUTION APPROVING AMENDMENT TO
                             VEECO INSTRUMENTS INC.
             AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION PLAN

    RESOLVED, that the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (as amended to date, the "Employees' Plan") is hereby further amended to increase the number of shares of common stock, $.01 par value per share, covered thereby from 1,226,787 to 1,426,787, and accordingly, Section 3 of the Employees' Plan is hereby amended and restated substantially in the following form and on the following terms:

        "3. Stock. The stock to be made the subject of any Stock Option granted under the Plan shall be shares of the common stock of the Company, par value $.01 per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Stock Options may be granted under the Plan shall not exceed, in the aggregate, 1,426,787 shares, subject to adjustment in accordance with the provisions of Section 11 hereof. To the extent consistent with
    Section 162(m) of the Code, and the regulations promulgated thereunder, any shares which were the subject of unexercised portions of any terminated or expired Stock Options may again be subject to Stock Options under the Plan."

                                 FORM OF PROXY

[FRONT OF PROXY CARD]
                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                              PLAINVIEW, NY 11803

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                 JULY 25, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Edward H. Braun and John F. Rein, Jr. or either of them, each with full power of substitution, proxies to vote at the Special Meeting of Stockholders of Veeco Instruments Inc. (the "Company") to be held on July 25, 1997 at 9:30 a.m. (E.S.T.) at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York, and at all adjournments or postponements thereof, all shares of common stock of the Company which the undersigned is entitled to vote as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

    The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. IF NOT OTHERWISE SPECIFIED BY THE STOCKHOLDER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE MERGER AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

                               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

[BACK OF PROXY CARD]

    /X/ Please mark your votes as this

PROPOSAL 1. Approval of Merger

           FOR                      AGAINST                    ABSTAIN
           / /                        / /                        / /

PROPOSAL 2. Approval of amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to provide for an increase in the number of authorized shares of the Company's common stock.

           FOR                      AGAINST                    ABSTAIN
           / /                        / /                        / /

PROPOSAL 3. Approval of amendment to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan, as amended.

           FOR                      AGAINST                    ABSTAIN
           / /                        / /                        / /

Transaction of such other business as may properly come before the Meeting or any adjournment thereof.

                                                                                     Please sign exactly as name appears hereon.
                                                                                     When shares are held by joint tenants, both
                                                                                     should sign. When signing as attorney,
                                                                                     executor, administrator, trustee or guardian,
                                                                                     please give full title as such. If a
                                                                                     corporation, please sign full corporate name by
                                                                                     President or other authorized officer. If a
                                                                                     partnership, please sign in partnership name by
                                                                                     authorized person.

                                                                                     Dated:
                                                                                     ------------------------------------,1997

                                                                                     -----------------------------------------------
                                                                                     Signature

                                                                                     -----------------------------------------------
                                                                                     Signature if held jointly
                                                                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                     CARD PROMPTLY USING THE ENCLOSED ENVELOPE.